Exhibit 99.1

THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PREPACKAGED JOINT PLAN OF REORGANIZATION PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE.  NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED.  AS A RESULT, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.  IMMEDIATELY FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES EXPECT TO SEEK AN ORDER OF THE BANKRUPTCY COURT APPROVING THIS DISCLOSURE STATEMENT AND THE SOLICITATION OF VOTES AND CONFIRMING THE PREPACKAGED JOINT PLAN OF REORGANIZATION DESCRIBED HEREIN.

DISCLOSURE STATEMENT

DATED FEBRUARY 6, 2006

PREPETITION SOLICITATION OF VOTES
WITH RESPECT TO THE PREPACKAGED JOINT PLAN OF REORGANIZATION

OF

CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

FROM THE HOLDERS OF CURATIVE HEALTH SERVICES, INC.’S

10-3/4% SENIOR NOTES DUE 2011

AND

THE HOLDERS OF IMPAIRED CLAIMS IN CERTAIN OTHER IMPAIRED CLASSES

THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.  YOU ARE ENCOURAGED TO READ IT IN ITS ENTIRETY BEFORE MAKING A DECISION TO ACCEPT OR REJECT THE PLAN.  NONE OF CURATIVE HEALTH SERVICES, INC. OR ITS SUBSIDIARIES HAS COMMENCED A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME, AND THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY ANY COURT OR GOVERNMENTAL AGENCY.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. NEW YORK CITY TIME, ON MARCH 13, 2006, UNLESS EXTENDED BY THE DEBTORS.  IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE.

THE VOTING RECORD DATE IS FEBRUARY 8, 2006. ONLY HOLDERS OF RECORD OF ELIGIBLE CLAIMS AS OF FEBRUARY 8, 2006 MAY VOTE ON THE PLAN. SENIOR NOTEHOLDERS WHO PURCHASE SENIOR NOTES AFTER SUCH DATE, AND WHO WISH TO VOTE ON THE PLAN WITH RESPECT TO SUCH NOTES MUST RECEIVE A PROXY FROM THE SENIOR NOTEHOLDER OF RECORD AS OF FEBRUARY 8, 2006.

NEITHER THIS DISCLOSURE STATEMENT NOR THE PLAN OF REORGANIZATION DESCRIBED HEREIN HAS BEEN FILED WITH OR REVIEWED BY, AND THE NEW CURE STOCK (INCLUDING THE NEW RESTRICTED STOCK) AND NEW OPTIONS (EACH AS DEFINED BELOW, AND COLLECTIVELY, THE “NEW SECURITIES”) TO BE ISSUED ON OR AFTER THE EFFECTIVE DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY OTHER AGENCY OR SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE PLAN HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.  PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF ANY OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY ARE PREPARED.

CURATIVE HEALTH SERVICES, INC. IS REFERRED TO IN THIS DISCLOSURE STATEMENT AS “CURATIVE”. CHS SERVICES, INC., HEMOPHILIA ACCESS, INC., INFINITY INFUSION, LLC, INFINITY INFUSION II, LLC, INFINITY INFUSION CARE, LTD., CURATIVE HEALTH SERVICES OF NEW YORK, INC., OPTIMAL CARE PLUS, INC., MEDCARE, INC., CRITICAL CARE SYSTEMS, INC., CURATIVE HEALTH SERVICES CO., CURATIVE HEALTH SERVICES III CO., CURATIVE PHARMACY SERVICES, INC., EBIOCARE.COM, INC. AND APEX THERAPEUTIC CARE, INC. ARE REFERRED TO COLLECTIVELY, AS THE “SUBSIDIARIES” AND TOGETHER WITH CURATIVE, THE “DEBTORS” OR THE “COMPANY.”

THE DEBTORS ARE RELYING ON THE EXEMPTION FROM REGISTRATION CONTAINED IN SECTION 4(2) UNDER THE SECURITIES ACT AND THE REGULATIONS PROMULGATED THEREUNDER AND SIMILAR STATE LAW PROVISIONS AND SECTION 1145 OF THE BANKRUPTCY CODE, TO EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES LAWS ANY OFFER OF THE NEW SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THIS SOLICITATION.

IN ANY STATE OR OTHER JURISDICTION (DOMESTIC OR FOREIGN) IN WHICH ANY SECURITIES THAT MAY BE DEEMED TO BE OFFERED HEREBY ARE REQUIRED TO BE QUALIFIED FOR OFFERING IN SUCH JURISDICTION, NO OFFER IS HEREBY BEING MADE TO, AND THE RECEIPT OF BALLOTS WILL NOT BE ACCEPTED FROM, RESIDENTS OF SUCH JURISDICTION UNLESS AND UNTIL SUCH REQUIREMENTS, IN THE SOLE AND FINAL DETERMINATION OF THE DEBTORS, HAVE BEEN FULLY SATISFIED. UNTIL SUCH TIME, ANY BALLOT SUBMITTED WITH RESPECT TO ANY SUCH CREDITOR WILL BE DEEMED NULL AND VOID AND WILL NOT CONSTITUTE A REJECTION OR ACCEPTANCE FOR PURPOSES OF DETERMINING WHETHER REQUISITE VOTES FOR ACCEPTANCE OF THE PLAN HAVE BEEN RECEIVED.  THE DEBTORS RESERVE THE RIGHT NOT TO ACCEPT BALLOTS FROM ANY CREDITOR, IF SUCH ACCEPTANCE COULD, IN THE DEBTORS’ SOLE DETERMINATION, AFFECT THE AVAILABILITY OF A PRIVATE PLACEMENT EXEMPTION UNDER, OR RESULT IN A VIOLATION OF, APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

IN CONNECTION HEREWITH, THE DEBTORS HAVE CONDUCTED A RIGHTS OFFERING TO THE RIGHTS HOLDERS (AS DEFINED BELOW), AS DESCRIBED IN THE PLAN AND THE SUBSCRIPTION AGREEMENTS (AS DEFINED BELOW).  THE ISSUANCE OF NEW CURE STOCK ON THE EFFECTIVE DATE IN CONNECTION WITH THE RIGHTS OFFERING WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, FOR AN OFFER AND SALE OF SECURITIES WHICH DOES NOT INVOLVE A PUBLIC OFFERING.  THE ISSUANCE OF THE NEW CURE STOCK IN CONNECTION WITH THE RIGHTS OFFERING WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS AND THEREFORE RIGHTS HOLDERS MAY NOT OFFER OR SELL SHARES OF NEW CURE STOCK RECEIVED IN THE RIGHTS OFFERING EXCEPT UNDER AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  PURSUANT TO THE RIGHTS OFFERING, THE RIGHTS HOLDERS WILL BE ENTITLED TO PURCHASE NEW CURE STOCK IN A PRIVATE TRANSACTION IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  RIGHTS HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  SEE SECTION VI.F — “SUMMARY OF THE PLAN — RIGHTS OFFERING.”

THE RIGHTS HOLDERS (I) DO NOT HOLD MORE THAN 5.0% OF THE OUTSTANDING OLD COMMON STOCK (AS DEFINED BELOW) AND (II) ARE “ACCREDITED INVESTORS” AS THAT TERM IS DEFINED IN RULE 501(A) PROMULGATED UNDER THE SECURITIES ACT.

BECAUSE NO BANKRUPTCY CASE HAS BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY ANY BANKRUPTCY COURT WITH RESPECT TO WHETHER IT CONTAINS ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. NONETHELESS, IF CHAPTER 11 CASES ARE SUBSEQUENTLY COMMENCED, THE DEBTORS EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT APPROVING THIS DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE AND DETERMINING THAT THE SOLICITATION OF VOTES ON THE PLAN BY MEANS OF THIS DISCLOSURE STATEMENT WAS IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE.

THE BOARDS OF DIRECTORS OF THE DEBTORS HAVE APPROVED THE PLAN AND RECOMMEND THAT THE HOLDERS OF ELIGIBLE CLAIMS VOTE TO ACCEPT THE PLAN IN ACCORDANCE WITH THE VOTING INSTRUCTIONS SET FORTH IN SECTION III — “VOTING INSTRUCTIONS AND PROCEDURES” AND IN THE BALLOTS.  TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE. HOLDERS OF ELIGIBLE CLAIMS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS EXHIBIT A.

BECAUSE ACCEPTANCE OF THE PLAN WILL CONSTITUTE ACCEPTANCE OF ALL THE PROVISIONS THEREOF, HOLDERS OF ELIGIBLE CLAIMS ARE URGED TO CONSIDER CAREFULLY THE INFORMATION REGARDING THE TREATMENT OF THEIR CLAIMS CONTAINED IN THIS DISCLOSURE STATEMENT.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE SECTION VI.L — “SUMMARY OF THE PLAN — CONDITIONS

PRECEDENT; WAIVER.”  THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED.

THE DEBTORS PRESENTLY INTEND TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE EFFECTIVE DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE ACTUALLY WILL OCCUR.

* * * * *

NO PERSON IS AUTHORIZED BY ANY OF THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION REGARDING THIS DISCLOSURE STATEMENT OR THE PLAN OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT AND THE EXHIBITS AND/OR SCHEDULES ATTACHED HERETO OR INCORPORATED BY REFERENCE OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANY OF THE DEBTORS.

THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF (UNLESS ANOTHER TIME IS SPECIFIED HEREIN) OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF.

* * * * *

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESS AND OPERATIONS OF THE DEBTORS AND THE HISTORICAL FINANCIAL INFORMATION REGARDING THE DEBTORS IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN BUT, AS TO CONTESTED MATTERS AND ADVERSARY PROCEEDINGS, IS NOT TO BE CONSTRUED AS AN ADMISSION OR A STIPULATION BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR TO REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED A REPRESENTATION OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  ALL HOLDERS OF CLAIMS SHOULD CAREFULLY READ AND CONSIDER THIS DISCLOSURE STATEMENT (AND DOCUMENTS INCORPORATED BY REFERENCE IN THIS DISCLOSURE STATEMENT AS DESCRIBED UNDER THE CAPTION “INCORPORATION OF DOCUMENTS BY REFERENCE”) AND THE PLAN IN THEIR ENTIRETY, IN PARTICULAR, THE DISCUSSION IN SECTION XII — “CERTAIN FACTORS TO BE CONSIDERED” OF CERTAIN RISKS AND OTHER

FACTORS THAT HOLDERS OF CLAIMS SHOULD CONSIDER BEFORE MAKING A DECISION WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, ANTICIPATED EVENTS IN THE DEBTORS’ CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT AND STATUTORY PROVISION SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL PROJECTIONS AND OTHER FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF ELIGIBLE CLAIMS MUST RELY ON THEIR OWN EXAMINATION OF THE DEBTORS AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE CONTENTS OF THIS DISCLOSURE STATEMENT SHOULD NOT BE CONSTRUED AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH SUCH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE DEBTORS.

v

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Disclosure Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21C of the Securities Exchange Act of 1934 (the “Exchange Act”), including statements concerning possible or assumed future results of operations of the Debtors and those preceded by, followed by, or that include the word may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of such terms and other comparable terminology.  These statements are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements.  You should understand that the factors described below, in addition to those discussed elsewhere in this Disclosure Statement (including but not limited to factors described in Section XII — “Certain Factors To Be Considered”) could materially affect the Company’s future results and could cause those results to differ materially from those expressed in such forward-looking statements.  These factors include:

•                                       material adverse changes in economic conditions in the markets the Company serves;

•                                       uncertainties with respect to the bankruptcy process and Plan confirmation;

•                                       increases in labor costs;

•                                       potential difficulties in attracting and retaining quality management and key personnel to execute the Company’s current business strategy;

•                                       failure to obtain new customers or retain existing customers;

•                                       issues related to the Company’s financial situation and liquidity needs;

•                                       inability to carry out strategies;

•                                       changes in reimbursement policies and other legislative or regulatory initiatives aimed at reducing costs associated with the Medicaid and Medicare programs;

•                                       integration risks in connection with the Company’s multiple acquisitions;

•                                       relationships with a limited number of biopharmaceutical and pharmaceutical suppliers;

•                                       relationships with the Company’s key community based representatives;

•                                       relationships with the Company’s payors;

•                                       relationships with the Company’s shippers;

•                                       the competitive nature of the Company’s business;

•                                       changes in the extensive government regulations to which the Company is subject;

•                                       the Company’s substantial indebtedness;

•                                       the Company’s ability to generate sufficient cash;

•                                       the ultimate resolution of litigation and indemnification claims against the Company; and

•                                       other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and SEC filings.

Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are provided in this Disclosure Statement pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and, to the extent applicable, section 1125(e) of the Bankruptcy Code and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

ANY FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING ANALYSES CONTAINED HEREIN WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS.  THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

INCORPORATION OF DOCUMENTS BY REFERENCE

Certain information that the Company has filed with the SEC is “incorporated by reference” herein, which means that the Debtors are disclosing important information to you by referring you to the documents in which the information appears. The information incorporated by reference is an important part of this Disclosure Statement, and information that the Debtors may file later with the SEC will automatically update and supersede the information in this Disclosure Statement.

The following documents previously filed with the SEC are incorporated in this Disclosure Statement by reference:

(1)          the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004 and filed on March 16, 2005;

(2)          the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and filed on May 10, 2005, August 9, 2005 and November 14, 2005, respectively; and

(3)          the Company’s current reports on Form 8-K filed on March 1, 2005, March 25, 2005, April 26, 2005, May 5, 2005, June 3, 2005, June 6, 2005, June 29, 2005, July 13, 2005, July 27, 2005, August 9, 2005, August 29, 2005, September 23, 2005, and September 28, 2005, October 31, 2005, November 7, 2005, November 15, 2005, November 23, 2005, December 5, 2005 (two filings), December 16, 2005 and January 4, 2006.

The Company has filed each of these documents with the SEC.  Holders of Claims may read and copy any of these reports, statements or other information at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices.  Holders of Claims can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  The Company’s SEC filings are also available to the public at the SEC’s internet site at http://www.sec.gov. Holders of Claims should rely only on the information incorporated by reference or provided in this Disclosure Statement.  The Debtors have not authorized anyone else to provide you with different information.

I

VI.	SUMMARY OF THE PLAN		34

A.	Introduction		34
B.	Treatment of Unclassified Claims		35
	1.	Administrative Claims	35
	2.	Professional Compensation and Reimbursement Claims.	35
	3.	DIP Claims.	36
	4.		36
C.	Treatment of Classified Claims and Equity Interests		36
	1.	Class 1 – Curative Other Priority Claims	36
	2.	Class 2 – Secured Bank Claims	37
	3.	Class 3 – Curative Other Secured Claims	37
	4.	Class 4 – Curative General Unsecured Claims	37
	5.	Class 5 – Senior Note Claims	38
	6.	Class 6 – Intercompany Claims	39
	7.	Class 7 – Equity Interests	39
	8.	Class 8 – Apex Other Priority Claims	39
	9.	Class 9 – Apex Secured Bank Claims	39
	10.	Class 10 – Apex Other Secured Claims	40
	11.	Class 11 – Apex General Unsecured Claims	40
	12.	Class 12 – Senior Note Guarantee Claims	40
	13.	Class 13 – Intercompany Claims	41
	14.	Class 14 – Equity Interests	41
	15.	Class 15 – eBioCare Other Priority Claims	42
	16.	Class 16 – eBioCare Secured Bank Claims	42
	17.	Class 17 – eBioCare Other Secured Claims	43
	18.	Class 18 – eBioCare General Unsecured Claims	43
	19.	Class 19 – Senior Note Guarantee Claims	43
	20.	Class 20 – Intercompany Claims	44
	21.	Class 21 – Equity Interests	44
D.	Allowed Claims		45
E.	Postpetition Interest		45
F.	Rights Offering		45
	1.	The Rights	45
	2.	The Election and Subscription Agreements	46
	3.	Rights Offering Proceeds	47
	G.	Means for Implementation of the Plan	48
	1.	Continued Corporate Existence	48
	2.	Restructuring Transactions	49
	3.	Cancellation of Securities	49
	4.	Surrender of Securities or Instruments	50
	5.	Exit Financing	50
	6.	New Debt	50
	7.	Rights Offering	51
	8.	New Management Incentive Plan	51
	9.	Revesting of Assets	51

II

	10.	Preservation of Rights of Action; Settlement of Litigation Claims	51
H.	Executory Contracts and Unexpired Leases		52
	1.	Assumption or Rejection of Executory Contracts and Unexpired Leases	52
	2.	Compensation and Benefit Programs	54
	3.	Retiree Benefits	54
I.	Acceptance or Rejection of the Plan		54
	1.	Voting of Claims	54
	2.	Acceptance by Impaired Classes	54
	3.	Subtraction and Addition of Classes	54
	4.	Nonconsensual Confirmation	55
	5.	Alternative Treatment	56
	6.	Severability of Plan	56
J.	Method of Distributions Under the Plan		56
	1.	Disbursing Agent	56
	2.	Delivery of Distributions	56
	3.	Distributions of Cash	56
	4.	Setoffs and Recoupment	56
	5.	Timing of Distributions	57
	6.	Hart-Scott Rodino Compliance	57
	7.	Minimum Distributions	57
	8.	Fractional Shares of New CURE Stock	57
	9.	Unclaimed Distributions	57
	10.	Distributions to Holders as of the Distribution Record Date	57
	11.	Allocation of Plan Distributions Between Principal and Interest	58
	12.	Waiver of Enforcement of Subordination	58
K.	Procedures for Resolving Disputed, Contingent, and Unliquidated Claims		58
	1.	Distributions Upon Allowance of Disputed Claims	58
	2.	Allowed Insured Claims	59
	3.	Objections to and Resolution of Claims	59
	4.	Section 510(b) Claims	59
L.	Conditions Precedent; Waiver		59
	1.	Conditions to Effective Date	59
	2.	Effect of Failure of Conditions	60
	3.	Waiver of Conditions	60
M.	Effect of Confirmation of the Plan		60
	1.	Term of Bankruptcy Injunctions or Stays	60
	2.	Binding Effect	60
	3.	Discharge of the Debtors and Injunction	61
	4.	Injunction	61
N.	Retention of Jurisdiction		61
O.	Compromises and Settlements		62
P.	Miscellaneous Provisions		63
	1.	Effectuating Documents and Further Transactions	63
	2.	Corporate Action	63
	3.	Exemption from Transfer Taxes	63
	4.	Exculpation	64

III

	5.	Releases	64
	6.	Termination of Committees	66
	7.	Post-Effective Date Fees and Expenses	67
	8.	Payment of Statutory Fees	67
	9.	Payment of Indenture Trustee Fees	67
	10.	Amendment or Modification of the Plan	67
	11.	Severability	67
	12.	Revocation or Withdrawal of Plan	68
	13.	Plan Supplement	68
	14.	Section 1125(e) of the Bankruptcy Code	68

VII.	ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES		69

A.	Commencement of the Chapter 11 Cases		69
B.	Motions to be Filed		69
	1.	Joint Administration	69
	2.	Establishment of Bar Date	69
	3.	Scheduling of Combined Disclosure Statement and Confirmation Hearing and Approval of Prepetition Solicitation Procedures and Notice of Combined Disclosure Statement and Confirmation Hearing	69
	4.	Motion to Continue Using Existing Cash Management System	70
	5.	Payment of Certain Prepetition Claims	70
	6.	Confirmation of Administrative Expense Priority Status of Undisputed Obligations to Suppliers for the Postpetition Delivery of Goods And Services	70
	7.	Rejection of Certain Executory Contracts and Unexpired Leases	71
	8.	Payment of Prepetition Employee Wages and Benefits	71
	9.	Payment of Prepetition Workers’ Compensation	71
	10.	Maintenance of Prepetition Insurance Programs	71
	11.	Retention of Professionals	71
	12.	Sales, Use and Other Taxes	72
	13.	Utilities	72
	14.	Health Care Ombudsman	72
	15.	DIP Financing and Use of Cash Collateral	72
C.	DIP Financing		72
	1.	Structure	73
	2.	Interest Rates and Fees	73
	3.	Security and Collateral	74
	4.	Conditions and Covenants	74
	5.	Events of Default	75
	6.	Mandatory Prepayments	75
	7.	Term	75
D.	Anticipated Timetable for the Chapter 11 Cases		76

VIII.	CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS		76

A.	New Securities		76
	1.	New CURE Stock	76
	2.	Stockholders Agreement	76

IV

	3.	Registration Rights Agreement	77
	4.	New Restricted Stock and New Options	77
	5.	Distribution	77
	6.	Securities Law Matters	77

IX.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		80

A.	General		80
B.	Federal Income Tax Consequences to the Debtors		81
	1.	Cancellation of Debt Income	81
	2.	Limitations on NOL Carryforwards and Other Tax Benefits	82
	3.	Federal Alternative Minimum Tax	83
C.	U.S. Federal Income Tax Consequences to Holders of Claims		84
	1.	Holders of Class 5, Class 12 and Class 19 Claims	84
	2.	Holders of Class 4, Class 11 and Class 18 Claims	85
	3.	Treatment of New Promissory Notes	86
	4.	Fees and Expenses; Accrued But Unpaid Interest	87
	5.	Market Discount	87
D.	Information Reporting and Backup Withholding		88
E.	Importance of Obtaining Professional Tax Assistance		88

X.	FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST		88

A.	Feasibility of the Plan		88
B.	Best Interests Test		89
C.	Liquidation Analysis		90
D.	UBS Enterprise Valuation of the Reorganized Debtors		91
	1.	Methodology	93
E.	Apex Enterprise Value		96
	1.	Assumptions	97
	2.	Apex Methodology	99
F.	eBioCare Enterprise Value		99
	1.	Assumptions	100
	2.	eBioCare Methodology	101
G.	Curative Debtors Enterprise Value		102
H.	Value for the Purpose of Distributions Under the Plan		102

XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		103

A.	Commencement of “Traditional” Chapter 11 Cases		103
B.	Alternative Plan		103
C.	Liquidation Under Chapter 7 or Chapter 11		103

XII.	CERTAIN FACTORS TO BE CONSIDERED		104

A.	General		105
B.	Business and Industry Risks		105
	1.	The Reorganized Company may continue to generate losses and its indebtedness may make it difficult to obtain financing.	105
	2.	The Company is involved in litigation which may harm the value of its business.	106

V

3.	If the Company fails to comply with the terms of its settlement agreement with the government, it could be subject to additional litigation or other governmental actions which could be harmful to the Company’s business.	106
4.	The industry in which the Company operates is subject to extensive government regulation, and non-compliance by the Company, its suppliers, its customers or its referral sources could harm the business.	107
5.	A substantial percentage of the Company’s revenue is attributable to the Medicaid and Medicare programs and has been significantly adversely impacted by recent changes in Medi-Cal reimbursement policies and will continue to be subject to changes in reimbursement policies and other legislative or regulatory initiatives aimed at reducing costs associated with various government programs.	107
6.	The Company’s growth strategy includes the expansion of its branch pharmacy network by the opening of new branch pharmacy locations.	108
7.	The Company has experienced rapid growth by acquisitions. If the Company is unable to manage its growth effectively or purchase or integrate new companies, its business could be harmed.	108
8.	The Company operates in a rapidly changing, consolidating and competitive environment. If the Company is unable to adapt quickly to these changes, its business and results of operations could be seriously harmed.	109
9.	The Company may need additional capital to finance its growth and capital requirements, which could prevent it from fully pursuing its growth strategy.	109
10.	The Company is highly dependent on its relationships with a limited number of biopharmaceutical and pharmaceutical suppliers, and the loss of any of these relationships could significantly affect its ability to sustain or grow its revenues.	109
11.	Some biopharmaceutical suppliers in the specialty pharmacy industry have chosen to limit the number of distributors of their products. If the Company is not selected as a preferred distributor of one or more of its core products, the Company’s business nd results of operations could be seriously harmed.	110
12.	If the Company fails to cultivate new or maintain established relationships with the physician referral sources, its revenues may decline.	110
13.	If additional providers obtain access to products the Company handles at more favorable prices, its business could be harmed.	110
14.	Recent investigations into reporting of average wholesale prices could reduce the Company’s pricing and margins.	110
15.	A reduction in the demand for the Company’s products and services could result in the Company reducing the pricing and margins on certain of its products.	111
16.	The Company’s business involves risks of professional, product and hazardous substance liability, and any inability to obtain adequate insurance may adversely affect its business.	111
17.	The Company relies on key community-based representatives whose absence or loss could harm the business.	112
18.	The Company’s inability to maintain a number of important contractual relationships could adversely affect its operations.	112
19.	The Company’s business will suffer if it loses relationships with payors.	113
20.	Changes in reimbursement rates which cause reductions in the revenues of the Company’s operations have adversely affected the Company’s Wound Care Management business unit.	113
21.	The Company is subject to pricing pressures and other risks involved with third-party payors.	113

VI

	22.	There is substantial competition in the specialty pharmacy, home infusion and wound care services industries, and the Company may not be able to compete successfully.	114
	23.	If the Company is unable to effectively adapt to changes in the health care industry, its business will be harmed.	114
	24.	There are a number of state and federal laws and regulations that apply to the Company’s operations which could harm its business.	115
	25.	There is a delay between the Company’s performance of services and its reimbursement.	117
	26.	The Company relies heavily on a limited number of shipping providers, and the Company’s business could be harmed if their rates are increased or the Company’s providers are unavailable.	117
	27.	If the Company does not maintain effective and efficient information systems, its operations may be adversely affected.	118
C.	Failure to Receive Requisite Acceptances		118
D.	Failure to Confirm the Plan		118
E.	Failure to Consummate the Plan		119
F.	New CURE Stock Risks		119
G.	Claims Estimations		120
H.	Certain Tax Considerations		120
I.	Inherent Uncertainty of Financial Projections		120

XIII.	THE SOLICITATION; VOTING PROCEDURES		121

A.	Voting Deadline		121
B.	Voting Procedures		121
C.	Special Note for Holders of Senior Notes		121
	1.	Acknowledgment, Certifications and Agreements by Beneficial Holders	122
	2.	Representations by Beneficial Holders Who Make the New CURE Stock Election	123
	3.	Actions required to make New CURE Stock Election	124
	4.	Nominees	124
	5.	Securities Clearing Agencies	125
	6.	Miscellaneous	125
D.	Fiduciaries and Other Representatives		126
E.	Parties Entitled to Vote		126
F.	Agreements Upon Furnishing Ballots		127
G.	Waivers of Defects, Irregularities, etc.		127
H.	Withdrawal of Ballots; Revocation		127
I.	Further Information; Additional Copies		128

XIV.	RECOMMENDATION AND CONCLUSION		129

EXHIBIT A	Plan of Reorganization

EXHIBIT B	List of Defined Terms

EXHIBIT C	GECC Forbearance Agreement

EXHIBIT D	Plan Support Agreement

EXHIBIT E-1	Financial Projections for the Reorganized Debtors

EXHIBIT E-2	Financial Projections — Apex

EXHIBIT E-3	Financial Projections — eBioCare

EXHIBIT F-1	Liquidation Analysis for the Curative Debtors

EXHIBIT F-2	Liquidation Analysis — Apex

EXHIBIT F-3	Liquidation Analysis — eBioCare

EXHIBIT G	Recovery Analysis

EXHIBIT H	Form of Election and Subscription Agreement

EXHIBIT I-1	Form of Curative General Unsecured Note

EXHIBIT I-2	Form of Apex General Unsecured Note

EXHIBIT I-3	Form of eBioCare General Unsecured Note

VII

I.                               INTRODUCTION AND DISCLAIMER

Curative Health Services, Inc. (“Curative”), CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., Curative Pharmacy Services, Inc., eBioCare.com, Inc. and Apex Therapeutic Care, Inc. (collectively, the “Subsidiaries” and together with Curative, the “Debtors” or the “Company”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for use in the solicitation of votes on the Prepackaged Joint Plan of Reorganization of Curative Health Care Services, Inc. and its Subsidiaries, dated February 6, 2006 (the “Plan”).  The Plan is being proposed by the Company and is anticipated to be filed with the United States Bankruptcy Court for the Southern District of New York.  A copy of the Plan is attached as Exhibit A to this Disclosure Statement.

IF THE REQUISITE ACCEPTANCES (AS DEFINED BELOW) ARE NOT RECEIVED, THE DEBTORS BELIEVE THAT THEY MAY HAVE TO FILE TRADITIONAL PETITIONS FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE WITHOUT ALSO FILING A PLAN OF REORGANIZATION.  THERE CAN BE NO ASSURANCE, HOWEVER, THAT THE DEBTORS WILL BE ABLE TO EMERGE FROM CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE IN SUCH CIRCUMSTANCES, AND THEY MIGHT BE FORCED INTO LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

CAPITALIZED TERMS THAT ARE USED AND NOT OTHERWISE DEFINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS SET FORTH IN EXHIBIT B TO THIS DISCLOSURE STATEMENT, AND ARE SUBJECT TO THE RULES OF INTERPRETATION SET FORTH THEREIN.

This Disclosure Statement describes certain aspects of the Plan, the Debtors’ operations, the Debtors’ Financial Projections and other related matters.  FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THIS DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN SHALL CONTROL.

THE DEBTORS HAVE NOT COMMENCED CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME.

II.                           OVERVIEW OF THE COMPANY AND THE PLAN

A.                                 Business Overview

This Disclosure Statement sets forth certain detailed information regarding the Company’s history, its projections for future operations, and significant events expected to occur during the Chapter 11 Cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of Confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the Confirmation process and the voting procedures that holders of Eligible Claims must follow for their votes to be counted.

The Company operates a Specialty Infusion business unit and a Wound Care Management business unit to deliver high-quality care and positive clinical outcomes for patients experiencing serious acute or chronic medical conditions.

The Company’s Specialty Infusion business unit provides high-cost, injectable or infusible biopharmaceutical and compounded pharmaceutical products to patients with chronic health conditions for which there is no known cure and to patients with critical disease states that require specialized expertise in “high touch” injectable and infusion therapies.  The Company purchases these products from suppliers, and provides direct-to-patient distribution of these products pursuant to “payor contracts” with insurance companies and other payors and retail pharmacies.  The Company focuses on and has core strengths in several therapies, including hemophilia clotting factor, anti-infective therapy, intravenous immune globulins and total parenteral nutrition.  These products are used by patients with chronic or severe conditions such as hemophilia, immune system disorders, chronic or severe infections, nutritionally compromised and other severe conditions requiring nutritional support, cancer, rheumatoid arthritis, hepatitis C and multiple sclerosis.  As of December 31, 2005, the Company had approximately 472 payor contracts and provided products or services in approximately 45 states.  As of December 31, 2005, approximately 62% of the revenue for the Company’s Specialty Infusion business was derived from private payors, 30% of revenue from Medicaid and 8% from Medicare.

The Company’s Wound Care Management business unit is a leading provider of wound care services specializing in chronic wound care management.  The Company manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services across a continuum of care for treatment of chronic wounds.  Substantially all of the revenues of the Wound Care Management business are derived from management contracts with acute care hospitals.  As of December 31, 2005, the Company’s Wound Care Center® network consisted of 109 outpatient clinics (103 operating and 6 contracted) located on or near campuses of acute care hospitals in approximately 30 states.

On December 1, 2005, the Company entered into an Asset Purchase Agreement with ProCare Pharmacy, Inc. and ProCare Pharmacy Direct, Inc. with respect to the sale by it of certain assets, properties and rights related to its injectable and oral medications business, including Synagis®.  The sale closed on December 2, 2005.  Approximately 88 employees have left, or will be leaving, the Company in connection with such sale.

As of December 31, 2005, the Company employed approximately 1,293 full-time, part-time and per diem hourly employees in 43 states and the District of Columbia.

B.                                 Existing Capital Structure

The Company’s Current Funded Debt Obligations are comprised of the amounts outstanding under each of the Existing Credit Facility and the Senior Notes issued by Curative.  Each of the Debtors is a borrower (with the exception of CHS III, which is a guarantor) under the Existing Credit Facility, which is secured by all or substantially all of the assets of the Debtors, with availability based upon the Company’s balance of eligible accounts receivable and inventory.  As of January 26, 2006, approximately $30.2 million was drawn and outstanding under the Existing Credit Facility (including $3.13 million of issued and undrawn letters of credit, but excluding the Conditional Forbearance Fees (as defined below) that the Debtors will be obligated to pay if they become due under the terms of the GECC Forbearance Agreement).  The Senior Notes are unsecured and are jointly and severally guaranteed by each of the Subsidiaries.  As of December 31, 2005, there was $185 million in aggregate principal amount of Senior Notes outstanding plus accrued interest.  Curative has publicly-traded shares of common stock, par value $0.01 per share, of which 13,043,133 shares were issued and outstanding at December 31, 2005.

C.                                 Plan Negotiations and Plan Support Agreement

Since June 2004, the Company has faced various issues that negatively affected its liquidity and the Company’s ability to service its debt obligations.  Specifically and more fully described below, the Company experienced reduced revenue generation or a decrease in EBITDA as a result of (a) California’s modification of its blood-product reimbursement methodology, (b) a modification of the federal government’s blood-product reimbursement methodology, (c) slow maturation of certain new branch locations, and (d) the resignation of certain customer sales and service representatives.  In addition, the Company discovered that two of the Subsidiaries, Apex and eBioCare, might be subject to potential indemnification liabilities of up to $39.3 million by the holders of the Pharmacy Claims relating to the DHS Audit.  The Pharmacies have notified the Debtors that they intend to seek indemnification for the DHS Audit assessments.

In June 2005, the Company began evaluating its strategic alternatives.  In connection therewith, the Company subsequently retained UBS Securities LLC (“UBS”) as its financial advisors and Linklaters as its restructuring counsel.  In September 2005, certain beneficial holders of the Senior Notes formed the Ad Hoc Committee, which represents approximately 78.8% of the outstanding Senior Notes.  In or about September 2005, the Company began discussions with the Ad Hoc Committee to discuss a de-leveraging of the Company’s balance sheet.  On November 1, 2005, the Company was required to make an interest payment under the Indenture, subject to a thirty-day grace period.  The Company elected not to make the interest payment and to take advantage of the grace period to continue its negotiations with the Ad Hoc Committee.  On November 2, 2005, GECC notified the Company that it was in default under the Existing Credit Facility for failure to make the November 1 interest payment. On November 7, 2005, the Company and GECC executed a Waiver Agreement providing that, among other things, GECC waived the default under the Existing Credit Facility.  Upon the expiration of the grace period, the Company determined not to make the November 1 interest payment.  As a result, the Company triggered defaults under each of the Indenture and the Existing Credit Facility.

On December 1, 2005, the Company and GECC entered into the GECC Forbearance Agreement, which precludes GECC from taking any action to enforce its rights and remedies under the Existing Credit Facility, subject to certain termination events.  The GECC Forbearance Agreement was necessitated by the Company’s failure to make the November 1, 2005 interest payment on the Senior Notes before the expiration of the grace period, which triggered an Event of Default under the Existing Credit Facility, and an acceleration of the amounts owed thereunder.  The GECC Forbearance Agreement was amended on December 23, 2005 and January 30, 2006.  A copy of the GECC Forbearance Agreement, as amended, is attached hereto as Exhibit C.

In addition on December 2, 2005, after more than two months of arms-length and good faith negotiations, the Company and the Ad Hoc Committee reached an agreement on a financial restructuring and entered into the Plan Support Agreement.  The Plan Support Agreement was signed by the following Senior Noteholders or their successors, representing in the aggregate approximately $146 million in principal amount, or 78.8%, of the outstanding Senior Notes:  AIG Global Investment Corp., Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RCG Carpathia Master Fund, Ltd.  The Senior Noteholders party to the Plan Support Agreement agreed to forbear from exercising remedies with respect to any of the Company’s defaults and events of defaults arising, or that may arise, under the Senior Notes, and agreed further to take all commercially reasonable actions to oppose and object to, and not to support, any person’s taking action to exercise remedies with respect to the Senior Notes.

The Plan Support Agreement, including the forbearance obligations of the parties thereto, will terminate upon the failure to satisfy certain milestones with respect to the Plan.  The Plan Support Agreement was amended on December 14, 2005 and February 3, 2006 to provide for amendments to the term sheet and the extension of the dates by which the Plan is to be effected.  A copy of the Plan Support Agreement, as amended, is attached hereto as Exhibit D.

D.                                 General Structure of the Plan

Under the Plan, the Debtors have established three groups of Classes of Claims:  (i) the Curative Debtors, (ii) Apex and (iii) eBioCare.  Creditors with Claims against any of the Debtors other than Apex and eBioCare will be able to assert their Claims against the estates of each of the Curative Debtors on a consolidated basis.  Creditors with Claims against Apex only will be able to assert their Claims against the estate of Apex.  Similarly, creditors with Claims against eBioCare only will be able to assert their Claims against the estate of eBioCare.  The holders of the Senior Note Claims and Secured Bank Claims will be able to assert their Claims against the estates of each of the Debtors in accordance with the terms of the Indenture and Subsidiary guarantees and the Existing Credit Facility, respectively.

Under the Plan, there are nine Classes of impaired Claims and three Classes of impaired Interests.  With respect to the Curative Debtors, there are three Classes of impaired Claims (Class 4, Class 5 and Class 6) and one Class of impaired Interests (Class 7); with respect to Apex, there are three Classes of impaired Claims (Class 11, Class 12 and Class 13) and one Class of impaired Interests (Class 14); and with respect to eBioCare, there are three Classes of impaired Claims (Class 18, Class 19 and Class 20) and one Class of impaired Interests (Class 21).  All other Claims (Class 1, Class 2, Class 3, Class 8, Class 9, Class 10, Class 15, Class 16 and Class 17) are unimpaired by the Plan and will be conclusively presumed to have accepted the Plan.

The Plan also contemplates the closing of the Rights Offering (as defined below) on the Effective Date.  See Section VI.F —”Summary of the Plan — Rights Offering.”  Under the Rights Offering, the Rights Holders are entitled to exercise their Rights (as defined below) to purchase shares of New CURE Stock on the terms and conditions set forth in the Election and Subscription Agreements (the “Subscription Agreements”), a form of which is attached hereto as Exhibit H.  The proceeds of the Rights Offering will be used to fund all or a portion of the Cash distributions to the Non-Electing Senior Noteholders.  The Rights Offering Proceeds also may be used to fund the Cash Consideration and the Cash distributions to the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims, if applicable.  In addition, at Curative’s sole discretion, the Rights Offering Proceeds also may be used to provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.

The Plan provides for the adoption of the New Management Incentive Plan by Curative on the Effective Date.  The New Management Incentive Plan is designed to incentivize 25 key employees to foster and promote the long-term growth and performance of the Reorganized Debtors by providing for the New Restricted Stock and New Options.  See Section V.B — “Management and Corporate Structure of the Reorganized Debtors — New Management Incentive Plan.”

As more fully described below, the Debtors have received a commitment for up to $45 million in DIP Financing (as defined below) that will be secured by all or substantially all of the Debtors’ assets and a pledge of the equity interests of each of the Subsidiaries.  The DIP Financing will be used to pay, in full, all amounts outstanding under the Existing Credit Facility as of the date on which the Debtors commence the Chapter 11 Cases (the “Petition Date”), within 3 Business Days after the Bankruptcy Court’s entry of the Interim DIP Order or as soon as is reasonably practicable thereafter.  The DIP Financing also will be used to provide the Debtors with working capital during the Chapter 11 Cases.  See Section VII.C — “Anticipated Events During the Chapter 11 Cases — DIP Financing.”

E.                                   Purpose and Effect of the Plan

The primary purpose of the Plan is to effectuate the financial restructuring described therein and in this Disclosure Statement (the “Restructuring”), to bring the Debtors’ capital structure into alignment with the Debtors’ present and future operating prospects and to provide the Debtors with greater liquidity.  Presently, the funds expected to be generated by the Debtors will not be sufficient to meet the Debtors’ debt service requirements and satisfy their debt obligations unless the Restructuring is consummated.  The Debtors believe that the Restructuring will reduce uncertainty with respect to their future operating prospects and better position them to develop and maintain new customers.

SUBJECT TO APPLICABLE LAWS AND REGULATIONS, IT IS THE COMPANY’S INTENTION TO DEREGISTER ITS EXISTING SECURITIES UNDER THE EXCHANGE ACT, AND BECOME A PRIVATE COMPANY EITHER PRIOR TO OR UPON ITS EMERGENCE FROM CHAPTER 11.

The Restructuring will eliminate the $185 million plus accrued interest of not less than $16.407 million owed to the Senior Noteholders.  In full satisfaction of their Senior Note Claims, the holders of Senior Note Claims will receive Cash in accordance with the Senior Noteholder Recovery (as defined below).  However, any holder of a Senior Note Claim that beneficially owns Senior Notes in an aggregate principal amount equal to or greater than $1 million, as of February 8, 2006 (the “Voting Record Date”), and that (i) is an Accredited Investor or a Qualified Institutional Buyer and (ii) complies in all material respects with the Ballots (and accompanying instructions) submitted in respect of its Senior Note Claim, may elect to receive its Pro Rata Share of New CURE Stock and Cash Consideration under the Plan (each such holder, an “Electing Senior Noteholder”).  The value, as of the Effective Date, of the New CURE Stock and Cash Consideration distributed to Electing Senior Noteholders will not exceed the Senior Noteholder Recovery.

Electing Senior Noteholders will receive, in full satisfaction of their Senior Note Claims, their Pro Rata Share of (a) at least 78.8% of New CURE Stock, subject to dilution by the issuance of New CURE Stock as (i) New Restricted Stock, (ii) upon the exercise of New Options issued under the New Management Incentive Plan, and (iii) in connection with the McConnell Investment, and (b) the Cash Consideration.  The existing common stock of each of the Debtors will be cancelled on the Effective Date.  The Rights Holders (each of whom also will be an Electing Senor Noteholder) will receive the remaining New CURE Stock (up to a maximum of 21.2%) after exercising their Rights under the Subscription Agreements, subject to dilution from the issuance of New CURE Stock as (a) New Restricted Stock, (b) upon the exercise of New Options issued under the New Management Incentive Plan, and (c) in connection with the McConnell Investment.   As a result of dilution of the New CURE Stock on the Effective Date from the issuance of New Restricted Stock and the New CURE Stock in connection with the McConnell Investment, Electing Senior Noteholders and Rights Holders will hold 76.3% and 20.5%, respectively, of the shares of New CURE Stock outstanding on the Effective Date.  The New CURE Stock issued to the Electing Senior Noteholders and Rights Holders will be subject to further dilution upon the exercise of the New Options.

Each member of the Ad Hoc Committee (collectively representing approximately 78.8% of the aggregate principal amount of the Senior Notes outstanding) has committed to be an Electing Senior Noteholder under the Plan.  In addition, each of Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd. has executed a Subscription Agreement, pursuant to which each has agreed under the Subscription Agreements to, inter alia, subscribe to purchase a portion of the New CURE Stock in connection with the Rights Offering.  A form of the Subscription Agreements is attached hereto as Exhibit H.  See Section VI.F.2 — “Summary of the Plan — Rights Offering — The Election and Subscription Agreements.”

The Cash Consideration to be provided to the Senior Noteholders will be paid as described above from the proceeds of the New Debt, the Rights Offering and/or the Exit Financing which will be obtained by the Company prior to the Effective Date.  The New Debt will be structured (at the option of the Ad Hoc Committee) in the form of second Lien notes or as part of the Exit Financing.

Each holder of a Senior Note Claim who is not an Electing Senior Noteholder (each such holder, a “Non-Electing Senior Noteholder”) will receive Cash to be distributed from the proceeds from the Rights Offering, the Exit Financing and/or the New Debt, in an amount equal to 54.9% of its respective Allowed Claim, or such other percentage established by the Bankruptcy Court (the “Senior Noteholder Recovery”).

Other than the Senior Note Claims described above, the Company does not anticipate that there will be any other prepetition general unsecured claims against the Company other than the following 51 impaired Claims entitled to vote whether to accept or reject the Plan(1): (a) the Apex Note Claims, (b) the Curative Litigation Claims, (c) the Apex Litigation Claims (including certain of the Pharmacy Claims), (d) the eBioCare Litigation Claims (including certain of the Pharmacy Claims), (e) the Curative Rejection Claims, (f) the Apex Rejection Claims, and (g) the eBioCare Rejection Claims.  These Claims are impaired under the Plan as follows:

•                  Apex Note Claims.  The Apex Note Claims are classified as Class 4 Curative General Unsecured Claims.  Notwithstanding the classification of the Apex Note Claims under the Plan, the Debtors may commence an adversary proceeding in the Bankruptcy Court to subordinate the Apex Note Claims, on the basis of fraud relating to seller misrepresentations in the Stock Purchase Agreement that gave rise to the indebtedness underlying the Apex Note Claims.(2) If the Debtors are successful in subordinating the Apex Note Claims, the holders of the Apex Note Claims will not receive any recovery under the Plan.  If the Debtors are not successful or if the Debtors, after consultation with the Ad Hoc Committee, determine not to subordinate the Apex Note Claims, the holders of the Apex Note Claims will receive distributions under Class 4 of the Plan.  The final resolution of the treatment of the Apex Note Claims under the Plan is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only one (1) Apex Note Claim.

(1)                               The Debtors anticipate that there will be at least two (2) additional general unsecured claims against the Curative Debtors, in an aggregate amount of approximately $130,000.

(2)                               Curative has filed a complaint in the United States District Court for the Central District of California against former stockholders of Apex alleging that, among other things, such former stockholders committed fraud under Rule 10b-5 of the Securities Exchange Act of 1934 and the laws of the State of California by making material misrepresentations in connection with their sale of Apex common stock to Curative in January 2002.  Curative’s complaint alleges that, in connection with such sale, the former Apex stockholders specifically represented that neither Apex nor those providing professional services in connection with Apex’s business had engaged in illegal activity or made false statements in any application for a healthcare benefit or payment (e.g., a reimbursement under state-funded health programs).  Curative’s complaint alleges that this and other representations made by the former Apex stockholders were false, and seeks to recover damages in an amount equal to $60 million and a release of any and all obligations to make further payments to the former Apex stockholders in connection with such sale.  The Debtors can not be certain of any recovery on these Claims at this time.

•                  Curative Litigation Claims.  The Curative Litigation Claims are classified as Class 4 Curative General Unsecured Claims and will receive distributions under Class 4.  The final resolution of the Curative Litigation Claims under the Plan is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only eleven (11) Curative Litigation Claims.

•                  Apex Litigation Claims.  The Apex Litigation Claims are classified as Class 11 Apex General Unsecured Claims.  The Debtors may commence adversary proceedings in the Bankruptcy Court to subordinate the Claims of (a) American Surgical Pharmacy, Inc. (the “ASP Claims”) on the basis of the facts underlying the Debtors’ pending lawsuit against American Surgical Pharmacy, Inc.,(3) and (b) the Claims of Park Compounding Pharmacy, Inc. (the “Park Claims”) on the basis of facts underlying a lawsuit which was ultimately settled by Apex and Park Compounding Pharmacy, Inc.(4)  If the Debtors are successful in subordinating the ASP Claims and the Park Claims, the holders of the ASP Claims and the Park Claims will not receive any recovery under the Plan.  If the Debtors are not successful or if the Debtors, after consultation with the Ad Hoc Committee, determine not to subordinate the ASP Claims or the Park Claims, respectively, the holders of such claims will receive distributions under Class 11 of the Plan.  The final resolution of the treatment of the Apex Litigation Claims under the Plan is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only eight (8) Apex Litigation Claims.

•                  eBioCare Litigation Claims.  The eBioCare Litigation Claims are classified as Class 18 eBioCare General Unsecured Claims.  The final resolution of the treatment of the eBioCare Litigation Claims under the Plan is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only four (4) eBioCare Litigation Claims.

•                  Curative Rejection Claims.  The Curative Rejection Claims are classified as Class 4 Claims and will receive distributions under Class 4.  The final resolution of the treatment of the Curative Rejection Claims is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only seventeen (17) Curative Rejection Claims (plus one (1) Curative General Unsecured Claim related to the rejection of a sublease).

•                  Apex Rejection Claims.  The Apex Rejection Claims are classified as Class 11 Claims and will receive distributions under Class 11.  The final resolution of the treatment of the Apex Rejection Claims is not a condition to the occurrence of the Effective Date.  It is anticipated

(3)                               Curative and Apex have commenced litigation in the Superior Court of the State of California against American Surgical Pharmacy, Inc.,  Acme Healthcare LLC, and certain affiliated individual defendants (collectively the “ASP Defendants”) for breach of contract, breach of fiduciary duty, misappropriation of trade secrets, tortious interference with prospective economic advantage, common law unfair competition, and statutory unfair competition.  Curative and Apex seek injunctive relief and compensatory damages for, among other things, the ASP Defendants’ breach of a settlement agreement that prohibits the ASP Defendants from soliciting Curative’s employees and patients.  Any recovery in favor of the Company has not been determined at this time.

(4)                               Apex commenced litigation on or about January 21, 2005 in the Superior Court of the State of California against Park Compounding Pharmacy, Inc., and certain affiliated entities and individual defendants (collectively the “Park Defendants”) for breach of contract, specific performance of contract, breach of fiduciary duty, misappropriation of trade secrets, tortious interference with prospective economic advantage, common law unfair competition, statutory unfair competition, declaratory relief and injunctive relief.  Certain individual defendants who were employees of Apex subsequently filed complaints seeking declaratory judgments that their noncompete agreements with Apex and Curative were unenforceable under state law.  All parties to the litigation entered into a settlement agreement on August 8, 2005.

that there are only three (3) Apex Rejection Claims (plus one (1) Apex General Unsecured Claim related to the rejection of a sublease).

•                  eBioCare Rejection Claims.  The eBioCare Rejection Claims are classified as Class 18 Claims and will receive distributions under Class 18.  The final resolution of the treatment of the eBioCare Rejection Claims is not a condition to the occurrence of the Effective Date.  It is anticipated that there will be only two (2) eBioCare Rejection Claims (plus one (1) eBioCare General Unsecured Claim related to the rejection of a sublease).

As described below, unless a holder of an Allowed Curative General Unsecured Claim, Allowed Apex General Unsecured Claim or Allowed eBioCare General Unsecured Claim elects the Curative Discounted Cash Payment, Apex Discounted Cash Payment or eBioCare Discounted Cash Payment, respectively, (i) each holder of an Allowed Curative General Unsecured Claim will receive a Curative Unsecured Note (as defined below) in substantially the form attached hereto as Exhibit I-1; (ii) each holder of an Allowed Apex General Unsecured Claim will receive an Apex Unsecured Note (as defined below) in substantially the form attached hereto as Exhibit I-2; and (iii) each holder of an Allowed eBioCare General Unsecured Claim will receive an eBioCare Unsecured Note (as defined below and, together with the Curative Unsecured Note and the Apex Unsecured Note, the “New Promissory Notes”) in substantially in the form attached hereto as Exhibit I-3.

As set forth below, the Company intends to file a motion with the Bankruptcy Court to pay all undisputed prepetition amounts owing to parties (i) that are party to unexpired leases or executory contracts to be assumed by the Debtors in accordance with Section 9.1 of the Plan, (ii) that delivered goods received by the Debtors within 20 days of the Petition Date or (iii) that are certain insurance payors.  See Section VII.B.5, “Anticipated Events During the Chapter 11 Cases — Motions to be Filed — Payment of Certain Prepetition Claims.”

F.                                   Summary of Treatment of Claims and Interests Under the Plan

1.                                           Administrative Expense Claims.

As contemplated by the Bankruptcy Code, Administrative Expense Claims are not classified under the Plan.  Except to the extent a holder of an Allowed Administrative Expense Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable or equal, but different treatment, each holder of an Allowed Administrative Expense Claim (other than a Professional Compensation and Reimbursement Claim or DIP Claim) will receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date, or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any Debtor or liabilities arising under loans or advances to or other obligations incurred by any Debtor will be paid in full and performed by such Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

2.                                           Professional Compensation and Reimbursement Claims.

For a summary of the treatment proposed under the Plan for Professional Compensation and Reimbursement Claims, see Section VI.B.2 — “Summary of the Plan — Treatment of Unclassified Claims

— Professional Compensation and Reimbursement Claims”.  All of the fees paid prior to the Petition Date to UBS, as financial advisors to the Debtors, in connection with its engagement letter, dated August 24, 2005, will be authorized and approved.

3.                                           DIP Claims.

Except to the extent the holders of the DIP Claims agree to a different treatment, the holders of the Allowed DIP Claims will receive Cash in an amount equal to such Allowed DIP Claims from the proceeds of the Exit Financing, the New Debt and/or the Rights Offering on the Effective Date or as soon thereafter as is reasonably practicable.

4.                                           Priority Tax Claims.

As contemplated by the Bankruptcy Code, Priority Tax Claims are not classified under the Plan.  Except to the extent a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim will have its Claim Reinstated.

5.                                           Other Claims.

Claims, other than Administrative Expense Claims and Priority Tax Claims, against and Equity Interests in each of the Debtors are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows.  All holders of Equity Interests and Intercompany Claims in and against the Debtors are deemed to have rejected the Plan.  All holders of Claims in Classes 1, 2, 3, 8, 9, 10, 15, 16 and 17 are “unimpaired” by the Plan because their Claims remain unaltered by the Plan.

(a)	Curative Debtors	Status

Class 1:	Curative Other Priority Claims	Unimpaired

Class 2:	Secured Bank Claims	Unimpaired

Class 3:	Curative Other Secured Claims	Unimpaired

Class 4:	Curative General Unsecured Claims	Impaired

Class 5:	Senior Note Claims	Impaired

Class 6	Intercompany Claims	Impaired

Class 7:	Equity Interests	Impaired

(b)	Apex	Status

Class 8:	Apex Other Priority Claims	Unimpaired

Class 9:	Secured Bank Claims	Unimpaired

Class 10	Apex Other Secured Claims	Unimpaired

Class 11:	Apex General Unsecured Claims	Impaired

Class 12:	Senior Note Guarantee Claims	Impaired

Class 13	Intercompany Claims	Impaired

Class 14:	Equity Interests	Impaired

(c)	eBioCare	Status

Class 15	eBioCare Other Priority Claims	Unimpaired

Class 16	Secured Bank Claims	Unimpaired

Class 17	eBioCare Other Secured Claims	Unimpaired

Class 18	eBioCare General Unsecured Claims	Impaired

Class 19	Senior Note Guarantee Claims	Impaired

Class 20	Intercompany Claims	Impaired

Class 21	Equity Interests	Impaired

6.                                           Classification of Claims

The table below summarizes the classification and treatment of Claims and Interests under the Plan.  Estimated percentage recoveries are also set forth below and have been calculated based upon various assumptions, including the valuation of the Reorganized Debtors, the Reorganized Curative Debtors, Reorganized Apex and Reorganized eBioCare and the value of the distributions to be issued under the Plan, as described in “— UBS Enterprise Valuation of the Reorganized Debtors” and “— Apex Enterprise Value” and “— eBioCare Enterprise Value” in, respectively, Sections X.D, X.E and X.F below.  The estimated amounts and the estimated percentage recoveries set forth below are estimates only and are based on a Petition Date of February 28, 2006.(5)

CURATIVE DEBTORS CLAIMS AND EQUITY INTERESTS

Class Description	Treatment Under the Plan

Class 1 Curative Other Priority Claims Estimated Amount: $ 0(6)

Class 1 is unimpaired by the Plan. Each holder of an Allowed Curative Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of such Claim has been paid prior to the Effective Date or such holder and the applicable Debtor agree to a different treatment, on the Effective Date each holder of an Allowed Curative Other Priority Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

(5)          The Petition Date will occur after February 28, 2006.

(6)          Assumes that Curative Other Priority Claims will be paid in connection with the Chapter 11 Cases.

Class 2 Secured Bank Claims Estimated Amount: Approximately $ 35,000,000 in principal and accrued interest

Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim will receive Cash in an amount equal to such Allowed Secured Bank Claim from the proceeds of the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

Estimated Percentage Recovery: 100%

Class 3 Curative Other Secured Claims Estimated Amount: $ 84,154

Class 3 is unimpaired by the Plan. Each holder of an Allowed Curative Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of an Allowed Curative Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Curative Other Secured Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

Class 4 Curative General Unsecured Claims Estimated Amount: $ 3,886,937

Class 4 is impaired by the Plan. Each holder of an Allowed Curative General Unsecured Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed Curative General Unsecured Claim will receive (i) a Curative Unsecured Note on the later of (1) 30 days after the respective Curative General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of a Curative General Unsecured Claim, the Curative Discounted Cash Payment on the later of (1) 30 days after the respective Curative General Unsecured Claim is Allowed, or (2) the Effective Date.

Estimated Percentage Recovery: 56.0%

Class 5 Senior Note Claims Estimated Amount: $ 185,000,000 in principal plus approximately $ 16,407,188 in accrued interest

Class 5 is impaired by the Plan. Each holder of a Senior Note Claim is entitled to vote to accept or reject the Plan. The Senior Note Claims will be Allowed in an amount of not less than $201,407,188. Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim. The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

New CURE Stock Election. Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim. Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

Single Distribution. The holders of Allowed Senior Note Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

Estimated Percentage Recovery: 54.9%

Class 6 Intercompany Claims

Class 6 is impaired by the Plan. Each holder of an Intercompany Claim against and among the Curative Debtors is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan. On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors.(7)

Estimated Percentage Recovery: 0%

Class 7 Equity Interests

Class 7 is impaired by the Plan. The holders of Equity Interests in the Curative Debtors are conclusively deemed to have rejected the Plan, and are not entitled to vote to accept or reject the Plan. The holders of Equity Interests in the Curative Debtors will not receive any distributions on account of such Equity Interests. On the Effective Date, all Class 7 Equity Interests will be extinguished.

Estimated Percentage Recovery: 0%

APEX CLAIMS AND EQUITY INTERESTS

Class Description	Treatment Under the Plan

Class 8 Apex Other Priority Claims Estimated Amount: $ 0(8)

Class 8 is unimpaired by the Plan. Each holder of an Allowed Apex Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of such Claim has been paid prior to the Effective Date or such holder and Apex agree to a different treatment, on the Effective Date each holder of an Allowed Apex Other Priority Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

Class 9 Apex Secured Bank Claims Estimated Amount: Approximately $ 35,000,000 in principal and accrued interest (see Class 3 Secured Bank Claims above)

Class 9 is unimpaired by the Plan. Each holder of an Allowed Class 9 Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Class 9 Claim will receive Cash in an amount equal to such Allowed Class 9 Claim from the proceeds of the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

Estimated Percentage Recovery: 100%

Class 10 Apex Other Secured Claims Estimated Amount: $ 46,310

Class 10 is unimpaired by the Plan. Each holder of an Allowed Apex Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of an Allowed Apex Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Apex Other Secured Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

(7)                               The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

(8)                               Assumes that Apex Other Priority Claims will be paid in connection with the Chapter 11 Cases.

Class 11 Apex General Unsecured Claims Estimated Amount: $ 39,630,566(9)

Class 11 is impaired by the Plan. Each holder of an Allowed Apex General Unsecured Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed Apex General Unsecured Claim will receive (i) an Apex Unsecured Note on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an Apex General Unsecured Claim, the Apex Discounted Cash Payment on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date.

Estimated Percentage Recovery: 5.2%

Class 12 Senior Note Guarantee Claims Estimated Amount: $ 185,000,000 in principal plus approximately $ 16,407,188 in accrued interest (see Class 5 Senior Note Claims above)

Class 12 is impaired by the Plan. Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan. The Senior Note Claims will be Allowed in an amount of not less than $201,407,188. Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Guarantee Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim. The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

New CURE Stock Election. Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim. Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

Single Distribution. The holders of Allowed Senior Note Guarantee Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

Estimated Percentage Recovery: 54.9%

(9)                               This amount assumes the Pharmacy Claims are Allowed in full.

Class 13 Intercompany Claims

Class 13 is impaired by the Plan. Each holder of an Intercompany Claim against Apex is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan. On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors. (10)

Estimated Percentage Recovery: 0%

Class 14 Equity Interests

Class 14 is impaired by the Plan. The holder of the Equity Interests in Apex is conclusively presumed to have rejected the Plan, and is not entitled to vote to accept or reject the Plan. The holder of the Equity Interests in Apex will not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in Apex will be extinguished.

Estimated Percentage Recovery: 0%

EBIOCARE CLAIMS AND EQUITY INTERESTS

Class Description	Treatment Under the Plan

Class 15 eBioCare Other Priority Claims Estimated Amount: $ 0(11)

Class 15 is unimpaired by the Plan. Each holder of an Allowed Class 15 Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of such Claim has been paid prior to the Effective Date or such holder and eBioCare agree to a different treatment, on the Effective Date each holder of an Allowed eBioCare Other Priority Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

Class 16 eBioCare Secured Bank Claims Estimated Amount: Approximately $ 35,000,000 in principal and accrued interest (see Class 3 Secured Bank Claims above)

Class 16 is unimpaired by the Plan. Each holder of an Allowed Class 9 Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Class 16 Claim will receive Cash in an amount equal to such Allowed Class 16 Claim from the proceeds of the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

Estimated Percentage Recovery: 100%

Class 17 eBioCare Other Secured Claims Estimated Amount: $ 20,055

Class 17 is unimpaired by the Plan. Each holder of an Allowed eBioCare Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Unless the holder of an Allowed eBioCare Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed eBioCare Other Secured Claim will have its Claim Reinstated.

Estimated Percentage Recovery: 100%

(10)                         The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

(11)                         Assumes that eBioCare Other Priority Claims will be paid in connection with the Chapter 11 Cases.

Class 18 eBioCare General Unsecured Claims Estimated Amount: $ 1,353,704(12)

Class 18 is impaired by the Plan. Each holder of an Allowed eBioCare General Unsecured Claim is entitled to vote to accept or reject the Plan. Each holder of an Allowed eBioCare General Unsecured Claim will receive (i) an eBioCare Unsecured Note on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an eBioCare General Unsecured Claim, the eBioCare Discounted Cash Payment on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date.

Estimated Percentage Recovery: 5.9%

Class 19 Senior Note Guarantee Claims Estimated Amount: $ 185,000,000 in principal plus approximately $ 16,407,188 in accrued interest (see Class 5 Senior Note Claims above)

Class 19 is impaired by the Plan. Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan. The Senior Note Claims will be Allowed in an amount of not less than $201,407,188. Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Guarantee Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim. The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

New CURE Stock Election. Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim. Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

Single Distribution. The holders of Allowed Senior Note Guarantee Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

Estimated Percentage Recovery: 54.9%

(12)                         This amount assumes that certain of the Pharmacy Claims are Allowed against eBioCare.

Class 20 Intercompany Claims

Class 20 is impaired by the Plan. Each holder of an Intercompany Claim against eBioCare is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan. On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors. (13)

Estimated Percentage Recovery: 0%

Class 21 Equity Interests

Class 21 is impaired by the Plan. The holder of the Equity Interests in eBioCare is conclusively deemed to have rejected the Plan, and is not entitled to vote to accept or reject the Plan. The holder of the Equity Interests in eBioCare will not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in eBioCare will be extinguished.

Estimated Percentage Recovery: 0%

III.                       VOTING INSTRUCTIONS AND PROCEDURES

A.                                 Notice to Holders of Claims

This Disclosure Statement will be transmitted to holders of Eligible Claims.  The Debtors intend to seek approval from the Bankruptcy Court, after commencement of the Chapter 11 Cases, to deem the holders of Claims in Classes 1, 2, 3, 8, 9, 10, 15, 16 and 17 to have voted to accept the Plan and to deem the holders of Claims in Classes 6, 13 and 20 and Interests in Classes 7, 14 and 21 to have voted against the Plan, and to be excused from soliciting votes on the Plan from holders of any such Claims or Interests.  If that relief is granted, holders of Eligible Claims will be the only holders of Claims entitled to vote on the Plan.  The purpose of this Disclosure Statement is to provide adequate information to enable such Claim holders to make an informed decision with respect to the Plan prior to exercising their right to vote to accept or reject the Plan.

The only persons and entities entitled to vote on the Plan are the holders of (a) Senior Note Claims, classified as Class 5, 12, and 19 Claims, (b) Apex General Unsecured Claims (including the holders of certain of the Pharmacy Claims), classified as Class 11 Claims, (c) Curative General Unsecured Claims, classified as Class 4 Claims and (d) eBioCare General Unsecured Claims (including the holders of certain of the Pharmacy Claims), classified as Class 18 Claims.  SUCH HOLDERS ARE ENCOURAGED TO READ THE PLAN AND THE ACCOMPANYING SOLICITATION MATERIALS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

All holders of Equity Interests and Intercompany Claims in and against the Debtors are deemed to have rejected the Plan.  All holders of Claims in Classes 1, 2, 3, 8, 9, 10, 15, 16 and 17 are “unimpaired” by the Plan because their Claims remain unaltered by the Plan.  All holders of Claims in Classes 4, 5, 11, 12, 18 and 19 are “impaired” by the Plan because their Claims are altered by the Plan. No materials other than the accompanying solicitation materials and any exhibits and schedules attached thereto or referenced therein have been authorized by the Debtors for use in soliciting acceptances or rejections of the Plan.

ONLY SENIOR NOTEHOLDERS OF RECORD AS OF FEBRUARY 8, 2006 MAY VOTE ON THE PLAN.  ELECTING SENIOR NOTEHOLDERS WHO PURCHASE SENIOR NOTES AFTER SUCH

(13)                         The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

DATE, AND WHO WISH TO VOTE ON THE PLAN WITH RESPECT TO SUCH NOTES MUST RECEIVE A PROXY FROM THE SENIOR NOTEHOLDER OF RECORD AS OF FEBRUARY 8, 2006.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND FINANCIAL PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except with respect to the financial projections set forth in Exhibits E-1, E-2 and E-3 to this Disclosure Statement and, except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement.  The Debtors do not intend to update the Financial Projections; thus, the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections.  Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

B.                                 Solicitation Package

In soliciting votes for the Plan pursuant to this Disclosure Statement from the holders of Eligible Claims, the Debtors also will send copies of the Plan, a copy of which is attached hereto as Exhibit A, and one or more Ballots (and return envelopes) to be used by holders of Eligible Claims in voting to accept or to reject the Plan.

C.                                 Voting Procedures and Ballots and Voting Deadline

The Solicitation Package is being furnished prior to the commencement of the Chapter 11 Cases to holders of Eligible Claims whose names (or the names of whose Nominees (as defined below)) appear as of the Voting Record Date in the records maintained by the Debtors and the security holders lists maintained by the Indenture Trustee, and by DTC as a Nominee holder of the Senior Notes.  IF SUCH ENTITIES DO NOT HOLD FOR THEIR OWN ACCOUNT, THEY SHOULD PROVIDE COPIES OF THE SOLICITATION PACKAGE TO THE BENEFICIAL OWNERS OF THE ELIGIBLE CLAIMS.

All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement or, in the case of a nominee who is the record holder of Senior Notes held in “street name” by the beneficial owner (any such record holder, a “Nominee”), the Master Ballot provided to such Nominee.  No other votes will be counted. Consistent with the provisions of Federal Rule of Bankruptcy Procedure 3018, the Debtors have fixed February 8, 2006 as the Voting Record Date for the determination of holders of record of Eligible Claims entitled to receive the Solicitation Package.  Ballots must be received by the Voting Agent no later than the Voting Deadline by 5:00 p.m., New York City Time, on March 13, 2006.  Except to the extent requested by the Debtors or as permitted by the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 3018, Ballots received after the Voting Deadline will not be counted or otherwise used in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).

The Debtors reserve the right to use acceptances of the Plan received in the Solicitation to seek confirmation of the Plan under any other circumstances, including a plan proposed in a non-prepackaged Chapter 11 case by the Debtors.

Each Ballot has been coded to reflect the Class of Claims it represents.  Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

THE VOTING DEADLINE IS AT 5:00 P.M. NEW YORK CITY TIME ON MARCH 13, 2006.

After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot.  Please complete and sign your original Ballot and return it in the envelope provided.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT, AND RECEIVED NO LATER THAN THE VOTING DEADLINE BY THE VOTING AGENT, ATTENTION CURATIVE BALLOT PROCESSING, AT THE ADDRESS SET FORTH BELOW.  If you hold any Claim other than a Senior Note Claim, and have any questions about (i) the procedure for voting your Claim or with respect to the packet of materials that you have received or (ii) the amount of your Claim, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits or supplements to such documents, please contact:

Curative Ballot Processing
c/o Kurtzman Carson Consultants LLC
12910 Culver Boulevard, Suite I
Los Angeles, California 90066
Telephone:  (866) 381-9100

HOWEVER, ALL MASTER BALLOTS AND BALLOTS FOR THE HOLDERS OF SENIOR NOTE CLAIMS IN CLASSES 5, 12 AND 19 MUST BE RECEIVED NO LATER THAN THE VOTING DEADLINE BY THE ALTMAN GROUP, THE SENIOR NOTES BALLOTING AGENT, ATTENTION CURATIVE BALLOT PROCESSING, AT THE ADDRESS SET FORTH BELOW.  If you hold a Senior Note Claim, and have any questions about (i) the procedure for voting your Claim or with respect to the packet of materials that you have received or (ii) the amount of your Claim, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits or supplements to such documents, please contact:

Attn: Curative Ballot Processing
c/o The Altman Group, Inc.
60 East 42nd Street
New York, New York 10165
Telephone:  (212) 681-9600

The Debtors may amend the Plan as described in Section VI.P.10 — “Summary of the Plan — Miscellaneous Provisions — Amendment or Modification of the Plan”; provided, that any such alteration, amendment or modification, whether prior to or after the Confirmation Date, will be in form and substance reasonably satisfactory to the Ad Hoc Committee.  Amendments to the Plan that do not materially and adversely affect the treatment of Claims may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes.  In the event resolicitation is required, the Debtors reserve the right to seek approval of the Bankruptcy Court to use the Ballots received in connection with the Solicitation.

Although the Solicitation relates to voluntary petitions for reorganization of the Debtors under Chapter 11 of the Bankruptcy Code, no such filings have yet been made.  The Debtors intend to file their Chapter 11 petitions when the Requisite Acceptances have been received or when the Debtors otherwise determine that such filing is necessary or appropriate to protect their property and interests.  In addition, the Debtors expressly reserve the right to extend the Voting Deadline, by oral or written notice to the Voting Agent, until the Requisite Acceptances have been received.

D.                                 Reasons for the Solicitation; Recommendation

The Solicitation is being conducted at this time in order to obtain the Requisite Acceptances prior to the filing of voluntary petitions for reorganization of the Debtors under Chapter 11 of the Bankruptcy Code. The Debtors anticipate that by conducting the Solicitation in advance of commencing the Chapter 11 Cases, the duration of the Chapter 11 Cases will be significantly shortened and the administration of the cases, which otherwise can be lengthy, complex, and extremely expensive, will be significantly shortened, greatly simplified, and much less costly.  In addition, the Debtors anticipate that only 50 creditors (not including the Senior Note Claims and certain Claims the Debtors intend to seek authority to pay in the Chapter 11 Cases) will be affected by these Chapter 11 Cases, and such creditors will be primarily comprised of the holders of Curative Litigation Claims, Apex Litigation Claims, eBioCare Litigation Claims, Apex Note Claims, Curative Rejection Claims, Apex Rejection Claims, and eBioCare Rejection Claims.

In light of the benefits to be attained by the holders of Eligible Claims pursuant to consummation of the transactions contemplated by the Plan, the Debtors’ Boards of Directors recommend that such holders of Eligible Claims vote to accept the Plan.  The Debtors’ Boards of Directors have reached this decision after considering the alternatives to the Plan that are available to the Debtors and the likely effect of such alternatives on the Debtors’ business operations, creditors, and stockholders.  These alternatives include liquidation under Chapter 7 of the Bankruptcy Code or a reorganization under Chapter 11 of the Bankruptcy Code without a prepetition solicitation. The Debtors’ Boards of Directors determined, after consulting with financial and legal advisors, that the Plan would result in a distribution of greater value to creditors and stockholders than would a liquidation under Chapter 7 or any other Chapter 11 reorganization.  For a comparison of estimated distributions under Chapter 7 of the Bankruptcy Code and under the Plan, see Section X.C — “Feasibility of the Plan and the Best Interests of Creditors Test — Liquidation Analysis.”  The Debtors’ Boards of Directors also concluded that initiating Chapter 11 cases without a prepetition solicitation could result in (i) a significant delay in confirmation of a plan, (ii) higher fees and expenses, and (iii) an increased possibility that the reorganization cases would damage the Debtors’ business, resulting in an increased possibility that the Debtors would not be able to reorganize successfully.  For all of these reasons, the Debtors’ Boards of Directors support the Plan and urge all holders of Eligible Claims to accept and support the Plan.

Additionally, Senior Noteholders collectively representing approximately 78.8% of the outstanding aggregate principal amount of the Senior Notes are parties to the Plan Support Agreement attached hereto as Exhibit D, pursuant to which such holders have agreed to vote to accept the Plan.  Each member of the Ad Hoc Committee has agreed to be an Electing Senior Noteholder under the Plan.

E.                                   Confirmation Hearing and Deadline for Objections to Confirmation

If the Debtors receive the Requisite Acceptances, then the Debtors intend to file voluntary petitions to commence the Chapter 11 Cases in the United States Bankruptcy Court for the Southern District of New York and request that the Bankruptcy Court schedule, as promptly as possible, a Confirmation Hearing to approve this Disclosure Statement as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code and the Solicitation as being in compliance with section 1126(b) of the Bankruptcy Code, and to confirm the Plan.  If the Debtors do not receive the Requisite Acceptances, they may nevertheless decide to file petitions for relief under Chapter 11 and seek confirmation of a modified plan notwithstanding the dissent of certain Classes of Claims, as discussed in Section XII.C — “Certain Factors to be Considered — Failure to Receive Requisite Acceptances.”

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing.  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.  Notice of the Confirmation Hearing will be provided to holders of Claims and Interests or their representatives as set forth in an order of the Bankruptcy Court. Objections to confirmation must be filed with the Bankruptcy Court by the date designated in the notice of the Confirmation Hearing, to be provided to holders of Claims and Interests or their representatives as set forth in an order of the Bankruptcy Court, and are governed by Bankruptcy Rules 3020(b) and 9014 and local rules of the Bankruptcy Court. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

IV.                      GENERAL INFORMATION REGARDING THE DEBTORS

A.                                 Background

Curative, through its direct and indirect ownership of its subsidiaries, operates a Specialty Infusion business unit and a Wound Care Management business unit to deliver high-quality care and positive clinical outcomes for patients experiencing serious acute or chronic medical conditions.  The corporate structure of the Debtors is set forth below.

1.                                           Specialty Infusion Business

The Company’s Specialty Infusion business unit provides high-cost, injectable or infusible biopharmaceutical and compounded pharmaceutical products to patients with chronic health conditions for which there is no known cure and to patients with critical disease states that require specialized expertise in “high touch” injectable and infusion therapies.  The Company focuses on and has core strengths in several therapies, including hemophilia clotting factor, anti-infective therapy, intravenous immune globulin therapy and total parenteral nutrition.  These products are used by patients with chronic or severe conditions such as hemophilia, immune system disorders, chronic or severe infections, nutritionally compromised and other severe conditions requiring nutritional support, cancer, rheumatoid arthritis, hepatitis C and multiple sclerosis.  On December 1, 2005, the Company entered into an Asset Purchase Agreement with ProCare

Pharmacy, Inc. and ProCare Pharmacy Direct, Inc. with respect to the sale by it of certain assets, properties and rights related to its injectable and oral medications business, including Synagis®.  The sale closed on December 2, 2005.  The Company will lose a total of approximately 88 employees in connection with such sale.

All patient care in the Specialty Infusion business unit is delivered through community-based local branches all of which have an experienced multidisciplinary team of pharmacists, nurses, reimbursement specialists and patient service representatives who comprehensively manage all aspects of a patient’s infusion and related support needs.  The Company’s local pharmacies provide biopharmaceutical and compounded pharmaceutical products which are generally injected or administered intravenously to patients in their homes and other alternative locations by a team of clinical professionals.  The Company also provides patient education and instruction regarding the administration of medications, clinical supervision of patient compliance, specialized delivery services, including refrigerated delivery and expedited overnight mail or courier service, patient and community advocacy and reimbursement services for or on behalf of patients and payors.  Additionally, the Company provides intravenous infusion services to patients in their home by an experienced team of clinical professionals or in the Company’s ambulatory infusion suites located in some of its local branch pharmacies.

The Company purchases biopharmaceutical and other pharmaceutical products from suppliers and manufacturers and contracts with insurance companies and other payors, including managed care organizations, Medicare and Medicaid programs, to provide clinical management and related injectable and infusible services.  Specialty Infusion revenues are derived primarily from fees paid by the payors for the distribution of these biopharmaceutical and other pharmaceutical products and for the injection or infusion services provided. Additional revenues are acquired through biopharmaceutical and pharmaceutical product distribution and support services under contracts with retail pharmacies for which the Company receives related service fees.

As of December 31, 2005, the Company had approximately 472 payor contracts and provided products or services in approximately 45 states.  As of December 31, 2005, approximately 62% of the revenue for the Company’s Specialty Infusion business was derived from private payors, 30% of revenue from Medicaid and 8% from Medicare.  The foregoing results include information relating to the Company’s Synagis® related business, which was sold on December 2, 2005.

2.                                           Wound Care Management Business

The Company’s Wound Care Management business unit is a leading provider of wound care services specializing in chronic wound care management.  The Company manages, on behalf of hospital clients, a nationwide network of Wound Care Center® programs that offer a comprehensive range of services across a continuum of care for treatment of chronic wounds.

Upon the commencement of treatment under the Wound Management Program(SM), medical personnel conduct a systematic diagnostic assessment of the patient.  Specialized treatment plans are then established for the patient, based on the underlying cause of the wound and the unique status of the patient. After the assessment phase, the course of treatment in the Wound Management Program(SM) may include revascularization, infection control, wound debridement, skin grafting, nutrition, protection devices, patient education, referrals and effective management of care through patient/provider communications.  The Company’s treatment procedures, which are based on extensive patient data, have allowed the Company to achieve an overall rate of healing of approximately 88% at December 31, 2005 for patients completing therapy.

Substantially all of the revenues of the Wound Care Management business are derived from management contracts with acute care hospitals.  The contracts generally have initial terms of three to five years and many have automatic renewal terms unless specifically terminated.  The contracts often provide for early termination either by the client hospital, if specified performance criteria are not satisfied, or by the Company under various other circumstances.  The continued success of the Wound Care Management business is subject to the Company’s ability to renew or extend existing management contracts and obtain new management contracts.

As of December 31, 2005, the Company’s Wound Care Center® network consisted of 109 outpatient clinics (103 operating and 6 contracted) located on or near campuses of acute care hospitals in approximately 30 states.

3.                                           Employees

As of December 31, 2005, the Debtors employed approximately 1,293 full-time, part-time and per diem hourly employees, including skilled health care professionals such as nurses, pharmacists, hospital administrators, community-based representatives, reimbursement specialists and patient service representatives in 43 states and the District of Columbia.  Approximately 1,033 of such employees are employed by the Specialty Infusion Business and approximately 191 employees are employed by the Wound Care Management Business.

4.                                           Current Funded Debt Obligations

a.                                    Existing Credit Facility

Each of the Debtors is a borrower (with the exception of CHS III, which is a guarantor) under the Existing Credit Facility, which is an asset backed facility secured by all or substantially all of the assets of the Debtors, with availability based upon the Company’s balance of eligible accounts receivable and inventory.  As of January 26, 2006, approximately $30.2 million was drawn and outstanding under the Existing Credit Facility (including $3.13 million of issued and undrawn letters of credit, but excluding the Conditional Forbearance Fees (as defined below) that the Debtors will be obligated to pay if they become due under the terms of the GECC Forbearance Agreement).

b.                                   Senior Notes

On April 23, 2004, Curative issued the Senior Notes in connection with its acquisition of CCS.  The Senior Notes are jointly and severally guaranteed by each of the Subsidiaries on a full and unconditional basis.  Under the Indenture, the Company was required to make an aggregate interest payment in the amount of approximately $9.9 million to the holders of the Senior Notes on November 1, 2005.  The Company elected not to make that interest payment and to use the 30-day grace period available under the Indenture.  Upon the expiration of the grace period on November 30, 2005, the Company did not make the interest payment and an Event of Default occurred under the Senior Notes, which also triggered an Event of Default under the Existing Credit Facility.  As of February 28, 2006, the Claims related to the Senior Notes will not be less than $185,000,000 in principal amount plus approximately $16,407,188 in accrued interest.

B.                                 Events Leading to Chapter 11 Cases

Since June 2004, the Company has faced various issues that negatively affected its liquidity and its ability to service its debt obligations.  Specifically and more fully described below, the Company experienced reduced revenue generation and a related decrease in EBITDA as a result of (a) California’s reduction in blood-product reimbursement, (b) the federal government’s reduction in blood-product reimbursement, (c) slow maturation of certain new branches and (d) the resignation of certain customer sales and service representatives.  In addition, as described more fully below, the Company became aware of the potential Pharmacy Claims.

1.                                           Significant Decrease in Blood-Product Reimbursement

On April 23, 2004, Curative acquired CCS, a leading national provider of specialty infusion pharmaceuticals and related services for a purchase price of $154.2 million, including working capital adjustments of approximately $4.1 million.  The acquisition of CCS was financed with a portion of the proceeds obtained from the issuance of the Senior Notes and additional borrowings under the Existing Credit Facility.

At the time of the CCS acquisition, a significant portion of the CCS business involved the sale of blood-clotting products by the Company to hemophilia patients who are beneficiaries of California’s Medi-Cal program or other state funded programs for hemophilia patients.  These Blood Products were dispensed directly to patients or through the Company’s relationships with third party pharmacies described further below.

a.                                    California Medi-Cal Reimbursement Reduction

In May 2004, California announced that, effective June 1, 2004, California modified its reimbursement methodology for blood-clotting products to average selling price (as provided by the manufacturer) plus 20%.  This change in California’s reimbursement methodology amounted to an approximate 30-40% reduction from the acquisition cost plus 1% methodology previously in effect.  The implementation of this reduction in reimbursement from Medi-Cal, and changes in regulations governing such reimbursement, significantly impacted the Company’s revenues and profitability from the sale of blood-clotting products by the Company.

For example, approximately 7% of the Company’s total revenues for the nine months ended September 30, 2005 were derived from the sale of blood-clotting products reimbursed by California state funded health programs.  Accordingly, for the nine months ended September 30, 2005, the Company suffered a decrease in revenue and EBITDA related to the sale of blood-clotting products in California to state funded health programs of approximately $10 million.

b.                                   Federal Medicare Reimbursement Reduction

In addition to the 30%-40% decrease in revenue for blood-clotting products generated from Medi-Cal reimbursement, in November 2004, the federal government announced that, effective January 1, 2005, the federal government modified its reimbursement methodology for blood-clotting products in a manner which negatively affects the Company’s revenues.  Prior to January 1, 2005, the Company was able to seek reimbursement from Medicare for blood-clotting products at a rate of 95% of the average wholesale price.  After January 1, 2005, Medicare reimbursed for blood-clotting products at a rate of average selling price plus 6% plus a $0.14 per unit dispensing fee.  The Company estimates that the new methodology results in reduced reimbursement of approximately 12% or $1.7 million in Specialty Infusion revenues annually.

2.                                           Underperforming Branch Expansion

The Company’s overall growth strategy, and its approach to offsetting the decreased revenue resulting from the change in Medi-Cal reimbursement methodology described above, included opening 13 new branches throughout the country since June 2004.  The Company projected that these new branches would quickly enter into the necessary service contracts and other business and patient relationships in the short-term and begin generating positive revenue and EBITDA consistent with historical results.  However, for various reasons, including slower than anticipated managed care contract signings, certain of these branches have not matured as quickly as planned, have not generated anticipated revenues and have contributed to the EBITDA drain of the Company.

3.                                           Resignation of Hemophilia Service Representatives

The success of the Company’s Specialty Infusion business unit depends in part upon the Company’s ability to retain key employees who service hemophilia patients (the “Hemophilia Service Representatives”). The Hemophilia Service Representatives are the chief contacts and maintain the primary relationship with the Company’s customers.  While the Company has employment agreements with its Hemophilia Service Representatives which, where appropriate, contain covenants not to compete and other restrictive covenants that apply if the Hemophilia Service Representatives cease employment with the Company, the loss of any Hemophilia Service Representatives could result in the loss of a significant number of customers and corresponding revenue from sale of blood-clotting products to such customers.

On October 21, 2005, six Hemophilia Service Representatives servicing hemophilia patients resigned from the Company.  The Company estimates that the patients serviced by these employees represent approximately $25.0 million of revenue annually and approximately $4.7 million of EBITDA annually.  While it is uncertain that the Company will lose the full $25 million of revenue and $4.7 million of EBITDA, it is likely that the Company will experience a significant revenue and EBITDA loss as a result of these resignations.

To preserve as much value as possible, immediately upon the resignation of the Hemophilia Service Representatives the Company implemented an action plan to communicate with and retain patients who were formerly serviced by these employees.  In addition, the Company is monitoring compliance by these former employees with their continuing obligations under their respective employment agreements and is pursuing its legal remedies with respect to any of these employees who fail to comply with those obligations.  The Company has commenced litigation in the Superior Court of California against the ASP Defendants in connection with their solicitation of the six Hemophilia Service Representatives.  In addition, the Debtors may commence an adversary proceeding to subordinate the Claims of American Surgical Pharmacy, Inc. on the basis of the facts underlying such litigation.  The Company may experience the loss of other Hemophilia Services Representatives in the future which could adversely affect the Company’s business and prospects

4.                                           Additional Future Liquidity Risks

a.                                    Further California Medi-Cal Reimbursement Reductions

Payments for California’s Medicaid program (“Medi-Cal”) and certain other state-funded health programs were to be reduced by 5% for services provided on and after January 1, 2004 and through December 31, 2007.  On December 23, 2003, the United States District Court for the Eastern District of California issued an injunction in California Medical Association, et al v. Bonta (“CMA v. Bonta”) enjoining that scheduled 5% Medi-Cal reimbursement rate cut.  DHS appealed the decision to the federal Ninth Circuit

Court of Appeals.  The Ninth Circuit issued a decision on August 2, 2005 reversing the District Court’s grant of the preliminary injunction.  However, because a petition for rehearing and rehearing en banc has been filed, the preliminary injunction remains in effect until the Ninth Circuit rules on the petition.  It is not known when the Ninth Circuit will rule.  Further, subsequent to the issuance of the decision by the Ninth Circuit, the California legislature amended section 14105.19 of the Welfare & Institutions Code to eliminate the 5% reduction for dates of service from January 1, 2004 through December 31, 2005.  Thus, there is no possibility of recoupment of payments made pursuant to the preliminary injunction during this period.  It is not possible to determine whether the current Medi-Cal rates will be reduced for dates of service after December 31, 2005, should the petition for rehearing or rehearing en banc be denied.  It is possible that the 5% reduction will go into effect at some point, or it is possible that the California legislature will pass further legislation to eliminate the 5% reduction.  The District Court order enjoining the 5% Medi-Cal rate reduction did not apply to other state funded programs for hemophilia patients, and California implemented the 5% reduction for these other programs.  However, the 5% reduction as applied to the other state funded programs was repealed on or about July 31, 2004 for services provided on and after July 1, 2004.

b.                                   The Pharmacy Claims

The Company has recently learned that DHS issued final audit findings on December 14, 2005 setting forth the results of audits it conducted of three independent retail California pharmacies (the “Pharmacies”) that previously did business with two of the Company’s subsidiaries, Apex and eBioCare, which provided contract pharmacy and billing services to the Pharmacies.

As previously disclosed in a Form 8-K filed on September 28, 2005, the DHS Audits included a review of the Pharmacies Medi-Cal billing for blood products supplied to the Pharmacies by Apex and eBioCare for the period from October 1, 2001 to May 30, 2004.  Although Apex and eBioCare are not being audited, the Pharmacies may assert indemnification claims against Apex and/or eBioCare if DHS prevails and the Pharmacies are required to return any overpayments to Medi-Cal.  The final audit findings issued against the Pharmacies assess overpayments of approximately $39.3 million collectively.

Approximately 70% of the assessment against the Pharmacies relates to claims that DHS alleges were improperly reimbursed at 1% over the Pharmacies’ cost of acquiring blood products from Apex and eBioCare.  DHS alleges that such reimbursement was improper because, in its view, payments should have been made at 1% over the cost the Pharmacies would have incurred had they acquired the product directly from the product manufacturer.

Substantially all of the balance of the assessment against the Pharmacies is based on allegedly improper reimbursement for the medically necessary anti-inhibitor product called “FEIBA.”  DHS alleges that the Pharmacies submitted claims for FEIBA improperly, in its view, when they used factor product service codes. Apex and eBioCare used the factor product service codes when submitting claims on behalf of the Pharmacies because EDS, the company that processes claims for payment on behalf of DHS, could not accept the FEIBA-specific service code into its systems.

The Company believes the allegations asserted by DHS against the Pharmacies are without merit, and the Company expects the Pharmacies to vigorously defend against these allegations through administrative and judicial proceedings.  The Company also is aware that other similar retail pharmacy relationships in California are being audited by DHS.

The Company anticipates that if DHS prevails and the Pharmacies are required to return any overpayments, the Pharmacies may assert claims for indemnification against Apex and eBioCare for such overpayments.  The Pharmacies have notified the Company that they intend to seek indemnification for the DHS Audit assessments.  Based on facts and circumstances known to date, the Company believes that some amount of monetary loss is reasonably possible if the Pharmacies assert and prevail on indemnification claims.  The Company estimates the range of loss may be anywhere from $0 to $39.3 million.

C.                                 The Plan Support Agreement and the GECC Forbearance Agreement

In or about September 2005, the Company began discussions with the Ad Hoc Committee to discuss a de-leveraging of the Company’s balance sheet.  After two months of arms-length and good faith negotiations, the Company and the Ad Hoc Committee reached an agreement on a financial restructuring designed to (a) de-leverage the Company’s balance sheet, (b) provide the Company with substantial liquidity to conduct its business operations, (c) ensure that the Company’s business operations are unaffected by the Chapter 11 Cases and that the Company’s existing management and employees continue to work for the Company and (d) provide the greatest return to the Company’s creditors.

On December 1, 2005, the Company entered into the GECC Forbearance Agreement, which precludes GECC from taking any action to enforce its rights and remedies under the Existing Credit Facility, subject to certain termination events set forth therein.  The GECC Forbearance Agreement was necessitated by the Company’s failure to make the November 1, 2005 interest payment under the Indenture before the expiration of the grace period.  Upon the occurrence of the Event of Default under the Indenture, amounts owed under the Existing Credit Facility were accelerated.  The GECC Forbearance Agreement was amended on December 23, 2005 and January 30, 2006.  A copy of the GECC Forbearance Agreement, as amended, is attached hereto as Exhibit C.

The GECC Forbearance Agreement provides that GECC and the lenders under the Existing Credit Facility will forbear from exercising remedies on account of the cross-default under the Existing Credit Facility arising from any failure by the Company to pay the November 1, 2005 interest payment on the Senior Notes.  Subject to certain termination events, including additional events of default under the Existing Credit Facility, the GECC Forbearance Agreement will expire on June 10, 2006.  Under the terms of the GECC Forbearance Agreement, the Company may continue to draw-down under the Existing Credit Facility as if such existing events of default had not occurred.  Upon termination of the GECC Forbearance Agreement, all obligations under the Existing Credit Facility together with interest will be immediately due and payable and GECC and the lenders under the Existing Credit Facility may exercise any rights or remedies thereunder.

In addition, on December 2, 2005, the Company and the members of the Ad Hoc Committee entered into the Plan Support Agreement, which provides for the terms of the Restructuring and an agreement by such Senior Noteholders to forbear from taking any action against the Company to collect principal and interest under the Senior Notes or to take any action inconsistent with the terms of the Restructuring, subject to certain termination events set forth in the Plan Support Agreement.  The Plan Support Agreement was amended on December 14, 2005.  The Plan Support Agreement and the terms of the Restructuring as contemplated therein was further amended on February 3, 2006.  A copy of the Plan Support Agreement, as amended, is attached hereto as Exhibit D.

D.                                 Restructuring Professionals

The Company retained UBS as financial advisor in connection with the Restructuring, pursuant to an engagement letter, dated as of February 3, 2006. To date, the Company has paid UBS $600,000 including $450,000 of monthly fees, to be offset against the $2,000,000 restructuring transaction fee and a $150,000 retainer.  Pursuant to the terms of such engagement letter, the restructuring transaction fee was deemed to be 100% earned prior to the Petition Date.  The Company intends to retain UBS in the Chapter 11 Cases and, as outlined in the engagement letter, expects to pay an additional $150,000 in monthly fees and $550,000 towards the restructuring transaction fee prior to the Petition Date.  Further, during the pendency of the Chapter 11 Cases the Company expects to pay an additional $300,000 in monthly fees and, on the Effective Date, the balance of the restructuring transaction fee pursuant to the terms of the engagement letter.  UBS has previously provided financial services to the Company, including serving as financial advisor to Curative in its acquisition of CCS in February 2004; arranging bridge financing (which was repaid with the Senior Note proceeds) in February 2004, and underwriting the offering of the Senior Notes by Curative in April 2004.  In addition, UBS has been retained by the Company since 2003 to explore various strategic opportunities, including potential acquisitions and sales of certain business lines, that did not result in transactions.

The Company retained Linklaters as counsel in connection with the Restructuring, pursuant to an engagement letter effective June 24, 2005.  The Company paid Linklaters evergreen retainers in the aggregate amount of $250,000.

The Company agreed to pay the fees and reasonable out-of-pocket expenses of Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”), the financial advisors retained by the Ad Hoc Committee, and Bingham McCutchen LLP (“Bingham McCutchen”), the Ad Hoc Committee’s legal advisors.  The Debtors paid Bingham McCutchen a retainer of $125,000.

The Company has retained Kurtzman Carson Consultants LLC (“KCC”) to act as Voting Agent in connection with the solicitation of votes in connection with the Plan, and to act as claims, noticing and balloting agent in connection with the Chapter 11 Cases.  The Altman Group has been retained as a subcontractor by KCC for the sole purpose of acting as the Senior Notes Balloting Agent which role includes soliciting votes from the holders of Senior Note Claims in Classes 5, 12 and 19, tabulating votes to accept or reject the Plan received from the holders of such Claims and to assist the Company in making distributions to such holders on the Effective Date.  The Company has paid KCC a retainer of $15,000.  All fees of The Altman Group will be paid by KCC.  The Company will pay the Voting Agent reasonable and customary compensation for its services as Voting Agent and as otherwise described above, plus reimbursement for reasonable out-of-pocket expenses including the fees and reasonable expenses of The Altman Group.  Brokers, dealers, commercial banks, trust companies and other Nominees will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding materials to their customers, but will not otherwise be compensated for their services. The Company also will pay any other customary fees and expenses attributable to the Solicitation.  The Voting Agent will perform administrative tasks only and will not make any recommendation to any holder of an Eligible Claim with respect to its acceptance or rejection of the Plan.

V.                          MANAGEMENT AND CORPORATE STRUCTURE OF THE REORGANIZED DEBTORS

A.                                 Directors and Executive Officers of the Reorganized Debtors

1.                                           Reorganized Curative

On the Effective Date, the term of each member of the current Board of Directors of Curative will automatically expire.  The initial Board of Directors of Reorganized Curative on and after the Effective Date will consist of seven members.  The initial members of Reorganized Curative’s Board of Directors will consist of Reorganized Curative’s chief executive officer and six members to be selected by the Ad Hoc Committee (provided that any member of the Ad Hoc Committee that holds at least $50 million in principal amount of Senior Notes may designate two members and any member of the Ad Hoc Committee that holds at least $30 million but less than $50 million in principal amount of Senior Notes may designate one member).

The Stockholders Agreement to be entered into in accordance with Section 10.7 of the Plan (the “Stockholders Agreement”) will provide that each stockholder who is a party to the Stockholders Agreement will vote in favor of:  (a) two candidates for election to Reorganized Curative’s Board of Directors who are nominated by any stockholder that is a party to the Stockholders Agreement and holds at least 33.3% of New CURE Stock (excluding the New Restricted Stock or New CURE Stock issued upon an exercise of the New Options), and (b) one candidate for election to Reorganized Curative’s Board of Directors who is nominated by any stock-holder that is a party to the Stockholders Agreement and holds at least 16.67%, but less than 33.3%, of New CURE Stock (excluding the New Restricted Stock or New CURE Stock issued upon an exercise of the New Options).  The Stockholders Agreement also will provide that each stockholder who is a party to the Stockholders Agreement will (a) vote in favor of the removal of any director at the request of the party who nominated such director as provided in the preceding sentence and (b) not vote to remove any director without cause if such director was nominated and elected in accordance with the preceding sentence and if the party who nominated such director opposes such director’s removal.

The Reorganized Debtors will identify the individuals proposed to serve as directors of Reorganized Curative in the Plan Supplement.  The Board of Directors of Reorganized Curative will have the responsibility for the management, control, and operation of Reorganized Curative on and after the Effective Date.  The members of the management team will maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date, unless otherwise provided in the Plan Supplement; provided, however, Mr. Axmacher, currently Executive Vice President and Chief Financial Officer of Curative will no longer be employed by the Company after April 30, 2006.  The Board of Directors and the officers for each of the Debtors other than Curative will be set forth in the Plan Supplement.

The following table sets forth the names and positions of Curative’s current senior management:

Name	Position

Paul F. McConnell	President and Chief Executive Officer

John C. Prior	Chief Operating Officer and Secretary

Thomas Axmacher	Executive Vice President and Chief Financial Officer*

Craig Vollmer	Senior Vice President – Sales and Marketing

Andrew Walk	Senior Vice President – Operations

Roy McKinley	Senior Vice President – Wound Care Management

*                  The person who will assume the responsibilities of Mr. Axmacher, the Chief Financial Officer of Curative, will be identified in the Plan Supplement.

Paul F. McConnell, has been the President and Chief Executive Officer of Curative since November 2004, and a director of the Company since April 2004. Mr. McConnell founded CCS in 1991 and served as President and Chief Operating Officer of the Company from April 2004 through November 2004, following the acquisition of CCS by the Company. Mr. McConnell has more than 25 years of healthcare experience, primarily in the home infusion industry. Previously, Mr. McConnell held management positions with Critical Care America, including Vice President of New Market Development. Mr. McConnell also was a founder of the national home infusion therapy company, Chartwell Home Therapies, where he managed sales, marketing and operations. Prior to this, he held sales management and hospital sales positions in the pharmaceutical industry. Mr. McConnell holds a B.S. degree in Biology from Bates College and a B.S. degree in Pharmacy from the Massachusetts College of Pharmacy and Health Sciences.

John C. Prior has been the Chief Operating Officer of Curative since November 2004, and is responsible for the strategic direction of, and supporting the goals and objectives of, the Company’s Specialty Infusion and Wound Care businesses.  Mr. Prior has been a director of the Company since April 2001. Mr. Prior served as President of the Company’s Wound Management Services business unit, from March 2001 through November 2004. He also served as Executive Vice President and General Manager of the Company from September 2000 to March 2001, and as Interim Chief Executive Officer from March 2001 to September 2001. From August 1995 until September 2000, Mr. Prior served as Senior Vice President, Finance and Chief Financial Officer. From February 1991 to August 1995, Mr. Prior served as Vice President of Finance, and he was Secretary from October 1993 until September 2001. From July 1987 to February 1991 he served as Controller of the Company. From 1979 to 1987, Mr. Prior held a variety of positions in the Health Care Auditing/Consulting Group of KPMG Peat Marwick and was promoted to Senior Manager in 1984.  He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Thomas Axmacher has served as Executive Vice President of Finance and Chief Financial Officer of Curative since March 2003. From April 2002 to March 2003, Mr. Axmacher served as Senior Vice President of Finance and Chief Financial Officer.  From March 2001 to April 2002, he served as Vice President of Finance and Chief Financial Officer.  From August 1997 to March 2001, Mr. Axmacher served as Vice President and Controller.  From March 1991 to August 1997, he served as Controller of the Company.  Prior to joining the Company, Mr. Axmacher spent six years at Tempo Instrument Group, an electronics manufacturer, where he served as Vice President and Controller.

Craig Vollmer has served as Senior Vice President, Sales and Marketing since April 2004.  Previously, Mr. Vollmer held the following positions for CCS: Vice President of Sales from January 2003 to March 2004; National Sales Director from February 2002 to December 2003 and Area Sales Director (South) from July 2000 to January 2002.  Prior to working with CCS and the Company, Mr. Vollmer held sales and management positions with Coram Healthcare and Critical Care America.

Andrew Walk has served as Senior Vice President, Operations for the Specialty Infusion business unit since April 2004.  Previously, Mr. Walk served as Area Vice President of CCS from June 2000 to April 2004.  In this position, he was responsible for directing the day-to-day management of CCS’s Midwest branches. Mr. Walk has devoted his entire career to the health care field, bringing a wealth of experience to his role at the Company. From 1998 to 2000, Mr. Walk was a partner in the St. Louis-based health care consulting company, Healthcare Strategic Initiatives, where clients included hospitals, physicians and managed care organizations.  Prior to that, Mr. Walk worked for Coram Healthcare, Inc. as a Regional Vice President from 1995 to 1998, and as a General Manager from 1992 to 1995.  Mr. Walk started his healthcare career in 1985 with Travacare which in 1987 became Caremark Inc. where he held various positions, including General Manager.  Mr. Walk holds a B.S. degree in pharmacy from the St. Louis College of Pharmacy.

Roy McKinley has served as Senior Vice President, Wound Care Management since November 2004. From September 2000 through November 2004, he served as Senior Vice President, with business development, sales, marketing and related responsibilities for the Company’s wound care management business. From July 1998 to September 2000, Mr. McKinley held the position of Vice President of Sales and Marketing, and from 1996 to 1998, he served as the South West Region Vice President. Prior to joining the Company, Mr. McKinley was an Area Vice President for the Mid Atlantic Area for Coram Healthcare, Inc.  From 1985 to 1993, Mr. McKinley held regional and general management positions with McGaw, Inc. and Medical Care America, Inc., in the medical supply and alternate-site infusion care industries.

2.                                           Reorganized Subsidiaries

The officers and directors of the Reorganized Subsidiaries on and after the Effective Date will be set forth in the Plan Supplement.

B.                                 New Management Incentive Plan

In connection with the Plan, the Reorganized Debtors will adopt the New Management Incentive Plan that is intended to provide incentives after the Effective Date to certain key employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors.  There will be no key employee retention program payments (in Cash or otherwise) made or obligations incurred to any employees of the Company during the Chapter 11 Cases.  The Company’s existing employee bonus programs will remain in full force and effect and not have been altered prior to the Petition Date to provide any greater bonus awards as a result of the commencement of the Chapter 11 Cases.  The Boards of Directors of the Debtors may establish bonus awards under such bonus programs until the Effective Date.  After the Effective Date, the Boards of Directors of the Reorganized Debtors may establish bonus awards under such bonus programs.  The Board of Directors of Reorganized Curative will develop and implement an incentive compensation program appropriate for all other employees of the Reorganized Debtors.

Under the New Management Incentive Plan, the following allocations of New CURE Stock will be distributed at the discretion of the Board of Directors of Reorganized Curative to twenty five (25) employees, to be identified consistent with Exhibit A attached to the Plan:

•                                       New Restricted Stock — time vesting only.  The New CURE Stock allocated to management as Restricted Stock will be structured in a manner that minimizes any adverse tax treatment to Curative and to management which may include a vesting buyback provision.

•                                       New Options — Strike price equal to fair market value (reflecting the $155.0 million Plan value for the Reorganized Debtors) — the Board of Directors of Reorganized Curative will approve a vesting schedule in consultation with the Chief Executive Officer of Curative who will work with a nationally recognized healthcare employee compensation expert to develop a recommendation based on an analysis of management incentive programs for healthy or restructured healthcare companies and other restructured companies, if deemed comparable and appropriate by the healthcare employee compensation expert.

•                                       In the event of a change in control (the Restructuring will not constitute such change of control), all New Restricted Stock and New Options issued under the New Management Incentive Plan will automatically vest if not already vested.

•                                       In the event of a sale of any business unit, the New Restricted Stock issued under the New Management Incentive Plan will automatically vest, if not already vested, for the purposes of any distribution of proceeds from the sale.

•                                       In the event of a sale of any business unit which results in the sale proceeds being distributed to stockholders, the strike price of the New Options issued under the New Management Incentive Plan will be automatically adjusted to reflect the impact of the sale.  The mechanism for such adjustment will be determined in consultation with the nationally recognized healthcare employee consultation expert.

•                                       In the event of a sale of any business unit of the Company, the proceeds from such sale will first be used to pay down the Funded Debt Obligations.

•                                       In the event that Curative’s Chief Executive Officer and the Board of Directors of Reorganized Curative cannot agree to a vesting schedule for the New Options within thirty (30) days from the Effective Date, the employment contracts for those employees of the Company entitled to the New Options will be amended to permit any such employee to resign from the Reorganized Company and receive severance, but not New Options, and only to the extent of severance, if any, due to any such employee with respect to a termination without cause.  For the avoidance of doubt, no employee will be entitled to any severance for a change of control solely resulting from the Restructuring.

C.                                 Employment Agreements

All employment agreements between the Debtors and their employees (with the exception of the employment agreement for Thomas Axmacher, the Chief Financial Officer of Curative, as discussed below) will be assumed; provided, however, each employment agreement will be amended to: (i) ensure that each employment agreement is in compliance with section 409(A) of the Internal Revenue Code of 1986, (ii) provide that no employee will be entitled to severance solely for a change of control resulting from these Chapter 11 Cases; (iii) provide other customary provisions, including non-compete, termination and severance provisions; and (iv) ensure each employment agreement is consistent with the New Management Incentive Plan.

Paul F. McConnell’s employment agreement with Curative, dated as of April 23, 2004 (the “McConnell Employment Agreement”) will be assumed as amended to provide that Mr. McConnell will receive (i) $750,000 of the $1.5 million bonus to which he would otherwise be entitled after April 23, 2007, in Cash on the Effective Date (subject to the condition that $375,000 of this amount, on an after-tax basis, will be reinvested in New CURE Stock with a market value of $375,000, with the number of shares of New CURE Stock issued determined at Plan value (such reinvestment, the “McConnell Investment”)) and (ii) the $750,000 balance of such $1.5 million bonus in Cash no later than April 23, 2007, unless payable earlier under the terms of the McConnell Employment Agreement including, without limitation, Mr. McConnell’s termination without Cause (as defined in the McConnell Employment Agreement) or for Good Reason (as defined in the McConnell Employment Agreement) following a change of control (the Restructuring will not constitute a change of control).  The form of the McConnell Employment Agreement, as so revised, will be set forth in the Plan Supplement.

Thomas Axmacher’s employment agreement will be rejected and Curative and Mr. Axmacher will enter into a separation agreement on the terms set forth in Exhibit A to the Plan.  The separation agreement will be in the form set forth in the Plan Supplement, and will provide for the termination of Mr. Axmacher’s employment as Chief Financial Officer of Curative (and, as applicable, Reorganized Curative) effective April 30, 2006, the payment of severance equal to one year’s Base Salary and certain other post-termination benefits and the elimination of a bonus to which he would otherwise be entitled pursuant to a side letter to his employment agreement.

VI.                      SUMMARY OF THE PLAN

A.                                 Introduction

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders.  In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets.  In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce Liens that arose prior to the commencement of the Chapter 11 case.

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case.  A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor.  Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS ATTACHED THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED HERETO AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, THEIR ESTATES, THE REORGANIZED DEBTORS, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST.  IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B.                                 Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

1.                                           Administrative Claims

Except to the extent a holder of an Allowed Administrative Expense Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable or equal, but different treatment, each holder of an Allowed Administrative Expense Claim will receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date, or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any Debtor or liabilities arising under loans or advances to or other obligations incurred by any Debtor will be paid in full and performed by such Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

2.                                           Professional Compensation and Reimbursement Claims.

The holders of Professional Compensation and Reimbursement Claims will file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred after the Petition Date through the Confirmation Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court.  If granted by the Bankruptcy Court, such award will be paid in full in Cash in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon as practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Compensation and Reimbursement Claim and the Debtors.  Requests for compensation under section 503(b) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any committee appointed in the Chapter 11 Cases, and other parties in interest by no later than the date that is sixty (60) days after the Effective Date.  Notwithstanding the foregoing, (i) the reasonable fees and expenses incurred after the Petition Date by Bingham McCutchen, as counsel to the Ad Hoc Committee, and (ii) the fees and expenses incurred by Houlihan Lokey, as financial advisors to the Ad Hoc Committee, in accordance with the letter agreement effective October 10, 2005, between Curative and Houlihan Lokey, will both be paid by the Debtors or the Reorganized Debtors as Administrative Expense Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court.  If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses will be determined by the Bankruptcy Court.  The payment of the Bingham McCutchen and Houlihan Lokey fees and expenses under Section 2.2 of the Plan are part of the overall settlement embodied by the Plan among the holders of the Senior Note Claims and the Debtors.

All of the fees paid prior to the Petition Date to UBS, as financial advisors to the Debtors, in connection with its engagement letter, dated August 24, 2005, will be authorized and approved.

3.                                           DIP Claims.

Except to the extent the holders of the DIP Claims agree to a different treatment, the holders of the Allowed DIP Claims will receive Cash in an amount equal to such Allowed DIP Claims from the proceeds of the Exit Financing, the New Debt and/or the Rights Offering on the Effective Date or as soon thereafter as is reasonably practicable.

4.                                           Priority Tax Claims

Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.  Except to the extent a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, on the Effective Date each holder of an Allowed Priority Tax Claim will have its Claim Reinstated.

C.                                 Treatment of Classified Claims and Equity Interests

Claims, other than Administrative Expense Claims and Priority Tax Claims, against and Equity Interests in each of the Debtors are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows.  All holders of Equity Interests and Intercompany Claims in and against the Debtors are deemed to have rejected the Plan.  All holders of Claims in Class 1, 2, 3, 8, 9, 10, 15, 16 and 17 are “unimpaired” by the Plan because their Claims remain unaltered by the Plan.  All holders of Claims in Classes 4, 5, 11, 12, 18 and 19 are “impaired” by the Plan because their Claims are altered by the Plan.

THE CURATIVE DEBTORS

1.                                           Class 1 – Curative Other Priority Claims

a.                                    Claims in Class:  Class 1 Curative Other Priority Claims are Claims against the Curative Debtors, other than Administrative Expense Claims or Priority Tax Claims (which are unclassified and will treated as described above), that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

b.                                   Impairment and Voting:  Class 1 is unimpaired by the Plan. Each holder of an Allowed Curative Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims.  Unless the holder of such Claim and the applicable Debtor agree to a different treatment, on the Effective Date each holder of a Class 1 Allowed Other Priority Claim will have its Claim Reinstated.

2.                                           Class 2 – Secured Bank Claims

a.                                    Claims in Class:  Class 2 consists of all Secured Claims relating to the Existing Credit Facility against the Curative Debtors who are borrowers under the Existing Credit Facility and Secured Claims that arise by reason of a Curative Debtor’s guarantee of the Existing Credit Facility.

b.                                   Impairment and Voting:  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions.  In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim will receive Cash in an amount equal to such Allowed Secured Bank Claim from the proceeds of the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

d.                                   Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

3.                                           Class 3 – Curative Other Secured Claims

a.                                    Claims in Class:  Class 3 consists of all Other Secured Claims against the Curative Debtors.

b.                                   Impairment and Voting:  Class 3 is unimpaired by the Plan. Each holder of an Allowed Curative Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims.  Unless the holder of an Allowed Curative Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Curative Other Secured Claim will have its Claim Reinstated.

4.                                           Class 4 – Curative General Unsecured Claims

a.                                    Claims in Class:  Class 4 consists of all Claims against the Curative Debtors that are not Administrative Expense Claims, Priority Tax Claims, Curative Other Priority Claims, Secured Bank Claims, Curative Other Secured Claims and Senior Note Claims, but will include Curative Litigation Claims, Apex Note Claims and Curative Rejection Claims.

b.                                   Impairment and Voting:  Class 4 is impaired by the Plan. Each holder of an Allowed Curative General Unsecured Claim is entitled to vote to accept or reject the Plan.

c.                                    Distributions.  Each holder of an Allowed Curative General Unsecured Claim will receive (1) a Curative Unsecured Note on the later of (i) 30 days after the respective Curative General Unsecured Claim is Allowed, or (ii) the Effective Date, or (2) if specifically designated by a holder of a Curative General Unsecured Claim, the Curative Discounted Cash Payment on the later of (i) 30 days after the respective Curative General Unsecured Claim is Allowed, or (ii) the Effective Date.·

5.                                           Class 5 – Senior Note Claims

a.                                    Claims in Class:  Class 5 consists of Claims related to the Senior Notes against Curative.

b.                                   Impairment and Voting:  Class 5 is impaired by the Plan.  Each holder of a Senior Note Claim is entitled to vote to accept or reject the Plan.

c.                                    Allowance and Distributions.  The Senior Note Claims will be Allowed in an amount of not less than $201,407,188.  Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

d.                                   New CURE Stock Election.  Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth in Section VI.C.5(c) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

e.                                    Single Distribution.  The holders of Allowed Senior Note Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

6.                                           Class 6 – Intercompany Claims

a.                                    Claims in Class:  Class 6 consists of Intercompany Claims between or among one or more of the Curative Debtors.

b.                                   Impairment and Voting:  Class 6 is impaired by the Plan.  The holders of Intercompany Claims against and among the Curative Debtors are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors. (14)

7.                                           Class 7 – Equity Interests

a.                                    Claims in Class:  Class 7 consists of all equity interests in Curative, including, without limitation, the Old Common Stock.

b.                                   Impairment and Voting:  Class 7 is impaired by the Plan. The holders of Equity Interests in the Curative Debtors are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan

c.                                    Distributions:  The holders of Equity Interests in the Curative Debtors will not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in the Curative Debtors will be extinguished.

APEX

8.                                           Class 8 – Apex Other Priority Claims

a.                                    Claims in Class:  Class 8 Apex Other Priority Claims are Claims against Apex, other than Administrative Expense Claims or Priority Tax Claims, that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

b.                                   Impairment and Voting:  Class 8 is unimpaired by the Plan. Each holder of an Allowed Apex Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims:  Unless the holder of an Allowed Apex Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, on the Effective Date each holder of an Allowed Apex Other Priority Claim will have its Claim Reinstated.

9.                                           Class 9 – Apex Secured Bank Claims

a.                                    Claims in Class:  Class 9 consists of all Secured Claims against Apex under the Existing Credit Facility.

(14)                         The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

b.                                   Impairment and Voting:  Class 9 is unimpaired by the Plan.  Each holder of an Allowed Apex Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim will receive Cash in an amount equal to such Allowed Secured Bank Claim from the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

d.                                   Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

10.                                    Class 10 – Apex Other Secured Claims

a.                                    Claims in Class:  Class 10 consists of all Other Secured Claims against Apex.

b.                                   Impairment and Voting:  Class 10 is unimpaired by the Plan. Each holder of an Allowed Apex Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims:  Unless the holder of an Allowed Apex Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Apex Other Secured Claim will have its Claim Reinstated.

11.                                    Class 11 – Apex General Unsecured Claims

a.                                    Claims in Class:  Class 11 consists of all Claims against Apex that are not Administrative Expense Claims, Priority Tax Claims, Apex Other Priority Claims, Apex Other Secured Claims, Secured Bank Claims and Senior Note Guarantee Claims, but will include the Apex Litigation Claims.

b.                                   Impairment and Voting:  Class 11 is impaired by the Plan. Each holder of an Allowed Apex General Unsecured Claim is entitled to vote to accept or reject the Plan.

c.                                    Distributions:  Each holder of an Allowed Apex General Unsecured Claim will receive (i) an Apex Unsecured Note on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an Apex General Unsecured Claim, the Apex Discounted Cash Payment on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date.

12.                                    Class 12 – Senior Note Guarantee Claims

a.                                    Claims in Class:  Class 12 consists of Claims against Apex that arise by reason of Apex’s guarantee of the Senior Notes.

b.                                   Impairment and Voting:  Class 12 is impaired by the Plan.  Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan.

c.                                    Allowance and Distributions.  The Senior Note Claims will be Allowed in an amount of not less than $201,407,188.  Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Guarantee Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

d.                                   New CURE Stock Election.  Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth in Section VI.C.12(c) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

e.                                    Single Distribution.  The holders of Allowed Senior Note Guarantee Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

13.                                    Class 13 – Intercompany Claims

a.                                    Claims in Class:  Class 13 consists of Intercompany Claims against Apex.

b.                                   Impairment and Voting:  Class 13 is impaired by the Plan.  The holders of Class 13 Intercompany Claims against Apex are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors. (15)

14.                                    Class 14 – Equity Interests

a.                                    Claims in Class:  Class 14 consists of all Claims of the holder of the Equity Interests in Apex.

(15)                         The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

b.                                   Impairment and Voting:  Class 14 is impaired by the Plan. The holder of the Equity Interests in Apex is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  The holder of the Equity Interests in Apex will not receive any distributions on account of such Equity Interests.  On the Effective Date, all Equity Interests in Apex will be extinguished.

EBIOCARE

15.                                    Class 15 – eBioCare Other Priority Claims

a.                                    Claims in Class:  Class 15 eBioCare Other Priority Claims are Claims against eBioCare, other than Administrative Expense Claims or Priority Tax Claims, that are entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

b.                                   Impairment and Voting:  Class 15 is unimpaired by the Plan.  Each holder of an Allowed eBioCare Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims:  Unless the holder of an Allowed eBioCare Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, on the Effective Date each holder of an Allowed eBioCare Other Priority Claim will have its Claim Reinstated.

16.                                    Class 16 – eBioCare Secured Bank Claims

a.                                    Claims in Class:  Class 16 consists of all Secured Claims against eBioCare under the Existing Credit Facility.

b.                                   Impairment and Voting:  Class 16 is unimpaired by the Plan.  Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim will receive Cash in an amount equal to such Allowed Secured Bank Claim from the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

d.                                   Single Distribution. The holders of Allowed Secured Bank Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

17.                                    Class 17 – eBioCare Other Secured Claims

a.                                    Claims in Class:  Class 17 consists of all Other Secured Claims against eBioCare.

b.                                   Impairment and Voting:  Class 17 is unimpaired by the Plan.  Each holder of an Allowed eBioCare Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions/Reinstatement of Claims:  Unless the holder of an Allowed eBioCare Other Secured Claim agrees to a different treatment, on the Effective Date each holder of an Allowed Apex Other Secured Claim will have its Claim Reinstated.

18.                                    Class 18 – eBioCare General Unsecured Claims

a.                                    Claims in Class:  Class 18 consists of all Claims against eBioCare that are not Administrative Expense Claims, Priority Tax Claims, eBioCare Other Priority Claims, eBioCare Other Secured Claims, Secured Bank Claims and Senior Note Guarantee Claims, but will include the eBioCare Litigation Claims.

b.                                   Impairment and Voting:  Class 18 is impaired by the Plan.  Each holder of an Allowed eBioCare General Unsecured Claim is entitled to vote to accept or reject the Plan.

c.                                    Distributions:  Each holder of an Allowed eBioCare General Unsecured Claim will receive (i) an eBioCare Unsecured Note on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an eBioCare General Unsecured Claim, the eBioCare Discounted Cash Payment on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date.

19.                                    Class 19 – Senior Note Guarantee Claims

a.                                    Claims in Class:  Class 19 consists of Claims against eBioCare that arise by reason of eBioCare’s guarantee of the Senior Notes.

b.                                   Impairment and Voting:  Class 19 is impaired by the Plan.  Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan.

c.                                    Allowance and Distributions.  The Senior Note Claims will be Allowed in an amount of not less than $201,407,188.  Subject to the New CURE Stock Election described below, the holders of Allowed Senior Note Guarantee Claims will receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) of the Plan will be paid from each such holders’ Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

d.                                   New CURE Stock Election.  Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (1) New CURE Stock and (2) Cash Consideration, in lieu of the Cash recovery set forth in Section VI.C.19(c) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder will not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder will be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

e.                                    Single Distribution.  The holders of Allowed Senior Note Guarantee Claims will receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

20.                                    Class 20 – Intercompany Claims

a.                                    Claims in Class:  Class 20 consists of Intercompany Claims against Apex.

b.                                   Impairment and Voting:  Class 20 is impaired by the Plan.  The holders of Class 20 Intercompany Claims against eBioCare are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  On the Effective Date, all Intercompany Claims will be extinguished or cancelled by setoff, contribution or other method determined by the Debtors. (16)

21.                                    Class 21 – Equity Interests

a.                                    Claims in Class:  Class 21 consists of all Claims of the holder of the Equity Interests in eBioCare.

b.                                   Impairment and Voting:  Class 21 is impaired by the Plan.  The holder of the Equity Interests in eBioCare is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

c.                                    Distributions:  The holder of the Equity Interests in eBioCare will not receive any distributions on account of such Equity Interests.  On the Effective Date, all Equity Interests in eBioCare will be extinguished.

(16)                         The Debtors reserve the right to amend the treatment of Intercompany Claims under the Plan.

D.                                 Allowed Claims

Notwithstanding any provision in the Plan to the contrary, the Debtors or Reorganized Debtors will only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim.

E.                                   Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all unsecured Claims against the Debtors will be calculated as of the Petition Date. Except as otherwise explicitly provided in the Plan, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, no holder of a Claim will be entitled to or receive postpetition interest.

F.                                   Rights Offering

1.                                           The Rights

Incident to and as part of the transactions that comprise the Plan, Curative has issued non-certificated subscription rights to Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd. as subscribing parties under the Subscription Agreements (each such person, a “Rights Holder”), entitling the Rights Holders, on the Effective Date and incident to and as part of the transactions that comprise the Plan, to exercise their Rights to purchase from Curative shares of New CURE Stock at an aggregate purchase price not to exceed $17,601,739 ($448.22 for each $1,000 in principal amount of Senior Notes held) (the “Rights Offering”).  AIG Global Investment Corp. (“AIG”) has committed to be an Electing Senior Noteholder under the Plan and has the right to subscribe to the Rights Offering by executing a Subscription Agreement at any time prior to the date that is five days prior to the Voting Deadline.  If AIG does not execute a Subscription Agreement, the shares of New CURE Stock that AIG would have subscribed for if it were to exercise its subscription right will be subscribed for by Barclays Bank PLC, BlackRock Financial Management, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The terms and conditions of the Rights Offering will be governed by the Subscription Agreements.  The Rights Holders will have the right to receive, in the aggregate, up to 3,719,138 shares of New CURE Stock representing a maximum of approximately 21.2% of the issued and outstanding New CURE Stock, subject to dilution from the issuance of New CURE Stock as (a) New Restricted Stock, (b) upon the exercise of New Options issued under the New Management Incentive Plan, and (c) in connection with the McConnell Investment.   As a result of dilution of the New CURE Stock on the Effective Date from the issuance of New Restricted Stock and the New CURE Stock in connection with the McConnell Investment, Rights Holders will hold a maximum of approximately 20.5% of the shares of New CURE Stock outstanding on the Effective Date.  The New CURE Stock issued to Rights Holders will be subject to further dilution upon the exercise of the New Options.  Accordingly, the members of the Ad Hoc Committee may own 100% of the New CURE Stock, subject to dilution as described above, if no other Senior Noteholder becomes an Electing Senior Noteholder.

No fractional shares of New CURE Stock or Cash in lieu thereof will be issued or paid in connection with the Rights Offering.  The number of shares of New CURE Stock available for purchase by a Rights Holder will be rounded as follows:  (i) fractions of 1/2 or greater will be rounded to the next higher whole number; and (ii) fractions of less than 1/2 will be rounded to the next lower whole number.  The total number of shares of New CURE Stock to be distributed to Rights Holders will be adjusted as necessary to account for the rounding provided in Section 7.1 of the Plan.

2.                                           The Election and Subscription Agreements

As discussed above, incident to and as part of the transactions that comprise the Plan, each of Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd. has executed a Subscription Agreement (such holders, the “Subscription Parties”).  Pursuant to the Subscription Agreements, a form of which is attached hereto as Exhibit H, the Subscription Parties have agreed to:  (i) exercise to the fullest extent possible their respective options to elect to be treated as Electing Senior Noteholders under the Plan in respect of their Senior Note Claims and (ii) subscribe for shares of New CURE Stock in the Rights Offering, in such amount and at such price per share as set forth in their respective Subscription Agreements.  AIG has agreed to exercise its option to elect (as described in (i) above) and has the right to enter into a Subscription Agreement with Curative at any time prior to the date that is five days prior to the Voting Deadline.  The price per share of the New CURE stock under the Plan is approximately $4.73, as set forth on Exhibit G attached hereto.

If there are no other Electing Senior Noteholders, the members of the Ad Hoc Committee, as Electing Senior Noteholders and Rights Holders will own 100% of the New CURE Stock, subject to dilution by the issuance of New CURE Stock as (i) New Restricted Stock, (ii) upon the exercise of New Options issued under the New Management Incentive Plan, and (iii) in connection with the McConnell Investment.

The terms and conditions of such obligations are set forth in the Subscription Agreements, which include restrictions on the ability of any Subscription Party to transfer their Senior Note Claims, other than to a person who is a Subscription Party or an Electing Senior Noteholder, or a transfer of at least $1,000,000 in principal amount of Senior Note Claims that complies with the transfer formalities described in the Plan Support Agreement and the Subscription Agreements.  AIG has agreed to equivalent restrictions on the transfer of its Senior Note Claims.  The shares of New CURE Stock that will be issued to Subscription Parties who exercise their Rights will not have been registered under the Securities Act at the time of issuance, and will be subject to the transfer and resale restrictions described in the Subscription Agreements.  The issuance of such shares of New CURE Stock will not dilute the recovery by Electing Senior Noteholders under the Plan.

The obligations of each Subscription Party under the Subscription Agreements are several, and not joint, and no Subscription Party will be obligated to purchase any shares of New CURE Stock that any other Subscription Party agreed to purchase under its respective Subscription Agreement, but failed to purchase in breach of such other Subscription Party’s obligations under its respective Subscription Agreement.  Accordingly, if one or more of the Subscription Parties fails to purchase shares of New CURE Stock in breach of its obligations under its respective Subscription Agreement, the Company may need to seek an alternative source for the funds that would otherwise have been provided by such defaulting Subscription Party.  If the Company was unable to procure such replacement funds, its ability to consummate the Plan may be impaired.

The obligation of each Subscription Party to purchase shares of New CURE Stock under its respective Subscription Agreement is subject to the following conditions:  (i) the Plan Support Agreement not having been terminated in accordance with its terms, and being in full force and effect at the closing date under the Subscription Agreement; (ii) confirmation of the Plan, in a form consistent in all material respects with the Restructuring Terms or otherwise reasonably satisfactory to the Subscription Party; (iii) entry of the Confirmation Order, in form and substance reasonably satisfactory to the Subscription Party, as a Final Order with no stay or injunction pending with respect thereto; (iv) consummation of the Plan on terms consistent in all material respects with the Plan Support Agreement and the Restructuring Terms or otherwise reasonably satisfactory to the Subscription Party; (v) the Debtors’ representations and warranties under the Subscription

Agreement that are qualified as to materiality being true and correct in all respects on the date of the Subscription Agreement and the closing date thereunder, with the same force and effect as though made on and as of such date, except that any such representation or warranty made as of a specified date must be true and correct as of such specified date; (vi) the Debtors’ representations and warranties under the Subscription Agreement that are not qualified as to materiality being true and correct in all material respects on the date of the Subscription Agreement and the closing date thereunder, with the same force and effect as though made on and as of such date, except that any such representation or warranty made as of a specified date must be true and correct in all material respects as of such specified date; (vii) the Debtors’ performance or compliance with, in all material respects, the covenants required to be performed or complied with by the Debtors under the Subscription Agreement and the Plan Support Agreement; and (viii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The obligation of Curative to issue and sell the shares of New CURE Stock to each Subscription Party under the Subscription Agreement is subject to the following conditions:  (i) confirmation of the Plan; (ii) entry of the Confirmation Order as a Final Order with no stay or injunction pending with respect thereto; (iii) such Subscription Party’s representations and warranties under the Subscription Agreements that are qualified as to materiality being true and correct in all respects on the date of the Subscription Agreements and the closing date thereunder, with the same force and effect as though made on and as of such date, except that any such representation or warranty made as of a specified date must be true and correct as of such specified date; (vi) such Subscription Party’s representations and warranties under the Subscription Agreements that are not qualified as to materiality being true and correct in all material respects on the date of the Subscription Agreements and the closing date thereunder, with the same force and effect as though made on and as of such date, except that any such representation or warranty made as of a specified date must be true and correct in all material respects as of such specified date; (vii) such Subscription Party’s performance or compliance with, in all material respects, the covenants required to be performed or complied with by it under the Subscription Agreement and the Plan Support Agreement; (viii) at the closing under the Subscription Agreement, such Subscription Party’s being a holder of Senior Notes and exchanging such notes for the consideration provided in accordance with the Plan; and (ix) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

3.                                           Rights Offering Proceeds

The proceeds of the Rights Offering (the “Rights Offering Proceeds”) will be used to fund all or a portion of the Cash distribution to the Non-Electing Senior Noteholders.  The Rights Offering Proceeds also may be used to fund the Cash distributions to the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims, if applicable.  In addition, at Curative’s sole discretion, the Rights Offering Proceeds also may be used to provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.

G.                                 Means for Implementation of the Plan

1.                                           Continued Corporate Existence

On the Effective Date, the Equity Interests of each Reorganized Debtor other than Curative will be issued to Reorganized Curative to recreate the corporate structure of the Debtors as in effect on the Petition Date.  The Reorganized Debtors will continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law in the applicable jurisdiction in which they are incorporated under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as their certificates of incorporation and by-laws may be amended pursuant to the Plan.  Reorganized Curative will be incorporated in Delaware.  On the Effective Date, without any further corporate action, the Reorganized Debtors’ Certificates of Incorporation and the Reorganized Debtors’ By-laws will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.  Any such amendments will be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee.

The certificate of incorporation and by-laws of Reorganized Curative will be substantially in the form set forth in the Plan Supplement, and will provide that, in addition to any approval by Curative’s Board of Directors that is required under Delaware corporation law, the prior approval of the holders of at least 62.5% of the outstanding shares of New CURE Stock will be required in order to effect any of the following:

•                                               any merger or consolidation in which Reorganized Curative is a constituent corporation;

•                                               a sale of all or substantially all of the assets of Reorganized Curative;

•                                               any amendment of Reorganized Curative’s certificate of incorporation;

•                                               any amendment of Reorganized Curative’s by-laws; and

•                                               the issuance of shares of Reorganized Curative voting stock or of securities convertible into or exchangeable for, or of options, warrants or other rights to acquire, shares of Reorganized Curative voting stock, in each case equal to or greater than 20% of the number shares of Reorganized Curative voting stock outstanding at the time of such issuance.

In addition, any transaction between Reorganized Curative or any wholly-owned subsidiary of Reorganized Curative, on the one hand, and any affiliate of Reorganized Curative on the other hand (excluding transactions between Reorganized Curative and its wholly-owned subsidiaries and executive compensation matters) involving a transaction or series of related transactions in any amount, or a management fee in any amount, will require the approval of disinterested stockholders that hold at least 62.5% of the outstanding shares of New CURE Stock.

Reorganized Curative’s certificate of incorporation will further provide that, in addition to any approval by Reorganized Curative’s stockholders that is required under Delaware corporation law:

•                                               the issuance of any equity securities senior to the New CURE Stock and/or the incurrence of indebtedness for money borrowed or the issuance of notes, bonds or other debt securities that in the aggregate exceeds the Funded Debt Cap by any amount up to $20 million will be authorized if at least five members of

Reorganized Curative’s Board of Directors vote in favor of such issuance or incurrence; and

•                                               the issuance of any equity securities senior to the New CURE Stock and/or the incurrence of indebtedness for money borrowed or the issuance of notes, bonds or other debt securities that in the aggregate exceeds the Funded Debt Cap by an amount that is greater than $20 million will be authorized only if (a) at least five members of Reorganized Curative’s Board of Directors vote in favor of such issuance or incurrence and (b) not more than one member of Reorganized Curative’s Board of Directors objects to such issuance or incurrence.

2.                                           Restructuring Transactions

On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors will enter into the restructuring transactions contemplated herein, and, after consultation with the Ad Hoc Committee, will take any actions as may be necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors.  The restructuring transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate.  The actions to effect the restructuring transactions may include:  (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the restructuring transactions.  The chairman of the board of directors, the president and the chief executive officer of each Debtor will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of the Plan.

3.                                           Cancellation of Securities

As of the Effective Date, the Certificates evidencing the Extinguished Securities will evidence solely the right to receive from the Debtors the distribution of the consideration, if any, under the Plan as described in Articles IV to VI of the Plan.  On the Effective Date, except as otherwise provided for in the Plan, (i) the Extinguished Securities, to the extent not already cancelled, will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other person and (ii) the obligations of the Debtors under the Extinguished Securities and under the Debtors’ certificates of incorporation, certificates of formation, partnership agreements, any agreements, indentures, or certificates of designations governing the Extinguished Securities will be terminated and discharged; provided, however, that termination and discharge of the Debtors’ obligations under the Debtors’ certificates of incorporation, certificates of formation and partnership agreements will not include a termination or discharge of the

Debtors’ obligations to indemnify, defend or insure any of the Debtors’ current and former directors and officers; provided, further that the Indenture will continue in effect solely for the purposes of permitting the Indenture Trustee to maintain any rights it may have for fees, costs, expenses and indemnification for litigation or threatened litigation in connection with the Chapter 11 Cases, the Plan or the treatment of the Senior Notes under the Plan, under the Indenture. Additionally, the cancellation of the Indenture will not impair the rights and duties under the Indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby.

4.                                           Surrender of Securities or Instruments

Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized under the Plan will not be binding upon the Debtors.  The Reorganized Debtors may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent or servicer.

On or before the date on which it receives a distribution of property under the Plan, or as soon as reasonably practicable thereafter, each holder of a Certificate will surrender such Certificate to the Disbursing Agent and such Certificate will be cancelled.  No distribution of property under the Plan will be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent.  Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent prior to the second anniversary of the Effective Date will be deemed to have forfeited all rights and Claims in respect of such Certificate, will not participate in any distribution under the Plan and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, will revert to the Reorganized Debtors and (ii) all New Securities in respect of such forfeited distribution will be cancelled notwithstanding any federal or escheat laws to the contrary.  Notwithstanding anything to the contrary in Section 10.4 of the Plan, the provisions of Section 10.4 of the Plan will not apply to securities held in “book-entry” form, including the Senior Notes.

5.                                           Exit Financing

On the Effective Date, the Debtors, as borrowers or guarantors, after consultation with the Ad Hoc Committee, will enter into the Exit Financing.  The Exit Financing will provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.  In addition, the proceeds of the Exit Financing will be used to repay in full all amounts outstanding under the DIP Financing and may be used to fund other indebtedness of the Reorganized Debtors including the Cash Consideration to Electing Senior Noteholders and the Cash distributions to Non-Electing Senior Noteholders and the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims, if applicable.  The terms of the Exit Financing will be set forth in the Plan Supplement.

6.                                           New Debt

On the Effective Date, the Debtors, as borrowers or guarantors, will obtain the New Debt after consultation with the Ad Hoc Committee if the New Debt is not part of the Exit Financing.  The proceeds of the New Debt will be used to provide the Cash Consideration to the holders of the Senior Note Claims and, if applicable, the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims.  The proceeds of the New Debt also may be used to provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.

7.                                           Rights Offering

Incident to and as part of the transactions that comprise the Plan, Curative has (i) issued Rights to purchase up to 3,719,138 shares of New CURE Stock at an aggregate purchase price not to exceed $17,601,739 under the Rights Offering to the Subscription Parties.  On the Effective Date, Curative will consummate the Rights Offering as contemplated by the Rights Offering and the Subscription Agreements.  See Section VI.F. — “Summary of the Plan — Rights Offering.”

8.                                           New Management Incentive Plan

In connection with the Plan, the Reorganized Debtors will adopt the New Management Incentive Plan that is intended to provide incentives to certain key employees to foster and promote the long-term growth and performance of the Reorganized Debtors.  The employees subject to the New Management Incentive Plan will receive the New Restricted Stock and New Options in accordance with the terms of the New Management Incentive Plan set forth at Exhibit A attached to the Plan.  For additional information on the New Management Incentive Plan, see Section V.B — “Management and Corporate Structure of the Reorganized Debtors — New Management Incentive Plan.”

9.                                           Revesting of Assets

The property of each Debtor’s estate will revest in the applicable Reorganized Debtor on the Effective Date.  Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.  As of the Effective Date, all property of the Reorganized Debtors will be free and clear of all Claims, Equity Interests, charges and Liens except as specifically provided or contemplated herein, in connection with the Exit Financing or the New Debt or in the Confirmation Order.  Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

10.                                    Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan or in the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity without further approval of the Bankruptcy Court.  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

H.                                 Executory Contracts and Unexpired Leases

1.                                           Assumption or Rejection of Executory Contracts and Unexpired Leases

a.                                    Executory Contracts and Unexpired Leases.

Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person will be deemed assumed by such Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date or (iii) that is set forth in Schedule 9.1 to the Plan; provided, however, that the Debtors reserve the right, on or prior to the Effective Date, to amend Schedule 9.1 to the Plan to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) will be deemed to be assumed by the applicable Debtor or rejected, as the case may be.  The Debtors will provide notice of any amendments to Schedule 9.1 to the Plan to the parties to the executory contracts and unexpired leases affected thereby and to counsel to the Ad Hoc Committee.  The listing of any agreement on Schedule 9.1 to the Plan will not constitute, or be deemed, an admission by the Debtors that such agreement is an executory contract or an unexpired lease within the meaning of Section 365 of the Bankruptcy Code or a waiver of the Debtors’ rights to assert that any agreement set forth herein has been terminated or that any agreement is a financing as opposed to an executory contract.  Debtor has any liability thereunder.

b.                                   Real Property.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property will include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

c.                                    Insurance Policies.

All of the Debtors’ insurance policies including, without limitation, insurance policies for the Debtors’ directors and officers, and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan.  Notwithstanding the foregoing, distributions under the Plan to any holder of an Insured Claim will be in accordance with the treatment provided under Articles IV-VI and Section 8.9 the Plan.  Nothing contained in Section 9.1 of the Plan will constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

d.                                   Employment Agreements.

All employment agreements between the Debtors and their employees will be assumed; provided, however, each employment agreement will be amended to: (i) ensure that each employment agreement is in compliance with section 409(A) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), (ii) provide that no employee will be entitled to severance solely for a change of control resulting from these

Chapter 11 Cases; (iii) provide other customary provisions, including non-compete, termination and severance provisions; and (iv) ensure each employment agreement is consistent with the New Management Incentive Plan.  In addition, as described in Section V.C — “Management and Corporate Structure of the Reorganized Debtors — Employment Agreements,” the employment agreement for the Chief Executive Officer of Curative will be assumed as amended in accordance with the terms set forth on Exhibit A to the Plan and in the form included in the Plan Supplement.  The employment agreement of the Chief Financial Officer will be rejected, and Curative and the Chief Financial Officer will enter into a separation agreement on the terms set forth in Exhibit A to the Plan.  The separation agreement will be in the form set forth in the Plan Supplement.

e.                                    Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

Entry of the Confirmation Order will, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the executory contracts and unexpired leases assumed and assigned pursuant to Section 9.1 of the Plan, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Section 9.1 of the Plan through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.1 of the Plan.

f.                                      Cure of Defaults.

Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, each Reorganized Debtor will cure any and all undisputed defaults under any executory contract or unexpired lease assumed by such Reorganized Debtor pursuant to Section 9.1 of the Plan, in accordance with section 365(b)(l) of the Bankruptcy Code. All disputed defaults required to be cured will be cured either within thirty (30) days after the entry of a Final Order determining the amount, if any, of a Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

g.                                   Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease is mailed to the contract party, (ii) notice of entry of the Confirmation Order is mailed to the contract party and (iii) notice of an amendment to Schedule 9.1 to the Plan affecting such executory contract or unexpired lease is mailed to the contract party.  All such Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, and their property.

h.                                   DOJ Settlement Agreement.

The Debtors’ payment obligations under the DOJ Settlement Agreement have been satisfied prior to the Petition Date in accordance with the terms of the DOJ Settlement Agreement.  The Debtors will assume the DOJ Settlement Agreement and the terms of the DOJ Settlement Agreement and the remaining obligations of the parties to the DOJ Settlement Agreement will be unimpaired and remain in full force and effect.

2.                                           Compensation and Benefit Programs

All tax-qualified defined contribution plans, health care plans, performance-based incentive plans, bonus programs, retention plans, workers’ compensation programs and life, disability, directors and officers indemnification included in by-laws and/or certificates of incorporation, and insurance plans will be assumed by the Debtors on the Effective Date unless otherwise modified by the New Management Incentive Plan.

3.                                           Retiree Benefits

The Debtors do not maintain any retiree benefit plans, funds or programs, as defined in section 1114 of the Bankruptcy Code, for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise).  Accordingly, no such payments will be required to be made.

I.                                      Acceptance or Rejection of the Plan

1.                                           Voting of Claims

Each holder of an Eligible Claim will be entitled to vote separately to accept or reject the Plan as provided in the Bankruptcy Code, Bankruptcy Rules, and any order or orders of the Bankruptcy Court.  The Debtors intend to seek entry of an order pursuant to which such holders of Class 7, Class 14 or Class 21 Equity Interests will be deemed to have rejected the Plan and will not be entitled to vote in respect of the Plan.  By operation of law, each unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote. Because holders of Claims and Equity Interests in Classes that are not entitled to receive or retain any property under the Plan are presumed to have rejected the Plan, they are not entitled to vote.

2.                                           Acceptance by Impaired Classes

An impaired Class of Claims will have accepted the Plan if the holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code (the “Requisite Acceptances”).

3.                                           Subtraction and Addition of Classes

a.                                    Deletion of Classes

Any Class of Claims that does not contain an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing will be deemed deleted from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

b.                                   Addition of Classes

If Classes 3, 10 and/or 17 would contain two or more Secured Claims collateralized by different properties or interests in property or collateralized by Liens against the same property or interest in property having different priority, such Claims will be deemed automatically divided into separate subclasses of such Classes.

c.                                    Unsolicited Claims

If any creditor of the Debtors whose Claim would be classified in Classes 4, 11 or 18 was not solicited to vote to accept or reject the Plan prior to the Petition Date files a proof of Claim against any of the Debtors, such creditor will be deemed to have voted to reject the Plan unless such creditor agrees to be bound by the terms and conditions of the Plan and agrees to be deemed to have voted to accept the Plan.

4.                                           Nonconsensual Confirmation

If any impaired Class of Claims entitled to vote does not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors will request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.  With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors will request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.

The Bankruptcy Court may confirm the Plan over the dissent of any impaired Class if all of the requirements (i) for consensual confirmation under section 1129(a), other than section 1129(a)(8), of the Bankruptcy Code and (ii) for nonconsensual confirmation under of section 1129(b) of the Bankruptcy Code, have been satisfied.

To obtain confirmation notwithstanding the non-acceptance of a Class, the Debtors must demonstrate to the Bankruptcy Court that, pursuant to section 1129(b) of the Bankruptcy Code, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to any dissenting impaired Classes.  A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its Claims or Equity Interests.  If required, the Debtors will show at the Confirmation Hearing that the Plan does not discriminate unfairly.

The Bankruptcy Code establishes different “fair and equitable” tests for secured claims, unsecured claims and equity interests, as follows:

•                                               Secured Claims.  Any of (i) each holder of an impaired secured claim retains its Liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each holder of an impaired secured claim realizes the “indubitable equivalent” of its allowed secured claim or (iii) the property securing the claim is sold free and clear of Liens with such Liens to attach to the proceeds of the sale and the treatment of such Liens on proceeds to be as provided in clause (i) or (ii) of this paragraph.

•                                               Unsecured Claims.  Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value, as of the effective date of the plan, equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

•                                               Equity Interests.  Either (i) each equity interest holder receives or retains under the plan property of a value, as of the effective date of the plan, equal to the greater of (a) the fixed liquidation preference or fixed redemption price, if any, of such stock or (b) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive or retain any property under the plan on account of such interests.

5.                                           Alternative Treatment

Notwithstanding any provision herein to the contrary, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it, the Debtors and the Ad Hoc Committee may agree to in writing; provided, however, that such other distribution or treatment will not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given to such holder pursuant to the Plan.

6.                                           Severability of Plan

The Plan is, severally, a chapter 11 plan for the Curative Debtors, Apex and eBioCare. If the Plan is not confirmed for all Debtors, then, at the Debtors’ option, the Plan may be confirmed for any Debtor as to whom the Plan satisfies the requirements for confirmation contained in section 1129 of the Bankruptcy Code.

J.                                   Method of Distributions Under the Plan

1.                                           Disbursing Agent

All distributions under the Plan will be made by the Disbursing Agent.

2.                                           Delivery of Distributions

Subject to Bankruptcy Rule 9010, all distributions to holders of Allowed Claims under the Plan will be made by the Disbursing Agent at the address of such holder as listed on the Debtors’ books and records as of the Distribution Record Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors, have been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Debtors’ books and records.

3.                                           Distributions of Cash

All payments of Cash made by the Reorganized Debtors pursuant to the Plan will, at their option, be made by check drawn on a domestic bank or wire transfer.

4.                                           Setoffs and Recoupment

Other than in respect of any Allowed Senior Note Claim, the Debtors may, but will not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors of any such Claim or right it may have against such claimant.  Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as the case may be, will be deemed to waive and will have no right of setoff or recoupment against any Senior Note Claims or against any amounts at any time due or outstanding to the holders of Senior Notes under the Indenture; provided, however, the Debtors will maintain all of their rights and remedies, including, without limitation, rights of setoff and recoupment arising under, in connection with or related to the Subscription Agreements.

5.                                           Timing of Distributions

Any payment or distribution required to be made under the Plan on the Effective Date will be made on the Effective Date or as soon thereafter as is reasonably practicable.  Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day.

6.                                           Hart-Scott Rodino Compliance

Any shares of New CURE Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, will not be distributed until the notification and waiting periods applicable under such Act to such entity will have expired or been terminated.

7.                                           Minimum Distributions

All payments of Cash made by the Reorganized Debtors pursuant to the Plan will, at their option, be made by check drawn on a domestic bank or wire transfer.  No payment of Cash less than ten dollars will be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors on or before 60 days after the Effective Date.

8.                                           Fractional Shares of New CURE Stock

No fractional shares of New CURE Stock or Cash in lieu thereof will be issued or distributed under the Plan.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New CURE Stock that is not a whole number, the actual distribution of shares of New CURE Stock will be rounded as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number; and (ii) fractions of less than 1/2 will be rounded to the next lower whole number.  The total number of shares of New CURE Stock to be distributed to holders of Allowed Claims will be adjusted as necessary to account for the rounding provided in Section 8.6(i) of the Plan.

9.                                           Unclaimed Distributions

All distributions under the Plan unclaimed for a period of one year after the time set for distribution under the Plan will be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the applicable Reorganized Debtor and any entitlement of any holder of any Claim to such distributions will be extinguished and forever barred.

10.                                    Distributions to Holders as of the Distribution Record Date

As at the close of business on the Distribution Record Date, the security holders lists maintained by the Indenture Trustee, and by DTC as a Nominee holder of the Senior Notes, will be closed, and there will be no further changes in the record holders of the Senior Notes.  The Reorganized Debtors and the Disbursing Agent, if any, will have no obligation to recognize any transfer of any Senior Notes occurring after the Distribution Record Date and will be entitled instead to recognize and deal for all purposes under the Plan only with those record holders listed on the security holders lists as of the close of business on the Distribution Record Date.

11.                                    Allocation of Plan Distributions Between Principal and Interest

Any distribution received by a holder of an Allowed Claim will, for federal income tax purposes, be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) to the extent thereof, and thereafter to the remaining portion of such Claim, if any.

12.                                    Waiver of Enforcement of Subordination

All Claims against and Equity Interests in the Debtors and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights (if any), will be deemed satisfied by the distributions under the Plan to holders of Claims and Equity Interests having such subordination rights, and such subordination rights will be deemed waived, released, discharged, and terminated as of the Effective Date.  Distributions to the various Classes of Claims under the Plan will not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim will have, receive and retain the benefit of the distributions in the manner set forth in the Plan.

K.                                 Procedures for Resolving Disputed, Contingent, and Unliquidated Claims

1.                                           Distributions Upon Allowance of Disputed Claims

No distributions will be made on account of a Disputed Claim, or undisputed portion thereof, unless and until such Disputed Claim becomes an Allowed Claim by a Final Order. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date will receive the distribution that would have been made to such holder under the Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon, within sixty (60) days after such Disputed Claim becomes an Allowed Claim, unless otherwise provided for herein or by the Bankruptcy Court.

All Tort Claims are Disputed Claims.  Any Tort Claim as to which a proof of Claim was timely filed in the Chapter 11 Cases or which is listed on the Schedules or the Creditors List as contingent, unliquidated and/or disputed will be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with Section 8.7 of the Plan and applicable nonbankruptcy law that has become a Final Order, (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, or (iii) pursuant to a compromise, settlement or other resolution in accordance with Section 8.8 and/or Article XIV of the Plan, will be deemed an Allowed Curative General Unsecured Claim, Allowed Apex General Unsecured Claim or Allowed eBioCare General Unsecured Claim, as applicable, in such liquidated amount and satisfied in accordance with the Plan; provided, however, that the Allowed amount of any Tort Claim that also is an Insured Claim will be limited as provided in Section 8.9 of the Plan.  Nothing contained in Section 8.7 of the Plan will impair the Debtors’ right to seek estimation of any and all Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

2.                                           Allowed Insured Claims

Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that in no event will the Allowed amount of an Insured Claim exceed the maximum amount that the Debtors are required to pay in respect of such Insured Claim pursuant to any pertinent insurance policies and applicable law. Nothing contained in Section 8.9 of the Plan will constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any insurance policies.

3.                                           Objections to and Resolution of Claims

Except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Reorganized Debtors, in consultation with the Ad Hoc Committee, will, on and after the Effective Date, have the right to make and file objections to Claims. Any objections to a proof of Claim will be served and filed on or before the latest of (a) one hundred and twenty (120) days after the Effective Date, (b) forty-five (45) days after the proof of Claim is filed with the Bankruptcy Court, and (c) such date as may be fixed by the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors will have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court.

4.                                           Section 510(b) Claims

All Claims related to the purchase or sale of a security that come within the scope of section 510(b) of the Bankruptcy Code will be treated in accordance therewith.

L.                                  Conditions Precedent; Waiver

1.                                           Conditions to Effective Date

The Plan will not become effective unless and until the following conditions will have been satisfied or waived pursuant to Section 12.3 of the Plan::

•                                       Confirmation Order. The Confirmation Order, in form and substance acceptable to the Debtors and the Ad Hoc Committee, will have been entered by the judge presiding over the Chapter 11 Cases and will be a Final Order and there will not be a stay or injunction in effect with respect thereto, or with respect to consummation of the Plan;

•                                       Exit Financing and New Debt.  The closing of the Exit Financing and the New Debt will have occurred;

•                                       Rights Offering.  The Debtors will have received the Rights Offering Proceeds from the Subscription Parties;

•                                       Regulatory Approvals. All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of the Plan will have been obtained;

•                                       Implementation. All actions, documents and agreements necessary to implement the Plan, including, without limitation, all actions, documents and agreements necessary to implement the restructuring transactions set forth in the Plan, will have been effected or executed.

The resolution of the Apex Note Claims, the Apex Litigation Claims, the Curative Litigation Claims, the eBioCare Litigation Claims, the Apex Rejection Claims, the Curative Rejection Claims and the eBioCare Rejection Claims will not be a condition to the Effective Date.

2.                                           Effect of Failure of Conditions

If one or more of the conditions specified in Section 12.1 of the Plan have not occurred and have not been waived pursuant to Section 12.3 of the Plan on or before July 31, 2006, (a) the Confirmation Order will be vacated, (b) no distributions under the Plan will be made, (c) the Debtors and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors’ obligations with respect to Claims and Equity Interests will remain unchanged and nothing contained herein will constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

3.                                           Waiver of Conditions

Each of the conditions to effectiveness of the Plan set forth in Section 12.1 of the Plan as well as the provisions set forth in Section 12.2 of the Plan may be waived, in whole or in part, by a writing signed by an authorized representative of the Debtors with the consent of the Ad Hoc Committee (which consent will not be unreasonably withheld).

M.                               Effect of Confirmation of the Plan

1.                                           Term of Bankruptcy Injunctions or Stays

Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), will remain in full force and effect until the Effective Date.

2.                                           Binding Effect

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

3.                                           Discharge of the Debtors and Injunction

All consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtors’ assets or properties.  Except as otherwise provided in the Plan, pursuant to section 1141(d)(l) of the Bankruptcy Code, upon the Effective Date, all Claims against and Equity Interests in any of the Debtors will be discharged and released. Except as otherwise provided herein, on the Effective Date, as to every discharged debt, Claim, or Equity Interest, all persons, entities, and governmental units (including, without limitation, any creditor or holder of a Claim or Equity Interest) will be precluded from asserting against the Debtors or the Reorganized Debtors, or against the Debtors’ or the Reorganized Debtors’ assets or properties, all such debts, Claims, or Equity Interests and any other or further Claim based upon any document, instrument, or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.  In accordance with section 524 of the Bankruptcy Code, the discharge described in Section 11.3 of the Plan and section 1141 of the Bankruptcy Code will act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Equity Interests discharged under the Plan.

4.                                           Injunction

Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are retained pursuant to the Plan.  Such injunction will extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their respective properties and interests in property.

N.                                 Retention of Jurisdiction

The Bankruptcy Court will retain subject matter jurisdiction and retain exclusive subject matter jurisdiction where it exists prior to the Effective Date of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

a.                                    to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance and amount of cure costs and Claims resulting therefrom;

b.                                   to hear and determine any and all adversary proceedings, applications and contested matters;

c.                                    to hear and determine any objection to Claims;

d.                                   to hear and determine disputes arising in connection with the Pharmacy Claims, the Apex Note Claims, the Apex Rejection Claims, the Curative Rejection Claims and the eBioCare Rejection Claims;

e.                                    to hear and determine disputes arising under, in connection with or related to the Subscription Agreements;

f.                                      to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

g.                                   to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

h.                                   to consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

i.                                       to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

j.                                       to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including, without limitation, any and all disputes arising in connection with the interpretation, implementation or enforcement of the discharge provisions contained in Article XV of the Plan;

k.                                    to recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

l.                                       to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

m.                                 to hear any other matter not inconsistent with the Bankruptcy Code; and

n.                                   to enter a final decree closing the Chapter 11 Cases.

O.                                Compromises and Settlements

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors, in consultation with the Ad Hoc Committee, may compromise and settle various Claims against them and/or claims they may have against other persons.  Each of the Debtors expressly reserves the right, in consultation with the Ad Hoc Committee, and with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing, to compromise and settle Claims against it and claims that it may have against other persons up to and including the Effective Date.  After the Effective Date, such right will transfer to the Reorganized Debtors pursuant hereto and no Bankruptcy Court approval of any such action, compromise or settlement will be required.

P.                                  Miscellaneous Provisions

1.                                           Effectuating Documents and Further Transactions

Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.  The secretary or assistant secretary of the appropriate Debtor will be authorized to certify or attest to any of the foregoing actions.

2.                                           Corporate Action

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the issuance of the New CURE Stock, the Exit Financing, the New Promissory Notes, the New Debt, the New Management Incentive Plan, the Reorganized Debtors’ Certificates of Incorporation, the Reorganized Debtors’ By-laws, the corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, will be deemed to have occurred and will be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are (or will be) incorporated or established as limited liability companies or partnerships, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors.  On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors will, if required, file the Reorganized Debtors’ Certificates of Incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

3.                                           Exemption from Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments of real or personal property executed in connection with any of the transactions contemplated under the Plan, will not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax.  All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan pursuant to the restructuring transactions set forth in Section 10.2 of the Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code and the assumption, assignment and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, will be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, will not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  In addition, each of the relevant state or local governmental officials or agents will forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

4.                                           Exculpation

None of (a) the Debtors or the Reorganized Debtors, (b) the holders of the Senior Notes, (c) the Indenture Trustee, (d) UBS, (e) the Subscription Parties and/or (f) any of their respective members, officers, directors, employees, partners, affiliates, advisors, professionals, attorneys, or agents, or any of their successors or assigns will have or incur any liability to any holder of a Claim or Equity Interest, or other party in interest, or any of their respective agents, employees, partners, members, representatives, financial advisors, professionals, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, including without limitation, the negotiation and solicitation of the Plan and the negotiation and execution of the Subscription Agreements, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors and each of their respective members, officers, directors, employees, partners, affiliates, advisors, professionals, attorneys, or agents, or any of their successors or assigns, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

5.                                           Releases

As part of the Plan, the releases set forth below will be granted pursuant to the Plan and the Confirmation Order.

a.                                    Debtors’ Releases

ON THE EFFECTIVE DATE, THE DEBTORS WILL RELEASE AND BE PERMANENTLY ENJOINED FROM ANY PROSECUTION OR ATTEMPTED PROSECUTION OF ANY AND ALL CAUSES OF ACTION WHICH IT HAS OR MAY HAVE AGAINST ANY PRESENT OR FORMER DIRECTOR, OFFICER, OR EMPLOYEE OF THE DEBTORS; PROVIDED, HOWEVER, THAT THE FOREGOING WILL NOT OPERATE AS A WAIVER OF OR RELEASE FROM ANY CAUSES OF ACTION ARISING OUT OF (I) ANY EXPRESS CONTRACTUAL OBLIGATION OWING BY ANY SUCH DIRECTOR, OFFICER, OR EMPLOYEE OF THE DEBTORS OR (II) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH DIRECTOR, OFFICER, OR EMPLOYEE IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN, OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN.

ON THE EFFECTIVE DATE, THE DEBTORS WILL RELEASE AND BE PERMANENTLY ENJOINED FROM ANY PROSECUTION OR ATTEMPTED PROSECUTION OF ANY AND ALL CLAIMS AND CAUSES OF ACTION, INCLUDING ANY CLAIMS OR CAUSES OF ACTION UNDER CHAPTER 5 OF THE BANKRUPTCY CODE, WHICH THEY HAVE OR MAY HAVE AGAINST ANY MEMBER OF THE AD HOC COMMITTEE IN ITS CAPACITY AS SUCH, THE SUBSCRIPTION PARTIES IN THEIR CAPACITY AS SUCH, THE EXISTING LENDERS IN THEIR CAPACITY AS SUCH, AND THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, AND THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES AND THEIR RESPECTIVE PROPERTY IN CONNECTION WITH (I) ACTIONS TAKEN AS OR IN ITS CAPACITY OF BEING A MEMBER OF THE AD HOC

COMMITTEE, A SUBSCRIPTION PARTY OR AN EXISTING LENDER AND (II) THE CHAPTER 11 CASES.

ON THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE DEBTORS, THE REORGANIZED DEBTORS, EACH MEMBER OF THE AD HOC COMMITTEE IN ITS CAPACITY AS SUCH, EACH SUBSCRIPTION PARTY IN ITS CAPACITY AS SUCH, EACH EXISTING LENDER IN ITS CAPACITY AS SUCH AND THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, AND EACH OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES AND THEIR RESPECTIVE PROPERTY WILL BE RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, AND LIABILITIES WHICH THE DEBTORS, OR THE REORGANIZED DEBTORS, MAY BE ENTITLED TO ASSERT, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR THEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY, ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, IN ANY WAY RELATING TO THE CHAPTER 11 CASES OR THE PLAN INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, SOLICITATION, CONFIRMATION AND CONSUMMATION OF THE PLAN AND THE NEGOTIATION AND EXECUTION OF THE SUBSCRIPTION AGREEMENTS; PROVIDED, HOWEVER, THAT NOTHING WILL RELEASE ANY PERSON FROM ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES BASED UPON ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN, OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN ARISING OUT OF SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

b.                                   Other Releases

EACH HOLDER OF A CLAIM RELATED TO THE DEBTORS (WHETHER OR NOT ALLOWED) AGAINST, OR EQUITY INTEREST IN, THE DEBTORS, AND EACH PERSON OR ENTITY PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN, FOR ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, TRANSFEREES, CURRENT AND FORMER OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL CLAIMS AND CAUSES OF ACTION AGAINST (A) THE DEBTORS OR THE REORGANIZED DEBTORS, (B) THE MEMBERS OF THE AD HOC COMMITTEE IN THEIR CAPACITY AS SUCH, (C) THE SUBSCRIPTION PARTIES IN THEIR CAPACITY AS SUCH, (D) THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, (E) THE EXISTING LENDERS IN THEIR CAPACITY AS SUCH AND (F) ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, ADVISORS, PROFESSIONALS OR AGENTS ARISING PRIOR TO THE EFFECTIVE DATE.

ON THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE DISTRIBUTIONS TO BE DELIVERED IN CONNECTION WITH THE PLAN, ALL HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS WILL BE PERMANENTLY ENJOINED FROM BRINGING ANY ACTION AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, OTHER PROFESSIONALS, EMPLOYEES, PARTNERS, MEMBERS, SUBSIDIARIES, MANAGERS, AFFILIATES AND REPRESENTATIVES SERVING IN SUCH CAPACITY AS OF THE CONFIRMATION DATE, AND THEIR RESPECTIVE PROPERTY, IN RESPECT OF ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, DEMANDS, SUITS, PROCEEDINGS, AND LIABILITIES RELATED IN ANY WAY TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THIS DISCLOSURE STATEMENT; INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, SOLICITATION, CONFIRMATION AND CONSUMMATION OF THE PLAN AND THE NEGOTIATION AND EXECUTION OF THE SUBSCRIPTION AGREEMENTS; PROVIDED, HOWEVER, NOTHING IN SECTION 15.4 OR SECTION 15.5(b) OF THE PLAN WILL BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, CRIMINAL CONDUCT, UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL ULTRA VIRES ACTS.

c.                                    Knowledge of Claims

EACH PARTY TO WHICH SECTION 15.5 OF THE PLAN APPLIES WILL BE DEEMED TO HAVE GRANTED THE RELEASES SET FORTH IN SECTION 15.5 OF THE PLAN NOTWITHSTANDING THAT IT MAY HEREAFTER DISCOVER FACTS IN ADDITION TO, OR DIFFERENT FROM, THOSE WHICH IT NOW KNOWS OR BELIEVES TO BE TRUE, AND WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS, AND SUCH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE UNDER ANY STATUTE OR COMMON LAW PRINCIPLE, INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH WOULD LIMIT THE EFFECT OF SUCH RELEASES TO THOSE CLAIMS OR CAUSES OF ACTION ACTUALLY KNOWN OR SUSPECTED TO EXIST AT THE TIME OF EXECUTION OF THE RELEASE.  SECTION 1542 OF THE CALIFORNIA CIVIL CODE GENERALLY PROVIDES AS FOLLOWS:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

6.                                           Termination of Committees

The appointment of any Creditors’ Committee or other statutory committee, if any, will terminate on the Effective Date, except that any such committee may appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses and prosecute any objections to such applications, if appropriate.

7.                                           Post-Effective Date Fees and Expenses

From and after the Effective Date, the Reorganized Debtors will, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan (including the reasonable fees and expenses of (i) Bingham McCutchen LLP as counsel to the Ad Hoc Committee in accordance with its engagement letter, (ii) Houlihan Lokey Howard & Zukin Capital as financial advisors to the Ad Hoc Committee in accordance with its engagement letter and (iii) the Indenture Trustee).

8.                                           Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on the Effective Date.

9.                                           Payment of Indenture Trustee Fees

The fair and reasonable expenses of the Indenture Trustee and its professionals under the Indenture will be paid by the Debtors pursuant to the Confirmation Order on the Effective Date in full and in Cash in a manner consistent with the provisions of the Indenture without the need for the Indenture Trustee to file an application for allowance.  Upon payment of the fees and expenses of the Indenture Trustee and its professionals, the Indenture Trustee will be deemed to have released its Liens securing payment of its fees and expenses for all fees and expenses payable through the Effective Date.

10.                                    Amendment or Modification of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors will have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  Any such alteration, amendment or modification, whether prior to or after the Confirmation Date, will be in form and substance reasonably satisfactory to the Ad Hoc Committee.  A holder of a Claim that has accepted the Plan will be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

11.                                    Severability

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, after consultation with the Ad Hoc Committee, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

12.                                    Revocation or Withdrawal of Plan

The Debtors reserve the right, after consultation with the Ad Hoc Committee, to revoke or withdraw the Plan at any time prior to the Effective Date.  If the Debtors revoke or withdraw the Plan prior to the Effective Date, then the Plan will be deemed null and void in all respects.  In such event, nothing contained herein or in the Plan will constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

13.                                    Plan Supplement

The form of the Reorganized Debtors’ Certificates of Incorporation, the Reorganized Debtors’ By-laws, the Registration Rights Agreement, the Stockholders Agreement, the employment agreement of the Chief Executive Officer and the separation agreement of the current Chief Financial Officer will be contained in the Plan Supplement.  The Plan Supplement also will contain the terms of the New CURE Stock, the Exit Financing and the New Debt, and the names of the officers and directors of each of the Reorganized Debtors.  All documents included in the Plan Supplement will be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee and will be filed with the SEC in a Form 8-K at least five (5) Business Days before the Voting Deadline; provided, however, that the names of the officers and directors of each of the Reorganized Debtors, the terms of the Exit Financing and the terms of the New Debt will be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Confirmation Hearing; provided further, that the Ad Hoc Committee and the Debtors may mutually agree to extend the time to file any documents contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Bankruptcy Court during normal court hours.  Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 15.13 of the Plan., or may view it online at http://www.kccllc.net/curative.  The Debtors reserve their rights to amend the Plan Supplement from time to time and to file any such amendments with the Bankruptcy Court.

14.                                    Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors, the members of the Ad Hoc Committee and the Subscription Parties will be deemed to have solicited acceptances of the Plan, and will be deemed to have negotiated and executed the Subscription Agreements, in good faith and in compliance with the applicable provisions of securities laws and the Bankruptcy Code.  As of the Confirmation Date, the Debtors, the members of the Ad Hoc Committee, the Subscription Parties and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals will be deemed to have participated in good faith and in compliance with the applicable provisions of securities laws and the Bankruptcy Code in the offer and issuance of the New Securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of New Securities under the Plan.

VII.                  ANTICIPATED EVENTS DURING THE CHAPTER 11 CASES

A.                                 Commencement of the Chapter 11 Cases

If the Debtors receive the Requisite Acceptances in response to the Solicitation, they intend to promptly commence the Chapter 11 Cases.  From and after the Petition Date, the Debtors will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Debtors do not expect the Chapter 11 Cases to be protracted.  To expedite their emergence from Chapter 11, the Debtors intend to seek, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date.  If granted, this relief will facilitate the administration of the Chapter 11 Cases.  There can be no assurance, however, that the Bankruptcy Court will grant the requested relief.  Bankruptcy courts customarily provide various forms of administrative and other relief in the early stages of Chapter 11 cases.  The Debtors intend to seek all necessary and appropriate relief from the Bankruptcy Court in order to facilitate their reorganization goals, including the matters described below.

B.                                 Motions to be Filed

1.                                           Joint Administration

The Debtors will seek an order consolidating all filings under a single case name, in a single docket, for administrative purposes only.  The Debtors believe that such relief will avoid the administrative burdens that would result if the Bankruptcy Court maintained entirely separate dockets for each of the Debtors’ cases and will reduce their cases

2.                                           Establishment of Bar Date

In accordance with the Bankruptcy Code and the Bankruptcy Rules, the Debtors intend to seek an order establishing the date that is thirty (30) days after the Petition Date as the deadline for filing proofs of Claim against any of the Debtors (other than Administrative Expense Claims and Professional Compensation and Reimbursement Claims).  The Debtors intend to (i) publish notice of such deadline in the national editions of The Wall Street Journal and The New York Times no later than ten (10) days after the Petition Date and (ii) mail notice and a proof of Claim form to all known holders of Claims no later than seven (7) days after the Petition Date.  The Debtors anticipate that such deadline will occur prior to the Confirmation Date.

3.                                           Scheduling of Combined Disclosure Statement and Confirmation Hearing and Approval of Prepetition Solicitation Procedures and Notice of Combined Disclosure Statement and Confirmation Hearing

The Debtors intend to seek an order scheduling a combined Confirmation Hearing and hearing on this Disclosure Statement at which time the Debtors will seek approval of this Disclosure Statement and confirmation of the Plan pursuant to sections 1125, 1128 and 1129 of the Bankruptcy Code.  The Debtors will request that this hearing occur approximately thirty (30) to forty-five (45) days, but not more than sixty (60) days after the Petition Date.  The Debtors intend to publish notice of these hearings in the national editions of The Wall Street Journal and The New York Times and to mail it to all known holders of Claims at least twenty five (25) days before the date by which objections must be filed with the Bankruptcy Court.

Additionally, the Debtors will seek the Bankruptcy Court’s approval of the prepetition Solicitation procedures, including this Disclosure Statement, used to solicit acceptances of the Plan from holders of Eligible Claims.

4.                                           Motion to Continue Using Existing Cash Management System

Because the Debtors expect the Plan to be confirmed in less than sixty (60) days, and because of the administrative hardship that any operating changes would impose on them, the Debtors intend to seek authority to continue using their existing cash management system, bank accounts and business forms.  Absent the Bankruptcy Court’s authorization of the continued use of the cash management system, cash flow among the Debtors would be impeded to the detriment of their estates and their creditors.

Continued use of their existing cash management system will facilitate the Debtors’ smooth and orderly transition into Chapter 11, minimize the disruption of their business while in Chapter 11 and expedite their emergence from Chapter 11.  As a result of set up time and expenses, requiring the Debtors to adopt and implement a new cash management system would likely increase the costs of the Chapter 11 Cases.  For the same reasons, requiring the Debtors to cancel their existing bank accounts and establish new accounts or requiring the Debtors to create new business forms would only frustrate the Debtors’ efforts to reorganize expeditiously.

5.                                           Payment of Certain Prepetition Claims

The Debtors believe that maintenance of a good relationship with their suppliers, vendors, contractors and insurance payors is necessary to the viability of their business during and after the Chapter 11 Cases. Notwithstanding provisions of the Bankruptcy Code that would otherwise require the Debtors to defer payment of prepetition Claims until the Effective Date, the Debtors intend to seek authority from the Bankruptcy Court to pay the following prepetition Claims in the ordinary course of their businesses if the claimant continues to extend trade credit to the Debtors on terms that are either the same as or more favorable than, the ordinary and customary terms between the parties: (i) all undisputed Claims under executory contracts and unexpired leases that will be assumed by the Debtors; (ii) Claims of trade vendors related to goods received by the Debtors within twenty (20) days of the Petition Date; and (iii) Claims of insurance payors related to certain unapplied costs of the Debtors in connection with the reimbursement of heath care expenses.  The relief sought in this motion is critical to ensure the uninterrupted flow of goods and services to the Debtors, as well as to the relationships with certain insurance payors.

6.                                           Confirmation of Administrative Expense Priority Status of Undisputed Obligations to Suppliers for the Postpetition Delivery of Goods And Services

The Debtors believe that if it commences the Chapter 11 Cases, certain of their suppliers may incorrectly perceive a risk that they will be treated as prepetition general unsecured creditors for the invoiced cost of any shipments made or services provided to the Debtors after the Petition Date under outstanding purchase orders.  Thus, certain of the Suppliers may refuse entirely to ship goods or provide essential services to the Debtors or may require, as a condition of future shipments or services, that the Debtors issue substitute postpetition purchase orders, prepay or provide other assurances of payment.  Accordingly, the Debtors intend to seek an order from the Bankruptcy Court confirming (a) the Debtors’ ability to order or take delivery of goods and accept performance of services on an ongoing basis during the Chapter 11 Cases, and (b) that all obligations related to such goods and services are (to the extent otherwise valid under applicable nonbankruptcy law) entitled to administrative expense priority status.

7.                                           Rejection of Certain Executory Contracts and Unexpired Leases

The Debtors may seek an order rejecting as of the Petition Date certain executory contracts or unexpired leases identified on Schedule 9.1 to the Plan that no longer provide any value to the Debtors and are unnecessary to the Debtors’ reorganization.  The Debtors will seek to reject these executory contracts and unexpired leases as of the Petition Date to avoid incurring any additional costs and expenses with respect to these executory contracts and leases, including administrative expenses.  The motion also will establish a deadline by which affected contract counterparties and landlords may contest the calculation of their rejection damage claims, which are proposed to be paid in a manner consistent with Claims in Class 4, 11 and 18, as applicable.  Any disputes will be resolved by the Bankruptcy Court.

8.                                           Payment of Prepetition Employee Wages and Benefits

The Debtors believe that they have a valuable asset in their work force and that any delay in paying prepetition compensation or benefits to their employees would significantly jeopardize the Debtors’ relationships with employees and irreparably harm employee morale at a time when the need for continued dedication, confidence and cooperation of the Debtors’ employees is most critical.  Accordingly, the Debtors intend to seek authority to pay all compensation, including business expenses, payroll deductions and withholdings and all benefits which were accrued but unpaid as of the Petition Date.  In addition, the Debtors will seek approval of certain severance payments to avoid any damage to employees’ morale and the Debtors’ relationships with remaining employees.

9.                                           Payment of Prepetition Workers’ Compensation

The Debtors intend to seek an order authorizing them to pay all costs and expenses associated with the Debtors’ workers’ compensation programs which were accrued but unpaid as of the Petition Date and to maintain any insurance financing arrangements in connection therewith.  The Debtors believe it is critical that they be permitted to pay costs and expenses with respect to their workers’ compensation programs in the ordinary course to remain in compliance with applicable state workers’ compensation laws and to avoid the costs, risks and detriment to the estate posed by a failure to comply.

10.                                    Maintenance of Prepetition Insurance Programs

The Debtors will seek authority to continue and renew their insurance programs, including any insurance premium financing arrangements, and to honor all of their obligations under such insurance programs.  The Debtors believe that the continuation of the insurance programs and the payment of all prepetition and postpetition insurance obligations arising under the insurance programs is essential to preserve the Debtors business and preserve the value of the Debtors estates for all creditors.

11.                                    Retention of Professionals

The Debtors intend to seek an order authorizing them to retain and employ certain professionals to represent them and assist them with the Chapter 11 Cases.  Some of these professionals have been intimately involved with the negotiation and development of the Plan and include, among others: (i) Linklaters, as counsel for the Debtors, (ii) UBS, as financial advisors to the Debtors; and (iii) Kurtzman Carson Company LLC, as claims, balloting, noticing and Voting Agent for the Debtors and its subcontractor, The Altman Group, Inc., as Senior Notes Balloting Agent for the Debtors.  The Debtors also intend to seek authority to retain certain professionals to assist with the operations of their businesses in the ordinary course and who will not be involved in the administration of the Chapter 11 Cases.

12.                                    Sales, Use and Other Taxes

The Debtors intend to seek authority to pay certain prepetition tax claims owed to various state and local taxing authorities.

13.                                    Utilities

The Debtors intend to seek orders to restrain utilities from discontinuing, altering or refusing services and to establish appropriate procedures for the determination of requests by utilities for post-petition deposits.

14.                                    Health Care Ombudsman

The Debtors intend to seek an order to waive the appointment of a patient care ombudsman.  In view of the short anticipated time frame of the Chapter 11 Cases and the Debtors’ belief that patient care will be unaffected during this time, the Debtors believe that the appointment of a patient care ombudsmen would result in an unnecessary administrative burden and expense to their estates.

15.                                    DIP Financing and Use of Cash Collateral

As described below, the DIP Financing will be used to pay, in full, all amounts outstanding under the Existing Credit Facility, and will also be used to provide working capital during the Chapter 11 Cases.  The Debtors believe that the DIP Financing is critical to the Debtors’ operations during the pendency of the Chapter 11 Cases.  Accordingly, the Debtors will seek authorization to enter into the DIP Financing and to use cash collateral, as that term is defined in section 363(a) of the Bankruptcy Code.  See below for a summary of the anticipated terms of the DIP Financing.

C.                                 DIP Financing

The Debtors have received a commitment letter, dated January 30, 2006 (the “DIP Commitment Letter”) from GECC, which has agreed that it and other lenders acceptable to it (the “DIP Lenders”) will provide a senior secured superpriority debtor in possession revolving credit facility of up to $45 million to the Debtors (the “DIP Financing”).  The proceeds of the DIP Financing will be applied, (i) within 3 Business Days after entry of the Interim DIP Order or as soon as reasonably practicable thereafter, to the payment in full of all amounts outstanding under the Existing Credit Facility, with respect to which there was approximately $30.2 million drawn and outstanding at January 26, 2006 (including $3.13 million of issued and undrawn letters of credit); and (ii) to the extent they become payable in accordance with the terms thereof, the fees and expenses that the Existing Lenders have agreed to conditionally waive pursuant to paragraphs 1(c) and 3(c) of the GECC Forbearance Agreement (the “Conditional Forbearance Fees”).

The Interim DIP Order will approve the DIP Financing and the Debtors will seek the Bankruptcy Court’s approval of language in the Interim DIP Order to authorize the proceeds of the DIP Financing to be utilized (a) first to satisfy all obligations arising under the Existing Credit Facility other than the Conditional Forbearance Fees (the Debtors will, however, seek approval of language providing that the Conditional Forbearance Fees will be paid in accordance with the GECC Forbearance Agreement, unless waived in accordance with the terms thereof), (b) second for funding the ordinary course operations of each Debtor, expenses arising in the Chapter 11 Cases as may be approved by the Bankruptcy Court, and such other obligations as may be agreed to by GECC and approved by the Bankruptcy Court, all subject to certain restrictions to be set forth in the definitive DIP Financing documents, and (c) third to pay fees and expenses

(including, without limitation, reasonable attorneys’ fees and expenses) due and payable under the DIP Financing documents.

The DIP Commitment Letter outlines only the key terms of the DIP Financing, and GECC’s commitment is subject to execution and delivery of definitive legal documentation acceptable to it that incorporates, without limitation, the terms set forth in the DIP Commitment Letter.  Terms and conditions not specifically addressed in the DIP Commitment Letter remain subject to future negotiation.  On or before the Petition Date, the Debtors, after consultation with the Ad Hoc Committee, will enter into the definitive documents for the DIP Financing.  The following description outlines key terms of the DIP Financing, as set forth in the DIP Commitment Letter.

1.                                           Structure

The DIP Financing will be a senior secured superpriority debtor in possession revolving credit financing of up to $45 million (the “Maximum Commitment Amount’), including a letter of credit subfacility of up to $5 million, and may also include a swingline subfacility of up to $5 million.  The DIP Lenders may in their reasonable discretion agree to provide an overadvance subfacility of up to $2.5 million in excess of  the “Availability” described below (but not to exceed $45 million in the aggregate), on terms and conditions to be determined.  Each of the Debtors will be a co-borrower (except that GECC may, in its discretion, designate CHS III as a guarantor) under the DIP Financing.  “Availability” under the DIP Financing is limited to the lesser of (i) $45 million and (ii) the sum of 85% of the Debtors’ eligible accounts receivable (and will originally be set at 80%, subject to change in GECC’s sole and absolute discretion) plus 60% of the Debtors’ eligible inventory, each valued at the lower of cost (FIFO) and net of reserves to be established by GECC.  GECC may from time to time establish standards of eligibility and reserves against Availability in its reasonable discretion.  The face amount of any letters of credit issued under the letter of credit subfacility will be reserved in full against Availability.  All letters of credit issued but undrawn under the Existing Credit Facility will either be reissued under the DIP Financing or be assumed thereunder.  The DIP Financing, including any letters of credit, will be repaid in full by the Exit Financing.

2.                                           Interest Rates and Fees

The Debtors may choose to pay interest on advances under the DIP Financing at either (i) one, two or three-month reserve-adjusted LIBOR plus 3.50% per annum, but only if no default has occurred, or (ii) a floating rate equal to 2.25% plus the greater of (x) the Prime Rate and (y) the Federal Funds Rate plus 5%.  The default rate is 2.00% above the rate otherwise applicable.

The Debtors paid a commitment fee of $450,000 upon delivery and acceptance of the DIP Commitment Letter, which will be credited against the $450,000 closing fee to be paid by the Debtors on the closing date of the DIP Financing.  The Debtors also will be obligated to pay the following fees in connection with the DIP Financing:  (i) a letter of credit fee of 3.5% of the undrawn face amount of any letters of credit issued under the DIP Financing or issued and undrawn under the Existing Credit Facility, payable monthly in arrears; (ii) an unused facility fee equal to the “Applicable Unused Facility Fee Margin” under the DIP Financing (set at 0.5% in the DIP Commitment Letter), payable monthly in arrears; (iii) a collateral monitoring fee of $18,750, payable on the closing date of the DIP Financing and quarterly thereafter; (iv) upon termination of the DIP Financing, an exit fee of 1.0% of the Maximum Commitment Amount; provided, however, that such exit fee will be (1) credited against any upfront fees payable upon closing the Exit Facility, if such facility is provided by the DIP Lenders and is in an amount equal to or greater than the DIP

Financing, or (2) waived, if all obligations under the DIP Financing and the Existing Facility (including the Conditional Forbearance Fees) are paid in full at such time; and (v) if the Debtors request, and the DIP Lenders approve, an extension of the DIP Financing term, a term extension fee of 0.5% of the Maximum Commitment Amount.

3.                                           Security and Collateral

The DIP Financing will be secured by a fully perfected first priority security interest in substantially all of the assets of the Debtors pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code, under the definitive DIP Financing documents and orders issued by the Bankruptcy Court and acceptable to GECC and the Debtors.  The DIP Financing also will be secured by a pledge of  the issued and outstanding capital stock of the Subsidiaries.  The security interest and pledge described above (the “DIP Collateral”) will be free and clear of all Liens, claims, and encumbrances, except for encumbrances acceptable to GECC, and subject to a carveout in an amount acceptable to GECC and the Debtors and reserved in full against the DIP Financing Availability for certain unpaid professional fees and administrative expenses that are Allowed and are set forth in the definitive DIP Financing documents.  The DIP Collateral will not include bankruptcy avoidance actions.  No cost or expense that may be incurred in connection with the preservation or disposition of the DIP Collateral (except for the carveout described above) will be chargeable against the DIP Collateral under section 506(c) of the Bankruptcy Code.

The Debtors will bear joint and several liability for the DIP Financing obligations, which will have superpriority status over any and all other administrative expenses pursuant to section 364(c)(1) of the Bankruptcy Code, subject to the professional fee and administrative expense carveout described above.  The Debtors’ cash management system must be acceptable to the DIP Lenders, with lock box and blocked account agreements in favor of GECC.

The Interim DIP Order and the Final Order approving the DIP Financing (the “Final DIP Order”) must include, without limitation, the following provisions:  (i) GECC will have full stay relief so that it can enforce its rights in the event of a default without having to obtain any other or further court order, including, without limitation, the enforcement, upon five (5) days prior written notice, of such remedies against the DIP Collateral; (ii) the Debtors will not obtain any other loan without the prior consent of GECC; (iii)  the Debtors will not seek approval for or incur any debt which will prime the Liens granted to GECC, or will be pari passu with the Liens granted to GECC;  (iv) there will be no surcharge claims under section 506(c) of the Bankruptcy Code against the DIP Lenders or the DIP Collateral; and (v) such orders and any plan of reorganization proposed by the Debtors or confirmed in the Chapter 11 Cases will so provide that the DIP Financing (including the fees and expenses that Existing Lenders have agreed to conditionally waive pursuant to paragraphs 1(c) and 3(c) of the GECC Forbearance Agreement but that have not been waived pursuant to the terms of the Forbearance Agreement) be paid indefeasibly and in full on the expiration of the DIP Financing term.

4.                                           Conditions and Covenants

The commitment of the DIP Lenders in respect of the DIP Financing is subject to certain conditions, including, without limitation, (i) their satisfactory completion of a due diligence review of the Debtors, (ii) their receipt of opinions of counsel from counsel to the Debtors, and (iii) no “material adverse change” having occurred prior to the closing date for the DIP Financing.  The DIP Financing will also require the Debtors to observe certain conditions, affirmative covenants and negative covenants (including financial covenants), including conditions and covenants that  may be similar in type to those found under the Existing Credit Facility but may be made more restrictive in various respects.

The Interim and Final DIP Orders must be in form and substance acceptable to GECC and the Debtors, must be entered no later than fifteen (15) and forty-five (45) days, respectively, after the Petition Date, and must include, without limitation, provisions that (i) modify the automatic stay of section 362(a) of the Bankruptcy Code to permit the creation and perfection of Liens on the DIP Collateral in favor of GECC, (ii) provide for the automatic vacation of such stay to permit the enforcement of remedies available to GECC and the DIP Lenders under the DIP Financing, including, without limitation, the enforcement of such remedies against the DIP Collateral upon five (5) days prior written notice, and requiring the Debtors to use their best efforts to sell the DIP Collateral if requested by GECC; (iii) prohibit the assertion of Claims arising under section 506(c) of the Bankruptcy Code against the DIP Collateral, GECC or any DIP Lender or the commencement of other actions adverse to GECC or any DIP Lender or their respective rights and remedies under the DIP Financing or any Bankruptcy Court order; (iv) prohibit the incurrence of debt with priority equal to or greater than that of GECC and the DIP Lenders under the DIP Financing; and (v) prohibit any granting or imposition of Liens other than purchase money and other Liens acceptable to GECC.

5.                                           Events of Default

Events of default will include, without limitation, (i) the appointment of a trustee or examiner with enlarged powers to operate or manage the financial affairs of any Debtor; (ii) the dismissal or conversion of any of the Chapter 11 Cases, or the granting of relief from the automatic stay of section 362(a) of the Bankruptcy Code in favor of third parties, except as contemplated by the definitive DIP Financing documents; (iii) a post-petition judgment liability or event that will, in GECC’s judgment, significantly impair any Debtor’s financial condition, operations, or ability to perform its obligations under the DIP Financing or any Bankruptcy Court order; or (iv) any violation or breach of any representation, warranty, or covenant in the definitive DIP Financing documents.

6.                                           Mandatory Prepayments

The Debtors will be obligated to make the following prepayments in respect of the DIP Financing:  (a) if the outstanding balance of the DIP Financing exceeds Availability and/or $45 million, the amount of such excess, and (b) following a disposition of assets (out of the ordinary course of business), receipt of insurance or condemnation proceeds, or the issuance of any equity or debt securities, the proceeds from such event, subject to baskets (if any) as may be agreed upon in the definitive DIP Financing documents.

7.                                           Term

GECC’s commitment to provide financing in accordance with the terms of the DIP Commitment Letter will expire if the DIP Financing is not funded, for any reason, on or before April 15, 2006.  Furthermore, the DIP Financing will cease to be available upon the earliest of the following to occur (i) twelve (12) months after the Petition Date (as may be extended by six (6) months upon the Debtors’ request and payment of the term extension fee described above), (ii) the Effective Date, (iii) fifteen (15) days after the Petition Date if the Interim DIP Order has not been entered on or before such date; (iv) forty-five (45) days after the Petition Date if a Final Order approving the DIP Financing has not been approved on or before such date.  The DIP Financing term cannot extend beyond the earlier of the Effective Date or eighteen (18) months after the Petition Date.

D.                                 Anticipated Timetable for the Chapter 11 Cases

Following the Petition Date, the Debtors expect the Chapter 11 Cases to proceed on the following estimated timetable.  There can be no assurance, however, that the Bankruptcy Court’s orders to be entered on or shortly after the Petition Date will permit the Chapter 11 Cases to proceed as expeditiously as anticipated.

The Debtors anticipate that the hearing to consider the adequacy of this Disclosure Statement and Confirmation of the Plan will occur within forty-five (45) days after the Petition Date. Assuming that the Plan is confirmed at that hearing, the Plan provides that the Effective Date will be the later of (i) the first Business Day after the tenth (10th) day following the entry of the Confirmation Order, or (ii) the First Business Day on which all conditions to the Plan’s consummation (as set forth in Article XII of the Plan) have been satisfied or waived. See Section VI.L — “Summary of the Plan — Conditions Precedent; Waiver.”  Based upon information currently available, the Debtors believe that the Effective Date could occur as early as 10 Business Days following the Confirmation Date.  Under this timetable, the Debtors would emerge from Chapter 11 within 60 days after the Petition Date.  There can be no assurance, however, that this projected timetable can be achieved.

VIII.              CAPITAL STRUCTURE OF THE REORGANIZED DEBTORS

A.                                 New Securities

The following discussion summarizes the material provisions of the New Securities including references, where applicable, to the Reorganized Debtors’ Certificates of Incorporation and the Reorganized Debtors’ By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and the Reorganized Debtors’ Certificates of Incorporation and the Reorganized Debtors’ By-laws.

1.                                           New CURE Stock

As of the Effective Date, Electing Senior Noteholders and the Rights Holders (each of whom also will be an Electing Senor Noteholder) will own 100% of the 17,520,765 shares of New CURE Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New CURE Stock (i) as New Restricted Stock and upon the exercise of the New Options under the New Management Incentive Plan and (ii) in connection with the McConnell Investment.

2.                                           Stockholders Agreement

As of the Effective Date, each person or entity that receives New CURE Stock (including New Restricted Stock or New CURE Stock upon the exercise of the New Options) will execute a joinder to the Stockholders Agreement as a condition to receiving their recovery or their purchased shares.  The Stockholders Agreement will provide that no stockholder who is party to the Stockholders Agreement may sell any of its shares to a nonparty (a “Nonparty Buyer”) if, as a result of such sale, the Nonparty Buyer would own a majority of the number of shares of New CURE Stock then outstanding unless the Nonparty Buyer agrees to purchase all shares of New CURE Stock held by any party to the Stockholders Agreement who wishes to sell its shares, at the highest price paid by the Nonparty Buyer for any shares of Curative common stock acquired during the preceding 18 months.  In addition, the Stockholders Agreement will provide that Reorganized Curative will make available to its stockholders certain information, including but not limited to audited annual financial statements, unaudited quarterly financial statements and current disclosure regarding material events.  Reorganized Curative will make this information available by posting it on a secure website to which stockholders will have access upon execution of a customary form of confidentiality agreement.

3.                                           Registration Rights Agreement

As of the Effective Date, Reorganized Curative, the holders of the New Restricted Stock and New Options, and any holder of Senior Notes who acquires at least 5% of the number of shares of New CURE Stock issued on the Effective Date will execute a joinder to the Registration Rights Agreement as a condition to receiving their recovery or their purchased shares. The Registration Rights Agreement will provide that: (a) those stockholders who are parties to the Registration Rights Agreement and beneficially own at least a majority of the outstanding shares of New CURE Stock will have the right to require Reorganized Curative to register an initial public offering that includes shares to be sold by such stockholders after the second anniversary of the Effective Date, (b) those stockholders who are parties to the Registration Rights Agreement and beneficially own at least twenty-five percent (25%) of the outstanding shares of New CURE Stock will have the right to require Reorganized Curative to register an initial public offering that includes shares to be sold by such stockholders on or after the date that is forty-two (42) months following the Effective Date, (c) following Reorganized Curative’s initial registered public offering, any stockholder or group of stockholders that are parties to the Registration Rights Agreement and beneficially own at least ten percent (10%) of the outstanding shares of New CURE Stock will have a total of three demand registration rights until the seventh anniversary of the Effective Date, provided that each demand registration covers the sale of at least $25 million of New CURE Stock held by stockholders who are parties to the Registration Rights Agreement and (d) following Curative’s initial registered public offering, each stockholder who is party to the Registration Rights Agreement will have unlimited “piggy-back” registration rights until the seventh anniversary of the Effective Date.  The Registration Rights Agreement will be substantially in the form set forth in the Plan Supplement

4.                                           New Restricted Stock and New Options

As of the Effective Date, the grant by Reorganized Curative of the New CURE Stock as New Restricted Stock and New Options under the New Management Incentive Plan as described on Exhibit A attached to the Plan will be authorized.  See Section V.B — “Management and Corporate Structure of the Reorganized Debtors — New Management Incentive Plan.”

5.                                           Distribution

The issuance, grant, and reservation of the New Securities authorized in Article X of the Plan will not require any further act or action by any stockholder or creditor of the Debtors, under any applicable law, regulation, order or rule.  All securities to be issued will be deemed as of the Effective Date regardless of the date on which they are actually distributed.

6.                                           Securities Law Matters

a.                                    General

The Debtors are relying on section 4(2) of the Securities Act, the regulations promulgated thereunder and similar state law provisions, and section 1145(a)(1) of the Bankruptcy Code, to exempt the offer of the New CURE Stock that may be deemed to occur through the solicitation of acceptances of the Plan and the related Rights Offering and the issuance of those securities pursuant to the Plan and the Rights Offering, from the registration requirements of the Securities Act or applicable state securities and “blue sky” laws.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer or sale of securities pursuant to a plan of reorganization from the registration requirements of the Securities Act and from registration under state securities laws if the following conditions are satisfied: (i) the securities are issued by a company (a “debtor” under the Bankruptcy Code) (or its affiliates or successors) under a plan of reorganization; (ii) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor; and (iii) the securities are issued in exchange for the recipients’ claim against or interest in the debtor, or principally in such exchange and partly for cash or property.  In general, offers and sales of securities made in reliance on the exemption afforded under section 1145(a)(1) of the Bankruptcy Code are deemed to be made in a public offering, so that the recipients thereof, other than underwriters, are free to resell such securities without registration under the Securities Act.  In addition, such securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

The exemption from the registration requirements of the Securities Act for resales provided by section 1145(a) of the Bankruptcy Code is not available to a recipient of New CURE Stock if such individual or entity is deemed to be an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines the term “underwriter” as one who (a) purchases a claim with a view toward distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view toward distribution, or (d) is a control person of the issuer of the securities.  Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration under the Securities Act (subject, however, to any resale limitations contained therein), provided such resales of securities (including those securities received by statutory underwriters pursuant to a Chapter 11 plan) are subject to applicable volume limitations, notice and manner of sale requirements and certain other conditions.

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES AND BANKRUPTCY MATTERS DESCRIBED HEREIN. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, THE DEBTORS ENCOURAGE EACH CREDITOR AND PARTY-IN-INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

b.                                   Securities Issuance in Accordance with Section 1145

The Confirmation Order will provide that the issuance of New CURE Stock on account of Claims will be exempt from the registration requirements of the Securities Act to the extent provided by section 1145 of the Bankruptcy Code.  Certificates evidencing shares of the New CURE Stock that are received by holders of ten percent (10%) or more of the outstanding New CURE Stock calculated on a fully diluted basis or by holders that are otherwise “underwriters” within the meaning of section 1145(b) of the Bankruptcy Code with respect to the securities will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON           , 2006 PURSUANT TO THE PREPACKAGED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CURATIVE HEALTH SERVICES, INC. (THE “COMPANY”) AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF           , 2006 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ON           , 2006.  THESE SECURITIES WERE ISSUED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145, AND HAVE NOT BEEN REGISTERED UNDER THE ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN “UNDERWRITER” AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

Any holder that would receive legended securities as provided above may instead receive certificates evidencing New CURE Stock, as applicable, without such legend if, prior to the Effective Date, such entity delivers to Reorganized Curative (i) an opinion of counsel reasonably satisfactory to Reorganized Curative and the Board of Directors of Reorganized Curative to the effect that the shares of New CURE Stock to be received by such entity should not be subject to the restrictions applicable to “underwriters” under section 1145(b) of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that it is not an “underwriter” within the meaning of section 1145(b) of the Bankruptcy Code.  Any holder receiving securities so legended may subsequently deliver the opinion and certification referred to in (i) and (ii) above and Reorganized Curative will remove such legend from all such certificates held by such holder.

c.                                    Securities Issuance in Accordance with Section 4(2) of the Securities Act

The Confirmation Order will provide that the issuance of New CURE Stock in connection with the Rights Offering and the Subscription Agreements will be exempt from the registration requirements of the Securities Act in accordance with section 4(2) of the Securities Act.  The New CURE Stock issued in connection with the Rights Offering will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT DECLARED EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

IX.                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH THE CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD CAREFULLY READ THE DISCUSSION BELOW REGARDING CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED BY THE PLAN TO THE DEBTORS AND HOLDERS OF CLAIMS THAT ARE IMPAIRED UNDER THE PLAN.

A.                                 General

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS PROVIDED BY THE DEBTORS IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion summarizes certain anticipated U.S. federal income tax consequences of the transactions proposed by the Plan to the Debtors and holders of Claims that are impaired under the Plan. This summary is provided for informational purposes only and is based on the Tax Code, Treasury regulations promulgated thereunder, judicial authorities, and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This summary does not address all aspects of federal income taxation that may be relevant to the Debtors or to a particular holder of a Claim in light of its particular facts and circumstances or to certain types of holders of Claims subject to special treatment under the Tax Code (for example, non-U.S. taxpayers, financial institutions, broker-dealers, insurance companies, cooperatives, tax-exempt organizations, persons whose functional currency is not the United States dollar, and holders that are, or hold Claims through, a partnership or other pass-through entity). This summary assumes that holders of Class 5 Senior Note Claims hold their Claims as capital assets for federal income tax purposes (generally, property held for investment. This summary does not discuss any aspects of state, local or non-U.S. taxation or U.S. federal taxation other than income taxation. Furthermore, this summary does not address the federal income tax consequences to holders of Claims that are unimpaired under the Plan, or to holders of Claims that are not entitled to vote under the Plan.

A substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan. Events subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions, or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling has been or will be sought from the Internal Revenue Service (“IRS”) with respect to any of the tax aspects of the Plan and no opinion of counsel has been or will be obtained by the Debtors with respect thereto. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan to the

Debtors or any holder of a Claim. This discussion is not binding upon the IRS or other taxing authorities. No assurance can be given that the IRS or another authority would not assert, or that a court would not sustain, a different position from any discussed herein. Accordingly, each holder of a Claim is strongly urged to consult its tax advisor regarding the federal, state, local, and non-U.S. tax consequences of the Plan to such holder.

B.                                 Federal Income Tax Consequences to the Debtors

1.                                           Cancellation of Debt Income

Under the Tax Code, a U.S. taxpayer generally must include in gross income the amount of any cancellation of debt (“COD”) income realized during the taxable year. COD income is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD income (such as where the payment of the cancelled debt would have given rise to a tax deduction). COD income also includes the discharge of any interest that has been previously accrued but remains unpaid at the time the indebtedness is discharged. Based upon the foregoing, the Company expects to realize a substantial amount of COD income upon the discharge of Claims pursuant to the Plan.

The Company will not be required to include this amount of realized COD income in gross income, however, because the Claims will be discharged while the Company is under the jurisdiction of a court in a title 11 case. Instead, the Company will be required to reduce certain tax attributes (e.g., net operating losses (“NOLs”), NOL carryovers, general business credit carryovers, capital loss carryovers, tax basis in property and foreign tax credit carryovers (collectively, “Tax Attributes”)) by the amount of the COD income that would otherwise have been required to be included in gross income. To the extent the amount of COD exceeds the Tax Attributes available for reduction, the excess COD income is disregarded.

Under recently promulgated Treasury Regulations, the required reduction in Tax Attributes is imposed on the Debtors and other members of Curative’s consolidated group according to a set of specified ordering rules. Under these rules, Curative’s own Tax Attributes are reduced first by the amount of COD income Curative realizes, followed by the Tax Attributes (other than tax basis) of other members of the consolidated group. A corporation’s own Tax Attributes are generally Tax Attributes generated by the corporation itself, such as NOLs and credits, as well as tax basis in its assets, including tax basis in the stock of its subsidiaries.

If a corporation reduces its tax basis in the stock of its subsidiaries, each such subsidiary is treated as realizing COD income by the amount of such reduction, and the subsidiary must in turn reduce its Tax Attributes by that amount.

This process of Tax Attribute reduction is repeated through successive tiers of subsidiaries. Reduction of tax basis in each member’s property is limited to the excess of the aggregate tax bases of its property immediately after discharge over the aggregate amount of its liabilities immediately after the discharge. The reduction in Tax Attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., these attributes may be available to offset taxable income that accrues between the date of discharge and the end of the debtor’s taxable year).

A debtor may elect to alter the order of attribute reduction described above and, instead, first reduce the tax basis of its depreciable assets (and, possibly, the depreciable assets of its subsidiaries). The Company has not yet determined whether to make this election.

2.                                           Limitations on NOL Carryforwards and Other Tax Benefits

The Debtors do not expect to have significant NOL carryforwards from previous taxable years, but the Debtors do expect to incur a NOL for the current taxable year. The Debtors have not yet determined the amount of the NOL that is expected for the current taxable year. Even though such amount could be substantial, this NOL will be reduced as a result of the recognition of COD income as discussed above.

Following the implementation of the Plan, any remaining NOLs and tax credit carryforwards and, possibly, certain other Tax Attributes of the Debtors (including certain built-in losses in the assets of the Debtors (i.e., assets with respect to which the tax basis of the Debtors exceeds the fair market value of such assets) and certain deduction items that are attributable to the period before any ownership change) allocable to periods prior to the Effective Date (collectively, “pre-change losses”) may be subject to limitation under section 382 of the Tax Code (“Section 382”) if the Debtors incur an “ownership change.”

Under Section 382, if a corporation incurs an “ownership change” and the corporation does not qualify for (or elects out of) the special bankruptcy exception discussed below, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation. The Company expects to incur an ownership change as a result of the issuance of New CURE Stock pursuant to the Plan.

a.                                    Section 382 Limitation

In general, the amount of the annual pre-change loss limitation to which a corporation (or consolidated group) would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by (ii) the “long term tax exempt rate” (as published by the Internal Revenue Service) in effect for the month in which the ownership change occurs (4.40% for ownership changes occurring in January 2006). The stock value of a corporation (or consolidated group) incurring an ownership change pursuant to a confirmed bankruptcy plan generally is determined immediately after (rather than before) the ownership change, and therefore will include the value of creditor claims converted to stock in the bankruptcy restructuring.

Any unused portion of the annual limitation on pre-change losses may be carried forward until expiration (where applicable, as in the case of NOLs), thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

b.                                   Built-in Gains and Losses

If a loss corporation (or consolidated group) has a “net unrealized built-in loss” at the time it incurs an ownership change (taking into account most assets and items of “built-in” income and deduction), then any built-in losses that are recognized during the following five years (up to the amount of the original net unrealized built-in loss) generally will be treated as pre-change losses and will be subject to the annual limitation discussed above. For this purpose, depreciation and amortization deductions that arise during such five-year period are treated as recognized built-in losses (and, accordingly, are subject to the annual limitation under Section 382) to the extent that such deductions are attributable to unrealized built-in losses that exist at the time of the ownership change. If the loss corporation (or consolidated group) has a net unrealized built-in gain at the time it incurs an ownership change, any built-in gains recognized during the following five years

(up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, permitting the loss corporation (or consolidated group) to use its pre-change losses against these recognized built-in gains in addition to its regular annual limitation. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to taken into account in the group computation of net unrealized built-in loss. These corporations would nevertheless still be taken into account in determining whether the consolidated group has a net unrealized built-in gain. In general, a loss corporation’s (or consolidated group’s) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. The Company may have a net unrealized built-in loss as of the Effective Date.

c.                                    Special Bankruptcy Exception

An exception to the foregoing annual limitation rules generally applies where existing stockholders and qualified (so-called “old and cold”) creditors of a debtor receive, in respect of their stock and debt claims, at least 50% of the vote and value of the stock of the reorganized debtor pursuant to a confirmed Chapter 11 plan. Under this exception, a debtor’s pre-change NOLs and built-in losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year that is prior to and includes the reorganization, in respect of all debt that is converted into stock in the bankruptcy proceeding. If the special bankruptcy exception applies, and the Debtors do not elect out of its application, any further ownership change of the Debtors within a two-year period after the consummation of the Plan will preclude the Debtors’ future utilization of any pre-change losses existing at the time of the subsequent ownership change.

The receipt of the New CURE Stock by holders of Class 5 Senior Note Claims, Class 12 Senior Note Guarantee Claims and Class 19 Senior Note Guarantee Claims pursuant to the Plan may qualify for this exception. In addition, any ownership change that is not pursuant to a confirmed Chapter 11 plan (such as an ownership change that might occur during the pendency of the bankruptcy) generally would not qualify for the special bankruptcy exception. Even if the Company qualifies for the special bankruptcy exception, it may, if it so desires, elect not to have the exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in the Company’s consolidated U.S. federal income tax return for the taxable year in which the ownership change occurs. The Company has not yet determined whether to make such an election.

3.                                           Federal Alternative Minimum Tax

For purposes of computing the Debtors’ regular tax liability, all of their taxable income recognized in a taxable year generally may be offset by the carryover of NOLs (to the extent permitted under the Code and subject to various limitations, including Section 382, as discussed above). Even if all of the Company’s regular tax liability for a given year is reduced to zero by virtue of its NOLs, the Company may still be subject to the alternative minimum tax (“AMT”). The AMT imposes a tax equal to the amount by which 20% of a corporation’s alternative minimum taxable income (“AMTI”) exceeds the corporation’s regular tax liability. AMTI is calculated pursuant to specific rules in the Code which eliminate or limit the availability of certain tax deductions and which include as income certain amounts not generally included in computing regular tax liability. Because the COD income realized by the Company should be excluded from the calculation of AMTI, the Company does not expect to incur any AMT liability as a result of implementation of the Plan. Nevertheless, a corporation with “net unrealized built-in losses” must reduce the tax basis of its property to fair market value for AMT purposes following a Section 382 ownership change and, in calculating AMTI, only 90% of a corporation’s AMTI may be offset by NOL carryovers (as computed for AMT purposes).

C.                                 U.S. Federal Income Tax Consequences to Holders of Claims

1.                                           Holders of Class 5, Class 12 and Class 19 Claims

The treatment of holders of Class 5 Senior Note Claims, Class 12 Senior Note Guarantee Claims and Class 19 Senior Note Guarantee Claims will depend, in part, on whether the holder is an Electing Senior Noteholder or Non-Electing Senior Noteholder, and, in the case of an Electing Senior Noteholder, whether the Senior Note Claims constitute “securities” for U.S. federal income tax purposes.

Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

While not free from doubt, the Company believes that the Senior Note Claims should be treated as “securities.”  If Senior Notes are treated as securities, the exchange of an Electing Senior Noteholder’s Senior Notes for New CURE Stock should be treated as a recapitalization. In general, this means that an Electing Senior Noteholder will recognize gain on the exchange only to the extent of the amount of Cash received and, as discussed further below in Section IX.C.4, “— Fees and Expenses; Accrued But Unpaid Interest,” amounts received for accrued but unpaid interest.  An Electing Senior Noteholder should obtain a tax basis in the New CURE Stock received in exchange for Senior Notes equal to the tax basis of the Senior Notes exchanged therefor, reduced by the amount of Cash received, and increased by the amount of gain required to be recognized on the exchange (other than income for accrued interest). An Electing Senior Noteholder should have a holding period for the New CURE Stock that includes the holding period for the Senior Notes, provided that the tax basis of any share of New CURE Stock treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such share of New CURE Stock should not include the holding period of the Senior Notes.  In addition, an Electing Senior Noteholder may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest on the Senior Notes was previously included in the holder’s gross income but was not paid in full by Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.

Although for non-tax purposes the Rights Offering will be treated as a distribution separate from the Plan, for federal income tax purposes Rights will likely be treated as having been distributed to Rights Holders as part of the exchange effected pursuant to the Plan. The Debtors do not intend to treat the Rights received in respect of the Rights Offering as taxable consideration separate from the exchange, but there can be no assurance that the IRS could not successfully take a contrary position. Provided that the Senior Note Claims are treated as “securities” and that the Rights are treated as having been distributed pursuant to the Plan, Rights Holders should not be required to recognize gain or loss on the receipt of the Rights. A portion of a Rights Holder’s basis in the New CURE Stock received, as described above, may be allocated between the New CURE Stock and the Rights received in proportion to the fair market values of the New CURE Stock and the Rights.

In the case of a Non-Electing Senior Noteholder, or if the Senior Notes are not treated as “securities” for federal income tax purposes, then the exchange of Senior Notes for Cash, or for Cash and New CURE Stock, and any other non-stock property should be treated as a fully taxable exchange.    In that case, the holder should recognize gain or loss equal to the difference between (i) the amount of Cash and the fair market value of the New CURE Stock and any other non-stock property as of the Effective Date received that is not allocable to accrued interest, and (ii) the holder’s basis in the surrendered Senior Notes. Such gain or loss should be capital in nature (subject to the market discount rules described below) and should be long-term capital gain or loss if the Senior Notes were held for more than one year by the holder. To the extent that a portion of the Cash or New CURE Stock or any other non-stock property received in the exchange is allocable to accrued interest, the holder may recognize ordinary income. See Section IX.C.4, “— Fees and Expenses; Accrued But Unpaid Interest.”  A holder’s tax basis in the New CURE Stock and any non-stock property received should equal the fair market value of the New CURE Stock or non-stock property as of the Effective Date.  A holder’s holding period for the New CURE Stock should begin on the day following the Effective Date.  Holders of Class 5 Senior Note Claims and Class 12 and Class 19 Senior Note Guarantee Claims should read Section IX.C.5, “— Market Discount” below for additional considerations that may apply to such holder as a result of the exchange of Class 5, Class 12 and Class 19 Claims.

A Rights Holder will not recognize gain or loss on the exercise of the Right.  A Rights Holder’s tax basis in the New CURE Stock received upon exercise of a Right generally will be equal to the sum of the holder’s tax basis in the Right and the price to be paid for the shares of New CURE Stock subscribed. The holding period for the New CURE Stock received upon exercise of the Right will begin on the Effective Date.

2.                                           Holders of Class 4, Class 11 and Class 18 Claims

Pursuant to the Plan, holders of Class 4 Curative General Unsecured Claims, Class 11 Apex General Unsecured Claims, and Class 18 eBioCare General Unsecured Claims will receive, in satisfaction and discharge of their Claims, New Notes or Cash.

The treatment of holders of Class 4, 11 or 18 Claims will depend, in part, on whether the Claims constitute “securities” for U.S. federal income tax purposes. As discussed above under “Holders of Class 5, Class 12 and Class 19 Claims,” the determination of whether an instrument constitutes a “security” for these purposes is based on all the facts and circumstances of the particular instrument. Based on these factors, the Company believes that most of the Class 4, 11 or 18 Claims will not be treated as “securities” for these purposes. However, holders of Class 4, 11 or 18 Claims should consult with their tax advisor regarding the potential treatment of such holder’s Claim as a security. As a general matter, if a Class 4, 11 or 18 Claim were treated as a “security” and the holder of such Claim received only New Notes in the exchange, in some circumstances such holder would not recognize income or loss on the receipt of New Notes (other than New Notes received that are attributable to accrued but unpaid interest). The remainder of the discussion below assumes that the Class 4, 11 and 18 Claims are not “securities” for these purposes.

In general, each holder of Class 4, 11 or 18 Claims will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash and the issue price of the New Notes (which is generally expected to be the stated principal amount) received by the holder in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest) and (ii) the holder’s adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest).  For a discussion of the U.S. federal income tax consequences of any Claim for accrued interest, see Section IX.C.4, “—Fees and Expenses; Accrued But Unpaid Interest.”

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount and whether and to what extent the holder had previously claimed a bad debt deduction. As discussed further below, a holder which purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Code.

In general, a holder’s tax basis in any New Note will equal the issue price of such notes and the holding period for such notes or assets generally will begin the day following the Effective Date.

3.                                           Treatment of New Promissory Notes

Because the New Notes do not pay interest currently, the New Notes may be treated as having been issued with original issue discount (“OID”) for U.S. federal income tax purposes. If the New Notes are treated as having OID, a holder of a New Note must include a portion of the OID in gross income as interest in each taxable year or portion thereof in which the holder holds the New Notes even if the holder has not received a cash payment in respect of the OID.

The amount of a New Note’s OID is the excess of the New Note’s stated redemption price at maturity over its issue price. The stated redemption price at maturity of a New Note is the sum of all payments (including interest and principal) to be received on the New Notes. Generally, the issue price of a New Note is expected to be the stated principal amount of such Note.

Holders of New Notes must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the New Notes. The amount of OID includible in income by a holder of a New Note is the sum of the daily portions of OID with respect to the New Note for each day during the taxable year or portion of the taxable year on which the holder holds the New Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a New Note may be of any length selected by the holder and may vary in length over the term of the New Note as long as (i) no accrual period is longer than one year; and (ii) each scheduled payment of interest or principal on the New Note occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the New Note’s adjusted issue price at the beginning of the accrual period and the New Note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of interest on the New Note allocable to the accrual period. The “adjusted issue price” of a New Note at the beginning of any accrual period is the issue price of the New Note increased by the amount of accrued OID for each prior accrual period.

A de minimis exception to the OID rules applies if the total amount due under all debt instruments plus other consideration received in satisfaction of Claims is less than $250,000.  All exchanges which are part of the same transaction are aggregated for purposes of this exception, but it is unclear whether the Claims of all holders are aggregated together or the Claims of each holder are aggregated separately.  Cash-basis holders eligible for this de minimis exception would not be required to include OID in income over the life of the New Note as discussed above, but would recognize interest income on the sale or redemption of such New Note to the extent of interest accrued on the Note. Accrual-basis holders eligible for the de minimis exception would be required to accrue interest at the stated rate over the period that such holders hold the New Notes, provided that the stated rate of interest is higher than the applicable federal rate used to determine interest on certain deferred payments. The Debtors expect that the stated rate of interest on the New Notes will be higher than this rate.

Because of the complexity of these rules, holders of Claims that receive New Notes should consult their tax advisors as to the consequences and tax treatment of the New Notes.

4.                                           Fees and Expenses; Accrued But Unpaid Interest

To the extent that any Claim entitled to a distribution under the Plan comprises indebtedness and fees, expenses and/or accrued but unpaid interest, the Debtors intend to take the position that, for income tax purposes, such distribution will be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing fees, expenses and/or accrued but unpaid interest. No assurances can be made in this regard. If, contrary to the Debtors’ intended position, such a distribution were treated as being allocated first to accrued but unpaid interest, fees and/or expenses, a holder of such an Claim would realize ordinary income with respect to the distribution in an amount equal to the accrued but unpaid interest, fees and/or expenses not already taken into income under the holder’s method of accounting, regardless of whether the holder otherwise realizes a loss as a result of the Plan.

5.                                           Market Discount

A holder of a Claim that acquired the Claim after its original issuance at a market discount (generally defined as the amount, if any, by which a holder’s tax basis in a debt obligation immediately after its acquisition is exceeded by the adjusted issue price of the debt obligation at such time, subject to a de minimis exception) generally will be required to treat any gain recognized pursuant to the Plan as ordinary income to the extent of the market discount accrued during the holder’s period of ownership, unless the holder elected to include the market discount in income as it accrued.  If the exchange of Senior Note Claims for Cash, New CURE Stock, and Rights is treated as a “recapitalization” for U.S. federal income tax purposes, as discussed in “Holders of Class 5, Class 12 and Class 19 Claims” above, then any accrued market discount on the Class 5, Class 12 or Class 19 Claim surrendered, to the extent this accrued market discount exceeds any gain required to be recognized pursuant to the exchange, generally should carry over to the holder’s New CURE Stock received in exchange therefor, and any gain recognized by the holder on a subsequent taxable disposition of such New CURE Stock generally would be treated as ordinary income to the extent of the carried-over market discount.

D.                                 Information Reporting and Backup Withholding

All distributions to holders of Claims under the Plan are subject to any applicable withholding. Certain payments, including payments of interest and accrued OID on, and the proceeds of sale or other disposition of New Notes, as well as dividends, if any, and other proceeds with respect to the New CURE Stock, are generally subject to information reporting to the IRS. Moreover, such reportable payments may be subject to backup withholding at a rate of 28% unless the taxpayer: (i) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

E.                                   Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

X.                          FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.                                 Feasibility of the Plan

In connection with confirmation of the Plan, section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. This is the so-called “feasibility” test.  To support its belief in the feasibility of the Plan, the Reorganized Debtors have prepared the Financial Projections, the Apex Projections, and the eBioCare Projections attached hereto as Exhibits E-1, E-2 and E-3, respectively.

The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to make the payments required under the Plan on the Effective Date, repay and service debt obligations and maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with the standard of section 1129(a)(11) of the Bankruptcy Code. As noted in the Financial Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Financial Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Financial Projections are based are subject to uncertainties outside the control of the Debtors. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Financial Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors’ financial results.  See Section XII — “Certain Factors to be Considered” for a discussion of certain risk factors that could affect financial feasibility of the Plan.

THE FINANCIAL PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES

AND EXCHANGE COMMISSION REGARDING FINANCIAL PROJECTIONS. FURTHERMORE, THE FINANCIAL PROJECTIONS HAVE NOT BEEN AUDITED BY CURATIVE’S INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE FINANCIAL PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY, IF NOT ALL, OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE FINANCIAL PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE FINANCIAL PROJECTIONS.

B.                                  Best Interests Test

Even if the Plan is accepted by all holders of Eligible Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all holders of Claims and Equity Interests that are impaired by the Plan and that have not accepted the Plan as a requirement to confirm the Plan.  The “best interests” test, set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an impaired class of Claims or Equity Interests have accepted the Plan or that the Plan will provide a member who has not accepted the Plan with a recovery of property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of Claims and Equity Interests if a Debtor were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the disposition of the Debtors’ assets if their Chapter 11 Cases were converted to Chapter 7 cases under the Bankruptcy Code.  This “liquidation value” would consist primarily of the proceeds from a forced sale of the Debtors’ assets by a Chapter 7 trustee.

The amount of liquidation value available to holders of unsecured Claims against the Debtors would be reduced first by the Claims of secured creditors (to the extent of the value of its collateral), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 Cases. Costs of a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases.  The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business.  Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured Claims or to make any distribution in respect of Equity Interests.  The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured Claims.

In a Chapter 7 liquidation, no junior class of claims or equity interests may be paid unless all classes of claims or equity interests senior to such junior class are paid in full.  Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law.  Therefore, no class of Claims or

Equity Interests that is contractually subordinated to another Class would receive any payment on account of its Claims or Equity Interests, unless and until such senior class was paid in full.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Debtors’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation.  If this probable distribution has a value greater than the value of distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court.  As shown in the Liquidation Analysis described below, the Company believes that each member of each Class of impaired Claims will receive at least as much, if not more, under the Plan as they would receive if the Debtors were liquidated.

C.                                 Liquidation Analysis

As noted above, the Company believes that under the Plan all holders of impaired Claims will receive property with a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Company’s belief is based primarily on (i) consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired Claims, including (a) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and professional advisors to the trustee, (b) the erosion in value of assets in a Chapter 7 case in the context of the rapid liquidation required under Chapter 7 and the “forced sale” atmosphere that would prevail, (c) the adverse effects on the Company’s businesses as a result of the likely departure of key employees and the probable loss of customers, (d) the substantial increases in Claims, such as estimated contingent Claims, which would be satisfied on a priority basis or on parity with the holders of impaired Claims in the Chapter 11 Cases, (e) the reduction of value associated with a Chapter 7 trustee’s operation of the Company’s businesses, and (f) the substantial delay in distributions to the holders of impaired Claims that would likely ensue in a Chapter 7 liquidation and (ii) the Liquidation Analysis prepared by the Company for the Curative Debtors, Apex and eBioCare, which are attached hereto as Exhibits F-1,
F-2 and F-3, respectively (collectively, the “Liquidation Analysis”).  For the benefit of the holders of the Senior Note Claims, the Company has determined that the percentage recovery that such holders would receive upon the liquidation of the Reorganized Debtors on a consolidated basis would be the sum of recovery percentages for the holders of unsecured Claims against the Curative Debtors, Apex and eBioCare which is equal to 8.0%.  As a result, there will be insufficient assets to provide a recovery to any holder of Equity Interests in the Debtors.

For the benefit of the holders of Apex General Unsecured Claims and eBioCare General Unsecured Claims, the Company has prepared three sets of liquidation analyses for Apex and eBioCare, respectively.  The first liquidation analysis contemplates that the holders of Secured Bank Claims assert their rights in full against Apex and eBioCare, respectively.  The second liquidation analysis contemplates that the holders of Secured Bank Claims do not assert their rights in full against Apex and eBioCare, respectively.  The third liquidation analysis contemplates that the holders of Secured Bank Claims assert their rights on a pro rata basis against Apex and eBioCare, respectively.  For purposes of the Plan, the Company has used the liquidation analysis for Apex and eBioCare, respectively, that contemplates that the holders of Secured Bank Claims do not assert their rights in full against Apex and eBioCare, respectively, to demonstrate the greatest potential liquidation value for unsecured creditors of Apex and eBioCare, respectively.

The Company believes that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Company.  Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a

Bankruptcy Court would accept the Debtors’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.  For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. This estimate is based solely upon the Company’s review of its books and records and the Company’s estimate as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from Chapter 11 to Chapter 7.  No order or finding has been entered by the Bankruptcy Court or any other court estimating or otherwise fixing the amount of Claims at the projected-amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Company has projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed.  The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including any determination of the value of any distribution to be made on account of Allowed Claims under the Plan.

To the extent that confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Company, funds available to pay Claims, and the reorganization value of the Company, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.  Accordingly, the annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

D.                                 UBS Enterprise Valuation of the Reorganized Debtors

In connection with certain matters relating to the Plan, the Company directed UBS to undertake an analysis of the estimated range of the going concern enterprise value of the Reorganized Debtors, on a consolidated basis, after giving effect to the reorganization as set forth in the Plan.  UBS completed its analysis on December 14, 2005.

The valuation of the going concern enterprise value of the Reorganized Debtors on a consolidated basis (the “UBS Enterprise Valuation”) was developed for the purposes of assisting the Company in evaluating the relative recoveries of holders of Allowed Claims and Equity Interests, and in assessing whether the Plan met the “best interests test” under the Bankruptcy Code.

In conducting its analysis, UBS, among other things: (a) reviewed certain publicly available business and historical financial information relating to the Debtors; (b) reviewed certain internal financial information and other data relating to the business and financial prospects of the Reorganized Debtors, including the Projections prepared by management of the Debtors which were provided to UBS by the Debtors (such Projections are attached hereto as Exhibit E-1); (c) conducted discussions with members of the Debtors’ senior management concerning the business and financial prospects of the Reorganized Debtors; (d) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS believed to be generally relevant; (e) reviewed the financial terms, to the extent available, of certain transactions UBS believed to be generally relevant; (f) reviewed the Term Sheet and Plan Support Agreement as disclosed by Curative pursuant to a Form 8-K filing on December 5, 2005; (g) reviewed the Amendment to the Plan Support Agreement as disclosed by Curative pursuant to a Form 8-K filing on December 16, 2005; and (h) conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTORS, ASSUMING THAT THE REORGANIZED DEBTORS CONTINUE AS AN OPERATING BUSINESS, ESTIMATED BASED ON VARIOUS CUSTOMARY VALUATION METHODOLOGIES. THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTORS, ITS SECURITIES OR ITS ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION. FURTHER, THE PLAN DOES NOT CURRENTLY CONTEMPLATE THAT THE EQUITY OF THE REORGANIZED DEBTORS WILL BE PUBLICLY TRADED AND AS SUCH, THE TOTAL REALIZABLE VALUE OF THE COMBINED SECURITIES OF THE REORGANIZED DEBTORS MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN IMPLIED BY THIS ESTIMATE.

The actual value of an operating business, such as the Reorganized Debtors, is subject to various factors, many of which are beyond the control or knowledge of the Debtors or UBS, and such value will fluctuate with changes in such factors. In addition, the market prices, to the extent there is a market, of Reorganized Curative’s securities will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities. It is not expected that the New CURE Stock will be publicly traded and there can be no assurance that a trading market will be available in the future with respect to Reorganized Curative’s securities.

UBS’ analysis was undertaken solely for the purpose of assisting Curative’s Board of Directors in evaluating the Plan and the distributions that holders of Claims will receive under the Plan. UBS’ analysis addresses the estimated going concern enterprise value of the Reorganized Debtors and does not address any other aspect of the proposed reorganization, the Plan or any other transactions.  UBS’ analysis does not address the relative merits of the Plan as compared to other business strategies or transactions that might be available with respect to the Debtors and does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan. UBS’ ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTORS DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CREDITORS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN. UBS has not been asked to, nor did UBS, express any view as to what the value of Reorganized Curative’s securities will be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated going concern enterprise value of the Reorganized Debtors set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

UBS’ analysis is based upon, among other things, the Reorganized Debtors achieving the Projections prepared by management.  The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project.  The financial results reflected in the Financial Projections are in certain respects materially better than the recent historical results of operations of the Debtors.  The Reorganized Debtors’ actual future results may differ materially from the Financial Projections and such differences may affect the value of the Reorganized Debtors. See Exhibit E-1.

ACCORDINGLY, FOR THESE AND OTHER REASONS, THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTORS SET FORTH IN THIS SECTION MUST BE CONSIDERED INHERENTLY SPECULATIVE. AS A RESULT, SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATES HEREIN. NONE OF THE DEBTORS, UBS OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OF SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE.

As part of its investment banking business, UBS is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, restructurings and reorganizations and valuations for estate, corporate and other purposes. In the ordinary course of business, UBS, its successors and affiliates may trade securities of Curative for the accounts of their customers and may in the future trade securities of Reorganized Curative for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

1.                                           Methodology

In preparing its valuation, UBS performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by UBS, which consisted of (a) a selected publicly traded companies analysis, (b) a selected transactions analysis and (c) a discounted cash flow analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by UBS. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

UBS believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all its analyses, could create a misleading or incomplete view of the processes underlying UBS’ conclusions. UBS did not draw, in isolation, conclusions from or with regard to any one analysis or factor, nor did UBS place any particular reliance or weight on any individual analysis. Rather, UBS arrived at its views based on all the analyses undertaken by it, assessed as a whole.

For purposes of UBS’ analysis, the estimated going concern enterprise value of the Reorganized Debtors equals the value of its fully diluted common equity, plus its outstanding debt, minus cash, determined based on the Reorganized Debtors, on a consolidated basis, as an operating business, after giving effect to the reorganization set forth in the Plan.

Selected Publicly Traded Companies Analysis. UBS analyzed the market value and trading multiples of selected publicly held companies in lines of business UBS believed to be generally relevant. UBS calculated the enterprise value of the selected companies as a multiple of certain historical and projected financial data of such companies, making adjustments where appropriate to reflect recent or pending acquisitions by such companies on a pro forma basis. UBS then analyzed those multiples and compared them with multiples derived by assigning a range of enterprise values to the Reorganized Debtors and dividing those enterprise values by the corresponding historical and projected financial data of the Reorganized

Debtors. The projected financial data for the Reorganized Debtors was based on the Projections and the projected financial data for the selected companies was based on publicly available research analyst reports and other publicly available information.

Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, UBS’ comparison of the selected companies to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and of the Reorganized Debtors

Selected Transactions Analysis. UBS reviewed selected recently completed or announced transactions involving companies in lines of business UBS believed to be generally relevant. UBS calculated the enterprise value of the companies implied by the transactions as a multiple of certain projected financial data of such companies. UBS then analyzed those multiples and compared them with the multiples derived by assigning a range of enterprise values to the Reorganized Debtors and dividing those enterprise values by the corresponding projected financial data of the Reorganized Debtors. The projected financial data for the Reorganized Debtors was based on the Financial Projections and the projected financial data for the companies involved in the selected transactions was based on publicly available research analyst reports and other publicly available information.

Although the selected transactions were used for comparison purposes, no selected transaction is either identical or directly comparable to the transaction contemplated by the Plan and no companies involved in the selected transactions were either identical or directly comparable to the Reorganized Debtors. Accordingly, UBS’ analysis of the selected transactions was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in transaction structure, financial and operating characteristics of the companies involved and other factors that could affect the relative values achieved in such transactions and the estimated going concern enterprise value of the Reorganized Debtors.

Discounted Cash Flow Analysis. UBS performed a discounted cash flow analysis to estimate the present value of the Reorganized Debtors’ future consolidated unlevered, after tax cash flows available to debt and equity holders.  To perform the discounted cash flow analysis, UBS first examined the Reorganized Debtors’ consolidated unlevered after tax cash flows given in the Financial Projections.  UBS then applied a range of EBITDA multiples selected by UBS to the final year EBITDA as set forth in the Projections to calculate a range of terminal values. UBS then applied a range of discount rates to arrive at a range of present values of the future cash flows and terminal values.

The discounted cash flow analysis also involves complex considerations and judgments concerning appropriate adjustments to discount rates and terminal year EBITDA multiples. The Financial Projections provided by management only extended through the end of 2008, resulting in future consolidated unlevered after tax cash flow projections for only two and three-quarters years.  This is a shorter period than UBS would generally use for a discounted cash flow analysis and limits the ability to apply this analysis.

Estimated Going Concern Enterprise Value of the Reorganized Debtors

IN CONNECTION WITH UBS’ ANALYSIS, WITH CURATIVE’S CONSENT, UBS HAS NOT ASSUMED ANY RESPONSIBILITY FOR INDEPENDENT VERIFICATION OF ANY OF THE INFORMATION PROVIDED TO UBS, PUBLICLY AVAILABLE TO UBS OR OTHERWISE REVIEWED

BY UBS, AND UBS, WITH CURATIVE’S CONSENT, HAS RELIED ON SUCH INFORMATION BEING COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS. UBS HAS FURTHER RELIED UPON THE REPRESENTATIONS OF CURATIVE’S SENIOR MANAGEMENT THAT THEY ARE NOT AWARE OF ANY FACTS OR CIRCUMSTANCES THAT WOULD MAKE SUCH INFORMATION INACCURATE OR MISLEADING. WITH RESPECT TO CURATIVE’S PROJECTIONS, UBS HAS ASSUMED, AT CURATIVE’S DIRECTION, THAT SUCH PROJECTIONS HAVE BEEN REASONABLY PREPARED ON A BASIS REFLECTING THE BEST CURRENTLY AVAILABLE ESTIMATES AND JUDGMENTS OF CURATIVE’S SENIOR MANAGEMENT AS TO THE FUTURE PERFORMANCE OF THE REORGANIZED DEBTORS AFTER GIVING EFFECT TO THE REORGANIZATION AS SET FORTH IN THE PLAN.

In addition, with Curative’s consent, UBS has not independently evaluated the achievability of the Projections or the reasonableness of the assumptions upon which they are based, has not contacted any of Curative’s customers regarding the likelihood that such customers will continue to do business with the Reorganized Debtors and has not conducted a physical inspection of the properties and facilities of Curative.  Furthermore, with Curative’s consent, UBS has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Curative, nor has UBS been furnished with any such evaluation or appraisal.

UBS has also assumed, with Curative’s consent, among other things, the following (as to which UBS makes no representation):

•                                               The Plan will be confirmed and consummated in accordance with its terms, and Curative will be reorganized as set forth in the Plan.  The Plan will not differ in any material respect from the terms described in the following, each as reviewed by UBS:  (a) the Term Sheet and Plan Support Agreement as disclosed by Curative pursuant to a Form 8-K filing on December 5, 2005 and (b) the Amendment to the Plan Support Agreement as disclosed by Curative pursuant to a Form 8-K filing on December 16, 2005.

•                                               The Effective Date will be March 31, 2006.

•                                               The Reorganized Debtors will achieve the Projections.

•                                               The Reorganized Debtors’ capitalization and available cash will be as set forth in the Plan and this Disclosure Statement. In particular, the pro forma indebtedness of the Reorganized Debtors as of the Effective Date will be a maximum of $77.75 million.

•                                               The Reorganized Debtors will be able to obtain all future financings, on the terms and at the times, necessary to achieve the Financial Projections.

•                                               Any Claims resulting from the DHS Audit will be covered by and released as part of the Plan and this assumption is reflected in the Projections.

•                                               As of the Effective Date, the New CURE Stock will not be listed.

•                                               Neither the Debtors nor the Reorganized Debtors will engage in any material asset sales or other strategic transaction, and no such asset sales or strategic transactions are required to meet the Reorganized Debtors’ ongoing cash requirements, it being understood that the

Projections contemplate the impact of the sale of the Synagis® assets as disclosed by Curative pursuant to a Form 8-K filing on December 5, 2005.

•                                               All governmental, regulatory or other consents and approvals necessary for the consummation of the Plan will be obtained without any material adverse effect on the Reorganized Debtors or the Plan.

•                                               There will not be any material change in the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of Curative other than as reflected in the Financial Projections.

•                                               There will not be any material change in economic, market, financial and other conditions.

The estimated range of the going concern enterprise value of the Reorganized Debtors is necessarily based on economic, market, financial and other conditions as they existed on, and on the information available to UBS as of the date of its analysis, December 14, 2005. Although subsequent developments may affect UBS’ analysis and views, UBS does not have any obligation to update, revise or reaffirm its estimate.

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, UBS’ view, as of December 14, 2005, was that, subject to no material change in economic, market, financial or other conditions and no material change in the condition, business, projections (including the Projections) or prospects of the Reorganized Debtors, the estimated going concern enterprise value of the Reorganized Debtors, as of the assumed Effective Date, March 31, 2006, would be in a range between $130 million and $165 million.

Although the midpoint of the UBS valuation is $147.5 million, the Company, for the sole purposes of distributions under the Plan, the Rights Offering, the McConnell Investment and the New Management Incentive Plan, has determined to apply a premium value of the Reorganized Debtors of $155 million.

E.                                   Apex Enterprise Value

In connection with certain matters relating to the Plan, the Company undertook an analysis of the estimated range of the going concern enterprise value of Reorganized Apex after giving effect to the reorganization as set forth in the Plan. The Company completed its analysis on December 18, 2005.

The valuation was developed by the Company for the purposes of evaluating the relative recoveries of holders of Allowed Claims and Equity Interests against Apex, and in assessing whether the Plan met the “best interests” test under the Bankruptcy Code.

THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED APEX SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION OF REORGANIZED APEX, ASSUMING THAT REORGANIZED APEX CONTINUES AS AN OPERATING BUSINESS, ESTIMATED BASED ON THE VALUATION METHODOLOGY DESCRIBED BELOW. THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED APEX SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF REORGANIZED APEX, ITS SECURITIES OR ITS ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION.

The actual value of an operating business, such as Reorganized Apex, is subject to various factors, many of which are beyond the control or knowledge of the Debtors, and such value will fluctuate with changes in such factors.

This analysis was undertaken solely for the purpose of evaluating the Plan and the distributions that holders of Claims will receive under the Plan. This analysis addresses the estimated going concern enterprise value of Reorganized Apex and does not address any other aspect of the proposed reorganization, the Plan or any other transactions.  This analysis does not address the relative merits of the Plan as compared to other business strategies or transactions that might be available with respect to the Debtors and does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan. THE COMPANY’S ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED APEX DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CREDITORS OR HOLDERS OF EQUITY INTERESTS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN.

This analysis is based upon, among other things, Reorganized Apex achieving the Apex Projections prepared by management. The future results of Reorganized Apex are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. Reorganized Apex’s actual future results may differ materially from the Apex Projections and such differences may affect the value of Reorganized Apex.  See Exhibit E-2.

ACCORDINGLY, FOR THESE AND OTHER REASONS, THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED APEX SET FORTH IN THIS SECTION MUST BE CONSIDERED INHERENTLY SPECULATIVE. AS A RESULT, SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATES HEREIN. NONE OF THE DEBTORS OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OF SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE.

Estimated Going Concern Enterprise Value of Reorganized Apex

1.                                           Assumptions

In connection with this analysis, the Company has assumed, among other things, the following:

The Apex Projections (attached hereto as Exhibit E-2) assume the Plan will be confirmed and consummated in accordance with its terms and that there will be no material changes that will have an unexpected impact on the Company’s operations.  The Apex Projections assume an Effective Date of March 31, 2006 for the purpose of this analysis.  Expenses incurred as a result of the Chapter 11 Cases are assumed to be paid through the pendency of the case or upon the Effective Date.

It is important to understand that the Apex Projections and estimates of values described below may differ, and those differences may be material, from actual performance and are highly dependent on significant assumptions concerning the future operations of these businesses. These assumptions are subject to certain risk factors as detailed in Section XII of this Disclosure Statement.  These assumptions include: growth of certain lines of business; labor costs and other operating costs; inflation; market considerations; the level of investment required for capital expenditures and working capital; no change in reimbursement from Medi-Cal, Medicare or other third party payors; no change in product pricing; established relationships with patients and referral sources are maintained; and that key employees such as Community Service

Representatives (CSSRs) are retained.  Furthermore, the Apex Projections assume that the reorganized Company will continue to operate the business of the Company as presently constituted in accordance with the Company’s current business plan; however, to the extent that Reorganized Curative determines to discontinue operations in one or more areas of the Company’s current businesses, or to dispose of assets or operations, actual results of future operations could be materially different from the Apex Projections.

The Apex Projections were created based on two methodologies.  Under the first method, business currently operated out of the LA North branch was assumed to be all of the business of Apex.  That business was then projected going forward, based on the assumption that the business currently operated out of the LA North branch would continue going forward.  In addition, the Company allocated a portion of corporate overhead that management believes would be necessary to operate Apex as an independent stand-alone entity.  The corporate overhead allocation was based on the proportion of Apex’s annual revenue to the total annual revenue of the Reorganized Company.

Under the second method, the Company considered, in addition to the business operated out of the LA North Branch, the business associated with certain employees of Apex whose business is currently operated and managed at other Company branches not owned or operated by Apex.  The Company then attributed those employees’ revenues and other costs not already included in Apex, to the Apex subsidiary.  In addition, the Company allocated a portion of corporate overhead that management believes would be necessary to operate Apex as an independent stand-alone entity.  The results attained were then projected forward.

a.                                    Revenue (method 1)

Historic revenue from products and services currently dispensed from LA-North was adjusted for recent CSSR departures and then assumed to grow at approximately 5% per year during 2007 and 2008.

b.                                   Expenses (method 1)

Historic expenses were assumed to remain consistent with current LA-North branch expenses and assumed to grow at approximately 4% per year in 2007 and 2008.

c.                                    Revenue (method 2)

2006E revenue assumptions for Apex were developed based on the 3 months of activity from August through October, excluding CSSRs who departed during that time.  Revenues were then assumed to grow at 5% per year during 2007 and 2008.

d.                                   Expenses (method 2)

2006E expense assumptions for Apex were developed based on the 3 months of activity from August through October, excluding CSSRs who departed during that time.  Expenses were then assumed to grow at approximately 4% per year during 2007 and 2008.

e.                                    Taxes

Under all scenarios, an effective tax rate of 40% was assumed.

2.                                           Apex Methodology

To determine value to be allocated to Apex, the Company has considered the Apex Projections.  The Company believes there are a number of ways to attribute value to Apex and has considered the following methods:

•                                               The first method to determine a range of values for Apex was to apply an appropriate multiple to the 2006E EBITDA of Apex.  The Company believes that hemophilia businesses similar to Apex should generally trade at multiples of 6.0x to 8.0x forward EBITDA.  Applying this range to the 2006E EBITDA of Apex, the Company attained range of estimated values.  Based on this methodology, the estimated values implied by the Apex Projections Method 1 and the Apex Projections Method 2 range between $1.8 million to $2.4 million.

•                                               The second method the Company used to obtain a range of values for Apex was to apply a portion of the Plan value, based on the midpoint of the UBS Range of Going Concern Valuation to the subsidiary based on the total EBITDA estimated for Apex as a percent of the total consolidated EBITDA in the Projections.  Based on the Apex Projections Method 1 this percent was 1.6% in 2006, 2.7% in 2007 and 3.5% in 2008 and based on the Apex Projections Method 2 this percentage was 1.6% in 2006, 1.8% in 2007 and 1.9% in 2008.  Multiplying these percentages by the Plan value gives a range of values from $2.5 million to $5.5 million.

•                                               Finally, the Company reviewed the Apex Liquidation Analysis attached hereto as Exhibit F-2.  The Apex Liquidation Analysis indicates that after estimated fees and expenses there would be approximately $12.7 million available for distribution to creditors.

In examining these various valuation methods, the Company has determined that the range of estimated values of Apex is between $1.8 million and $12.7 million.  The Debtors, in preparing their books and financial records, have historically allocated certain revenues earned by employees of Apex (along with related costs) to other subsidiaries of the Debtors.  However, in computing the enterprise value for Apex for purposes of this Disclosure Statement, the Debtors allocated to Apex all revenue (and related costs) earned by Apex employees.  For purposes of computing distributions under the Plan, the Company will use $12.7 million, the highest value in this range.  The Apex Projections are set forth on Exhibit E-2 attached hereto.

F.                                   eBioCare Enterprise Value

In connection with certain matters relating to the Plan, the Company undertook an analysis of the estimated range of the going concern enterprise value of Reorganized eBioCare after giving effect to the reorganization as set forth in the Plan. The Company completed its analysis on December 18, 2005.

The valuation was developed by the Company for the purposes of evaluating the relative recoveries of holders of Allowed Claims and Equity Interests against eBioCare, and in assessing whether the Plan met the “best interests test” under the Bankruptcy Code.

THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED EBIOCARE SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION OF REORGANIZED EBIOCARE, ASSUMING THAT REORGANIZED EBIOCARE CONTINUES AS AN OPERATING BUSINESS, ESTIMATED BASED ON THE VALUATION METHODOLOGY DESCRIBED BELOW.

THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED EBIOCARE SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF REORGANIZED EBIOCARE, ITS SECURITIES OR ITS ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION.

The actual value of an operating business, such as Reorganized eBioCare, is subject to various factors, many of which are beyond the control or knowledge of the Debtors, and such value will fluctuate with changes in such factors.

This analysis was undertaken solely for the purpose of evaluating the Plan and the distributions that holders of Claims will receive under the Plan. This analysis addresses the estimated going concern enterprise value of Reorganized eBioCare and does not address any other aspect of the proposed reorganization, the Plan or any other transactions.  This analysis does not address the relative merits of the Plan as compared to other business strategies or transactions that might be available with respect to the Debtors and does not address the Debtors’ underlying business decision to effect the reorganization set forth in the Plan. THE COMPANY’S ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED EBIOCARE DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CREDITORS OR HOLDERS OF EQUITY INTERESTS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN.

This analysis is based upon, among other things, Reorganized eBioCare achieving the eBioCare Projections prepared by management. The future results of Reorganized eBioCare are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. Reorganized eBioCare’s actual future results may differ materially from the eBioCare Projections and such differences may affect the value of Reorganized eBioCare.  See Exhibit E-3 attached hereto.

ACCORDINGLY, FOR THESE AND OTHER REASONS, THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF REORGANIZED EBIOCARE SET FORTH IN THIS SECTION MUST BE CONSIDERED INHERENTLY SPECULATIVE. AS A RESULT, SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATES HEREIN. NONE OF THE DEBTORS OR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OF SUCH ESTIMATED GOING CONCERN ENTERPRISE VALUE.

Estimated Going Concern Enterprise Value of Reorganized eBioCare

1.                                           Assumptions

In connection with this analysis, the Company has assumed, among other things, the following:

The eBioCare Projections attached hereto as Exhibit E-3 assume the Plan will be confirmed and consummated in accordance with its terms and that there will be no material changes that will have an unexpected impact on the Company’s operations.  The eBioCare Projections assume an Effective Date of March 31, 2006 for the purpose of this analysis.  Expenses incurred as a result of the Chapter 11 Cases are assumed to be paid through the pendency of the case or upon the Effective Date.

It is important to understand that the eBioCare Projections and estimates of values described below may differ, and those differences may be material, from actual performance and are highly dependent on significant assumptions concerning the future operations of these businesses. These assumptions are subject to certain risk factors as detailed in Section XII of this Disclosure Statement.  These assumptions include: growth of certain lines of business; labor costs and other operating costs; inflation; market considerations; the level of investment required for capital expenditures and working capital; no change in reimbursement from Medi-Cal, Medicare or other third party payors; no change in product pricing; established relationships with patients and referral sources are maintained; and that key employees such as Community Service Representatives (CSSRs) are retained.  Furthermore, the eBioCare Projections assume that the reorganized Company will continue to operate the business of the Company as presently constituted in accordance with the Company’s current business plan; however, to the extent that Reorganized Curative determines to discontinue operations in one or more areas of the Company’s current businesses, or to dispose of assets or operations, actual results of future operations could be materially different from the eBioCare Projections.

Because eBioCare does not currently conduct any revenue generating activities, it is not possible for management to forecast its revenue and EBITDA on a stand-alone basis and the Company may determine to liquidate eBioCare during or after emergence from the Chapter 11 Cases.  However, for the purposes of the Plan and distributions thereunder, the Company considered the historical projections associated with certain employees of eBioCare whose business is currently operated and managed at other Company branches not owned or operated by eBioCare.  The Company then attributed those employees’ revenues and other costs not already included in eBioCare to the eBioCare subsidiary.  In addition, the Company allocated a portion of corporate overhead that management believes would be necessary to operate eBioCare as an independent stand-alone entity.  The corporate overhead allocation was based on the proportion of eBioCare’s annual revenue to total annual revenue of the Reorganized Company.  The results attained were then projected forward.

a.                                    Revenue

2006E revenue assumptions for eBioCare were developed based on the 3 months of activity from August through October, excluding CSSRs who departed during that time.  Revenues were then assumed to grow at 5% per year during 2007 and 2008.

b.                                   Expenses

2006E expense assumptions for eBioCare were developed based on the 3 months of activity from August through October, excluding CSSRs who departed during that time.  Expenses were then assumed to grow at approximately 4% per year during 2007 and 2008.

c.                                    Taxes

Under all scenarios, an effective tax rate of 40% was assumed.

2.                                           eBioCare Methodology

To determine value to be allocated to eBioCare, the Company has considered the eBioCare Projections.  The Company believes there are a number of ways to attribute value to eBioCare and has considered the following methods:

•                                               The first method to determine a range of values for eBioCare was to apply an appropriate multiple to the 2006E EBITDA.  The Company believes that hemophilia businesses similar to eBioCare should generally trade at multiples of 6.0x to 8.0x forward EBITDA.  Applying this range to the 2006E EBITDA of eBioCare, the Company attained range of estimated values.  Based on this methodology, the implied estimated values for eBioCare range between $8.5 million and $11.4 million.

•                                               The second method the Company used to determine a range of values for eBioCare was to apply a portion of the Plan value, based on the midpoint of the UBS Range of Going Concern Valuation to the subsidiary based on the total EBITDA estimated for eBioCare as a percent of the total consolidated EBITDA in the Projections.  Based on the eBioCare Projections this percent was 7.7% in 2006, 7.0% in 2007 and 6.4% in 2008.  Multiplying these percentages by the Plan value gives a range of values from $9.9 million to $11.9 million.

•                                               Finally, the Company reviewed the eBioCare Liquidation Analysis attached hereto as Exhibit F-3.  The eBioCare Liquidation Analysis indicates that after estimated fees and expenses there would be approximately $0.04 million available for distribution to creditors.

In examining these various valuation methods, the Company has determined that the range of estimated values of eBioCare is between $0.04 million and $11.9 million.  The Debtors, in preparing their books and financial records, have historically allocated certain revenues earned by employees of eBioCare (along with related costs) to other subsidiaries of the Debtors.  However, in computing the enterprise value for eBioCare for purposes of this Disclosure Statement, the Debtors allocated to eBioCare all revenue (and related costs) earned by eBioCare employees.  For purposes of computing distributions under the Plan, the Company will use $11.9 million, the highest value in this range.  The eBioCare Projections are set forth on Exhibit E-3 attached hereto.

G.                                          Curative Debtors Enterprise Value

To estimate the enterprise value of the Curative Debtors, the Company for purposes of the Plan has applied a value of $155 million in accordance with the UBS Enterprise Valuation for the Reorganized Debtors and deducted the Company’s lowest valuation for Apex and eBioCare.  Based on this analysis, the Company has determined that the estimated value for the Curative Debtors is $153.161 million.

H.                                          Value for the Purpose of Distributions Under the Plan

Based upon the UBS Enterprise Valuation of the Reorganized Debtors, the Company’s enterprise valuation of Apex, eBioCare and the Curative Debtors and the liquidation analysis for Apex and eBioCare, the Company has determined for the sole purpose of the Plan and distributions thereunder, to apply the following values in accordance with the Recovery Analysis attached hereto as Exhibit G:

•                                               The value of the Reorganized Debtors on a consolidated basis is $155 million.

•                                               The value of the New CURE Stock is $85.663 million.

•                                               The value of the Curative Debtors is $153.161 million.

•                                               The value of Apex is $12.7 million.

•                                               The value of eBioCare is $11.9 million.

XI.                      ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords holders of impaired Claims and impaired Equity Interests the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders. If, however, the Requisite Acceptances are not received, or the Requisite Acceptances are received, the Chapter 11 Cases are commenced, and the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) commencement of “non-prepackaged” or “traditional” Chapter 11 Cases, (ii) formulation of an alternative plan or plans of reorganization, or (iii) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

A.                                 Commencement of “Traditional” Chapter 11 Cases

If the Requisite Acceptances are not received, the Debtors nevertheless could commence “traditional” Chapter 11 Cases, in which circumstance they could continue to operate their businesses and manage their properties as debtors-in-possession, but would become subject to the numerous restrictions imposed on debtors-in-possession by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted Chapter 11 Cases.  They could have difficulty sustaining operations in the face of the high costs, erosion of customer confidence, loss of key employees and liquidity difficulties that could well result if they remained Chapter 11 debtors-in-possession for any length of time.  Ultimately, the Debtors (or other parties in interest) could propose another plan or liquidate the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

B.                                 Alternative Plan

If the Requisite Acceptances are not received or if the Plan is not confirmed, the Debtors (or, if the Debtors’ exclusive period in which to file and solicit acceptances of a reorganization plan has expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plans might involve either a reorganization and continuation of the Debtors’ businesses or an orderly liquidation of assets.

With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, which is the result of extensive arms-length, good faith negotiations between the Debtors and the Ad Hoc Committee, enables holders of impaired Claims to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

C.                                 Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors’ assets for distribution to creditors in accordance with the priorities by the Bankruptcy Code.  It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against the Debtors.

The Debtors believe that in liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ assets.  The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors’ assets.

The Debtors could also be liquidated pursuant to the provisions of Chapter 11 plans of reorganization. In a liquidation under Chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7.  Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed.  Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

Although preferable to a Chapter 7 liquidation, the Debtors believe that any alternative liquidation under Chapter 11 is a much less attractive alternative to creditors than the Plan because the Debtors anticipate that the Plan will provide a greater return.  THE DEBTORS BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO HOLDERS OF IMPAIRED CLAIMS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.  THE DEBTORS BELIEVE THAT HOLDERS OF EQUITY INTERESTS WOULD NOT RECEIVE ANY RECOVERY UNDER ANY OTHER REASONABLY CONFIRMABLE PLAN OF REORGANIZATION OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors is premised upon a liquidation in a Chapter 7 case.  In the analysis, the Debtors have taken into account the nature, status, and underlying value of the assets of the Debtors, the ultimate realizable value of such assets, and the extent to which the assets are subject to Liens and security interests.

Based on the Debtors’ experience in the restructuring of business operations in the several years prior to the Petition Date and their experience in seeking investors, the Debtors have no knowledge of a buyer ready, willing, and able to purchase the Debtors as a whole or even to purchase significant portions of the Debtors as ongoing businesses at a value that would provide creditors of the Debtors with a greater recovery than the recoveries proposed under the Plan.  Based on this analysis, it is likely that a liquidation of the Debtors’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan.  In the opinion of the Debtors, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

XII.                  CERTAIN FACTORS TO BE CONSIDERED

Holders of Eligible Claims should consider the risks and uncertainties below in making their decision regarding whether to vote to accept or reject the Plan.  Holders of Senior Note Claims in aggregate principal amounts equal to or greater than $1 million should also consider such risks and uncertainties in deciding whether to become Electing Senior Noteholders under the Plan.  The risks and uncertainties described below are not the only ones the Debtors face. Additional risks and uncertainties not presently known to the Debtors or that they currently deem immaterial may also harm their businesses.

A.                                 General

While the Debtors hope that a Chapter 11 filing solely for the purpose of implementing an agreed-upon restructuring would be of short duration and would not be seriously disruptive to their businesses, the Debtors cannot be certain that this will be the case.  Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in Chapter 11 or to assure that the Plan will be confirmed.

Even if confirmed on a timely basis, a Chapter 11 proceeding to confirm the Plan could have an adverse effect on the Debtors’ business.  Among other things, it is possible that a bankruptcy proceeding could adversely affect (i) the Debtors’ relationships with their key suppliers, (ii) the Debtors’ relationships with their customers, particularly those that depend on any Debtor as a primary supplier, (iii) the Debtors’ relationships with their employees, and (iv) the legal rights and obligations of the Debtors under agreements that may be in default as a result of the Chapter 11 Cases.

A Chapter 11 proceeding also will involve additional expenses and will divert the attention of the Debtors’ management from operation of their businesses and implementation of the strategic plan.

The extent to which a Chapter 11 proceeding disrupts the Debtors’ businesses will likely be directly related to the length of time it takes to complete the proceeding.  If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in Chapter 11 for an extended period while they try to develop a different reorganization plan that can be confirmed.  That would increase both the probability and the magnitude of the adverse effects described above.

B.                                 Business and Industry Risks

1.                                           The Reorganized Company may continue to generate losses and its indebtedness may make it difficult to obtain financing.

The Reorganized Company will continue to have outstanding indebtedness following confirmation of the Plan and the occurrence of the Effective Date, including the New Debt, the New Promissory Notes and the Exit Financing.  The Plan Support Agreement provides that the total amount of such obligations at the Effective Date may not exceed $77.75 million (not including the additional borrowing capacity, if any, under the Exit Financing).  This indebtedness may have important consequences for the Debtors, including (i) making it difficult for the Debtors to satisfy their other financial obligations, and (ii) making it difficult for the Debtors to obtain additional financing in the future for working capital, capital expenditures, and other purposes.  Assuming consummation of the Plan, the Debtors’ ability to meet their debt service obligations and to reduce their total indebtedness will depend on the Debtors’ future operating performance.  The Debtors’ future operating performance may depend on their ability to maintain their existing customer base, expand service offerings and attract new customers, which may require additional financing.  In addition, the Debtors’ future operating performance will depend on economic, competitive, regulatory, legislative and other factors affecting their businesses that are beyond their control.

For the years ended December 31, 2003 and 2002, the Debtors, on a consolidated basis, generated net income of $13.1 million and $14.6 million, respectively.  However, the Debtors, on a consolidated basis, incurred a net loss of $141.4 million for the year ended December 2004, incurred a net loss of approximately $89.1 million (unaudited) for the nine months ended September 30, 2005, and may incur losses in the foreseeable future.

2.                                           The Company is involved in litigation which may harm the value of its business.

In the normal course of its business, the Company is involved in lawsuits, claims, audits and investigations, including any arising out of services or products provided by or to the Company’s operations, personal injury claims, employment disputes and contractual claims, the outcome of which, in the Company’s opinion, should not have a material adverse effect on its financial position and results of operations.  However, the Company may become subject to future lawsuits, claims, audits and investigations that could result in substantial costs and divert its attention and resources.

3.                                           If the Company fails to comply with the terms of its settlement agreement with the government, it could be subject to additional litigation or other governmental actions which could be harmful to the Company’s business.

On December 28, 2001, the Company entered into a settlement with the U.S. Department of Justice (“DOJ”), the U.S. Attorney for the Southern District of New York, the U.S. Attorney for the Middle District of Florida and the U.S. Department of Health and Human Services, Office of the Inspector General, in connection with all federal investigations and legal proceedings related to whistleblower lawsuits previously pending against the Company in the U.S. District Court for the Southern District of New York and the U.S. District Court for the District of Columbia.  These lawsuits included allegations that the Company improperly caused its hospital customers to seek reimbursement for a portion of its management fees that included costs related to advertising and marketing activities by its personnel and allegations that the Company violated the federal anti-kickback law and the federal False Claims Act.  Under the terms of the settlement, the lawsuits were dismissed, the United States and the whistleblowers released the Company from the claims asserted in the lawsuits, and the Company agreed to pay to the United States a $9.0 million initial payment, with an additional $7.5 million to be paid over the next four years.  As of the date hereof, such obligation has been paid in full.  Pursuant to the settlement, the Company has been required to fulfill certain additional obligations, including abiding by a five-year Corporate Integrity Agreement, avoiding violations of law and providing certain information to the DOJ from time to time.  As of December 17, 2003, the Company was released from part of its obligations under the Corporate Integrity Agreement.  The independent review organization that conducts the audit of the Company’s records pursuant to the Corporate Integrity Agreement is no longer required to conduct the general compliance review.  If the Company fails or if it is accused of failing to comply with the terms of the settlement, the Company may be subject to additional litigation or other governmental actions, including the Company’s Wound Care Management business unit being barred from participating in the Medicare program and other federal health care programs.  In addition, as part of the settlement, the Company consented to the entry of a judgment against the Company for $28.0 million, less any amounts previously paid under the settlement, that would be imposed only if the Company fails to comply with the terms of the settlement, which, if required to be paid, could have a material adverse effect on the Company’s financial position.

4.                                           The industry in which the Company operates is subject to extensive government regulation, and non-compliance by the Company, its suppliers, its customers or its referral sources could harm the business.

The marketing, labeling, dispensing, storing, provision, selling, pricing and purchasing of drugs, health supplies and health services, including the biopharmaceutical products the Company provides, are extensively regulated by federal and state governments, and if the Company fails or is accused of failing to comply with laws and regulations, its business could be harmed.  The Company’s business could also be harmed if the suppliers, customers or referral sources it works with are accused of violating laws or regulations.  The applicable regulatory framework is complex, and the laws are very broad in scope.  Many of these laws remain open to interpretation and have not been addressed by substantive court decisions.  The federal government or states in which the Company operates could, in the future, enact more restrictive legislation or interpret existing laws and regulations in a manner that could limit the manner in which the Company can operate its business and have a negative impact on its business.

5.                                           A substantial percentage of the Company’s revenue is attributable to the Medicaid and Medicare programs and has been significantly adversely impacted by recent changes in Medi-Cal reimbursement policies and will continue to be subject to changes in reimbursement policies and other legislative or regulatory initiatives aimed at reducing costs associated with various government programs.

During the nine months ended September 30, 2005, approximately 31% and 8% of the Company’s Specialty Infusion business unit’s revenues were derived from products and/or services provided to patients covered under various state Medicaid and Medicare programs, respectively.  Such programs are highly regulated and subject to frequent and substantial changes and cost-containment measures that may limit and reduce payments to providers.  In the recent past, many states have been experiencing budget deficits that may require future reductions in health care related expenditures.  State cost containment activity continued to focus heavily on reducing provider payments and controlling prescription drug spending.

In December 2003, the Medicare Prescription Drug Improvement and Modernization Act of 2003 was signed into federal law, providing for a Medicare prescription drug benefit and other changes to the Medicare program, including changes to payment methodologies for products the Company distributes that are covered by Medicare.  These changes could have a material adverse effect on the Company’s business, financial condition and results of operations.  Many states are also making modifications to the manner with which they reimburse providers of pharmacy services.

Effective June 1, 2004, Medi-Cal implemented the average selling price reimbursement methodology for blood-clotting factor products, which amounted to an approximate 30-40% cut from rates previously in effect. The implementation of the reduction in the reimbursement from Medi-Cal, and changes in regulations governing such reimbursement, has adversely impacted the Company’s revenues and profitability from the sale of products by it or by retail pharmacies to which the Company provides products or services for hemophilia patients who are Medi-Cal beneficiaries or beneficiaries of other state funded programs for hemophilia patients.  The Company is in the process of evaluating the impact various federal and state legislative and related initiatives may have on its business, financial position and results of operations.  See Section IV.B.1.a, “— California Medi-Cal Reimbursement Reduction.”

6.                                           The Company’s growth strategy includes the expansion of its branch pharmacy network by the opening of new branch pharmacy locations.

An important element of the growth strategy of the Company’s Specialty Infusion business unit is the expansion of its branch pharmacy network through the opening of new branch locations.  This expansion will involve significant planning and execution processes, such as identifying new markets, leasing facility space, hiring qualified personnel, obtaining payor contracts and obtaining patient referrals.  In addition, the Company will need to invest capital in facility build out, computers, offices and other furniture and equipment.  It is expected that these branch pharmacies will incur losses during their startup periods.  Any failure by the Company to effectively execute this expansion strategy, including the successful transition of expansion branches from loss positions to profitability, could have a material adverse effect on the Company’s business, financial condition, operating results and cash flows.

7.                                           The Company has experienced rapid growth by acquisitions. If the Company is unable to manage its growth effectively or purchase or integrate new companies, its business could be harmed.

The Company’s growth strategy will likely strain its resources, and if the Company cannot effectively manage its growth, its business could be harmed.  In connection with its growth strategy, the Company will likely experience an increase in the number of its employees in its branch network, the size of its programs and the scope of its operations.  The Company’s ability to manage this growth and to be successful in the future will depend partly on its ability to retain skilled employees, enhance its management team and improve its management information and financial control systems.

As part of the Company’s growth strategy, it may evaluate acquisition opportunities.  Acquisitions involve many risks, including the following:

•                                               Because the specialty pharmacy industry is undergoing consolidation, the Company may experience difficulty in identifying suitable candidates and negotiating and consummating acquisitions on attractive terms, if at all.

•                                               In the industry in which the Company’s Specialty Infusion business unit operates, there are customers who have a strong affiliation with their community-based representatives; accordingly, the Company may experience difficulty in retaining and assimilating the community-based representatives of companies it acquires.

•                                               Because of the relationships between community-based representatives and customers in certain of its product lines, the loss of a single community-based representative may entail the loss of a significant amount of revenue.

•                                               The Company’s operational, financial and management systems may be incompatible with or inadequate to cost effectively integrate and manage the acquired business’ systems.  As a result, billing practices could be interrupted, and cash collections on the newly acquired business could be delayed pending conversion of patient files onto the Company’s billing systems and receipt of provider numbers from government payors.

•                                               A growth strategy that involves significant acquisitions diverts management’s attention from existing operations.

•                                               Acquisitions may involve significant transaction costs which the Company may not be able to recoup.

•                                               The Company may not be able to integrate newly acquired businesses appropriately.

In addition, the Company may become subject to litigation and other liabilities resulting from the conduct of an acquired business prior to its acquisition by the Company.

8.                                           The Company operates in a rapidly changing, consolidating and competitive environment.  If the Company is unable to adapt quickly to these changes, its business and results of operations could be seriously harmed.

The specialty infusion industry is experiencing rapid consolidation.  The Company believes that technological and regulatory changes will continue to attract new entrants to the market.  Industry consolidation among Curative’s competitors may increase their financial resources, enabling them to compete more effectively based on price and services offered.  This could require the Company either to reduce its prices or increase its service levels, or risk losing market share.  Moreover, industry consolidation may result in stronger competitors that are better able to compete.  If the Company is unable to effectively execute its growth strategy, its ability to compete in a rapidly changing and consolidating specialty pharmacy industry may be negatively impacted.

9.                                           The Company may need additional capital to finance its growth and capital requirements, which could prevent it from fully pursuing its growth strategy.

In order to implement its present growth strategy, the Company may need substantial capital resources and may incur, from time to time, short- and long-term indebtedness, the terms of which will depend on market and other conditions.  Due to uncertainties inherent in the capital markets (e.g., availability of capital, fluctuation of interest rates, etc.), the Company cannot be certain that existing or additional financing will be available to it on acceptable terms, if at all.  Even if the Company is able to obtain additional debt financing, it may incur additional interest expense, which may decrease its earnings, or the Company may become subject to contracts that restrict its operations.  As a result, the Company could be unable to fully pursue its growth strategy.  Further, additional financing may involve the issuance of equity securities that would dilute the interests of the Company’s existing stockholders and potentially decrease the market price of its common stock.

10.                                    The Company is highly dependent on its relationships with a limited number of biopharmaceutical and pharmaceutical suppliers, and the loss of any of these relationships could significantly affect its ability to sustain or grow its revenues.

The biopharmaceutical and pharmaceutical industries are susceptible to product shortages.  Some of the products that the Company distributes, such as factor VIII blood-clotting products and intravenous immune globulin therapy (“IVIG”) products, have experienced shortages in the past due to the inability of suppliers to increase production to meet rising global demand.  Although such shortages have ended, demand continues to grow.  The Company is currently experiencing allocation restrictions of IVIG products.  Suppliers were unable to increase production to meet rising global demand.  The Company purchases the majority of its supplies of blood-clotting products from five suppliers, who the Company believes represent substantially all of the production capacity for recombinant factor VIII.  In the event that one of these suppliers is unable to continue to supply Curative with products, it is uncertain whether the remaining suppliers would be able to make up any shortfall resulting from such inability.  The Company’s ability to take on additional customers or to acquire other specialty pharmacy or infusion services businesses with significant hemophilia customer bases could be affected negatively in the event the Company is unable to secure adequate supplies of its products from these suppliers.  The Company has recently been put on allocation of product for IVIG by its largest supplier of IVIG product.  Although the Company believes it will have sufficient supply of IVIG to service its existing customers, the Company may not be able to increase its market share of providing infusion services related to IVIG.  There can be no assurance as to when the allocation for IVIG products will terminate.  In addition, it is possible that the Company will experience price increases for these products.  Although the Company believes the price increase for these products will be absorbed by its customers, there can be no assurance that the Company will be successful in passing on any such price increase.  If these products, or any of the other drugs or products that the Company distributes, are in short supply for long periods of time, the Company’s business could be harmed.

11.                                    Some biopharmaceutical suppliers in the specialty pharmacy industry have chosen to limit the number of distributors of their products.  If the Company is not selected as a preferred distributor of one or more of its core products, the Company’s business and results of operations could be seriously harmed.

The Company has identified a trend among some of its suppliers toward the retention of a limited number of preferred distributors to market certain of their biopharmaceutical products.  If this trend continues, the Company cannot be certain that it will be selected and retained as a preferred distributor or can remain a preferred distributor to market these products.  Although the Company believes it can effectively meet its suppliers’ requirements, there can be no assurance that the Company will be able to compete effectively with other specialty pharmacy companies to retain its position as a distributor of each of its core products.  Adverse developments with respect to this trend could have a material adverse effect on the Company’s business and results of operations.

12.                                    If the Company fails to cultivate new or maintain established relationships with the physician referral sources, its revenues may decline.

The Company’s success, in part, is dependent upon referrals and its ability to maintain good relationships with physician referral sources.  Physicians referring patients to the Company are not the Company’s employees and are free to refer their patients to the Company’s competitors.  If the Company is unable to successfully cultivate new referral sources and maintain strong relationships with its current referral sources, the Company’s revenues and profits may decline.

13.                                    If additional providers obtain access to products the Company handles at more favorable prices, its business could be harmed.

Because the Company does not receive federal grants under the Public Health Service Act, it is not eligible to participate directly in a federal pricing program administered by the Federal Health Resources and Services Administration’s Public Health Service, which allows certain entities with such grants, such as certain hospitals and hemophilia treatment centers, to obtain discounts on drugs, including certain biopharmaceutical products (e.g., hemophilia-clotting factor and IVIG) that represented approximately 45% of the total Company revenues at December 31, 2004 and for the nine months ended September 30, 2005.  To the best of the Company’s knowledge, these entities benefit by being able to acquire, pursuant to this federal program, products competitive with the Company’s at prices lower than the Company’s cost for the same products.  The Company’s customers, where eligible, may elect to obtain hemophilia-clotting factor, or other products, from such lower-cost entities, which could result in a reduction of revenue to the Company.

14.                                    Recent investigations into reporting of average wholesale prices could reduce the Company’s pricing and margins.

As further discussed in Sections IV.B.1 and XII.B.5 of this Disclosure Statement, many government payors, including Medicare (in 2004) and many state Medicaid programs, as well as a number of private payors, pay the Company directly or indirectly based upon a drug’s average wholesale price (“AWP”).  Most of the Company’s Specialty Infusion business unit’s revenues result from reimbursement methodologies based on the AWP of its products.  The AWP for most drugs is compiled and published by third-party price reporting services, such as First DataBank, Inc., from information provided by manufacturers and/or wholesalers.  Various federal and state government agencies have been investigating whether the published AWP of many drugs, including some that the Company distributes and sells, is an appropriate or accurate measure of the market price of the drugs.  There are also several lawsuits pending against various drug manufacturers in connection with the appropriateness of the manufacturers’ AWP for a particular drug(s).  These government investigations and lawsuits involve allegations that manufacturers reported artificially inflated AWPs of various drugs to third-party price reporting services, which, in turn, reported these prices to its subscribers, including many state Medicaid agencies who then included these AWPs in the state’s reimbursement policies.

15.                                    A reduction in the demand for the Company’s products and services could result in the Company reducing the pricing and margins on certain of its products.

A number of circumstances could reduce demand for the Company’s products and services, including:

•                                       customer shifts to treatment regimens other than those the Company offers;

•                                       new treatments or methods of delivery of existing drugs that do not require the Company’s specialty products and services;

•                                       the recall of a drug or adverse reactions caused by a drug;

•                                       the expiration or challenge of a drug patent;

•                                       competing treatment from a new drug, a new use of an existing drug or genetic therapy;

•                                       drug companies ceasing to develop, supply and generate demand for drugs that are compatible with the services the Company provides;

•                                       drug companies stopping outsourcing the services the Company provides or failing to support existing drugs or develop new drugs;

•                                       governmental or private initiatives that would alter how drug manufacturers, health care providers or pharmacies promote or sell products and services;

•                                       the loss of a managed care or other payor relationship covering a number of high-revenue customers; or

•                                       the cure of a disease the Company services.

16.                                    The Company’s business involves risks of professional, product and hazardous substance liability, and any inability to obtain adequate insurance may adversely affect its business.

The provision of health services entails an inherent risk of professional malpractice, regulatory violations and other similar claims.  Claims, suits or complaints relating to health services and products provided by physicians, pharmacists or nurses in connection with the Company’s Specialty Infusion and Wound Care Management businesses may be asserted against the Company in the future.

The Company’s operations involve the handling of bio-hazardous materials.  Curative’s employees, like those of all companies that provide services dealing with human blood specimens, may be exposed to risks of infection from AIDS, hepatitis and other blood-borne diseases if appropriate laboratory practices are not followed.  Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the Company cannot completely eliminate the risk of accidental infection or injury from these materials.  In the event of such an accident, the Company could be held liable for any damages that result, and such liability could harm its business.

The Company’s operations expose it to product and professional liability risks that are inherent in managing the delivery of wound care services and the provision and marketing of biopharmaceutical and pharmaceutical products.  The Company currently maintains professional and product liability insurance coverage of $15.0 million in the aggregate.  Because the Company cannot predict the nature of future claims that may be made, there can be no assurance that the coverage limits of the Company’s insurance would be adequate to protect it against any potential claims, including claims based upon the transmission of infectious diseases, contaminated products, negligent services or otherwise.  In addition, the Company may not be able to obtain or maintain professional or product liability insurance in the future on acceptable terms, if at all, or with adequate coverage against potential liabilities.

17.                                    The Company relies on key community-based representatives whose absence or loss could harm the business.

As further described in Section IV.B.3 of this Disclosure Statement, the success of the Company’s Specialty Infusion business unit depends upon its ability to retain key employees known as community-based representatives, and the loss of their services could adversely affect the Company’s business and prospects.  Curative’s community-based representatives are the Company’s chief contacts and maintain the primary relationship with its customers, and the loss of a single community-based representative could result in the loss of a significant number of customers.  The Company does not have key person insurance on any of its community-based representatives.  In addition, the Company’s success depends upon, among other things, the successful recruitment and retention of qualified personnel, and the Company may not be able to retain all of its key management personnel or be successful in recruiting additional replacements should that become necessary.

18.                                    The Company’s inability to maintain a number of important contractual relationships could adversely affect its operations.

Substantially all of the revenues of the Company’s Wound Care Management operations are derived from management contracts with acute care hospitals.  At December 31, 2005, the Company had 109 management contracts (103 operating and 6 contracted).  The contracts generally have initial terms of three to five years, and many have automatic renewal terms unless specifically terminated.  The contracts often provide for early termination either by the client hospital if specified performance criteria are not satisfied, or by the Company under various other circumstances.  Historically, some contracts have expired without renewal, and others have been terminated by the Company or the client hospital for various reasons prior to their scheduled expiration.  During the nine months ended September 30, 2005, one contract expired without renewal, and three contracts were terminated prior to the scheduled expiration.  Hospital contracts have been terminated for reasons such as hospital financial difficulties, Medicare reimbursement changes which reduced hospital revenues and the desire of the hospital to exit the business or manage it on its own.  The Company’s continued success is subject to, among other things, its ability to renew or extend existing management contracts and obtain new management contracts.  Any hospital may decide not to continue to do business with the Company following expiration of its management contract, or earlier if such management contract is terminable prior to expiration.  In addition, any changes in the Medicare program or third-party reimbursement levels which generally have the effect of limiting or reducing reimbursement levels for health services provided by programs managed by the Company could result in the early termination of existing management contracts and could adversely affect the Company’s ability to renew or extend existing management contracts and to obtain new management contracts.  The termination or non-renewal of a material number of management contracts could harm the Company’s business.

19.                                    The Company’s business will suffer if it loses relationships with payors.

The Company is partially dependent on reimbursement from non-governmental payors.  Many payors seek to limit the number of providers that supply drugs to their enrollees.  From time to time, payors with whom the Company has relationships require that the Company and its competitors bid to keep their business and, therefore, due to the uncertainties involved in any bidding process, the Company either may not be retained or may have to reduce its margins to retain business.  The loss of a significant number of payor relationships, or an adverse change in the financial condition of a significant number of payors, could result in the loss of a significant number of patients and harm the Company’s business.

20.                                    Changes in reimbursement rates which cause reductions in the revenues of the Company’s operations have adversely affected the Company’s Wound Care Management business unit.

As a result of the Balanced Budget Act of 1997, the Centers for Medicare and Medicaid Services implemented the Outpatient Prospective Payment System for most hospital outpatient department services furnished to Medicare patients beginning August 2000, under which a predetermined rate is paid to each hospital for clinical services rendered, regardless of the hospital’s cost.  The Company believes the new payment system does not provide comparable reimbursement for services previously reimbursed on a reasonable cost basis, and it believes the payment rates for many services are insufficient for many of its hospital customers, resulting in revenue and income shortfalls for the Wound Care Center® programs the Company manages on behalf of the hospitals.  As a result, during 2004 and 2003, Curative renegotiated and modified many of its management contracts related to its Wound Care Management business unit, which has resulted in reduced revenue and income to the Company from those modified contracts and, in numerous cases, contract termination.  The Company expects that contract renegotiation and modification with many of its hospital customers will continue, and this could result in reduced revenues and income to the Company from those contracts and even contract terminations.  These results could harm the Company’s business.

The Wound Care Center® programs managed by the Company’s Wound Care Management business unit on behalf of acute care hospitals are generally treated as “provider based entities” for Medicare reimbursement purposes.  This designation is required for the hospital-based program to be covered under the Medicare outpatient reimbursement system.  Although the Company believes that the programs it manages substantially meet the current criteria to be designated “provider based entities,” a widespread denial of such designation could harm the Company’s business.

21.                                    The Company is subject to pricing pressures and other risks involved with third-party payors.

In recent years, competition for patients, efforts by traditional third-party payors to contain or reduce health care costs, and the increasing influence of managed care payors, such as health maintenance organizations, have resulted in reduced rates of reimbursement.  Commercial payors, such as managed care organizations and traditional indemnity insurers, increasingly are requesting fee structures and other arrangements providing for health care providers to assume all or a portion of the financial risk of providing care.  Changes in reimbursement policies of governmental third-party payors, including policies relating to Medicare, Medicaid and other federally funded programs, could reduce the amounts reimbursed to the Company’s customers for its products and, in turn, the amount these customers would be willing to pay for the Company’s products and services, or could directly reduce the amounts payable to the Company by such payors.  The lowering of reimbursement rates, increasing medical review of bills for services and negotiating for reduced contract rates could harm the Company’s business.  Pricing pressures by third-party payors may continue, and these trends may adversely affect its business.

Also, continued growth in managed care and capitated plans have pressured health care providers to find ways of becoming more cost competitive.  Managed care organizations have grown substantially in terms of the percentage of the population they cover and in terms of the portion of the health care economy they control.  Managed care organizations have continued to consolidate to enhance their ability to influence the delivery of health care services and to exert pressure to control health care costs.  A rapid increase in the percentage of revenue derived from managed care payors or under capitated arrangements without a corresponding decrease in the Company’s operating costs could harm its business.

22.                                    There is substantial competition in the specialty pharmacy, home infusion and wound care services industries, and the Company may not be able to compete successfully.

The Company’s Specialty Infusion business unit faces competition from other specialty infusion, specialty pharmacy, home infusion and disease management entities, general health care facilities and service providers, biopharmaceutical companies, pharmaceutical companies as well as other competitors.  Many of these companies have substantially greater capital resources, marketing staffs and experience in commercializing products and services than the Company has, and may be able to obtain better pricing from suppliers of products the Company purchases and distributes.  The principal competition with the Company’s Wound Care Management business unit consists of specialty clinics that have been established by some hospitals or physicians.  Additionally, there are some private companies which provide wound care services through a hyperbaric oxygen therapy program format.  Furthermore, recently developed technologies, or technologies that may be developed in the future, are or may be the basis for products which compete with the Company’s specialty infusion business or chronic wound care services.  Curative may not be able to enter into co-marketing arrangements with respect to these products or maintain pricing arrangements with suppliers that preserve margins, and it may not be able to compete effectively against such companies in the future.

23.                                    If the Company is unable to effectively adapt to changes in the health care industry, its business will be harmed.

Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change.  Curative anticipates that Congress and state legislatures may continue to review and assess alternative health care delivery and payment systems and may in the future propose and adopt legislation effecting fundamental changes in the health care delivery system as well as changes to Medicare’s coverage and payments of the drugs and services the Company provides.

It is possible that legislation enacted by Congress or state legislatures could harm the Company’s business or could change the operating environment of its targeted customers (including hospitals and managed care organizations).  Health care industry participants may react to such legislation by curtailing or deferring expenditures and initiatives, including those relating to the Company’s programs and services.  It is possible that the changes to the Medicare program reimbursement may serve as precedent to possible changes in other payors’ reimbursement policies in a manner adverse to the Company.  In addition, such legislation and regulatory changes could encourage integration or reorganization of the health care delivery system in a manner that could materially and adversely affect the Company’s ability to compete or to continue its operations without substantial changes.

24.                                    There are a number of state and federal laws and regulations that apply to the Company’s operations which could harm its business.

A number of state and federal laws and regulations apply to, and could harm, the Company’s business.  These laws and regulations include, among other things, the following:

a.                                    The federal “anti-kickback law” prohibits the offering or solicitation of remuneration in return for the referral of patients covered by almost all governmental programs, or the arrangement or recommendation of the purchase of any item, facility or service covered by those programs.  The Health Insurance Portability and Accountability Act of 1996, or HIPAA, created new violations for fraudulent activity applicable to both public and private health care benefit programs and prohibits inducements to Medicare or Medicaid eligible patients to influence their decision to seek specific items and services reimbursed by the government or to choose a particular provider.  The potential sanctions for violations of these laws include significant fines, exclusion from participation in Medicare and Medicaid and criminal sanctions.  Although some “safe harbor” regulations attempt to clarify when an arrangement may not violate the anti-kickback law, the Company’s business arrangements and the services it provides may not fit within these safe harbors.  Failure to satisfy a safe harbor requires further analysis of whether the parties violated the anti-kickback law.  In addition to the anti-kickback law, many states have adopted similar kickback and/or fee-splitting laws, which can affect the financial relationships the Company may have with its customers, physicians, vendors, other retail pharmacies and patients.  The finding of a violation of the federal laws or one of these state laws could harm the Company’s business.

b.                                   The Department of Health and Human Services issued final regulations implementing the Administrative Simplification Provisions of HIPAA concerning the maintenance, transmission, and security of individually identifiable health information.  The privacy regulations, with which compliance was required as of April 2003, impose on covered entities (including hospitals, pharmacies and other health care providers) significant new restrictions on the use and disclosure of individually identifiable health information.  The security regulations, with which compliance was required as of April 2005, impose on covered entities certain administrative, technical, and physical safeguard requirements with respect to individually identifiable health information maintained or transmitted electronically.  The regulations establishing electronic transaction standards that all health care providers must use when electronically submitting or receiving individually identifiable health information in connection with certain health care transactions became effective October 2002, but Congress extended the compliance deadline until October 2003 for organizations, such as the Company, that submitted a request for an extension.  As a result of these HIPAA regulations, the Company has taken the appropriate actions to ensure that patient data kept on its computer networks are in compliance with these regulations.  The Company believes that it is substantially in compliance with the HIPAA electronic standards and is capable of delivering HIPAA standard transactions electronically.  In addition, if the Company chooses to distribute drugs through new distribution channels, such as the Internet, the Company will have to comply with government regulations that apply to those distribution channels, which could harm the Company’s business.  In addition to HIPAA, a number of states have adopted laws and/or regulations applicable to the use and disclosure of patient health information that are more stringent than comparable provisions under HIPAA.  The finding of a violation of HIPAA or one of these state laws could harm the Company’s business.

c.                                    The Ethics in Patient Referrals Act of 1989, as amended, commonly referred to as the “Stark Law,” prohibits physician referrals to entities with which the physician or his or her immediate family members have a “financial relationship” and prohibits the entity receiving the referral from presenting a claim to Medicare or Medicaid programs for services furnished under the referral.  A violation of the Stark Law is punishable by civil sanctions, including significant fines, a denial of payment or a requirement to refund certain amounts collected, and exclusion from participation in Medicare and Medicaid.  A number of states have adopted laws and/or regulations that contain provisions that track, or are otherwise similar to, the Stark Law.  The finding of a violation of the Stark Law or one or more of these state laws could harm Curative’s business.

d.                                   State laws prohibit the practice of medicine, pharmacy and nursing without a license.  To the extent that the Company assists patients and providers with prescribed treatment programs, a state could consider its activities to constitute the practice of medicine.  If the Company is found to have violated those laws, it could face civil and criminal penalties and be required to reduce, restructure or even cease its business in that state.

e.                                    Pharmacies (retail, mail-order and wholesale) as well as pharmacists often must obtain state licenses to operate and dispense drugs.  Pharmacies must also obtain licenses in some states in order to operate and provide goods and services to residents of those states.  In addition, the Company’s pharmacies may be required by the federal Drug Enforcement Agency, as well as by similar state agencies, to obtain registration to handle controlled substances, including certain prescription drugs, and to follow specified labeling and recordkeeping requirements for such substances.  If the Company is unable to maintain its pharmacy licenses, or if states place burdensome restrictions or limitations on non-resident pharmacies, this could limit or otherwise affect Curative’s ability to operate in some states, which could harm its business.

f.                                      The Company is subject to federal and state laws prohibiting entities and individuals from knowingly and willfully making claims to Medicare and Medicaid and other governmental programs and third-party payors that contain false or fraudulent information.  The federal False Claims Act encourages private individuals to file suits on behalf of the government against health care providers such as the Company.  Violations or alleged violations of such laws, and any related lawsuits, could result in significant financial or criminal sanctions (including treble damages) or exclusion from participation in the Medicare and Medicaid programs.  Some states also have enacted statutes similar to the False Claims Act which may provide for large penalties, substantial fines and treble damages if violated.

25.                                    There is a delay between the Company’s performance of services and its reimbursement.

Billing and collection for the Company’s services is a complex process requiring constant attention and involvement by senior management and ongoing enhancements to information systems and billing center operating procedures.  The health care industry is characterized by delays that typically range from three to nine months from the time services are provided to the time when the reimbursement or payment for these services is received, which makes working capital management, including prompt billing and collection, an important factor in the Company’s operating results and liquidity.  Trends in the industry may further extend the collection period and impact the Company’s working capital.

The Company recognizes revenues when it provides services to patients.  However, the Company’s ability to collect these receivables depends, in part, on its submissions to payors of accurate and complete documentation.  In order for the Company to bill and receive payment for its services, the physician and the patient must provide appropriate billing information.  Failure to meet the billing requirements of the different payors could have a significant impact on Curative’s revenues, profitability and cash flow.  If the Company is unable to collect its accounts receivable on a timely basis, its revenues, profitability and cash flow could be adversely affected.

26.                                    The Company relies heavily on a limited number of shipping providers, and the Company’s business could be harmed if their rates are increased or the Company’s providers are unavailable.

A significant portion of the Company’s revenues result from the sale of drugs it delivers to its patients, and a significant amount of its products are delivered by overnight mail or courier or through retail pharmacies.  The costs incurred in shipping are not passed on to the Company’s customers and, therefore, changes in these costs directly impact the Company’s margins.  The Company depends heavily on these outsourced shipping services for efficient, cost-effective delivery of its products.  The risks associated with this dependence include:  any significant increase in shipping rates; strikes or other service interruptions by these carriers; and spoilage of high-cost drugs during shipment since the Company’s drugs often require special handling, such as refrigeration.

27.                                    If the Company does not maintain effective and efficient information systems, its operations may be adversely affected.

The Company’s operations depend, in part, on the continued and uninterrupted performance of its information systems.  Failure to maintain reliable information systems or disruptions in the Company’s information systems could cause disruptions in its business operations, including billing and collections, loss of existing patients and difficulty in attracting new patients, patient and payor disputes, regulatory problems, increases in administrative expenses or other adverse consequences, any or all of which could have a material adverse effect on the Company’s operations.

C.                                 Failure to Receive Requisite Acceptances

If the Requisite Acceptances are received, the Debtors intend to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as practicable, Confirmation of the Plan. If the Requisite Acceptances are not received, the Debtors may nevertheless file petitions for relief under Chapter 11 and seek confirmation of a modified plan notwithstanding the dissent of certain Classes of Claims. The Bankruptcy Court may confirm a modified plan pursuant to the “cramdown” provisions of the Bankruptcy Code which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class of claims or equity interests if it determines that the rejecting class is being treated appropriately given the relative priority of the claims or equity interests in such class. In order to confirm a plan against a dissenting class, the Bankruptcy Court must also find that at least one impaired class has accepted the plan, with such acceptance being determined without including the acceptance of any “insider” in such class.  For a more detailed discussion of the “cramdown” provisions, see Section VI.I.4 — “Summary of the Plan — Acceptance or Rejection of the Plan — Nonconsensual Confirmation.”

Alternatively, the Debtors may seek to accomplish an alternative restructuring of their capitalization and their obligations to security holders and other creditors and obtain their consent to any such restructuring plan by means of another out-of-court solicitation for acceptance of a plan of reorganization for the Debtors, or otherwise. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the holders of impaired Claims and Equity Interests as those proposed in the Plan.

D.                                 Failure to Confirm the Plan

Even if the Requisite Acceptances are received and, with respect to those Classes deemed to have rejected the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan.  Section 1129 of the Bankruptcy Code requires, among other things, a showing that Confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors and that the value of distributions to dissenting holders of Claims and Equity Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.  See Section X — “Feasibility of the Plan and the Best Interests of Creditors Test.”  Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Additionally, the Solicitation must comply with the requirements of section 1126(b) of the Bankruptcy Code and the applicable Federal Rules of Bankruptcy Procedure with respect to the length of the Solicitation period, compliance with applicable non-bankruptcy law, if any, and, in the absence of applicable non- bankruptcy law, the adequacy of the information contained in this Disclosure Statement (as defined in section 1125(a)(1) of the Bankruptcy Code). If the Bankruptcy Court were to find that the Solicitation did not so comply, all acceptances received pursuant to the Solicitation could be deemed invalid and the Debtors could be forced to resolicit acceptances under section 1125(b) of the Bankruptcy Code, in which case confirmation of the Plan could be delayed and possibly jeopardized. The Debtors believe that the Solicitation complies with the requirements of section 1126(b) of the Bankruptcy Code, that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code, and that if the Requisite Acceptances are received, the Plan should be confirmed by the Bankruptcy Court.

The Debtors’ ability to propose and confirm an alternative reorganization plan is uncertain.  Confirmation of any alternative reorganization plan under Chapter 11 of the Bankruptcy Code would likely take significantly more time and result in delays in the ultimate distributions to the holders of Allowed Claims.  If confirmation of an alternative plan of reorganization were not possible, the Debtors would likely be liquidated.  Based upon the Debtors’ analysis, liquidation under Chapter 7 would result in distributions of reduced value to holders of Eligible Claims.  See Section X.C — “Feasibility of the Plan and the Best Interests of Creditors Test — Liquidation Analysis.”  In a liquidation under Chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7.  However, it is unlikely that any liquidation would realize the full going concern value of their businesses.  Instead, the Debtors’ assets would be sold separately.  Consequently, the Debtors believe that a liquidation under Chapter 11 would also result in smaller distributions, if any, to the holders of Eligible Claims than those provided for in the Plan.

E.                                   Failure to Consummate the Plan

Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order and an order (which may be the Confirmation Order) approving the assumption and assignment of all executory contracts and unexpired leases (other than those specifically rejected by the Debtors) to the Reorganized Debtors or their assignees.  As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the Restructuring completed.

F.                                   New CURE Stock Risks

Reorganized Curative does not expect to list the New CURE Stock on a national securities exchange or the NASDAQ Stock Market.  The trading price of any class of New CURE Stock in a market, if any, will be affected by numerous factors.  These include the risk factors set forth in this Disclosure Statement, as well as prevailing economic and financial trends and conditions in the public securities markets.  The trading price, if any, of New CURE Stock may be affected by developments which may not have any direct relationship with the Company’s businesses or long-term prospects.

Reorganized Curative does not expect to be subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.  Further, Reorganized Curative does not contemplate providing holders of New CURE Stock with any of the information that otherwise would be required to be publicly disclosed under sections 13 or 15(d) of the Exchange Act; provided, however, that Reorganized Curative will provide certain information (via website posting), including but not limited to, audited annual financial statements, unaudited quarterly financial statements and disclosures regarding materials events.

Following consummation of the Restructuring, the ownership of the New CURE Stock will be significantly more concentrated than was the ownership of the Old Common Stock prior to the Restructuring.  Following consummation of the Restructuring, each member of the Ad Hoc Committee (or any transferees of their respective interests) will likely control a significant block of the New CURE Stock and will be able to exercise significant control over the election of the Board of Directors and the operations of the Reorganized Curative in accordance with the terms of the Stockholders Agreement and the Registration Rights Agreement.  As a result, members of the Ad Hoc Committee will have significant influence on matters submitted to our stockholders, including proposals regarding (1) any merger, consolidation or sale of all or substantially all of our assets, (2) the election of members of Reorganized Curative’s board of directors and (3) preventing or causing a change of control of Reorganized Curative.

There will be no public trading market for the New CURE Stock.  In addition, the New CURE Stock issued under the Rights Offering will be subject to transfer restrictions which will be more fully described in the Plan Supplement.  In certain circumstances, you may be unable to resell the New CURE Stock for an extended period of time, if at all.

G.                                 Claims Estimations

There can be no assurance that the estimated amount of Claims set forth herein are correct and the actual Allowed amounts of Claims may differ from estimates.  The estimated amounts are subject to certain risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize or should underlying assumptions-prove incorrect, the actual Allowed amounts of Claims may vary from those estimated therein.

H.                                 Certain Tax Considerations

THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN SECTION IX — “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN” FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED UNDER THE PLAN BOTH TO THE DEBTORS AND TO HOLDERS OF CLAIMS THAT ARE IMPAIRED UNDER THE PLAN.

I.                                      Inherent Uncertainty of Financial Projections

The Financial Projections cover the Debtors’ operations through the period ending December 31, 2008.  These Financial Projections are based on numerous assumptions that are an integral part of the Financial Projections, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize.  In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the Reorganized Debtors’ operations.  These variations may be material and may adversely affect the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan and other post-Effective Date indebtedness.  Because the actual results achieved throughout the periods covered by the Financial Projections may vary from the projected results, the Financial

Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

XIII.              THE SOLICITATION; VOTING PROCEDURES

A.                                 Voting Deadline

The period during which Ballots with respect to the Plan will be accepted by the Debtors will terminate on the Voting Deadline, unless and until the Debtors, in their discretion, extend the date until which Ballots will be accepted or terminate the Solicitation for whatever reason. Except to the extent the Debtors so determine or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for confirmation of the Plan (or any permitted modification thereof).

The Debtors reserve the absolute right, at any time or from time to time, to extend, by oral or written notice to the Voting Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including determining whether or not the Requisite Acceptances have been received, by making a public announcement of such extension no later than 5:00 p.m., New York City Time, on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which the Debtors may choose to make any public announcement, the Debtors will not have any obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a news release through the Dow Jones News Service or other recognized news service.  There can be no assurance that the Debtors will exercise their right to extend the Solicitation period for the receipt of Ballots.  In the event that the Debtors commence the Chapter 11 Cases prior to the Voting Deadline, the Debtors may use the acceptances received prior to the Voting Deadline to obtain Confirmation of the Plan.

B.                                 Voting Procedures

Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only holders of Eligible Claims who actually vote will be counted.  The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

The Debtors are providing the Solicitation Package to holders of Eligible Claims whose names (or the names of whose Nominees) appear as of the Voting Record Date in the records maintained by the Debtors and the security holders list maintained by the Indenture Trustee, and by DTC as a Nominee holder of the Senior Notes.  Nominees should provide copies of the Solicitation Package to the beneficial owners of the Eligible Claims.  Any beneficial owner of Eligible Claims who has not received a Ballot should contact his/her or its Nominee or the Voting Agent.

Holders of Eligible Claims should provide all of the information requested by the Ballots and return all Ballots in the return envelope provided with each such Ballot.

C.                                 Special Note for Holders of Senior Notes

Only holders of Senior Notes as of the Voting Record Date are entitled to vote on the Plan.  The Indenture Trustee will not vote on behalf of the holders of such notes.  Holders must submit their own Ballots.  A holder of Senior Notes may not vote less than all of its Senior Notes to accept or reject the Plan, and may not split its vote.  Failure to provide all of the information requested on a Ballot may result in disqualification of the vote submitted pursuant to such Ballot.  A Ballot that is validly executed but does not indicate either acceptance or rejection of the Plan will be counted as having been cast as an acceptance of the Plan.

A beneficial owner holding Senior Notes as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Any beneficial owner holding Senior Notes in “street name” through a Nominee may vote on the Plan by one of the following two methods (as selected by such nominee).

•                                               Complete and sign the enclosed beneficial owner Ballot.  Return the Ballot to the Nominee as promptly as possible and in sufficient time to allow the Nominee to process the Ballot and return it to the Voting Agent by the Voting Deadline.  If no self-addressed, postage-paid envelope was enclosed for this purpose, contact the Voting Agent for instructions.

•                                               Complete and sign the pre-validated Ballot (as described below) provided to you by the Nominee.  Return the pre-validated Ballot to the Voting Agent by the Voting Deadline using the enclosed self-addressed, postage-paid envelope.

Beneficial owners that hold Senior Notes through a Nominee and make the New CURE Stock Election must communicate such election to their Nominee no later than 12:00 pm, New York City Time, on March 9, 2006.  Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent that Ballot or a Master Ballot that reflects the vote of such beneficial owner.

1.                                           Acknowledgment, Certifications and Agreements by Beneficial Holders

A beneficial owner of Senior Notes, by completing, signing and returning its Ballot, will thereby be deemed to:

•                                       acknowledge receipt of this Disclosure Statement, the Plan and the other applicable Solicitation materials;

•                                       certify that it is the beneficial owner of the Senior Notes identified on such Ballot or that it has the power and authority to vote to accept or reject the Plan on behalf of such beneficial owner;

•                                       acknowledge that such Ballot will be counted as having been cast as an acceptance of the Plan if it is validly executed but does not indicate either acceptance or rejection of the Plan;

•                                       acknowledge that its successors, heirs and assigns will be bound by any election made on such Ballot;

•                                       if it holds its Senior Notes through a Nominee, authorize and instruct such Nominee to (i) furnish the voting information, customer account number, and the principal amount of the Senior Notes the Nominee holds on its behalf in a separate Master Ballot (unless the Ballot is a “prevalidated” beneficial owner Ballot to be sent directly to The Altman Group in accordance with the Nominee’s instructions),

(ii) if it made the New CURE Stock Election, submit a copy of such Ballot and related information to The Altman Group, and (iii) retain a copy of such Ballot and related information in its records for one year after the Voting Deadline;

•                                       certify that it (1) has full power and authority to vote to accept or reject the Plan with respect to the Senior Note Claims identified in Item 1 and (2) has received a copy of the Disclosure Statement (including the exhibits therein) and the Plan;

•                                       agree to provide proof of its authority to vote this Beneficial Owner Ballot if required or requested by Altman, Curative or the bankruptcy court; and

•                                       agree to provide other information related to the Senior Notes as may be requested by Altman, Curative or the Bankruptcy Court.

2.                                           Representations by Beneficial Holders Who Make the New CURE Stock Election

A beneficial owner of Senior Notes who makes the New CURE Stock Election, by signing and returning the Ballot on which such election is made, will thereby be deemed to represent to Curative that it:

•                                       is an Accredited Investor or a “Qualified Institutional Buyer” as that term is defined in Rule 144A under the Securities Act;

•                                       is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in exercising the New CURE Stock Election, including investments in securities issued by Curative and comparable entities, and the undersigned has received, reviewed and considered all information it deems relevant in making an informed decision to exercise the New CURE Stock Election;

•                                       is exercising the New CURE Stock Election in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such New CURE Stock or any arrangement or understanding with any other persons regarding the distribution of such New CURE Stock;

•                                       will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New CURE Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws;

•                                       understands that the New CURE Stock is being offered to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Curative is relying, in part, upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein to determine the availability of such exemptions and the eligibility of such holder to receive New CURE Stock;

•                                       acknowledges that the transfer of the New CURE Stock to the undersigned will not be registered under the Securities Act and agrees that, except as may be set forth in the Registration Rights Agreement (as described more fully in Section 10.7(c) of the Plan), Curative is under no obligation to register any resale of the New CURE Stock by the undersigned; and

•                                       has authorized its Nominee (if applicable) (i) to deliver a PTOP instruction in respect of the undersigned’s Senior Notes to the DTC, preventing the transfer of such Senior Notes to any person or entity that has not exercised the New CURE Stock Election, (ii) to take all necessary actions to ensure that the relevant instruction can be allocated to such Senior Notes and (iii) to execute and deliver any additional documents and/or do all such other things deemed by Curative to be necessary or desirable to complete the exchange and cancellation of such Senior Notes pursuant to the Plan.

3.                                           Actions required to make New CURE Stock Election

As indicated in the Plan, the Ballots and this Disclosure Statement, only holders of Senior Note Claims in aggregate amount equal to or greater than $1,000,000 and that are Accredited Investors or Qualified Institutional Buyers are eligible to make the New CURE Stock Election.  Any beneficial holder with less than $1,000,000 in Senior Notes in the custodial account represented by a particular Ballot, but who intends to exercise the New CURE Stock Election as a result of its holdings of Senior Notes in other custodial accounts, MUST provide, in the chart under Item 3 of the Ballot, the relevant account information and the identification of all Senior Notes held through such other accounts.  Any beneficial holder who (together with each of its Affiliates) holds at least $1,000,000 in aggregate amount of Senior Notes as of the Voting Record Date will be eligible to exercise the New CURE Stock Election for the amount of Senior Notes represented by its Ballot, even if such amount is less than $1,000,000.

4.                                           Nominees

A Nominee that on the Voting Record Date is the registered holder of Senior Notes for a beneficial owner should obtain the votes of the beneficial owners of such Senior Notes, consistent with customary practices for obtaining the votes of securities held in “street name,” in one of the following two ways:

(i)                                          Pre-Validated Ballots

A Nominee may pre-validate a Ballot by: (i) signing the Ballot; (ii) indicating on the Ballot the name of the registered holder and the amount of Senior Notes held by the Nominee; and (iii) forwarding such Ballot together with the Solicitation Package and other materials requested to be forwarded, to the beneficial owner for voting. The beneficial owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Voting Agent in the pre-addressed, postage paid envelope so that it is received by the Voting Agent before the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by the Nominee for inspection for at least one year from the Voting Deadline.

(ii)                                       Master Ballots

A Nominee may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with this Disclosure Statement, a return envelope provided by, and addressed to, the Nominee, and other materials requested to be forwarded. Each such beneficial owner must then indicate his/her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot, and return the Ballot to the Nominee. After collecting the Ballots, the Nominee should, in turn, complete a Master Ballot compiling the votes and other information from the Ballot, execute the Master Ballot, and deliver the Master Ballot along with all Ballots for the beneficial owners to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All Ballots returned by beneficial owners should be forwarded to the Voting Agent (along with the Master Ballot) and a copy of any Ballot retained by any beneficial owner should be retained by Nominees for inspection for at least one year from the Voting Deadline.

EACH NOMINEE SHOULD ADVISE ITS BENEFICIAL OWNERS TO RETURN THEIR BALLOTS TO THE NOMINEE BY A DATE CALCULATED BY THE NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT ALONG WITH ALL BALLOTS FOR THE BENEFICIAL OWNERS TO THE VOTING AGENT SO THAT IT IS RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE.

Each Master Ballot must specifically identify the names, addresses and tax identification numbers of each Electing Senior Noteholder.  All Master Ballots and Ballots for holders of Senior Note Claims must be received no later than the Voting Deadline by the Voting Agent at:

Attn: Curative Ballot Processing
c/o The Altman Group, Inc.
60 East 42nd Street
New York, New York 10165
Telephone:  (212) 681-9600

5.                                           Securities Clearing Agencies

The Debtors expect that DTC, as a Nominee holder of the Senior Notes, will arrange for its participants to vote by executing an omnibus proxy in favor of such participants.  As a result of the omnibus proxy, such participant will be authorized to vote its Voting Record Date positions held in the name of such securities clearing agencies.

6.                                           Miscellaneous

For purposes of voting to accept or reject the Plan, the beneficial owners of Senior Notes will be deemed to be the “holders” of the Claims represented by such Senior Notes.  Distributions under the Plan will be made to record holders of Senior Notes.  Unless otherwise ordered by the Bankruptcy Court, Ballots that are signed, dated and timely received, but on which a vote to accept or reject the Plan has not been indicated, will not be counted.  The Debtors, in their sole discretion, may request that the Voting Agent attempt to contact such voters to cure any such defects in the Ballots.

Except as provided below, unless the Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking Confirmation of the Plan.

In the event of a dispute with respect to any Senior Note Claim, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Debtors and the Ad Hoc Committee agree otherwise or the Bankruptcy Court orders otherwise.

D.                                 Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by Curative, must submit proper evidence satisfactory to Curative of authority to so act. Authorized signatories should submit the separate Ballot of each beneficial owner for whom they are voting.

UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THAT THE DEBTORS RESERVE THE RIGHT, AFTER CONSULTATION WITH THE AD HOC COMMITTEE, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT BE COUNTED. IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE NOMINEE OR THE VOTING AGENT.

E.                                   Parties Entitled to Vote

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be “Impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

In general, a holder of a claim or equity interest may vote to accept or to reject a plan if the claim or equity interest is “allowed,” which means generally that no party-in-interest has objected to such claim or equity interest, and the claim or equity interest is impaired by the plan. If, however, the holder of an impaired claim or equity interest will not receive or retain any distribution under the plan on account of such claim or equity interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and equity interests do not actually vote on the plan. If a claim or equity interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or equity interest to have accepted the plan and, accordingly, holders of such claims and equity interests are not entitled to vote on the plan.

Classes 1, 2, 3, 8, 9, 10, 15, 16 and 17 of the Plan are not impaired.  Accordingly, under section 1126(f) of the Bankruptcy Code, all such Classes of Claims are deemed to have accepted the Plan and are not entitled to vote in respect of the Plan.

Equity Interests and Intercompany Claims in Classes 7, 14 and 21 and 6, 13 and 20, respectively, are impaired.  The Debtors intend to seek entry of an order pursuant to which holders of Class 7, Class 14 or Class 21 Equity Interests and Class 6, Class 13 and Class 20 Intercompany Claims will be deemed to have rejected the Plan and will not be entitled to vote in respect of the Plan.

Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Debtors are soliciting acceptances only from holders of Eligible Claims.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

F.                                   Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot to the Voting Agent by a holder of Eligible Claims pursuant to one of the procedures set forth above will constitute the agreement of such holder to accept (i) all of the terms of, and conditions to the Solicitation and (ii) the terms of the Plan; provided, however, all parties in interest retain their right to object to Confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code.

G.                                 Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Voting Agent and the Debtors in consultation with the Ad Hoc Committee, which determination will be final and binding.  As indicated below, effective withdrawals of Ballots must be delivered to the Voting Agent prior to the Voting Deadline.  The Debtors, in consultation with the Ad Hoc Committee, reserve the right to contest the validity of any such withdrawal.  The Debtors, in consultation with the Ad Hoc Committee, also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful.  The Debtors, after consultation with the Ad Hoc Committee, further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot.  The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, in consultation with the Ad Hoc Committee, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors, in consultation with the Ad Hoc Committee, (or the Bankruptcy Court) determine.  Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H.                                 Withdrawal of Ballots; Revocation

Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Voting Agent in a timely manner at the address set forth in Section III.C above.  Prior to the filing of the Plan, the Debtors intend to consult with the Voting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received.

As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Voting Agent will not be effective to withdraw a previously cast Ballot.

Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

The Debtors will pay all costs, fees and expenses relating to the Solicitation, including customary mailing and handling costs of Nominees.

I.                                       Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim other than a Senior Note Claim or about the Solicitation Package, or if you wish to obtain an additional copy of the Plan, the Plan Supplement, this Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Voting Agent:

Curative Ballot Processing
c/o Kurtzman Carson Consultants LLC
12910 Culver Boulevard, Suite I
Los Angeles, CA 90066
Telephone:  (866) 381-9100
http://www.kccllc.net/curative

If you have any questions or require further information about the voting procedure for voting your Senior Note Claim or about the Solicitation Package, or if you wish to obtain an additional copy of the Plan, the Plan Supplement, this Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d)), please contact the Voting Agent:

Attn: Curative Ballot Processing
c/o The Altman Group, Inc.
60 East 42nd Street
New York, New York 10165
Telephone:  (212) 681-9600

XIV.             RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Debtors believe that Confirmation and consummation of the Plan is preferable to all other alternatives.  Consequently, the Debtors urge all holders of Eligible Claims to vote to accept the Plan, and to complete and return their ballots so that they will be received by the Voting Agent on or before 5:00 p.m., New York City Time, on March 13, 2006.

Dated: February 6, 2006

CURATIVE HEALTH SERVICES, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

EBIOCARE.COM, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

APEX THERAPEUTIC CARE, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	Chief Executive Officer

HEMOPHILIA ACCESS, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CHS SERVICES, INC.

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	President

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

OPTIMAL CARE PLUS, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

INFINITY INFUSION, LLC
By: Curative Health Services Co., its Sole Member

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion, LLC and
President of Curative Health Services Co.

INFINITY INFUSION II, LLC
By:	Curative Health Services Co., its Sole Member

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion II, LLC and
President of Curative Health Services Co.

INFINITY INFUSION CARE, LTD.
By:	Infinity Infusion II, LLC, its Sole General Partner
By:	Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion Care, Ltd. and
President of Curative Health Services Co.

MEDCARE, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CURATIVE PHARMACY SERVICES, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CURATIVE HEALTH SERVICES CO.,

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	President and Chief Executive Officer

CRITICAL CARE SYSTEMS, INC.

By:		/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

CURATIVE HEALTH SERVICES III CO.

By:		/s/ John C. Prior
	Name:	John C. Prior
	Title:	President and Secretary

EXHIBIT A

PREPACKAGED JOINT PLAN OF REORGANIZATION OF REORGANIZATION OF CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME.  THE SOLICITATION MATERIALS ACCOMPANYING THE JOINT PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE.  IMMEDIATELY FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, THE DEBTORS EXPECT TO SEEK AN ORDER OF THE BANKRUPTCY COURT (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE AND (2) CONFIRMING THE JOINT PLAN OF REORGANIZATION PURSUANT TO SECTION 1129 OF THE BANKRUPTCY CODE.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re CURATIVE HEALTH SERVICES, INC., et al. Debtors.	Chapter 11 Case Nos. 06-[ ] through 06-[ ] (Jointly Administered)

PREPACKAGED JOINT PLAN OF REORGANIZATION
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Martin N. Flics (MF 9718)
Brian E. Greer (BG 1011)
Linklaters
1345 Avenue of the Americas
New York, New York 10105
Telephone: (212) 903-9000
Facsimile: (212) 903-9100

Attorneys for Curative Health Services, Inc.

and its subsidiaries

Date:  February 6, 2006

Curative Health Services, Inc., CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., Curative Pharmacy Services, Inc., eBioCare.com, Inc. and Apex Therapeutic Care, Inc., as chapter 11 debtors and debtors in possession, propose the following joint prepackaged plan of reorganization under section 1129 of title 11 of the United States Code (the “Bankruptcy Code”).  Reference is made to the Disclosure Statement distributed contemporaneously herewith, containing a discussion of the Debtors’ history, business, risk factors, a summary and analysis of the Plan, and other related matters, including a description of the New CURE Stock and New Promissory Notes to be issued and distributed under the Plan.

The only persons and entities entitled to vote on the Plan are the holders of (a) Senior Note Claims, classified as Class 5, 12, and 19 Claims, (b) Apex General Unsecured Claims (including the holders of certain of the Pharmacy Claims) classified as Class 11 Claims, (c) Curative General Unsecured Claims classified as Class 4 Claims and (d) eBioCare General Unsecured Claims (including the holders of certain of the Pharmacy Claims) classified as Class 18 Claims.  Such holders are encouraged to read the Plan and the accompanying solicitation materials in their entirety before voting to accept or reject the Plan.  All holders of Equity Interests and Intercompany Claims in and against the Debtors are deemed to have rejected the Plan.  All other holders of Claims are “unimpaired” by the Plan because their Claims remain unaltered by the Plan.  No materials other than the accompanying solicitation materials and any exhibits and schedules attached thereto or referenced therein have been authorized by the Debtors for use in soliciting acceptances or rejections of the Plan.

ARTICLE I
DEFINITIONS

As used herein, the following terms have the respective meanings and are subject to the rules of construction specified below:

1.1                               “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.

1.2                               “Ad Hoc Committee” means the holders of Senior Notes, or their successors, that are parties to the Plan Support Agreement, including AIG Global Investment Corp., Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd.

1.3                               “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of any Debtor under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of any Debtor, any actual and necessary costs and expenses of operating the business of any Debtor, any indebtedness or obligations incurred or assumed by any Debtor in Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of any Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

1.4                               “Affiliates” means, for the purposes of Sections 4.5, 5.5 and 6.5 of the Plan and the definition of “Electing Senior Noteholder,” an “Affiliate” as defined in Rule 405 promulgated under the Securities Act.

1.5                               “Allowed” means, with reference to any Claim, (a) any Claim against any Debtor listed by any Debtor in its Schedules or the Creditors List as liquidated in amount and not Disputed or contingent and for which no contrary proof of Claim has been filed, (b) any Claim allowed hereunder, (c) any Claim not Disputed, (d) any Claim compromised, settled or otherwise resolved pursuant to the authority granted to the Debtors or the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or (e) any Claim which, if Disputed, has been Allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

1.6                               “Apex” means Apex Therapeutic Care, Inc.

1.7                               “Apex Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective Apex Unsecured Note.

1.8                               “Apex General Unsecured Claims” means all Claims against Apex that are not Administrative Expense Claims, Priority Tax Claims, Apex Other Priority Claims, Secured Bank Claims, Apex Other Secured Claims and Senior Note Guarantee Claims, but shall include, without limitation, the Apex Litigation Claims and the Apex Rejection Claims.

1.9                               “Apex Litigation Claims” means Claims related to all pending and threatened litigation against Apex including, without limitation, the Pharmacy Claims.

1.10                        “Apex Note Claims” means the Claims against Curative arising under the Amended and Restated Promissory Note, dated May 30, 2002, issued by Curative pursuant to the Apex Stock Purchase Agreement.

1.11                        “Apex Other Priority Claims” means any Claim against Apex, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.12                        “Apex Other Secured Claims” means any Secured Claim against Apex other than the Secured Bank Claims.

1.13                        “Apex Pro Rata Fraction” means a fraction in which the numerator shall be the amount of each respective Allowed Apex General Unsecured Claim and the denominator shall be the sum of all Allowed Apex General Unsecured Claims and Allowed Senior Note Guarantee Claims.

1.14                        “Apex Rejection Claims” means Claims against Apex related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

1.15                        “Apex Stock Purchase Agreement” means the Stock Purchase Agreement, dated January 27, 2002, by and among Curative, Jim Williams, the Tamiyasu Trust No. 1, the Kelly and Valorie Smith Family Trust No. 1, the Fred and Lisa Copeland Family Trust dated August 4, 1999, the Robert and Sandra Brooks Family Trust dated April 10, 1987 and the Stockholder Representative (as defined in the Stock Purchase Agreement).

1.16                        “Apex Unsecured Note” means an unsecured non-transferable promissory note issued by Reorganized Apex with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest shall not begin to accrue until each respective note is issued and any such accrued interest shall not be paid until the maturity date of the note.  The face amount of each note shall be the product of the Apex Pro Rata Fraction multiplied by the Apex Value.

1.17                        “Apex Value” means $12.7 million or such value otherwise established by the Bankruptcy Court.

1.18                        “Ballot” means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which such holder indicates its acceptance or rejection of the Plan.

1.19                        “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.20                        “Bankruptcy Court” means the United States District Court having subject matter jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court under section 151 of title 28 of the United States Code.

1.21                        “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and all Local Rules of the Bankruptcy Court, applicable to the Chapter 11 Cases.

1.22                        “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

1.23                        “Cash” means the lawful currency of the United States of America.

1.24                        “Cash Consideration” means Cash in the amount of $27.75 million which shall be paid from the proceeds of the New Debt, the Exit Financing and/or the Rights Offering Proceeds and shall be distributed on a Pro Rata Share basis among the holders of the Senior Note Claims.

1.25                        “Causes of Action” means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring on or prior to the Effective Date.

1.26                        “CCS” means Critical Care Systems, Inc.

1.27                        “Certificate” means any certificate, instrument, or other document evidencing an Extinguished Security.

1.28                        “CHS Co.” means Curative Health Services Co.

1.29                        “CHS III” means Curative Health Services III Co.

1.30                        “CHS New York” means Curative Health Services of New York, Inc.

1.31                        “CHS Services” means CHS Services, Inc.

1.32                        “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code, [In re Curative Health Services, Inc., et al., Chapter 11 Case Nos. 06-[      ]

through 06-[      ], Jointly Administered] to be filed by the Debtors in the Bankruptcy Court.

1.33                        “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.34                        “Class” means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.35                        “Collateral” means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not timely avoided or otherwise invalid under the Bankruptcy Code or applicable state law.

1.36                        “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.37                        “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.38                        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan which shall be in form, scope and substance reasonably satisfactory to the Debtors and the Ad Hoc Committee.

1.39                        “Creditors’ Committee” means the statutory creditors’ committee appointed in the Chapter 11 Cases, if any, pursuant to section 1102 of the Bankruptcy Code.

1.40                        “Creditors List” means the list of the Debtors’ largest unsecured creditors as of the Petition Date.

1.41                        “Curative” means Curative Health Services, Inc.

1.42                        “Curative Debtors” means Curative, Curative Pharmacy, CHS Services, Hemophilia Access, Infinity Infusion, Infinity Infusion II, Infinity Infusion Care, CHS New York, Optimal Care, MedCare, CCS, CHS Co. and CHS III.

1.43                        “Curative Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective Curative Unsecured Note.

1.44                        “Curative General Unsecured Claims” means all Claims against the Curative Debtors that are not Administrative Expense Claims, Priority Tax Claims, Curative Other Priority Claims, Secured Bank Claims, Curative Other Secured Claims and Senior Note Claims, but shall include, without limitation, the Curative Litigation Claims, the Apex Note Claims and the Curative Rejection Claims.

1.45                        “Curative Litigation Claims” means Claims relating to pending or threatened litigation against the Curative Debtors.

1.46                        “Curative Other Priority Claim” means any Claim against the Curative Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.47                        “Curative Other Secured Claim” means any Secured Claim against the Curative Debtors other than the Secured Bank Claims.

1.48                        “Curative Pharmacy” means Curative Pharmacy Services, Inc.

1.49                        “Curative Pro Rata Fraction” means a fraction in which the numerator shall be the amount of each respective Allowed Curative General Unsecured Claim and the denominator shall be the sum of all Allowed Curative General Unsecured Claims and Allowed Senior Note Claims.

1.50                        “Curative Rejection Claims” means Claims against the Curative Debtors related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

1.51                        “Curative Unsecured Note” means an unsecured non-transferable promissory note issued by Reorganized Curative with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest shall not begin to accrue until each respective note is issued, and any such accrued interest shall not be paid until the maturity date of the note.  The face amount of each note shall be the product of the Curative Pro Rata Fraction multiplied by the Curative Value.

1.52                        “Curative Value” means $153.161 million or such value as otherwise established by the Bankruptcy Court.

1.53                        “Debtors” means Apex, eBioCare and the Curative Debtors.

1.54                        “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101(1), 1107(a) and 1108 of the Bankruptcy Code.

1.55                        “DHS Audit” means the audit conducted by the Department of Health Services of the State of California of Siskin’s San Carlos Pharmacy, Inc., Park Compounding Pharmacy, Inc. and American Surgical Pharmacy, Inc. related to (i) the pharmacies’ medical billing for clotting factor supplied to the pharmacies by Apex and eBioCare, and (ii) the pharmacies’ medical billing for the anti-inhibitor product “FEIBA” supplied to the pharmacies by Apex and eBioCare.

1.56                        “DIP Claims” means the secured Administrative Expense Claims related to the DIP Financing.

1.57                        “DIP Financing” means a debtor-in-possession credit facility to be entered into by the Debtors as either borrowers or guarantors and the DIP Lenders, as approved by the Bankruptcy Court.

1.58                        “DIP Lenders” means those entities identified as “Lenders” in the DIP Financing and their respective successors and assigns.

1.59                        “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, and approved by the Bankruptcy Court.

1.60                        “Disclosure Statement” means the Disclosure Statement, as amended, supplemented or modified from time to time, describing the Plan, including all exhibits and schedules thereto, that was prepared and distributed in accordance with section 1125 of the Bankruptcy Code, Bankruptcy Rule 3018, section 1145 of the Bankruptcy Code, section 4(2) under the Securities Act of 1933, as amended, and/or other applicable law.

1.61                        “Disputed” means, with respect to a Claim, (a) any such Claim proof of which was timely and properly filed and (i) which has been or hereafter is listed on the Schedules or the Creditors List as unliquidated, disputed, or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (ii) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (b) as to which a proof of Claim was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed. Prior to (x) the time that an objection has been filed and (y) the expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, for purposes of the Plan, (A) a Claim shall be considered a Disputed Claim if the amount of the Claim specified in the proof of Claim exceeds the amount of the Claim listed by the Debtors on the Schedules or the Creditors List as other than disputed, contingent or unliquidated, or (B) in the event that a Claim is not listed on the Schedules or the Creditors List, the entire amount of such Claim shall be considered a Disputed Claim.

1.62                        “Distribution Record Date” means the day that is five (5) Business Days after the Confirmation Date.

1.63                        “DOJ Settlement Agreement” means the Stipulation and Order of Settlement and Dismissal as to Curative Health Services, Inc. in the action styled United States of America ex rel. Francisco Lanni and Joseph “Mickey” Parslow vs. Curative Health Services, Inc. et al., Case No. 98 Civ. 2501 (RCC), filed in the United States District Court for the Southern District of New York.

1.64                        “DTC” means The Depository Trust Company.

1.65                        “eBioCare” means eBioCare.com, Inc.

1.66                        “eBioCare Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective eBioCare Unsecured Note.

1.67                        “eBioCare General Unsecured Claims” means all Claims against eBioCare that are not Administrative Expense Claims, Priority Tax Claims, eBioCare Other Priority Claims, Secured Bank Claims, eBioCare Other Secured Claims and Senior Note Guarantee Claims, but shall include, without limitation, the eBioCare Litigation Claims and the eBioCare Rejection Claims.

1.68                        “eBioCare Litigation Claims” means Claims relating to pending or threatened litigation against eBioCare, including, without limitation, certain of the Pharmacy Claims.

1.69                        “eBioCare Other Priority Claims” means any Claim against eBioCare, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.70                        “eBioCare Other Secured Claims” means any Secured Claim against eBioCare other than the Secured Bank Claims.

1.71                        “eBioCare Pro Rata Fraction” means a fraction in which the numerator shall be the amount of each respective Allowed eBioCare General Unsecured Claim and the denominator shall be the sum of all Allowed eBioCare General Unsecured Claims and Allowed Senior Note Guarantee Claims.

1.72                        “eBioCare Rejection Claims” means Claims against eBioCare related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

1.73                        “eBioCare Unsecured Note” means an unsecured non-transferable promissory  note issued by Reorganized eBioCare with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest shall not accrue until each respective note is issued, and any such accrued interest shall not be paid until the maturity date of the note.  The face amount of each note shall be the product of the eBioCare Pro Rata Fraction multiplied by the eBioCare Value.

1.74                        “eBioCare Value” means $11.9 million or such value otherwise established by the Bankruptcy Court.

1.75                        “Effective Date” means the later of (i) the first Business Day after the tenth (10th) day following the entry of the Confirmation Order or (ii) the first Business Day on which the conditions specified in Section 12.1 of the Plan have been satisfied or waived.

1.76                        “Electing Senior Noteholder” means any holder (together with each of its  Affiliates) of a Senior Note Claim in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date that (i) is an Accredited Investor or Qualified Institutional Buyer, (ii) elects to receive its Pro Rata Share of New CURE

Stock and Cash Consideration under the Plan, and (iii) complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim.

1.77                        “Equity Interest” means any share of common stock or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to subscribe for or otherwise acquire any such interest.

1.78                        “Existing Credit Facility” means the secured Amended and Restated Credit Agreement dated as of April 23, 2004, by and among the Debtors, and GECC Capital Markets Group, Inc., as Lead Arranger, General Electric Capital Corporation, as Agent, and the Existing Lenders, as amended or modified by the Amendments, dated May 3, 2004, June 30, 2004, October 20, 2004 and December 31, 2004, the Waiver Agreements, dated August 8, 2005, October 14, 2005, November 7, 2005 and the Forbearance Agreement, dated December 1, 2005 and as may be amended or modified from time to time.

1.79                        “Existing Lenders” means the “Lenders” signatory to the Existing Credit Facility.

1.80                        “Exit Financing” means a credit facility to be entered into by the Reorganized Debtors as either borrowers or guarantors and those entities identified as “Lenders” therein (as amended, modified or supplemented) as more fully set forth in the Plan Supplement and approved by the Bankruptcy Court.

1.81                        “Extinguished Securities” means all Equity Interests and the Senior Notes.

1.82                        “Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari or mandamus, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or mandamus, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, or, (b) if an appeal, writ of certiorari or mandamus, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or petition for certiorari or mandamus, or reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or mandamus or motion for reargument or rehearing shall have expired; provided, however, that the possibility that a motion allowed to be timely made more than ten (10) days after entry of the order subject to review under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.83                        “Funded Debt Obligation” means the total amount of the Exit Financing funded and outstanding as of the Effective Date, the New Debt, the New Promissory Notes, if applicable, and any other funded debt mutually agreed to by the Ad Hoc Committee and Curative.

1.84                        “Hemophilia Access” means Hemophilia Access, Inc.

1.85                        “Indenture” means the Indenture for the Senior Notes, dated as of April 23, 2004, among Curative, the Guarantors as defined therein, and the Indenture Trustee.

1.86                        “Indenture Trustee” means Wells Fargo Bank, N.A., as Trustee under the Indenture.

1.87                        “Infinity Infusion” means Infinity Infusion LLC.

1.88                        “Infinity Infusion II” means Infinity Infusion II, LLC.

1.89                        “Infinity Infusion Care” means Infinity Infusion Care, Ltd.

1.90                        “Insured Claim” means any Claim arising from an incident or occurrence that is covered under the Debtors’ insurance policies.

1.91                        “Intercompany Claim” means any Claim held by any Debtor against any other Debtor.

1.92                        “Interim DIP Order” means the Interim Order approving the DIP Financing.

1.93                        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.94                        “McConnell Investment” means the investment in New CURE Stock to be made by Paul F. McConnell on the Effective Date as described in Exhibit A attached hereto.

1.95                        “MedCare” means MedCare, Inc.

1.96                        “New CURE Stock” means the new common stock of Reorganized Curative to be distributed in accordance with Section 10.7 of the Plan.

1.97                        “New Debt” means new second Lien indebtedness or indebtedness that is part of the Exit Financing on the terms and subject to the conditions described in the Plan Supplement.

1.98                        “New Management Incentive Plan” means the New Management Incentive Plan to be adopted by the Reorganized Debtors on the Effective Date pursuant to the Plan as described in Exhibit A attached hereto.

1.99                        “New Options” means the options to be issued by Reorganized Curative to purchase 9.5% of the number of new shares of New CURE Stock (other than New Restricted Stock) issued and outstanding as of the Effective Date on a fully diluted basis pursuant to the New Management Incentive Plan.

1.100                 “New Promissory Notes” means the Curative Unsecured Notes, Apex Unsecured Notes and eBioCare Unsecured Notes, if applicable.

1.101                 “New Restricted Stock” means 2.5% of the number of shares of New CURE Stock issued and outstanding as of the Effective Date on a fully diluted basis to be issued by Reorganized Curative pursuant to the New Management Incentive Plan.

1.102                 “New Securities” means, collectively, the New CURE Stock (including the New Restricted Stock) and/or the New Options, as applicable.

1.103                 “Non-Electing Senior Noteholder” means any holder of an Allowed Senior Note Claim that is not an Electing Senior Noteholder.

1.104                 “Optimal Care” means Optimal Care Plus, Inc.

1.105                 “Petition Date” means the date on which the Debtors commence the Chapter 11 Cases.

1.106                 “Pharmacy Claims” means the indemnification claims, if any, of Siskin’s San Carlos Pharmacy, Inc., Park Compounding Pharmacy, Inc., and American Surgical Pharmacy, Inc. against Apex and/or eBioCare related to, arising out of or in connection with the DHS Audit.

1.107                 “Plan” means this joint prepackaged chapter 11 plan, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.108                 “Plan Supplement” means the forms of documents specified in Section 15.16 of the Plan, each of which shall be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee.

1.109                 “Plan Support Agreement” means the Plan Support Agreement, dated December 2, 2005, between the members of the Ad Hoc Committee and the Debtors, as amended or modified by the Amendments, dated December 14, 2005 and February 3, 2006, and as may be further amended or modified from time to time.  A copy of the Plan Support Agreement, as amended, is attached to the Disclosure Statement as Exhibit ”D.”

1.110                 “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.111                 “Professional Compensation and Reimbursement Claims” means any right to compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4)or 503(b)(5) of the Bankruptcy Code.

1.112                 “Pro Rata Share” means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in the respective Class (or Classes, if applicable) to the amount of all Allowed Claims in such Class (or Classes, if applicable).

1.113                 “Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act.

1.114                 “Registration Rights Agreement” means the Registration Rights Agreement to be entered into in accordance with Section 10.7(b) of the Plan.

1.115                 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim, provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.116                 “Reorganized Curative” means Curative and any successor thereto by merger, consolidation or otherwise on and after the Effective Date.

1.117                 “Reorganized Debtors” means each of the Debtors and any successor thereto by merger, consolidation or otherwise on and after the Effective Date.

1.118                 “Reorganized Debtors’ By-laws” means the amended and restated By-laws and as applicable, limited liability company agreements or partnership agreements, of each of the Reorganized Debtors, which shall be substantially in the forms contained in the Plan Supplement.

1.119                 “Reorganized Debtors’ Certificates of Incorporation” means the restated Certificates of Incorporation and, as applicable, the Certificates of Formation of each of the Reorganized Debtors, which shall be substantially in the forms contained in the Plan Supplement.

1.120                 “Rights” means the rights to purchase New CURE Stock in connection with the Rights Offering as described in Article VII hereof and in the Subscription Agreements.

1.121                 “Rights Holders” means the Subscription Parties.

1.122                 “Rights Offering” means the offering of Rights to the Rights Holders to purchase shares of New CURE Stock as described in Article VII hereof and pursuant to the Subscription Agreements.

1.123                 “Rights Offering Proceeds” means the proceeds from the Rights Offering.

1.124                 “Schedules” means the schedules of assets and liabilities and the statement of financial affairs which may be filed by each of the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

1.125                 “Secured Bank Claims” means the Secured Bank Direct Claims and Secured Bank Guarantee Claim.

1.126                 “Secured Bank Direct Claims” means the Secured Claims relating to the Existing Credit Facility against the Debtors who are borrowers under the Existing Credit Facility.

1.127                 “Secured Bank Guarantee Claim” means the Secured Claim that arises by reason of CHS III’s guarantee of the Existing Credit Facility.

1.128                 “Secured Claim” means any Claim that is secured by a Lien against Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, if such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

1.129                 “Securities Act” means the Securities Act of 1933, as amended.

1.130                 “Senior Notes” means the 10 ¾% senior unsecured notes due 2011 of Curative in the aggregate principal amount of $185 million issued under the Indenture.

1.131                 “Senior Note Claims” means the Senior Note Direct Claims and Senior Note Guarantee Claims.

1.132                 “Senior Note Direct Claim” means a Claim against Curative arising under the Senior Notes, including Claims for unpaid principal, accrued interest as of the Petition Date and other fees arising under the Senior Notes.

1.133                 “Senior Note Guarantee Claim” means a Claim against a guarantor of the Senior Notes, including Claims for unpaid principal, accrued interest as of the Petition Date and other fees arising under the Senior Notes.

1.134                 “Senior Noteholder Recovery” means 54.9% or such other percentage established by the Bankruptcy Court.

1.135                 “Stockholders Agreement” means the Stockholders Agreement to be entered into in accordance with Section 10.7 of the Plan.

1.136                 “Subscription Agreements” means the Election and Subscription Agreements by and among the Debtors and Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd., respectively.  A form of the Subscription Agreements shall be attached to the Disclosure Statement as Exhibit H.

1.137                 “Subscription Parties” means each of the subscribing parties to the Subscription Agreements.

1.138                 “Tort Claim” means any Claim related to personal injury or property damage, or other similar Claims, or Claims sounding in tort against any of the Debtors.

1.139                 “UBS” means UBS Securities LLC.

1.140                 “Voting Deadline” means March 13, 2006, at 5:00 p.m. New York City Time.

1.141                 “Voting Record Date” means February 8, 2006.

1.142                 “Interpretation; Application of Definitions and Rules of Construction”. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. If any description of a security or policy of any of the Debtors in the Plan is inconsistent with the documents governing such security or policy, the governing documents are controlling. The rules of construction contained in section 102 of the Bankruptcy Code apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

ARTICLE II
TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX
CLAIMS UNDER BANKRUPTCY CODE
SECTIONS 503(B), 507(A)(1), 507(A)(2) AND 507(A)(8)

2.1                               Administrative Expense Claims

Except to the extent a holder of an Allowed Administrative Expense Claim has been paid by the Debtors prior to the Effective Date or agrees to a less favorable or equal, but different treatment, each holder of an Allowed Administrative Expense Claim (other than a Professional Compensation and Reimbursement Claim or DIP Claim)

shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date, or the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by any Debtor in Possession shall be paid in full and performed by such Reorganized Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

2.2                               Professional Compensation and Reimbursement Claims

The holders of Professional Compensation and Reimbursement Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred after the Petition Date through the Confirmation Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court.  If granted by the Bankruptcy Court, such award shall be paid in full in Cash in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon as practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Compensation and Reimbursement Claim and the Debtors.  Requests for compensation under section 503(b) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any committee appointed in the Chapter 11 Cases, and other parties in interest by no later than the date that is sixty (60) days after the Effective Date.  Notwithstanding the foregoing, (i) the reasonable fees and expenses incurred after the Petition Date by Bingham McCutchen LLP, as counsel to the Ad Hoc Committee, and (ii) the fees and expenses incurred by Houlihan Lokey Howard & Zukin Capital, Inc., as financial advisors to the Ad Hoc Committee, in accordance with the letter agreement effective October 10, 2005, between Curative and Houlihan Lokey Howard & Zukin Capital, Inc., shall both be paid by the Debtors or the Reorganized Debtors as Administrative Expense Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court.  If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court.  The payment of the Bingham McCutchen LLP and Houlihan Lokey Howard & Zukin Capital, Inc. fees and expenses under this Section 2.2 are part of the overall settlement embodied by this Plan among the holders of the Senior Note Claims and the Debtors.

All of the fees paid prior to the Petition Date to UBS, as financial advisors to the Debtors, in connection with its engagement letter, dated August 24, 2005, shall be authorized and approved.

2.3                               DIP Claims

Except to the extent the holders of the DIP Claims agree to a different treatment, the holders of the Allowed DIP Claims shall receive Cash in an amount equal to such Allowed DIP Claims from the proceeds of the Exit Financing, the New Debt and/or the Rights Offering on the Effective Date or as soon thereafter as is reasonably practicable.

2.4                               Priority Tax Claims

Except to the extent a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, on the Effective Date, each holder of an Allowed Priority Tax Claim shall have its Claim Reinstated.

ARTICLE III
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

3.1                               Classification of Claims

Claims, other than Administrative Expense Claims and Priority Tax Claims, against and Equity Interests in each of the Debtors are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

(a)	Curative Debtors	Status

Class 1:	Curative Other Priority Claims	Unimpaired

Class 2:	Secured Bank Claims	Unimpaired

Class 3:	Curative Other Secured Claims	Unimpaired

Class 4:	Curative General Unsecured Claims	Impaired

Class 5:	Senior Note Claims	Impaired

Class 6:	Intercompany Claims	Impaired

Class 7:	Equity Interests	Impaired

(b)	Apex	Status

Class 8:	Apex Other Priority Claims	Unimpaired

Class 9:	Secured Bank Claims	Unimpaired

Class 10:	Apex Other Secured Claims	Unimpaired

Class 11:	Apex General Unsecured Claims	Impaired

Class 12:	Senior Note Guarantee Claims	Impaired

Class 13:	Intercompany Claims	Impaired

Class 14:	Equity Interests	Impaired

(c)	eBioCare	Status

Class 15:	eBioCare Other Priority Claims	Unimpaired

Class 16:	Secured Bank Claims	Unimpaired

Class 17:	eBioCare Other Secured Claims	Unimpaired

Class 18:	eBioCare General Unsecured Claims	Impaired

Class 19:	Senior Note Guarantee Claims	Impaired

Class 20:	Intercompany Claims	Impaired

Class 21:	Equity Interests	Impaired

ARTICLE IV
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS OF THE CURATIVE DEBTORS

4.1                               CURATIVE DEBTORS CLASS 1 – CURATIVE OTHER PRIORITY CLAIMS

(a)                        Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Curative Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims. Unless the holder of an Allowed Curative Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, on the Effective Date, each holder of an Allowed Curative Other Priority Claim shall have its Claim Reinstated.

4.2                               CURATIVE DEBTORS CLASS 2 – SECURED BANK CLAIMS

(a)                        Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions. In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim shall receive Cash in an amount equal to such Allowed Secured Bank Claim from the proceeds of the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

(c)                        Single Distribution. The holders of Allowed Secured Bank Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

4.3                               CURATIVE DEBTORS CLASS 3 – CURATIVE OTHER SECURED CLAIMS

(a)                        Impairment and Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Curative Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims. Unless the holder of an Allowed Curative Other Secured Claim agrees to a different treatment, on the Effective Date, each holder of an Allowed Curative Other Secured Claim shall have its Claim Reinstated.

4.4                               CURATIVE DEBTORS CLASS 4 – CURATIVE GENERAL UNSECURED CLAIMS

(a)                        Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Curative General Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)                       Treatment. Each holder of an Allowed Curative General Unsecured Claim shall receive (i) a Curative Unsecured Note on the later of (1) 30 days after the respective Curative General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of a Curative General Unsecured Claim, the Curative Discounted Cash Payment on the later of (1) 30 days after the respective Curative General Unsecured Claim is Allowed, or (2) the Effective Date.

4.5                               CURATIVE DEBTORS CLASS 5 – SENIOR NOTE CLAIMS

(a)                        Impairment and Voting. Class 5 is impaired by the Plan.  Each holder of a Senior Note Claim is entitled to vote to accept or reject the Plan.

(b)                       Allowance and Distributions.  The Senior Note Claims shall be Allowed in an amount of not less than $201,407,000.  The holders of Allowed Senior Note Claims shall receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) shall be paid from each such holder’s Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

(c)                        New CURE Stock Election.  Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (i) New CURE Stock and (ii) Cash Consideration, in lieu of the Cash recovery set forth in Section 4.5(b) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder shall not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder shall be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

(d)                       Single Distribution.  The holders of Allowed Senior Note Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

4.6                               CURATIVE DEBTORS CLASS 6 – INTERCOMPANY CLAIMS

(a)                        Impairment and Voting.  Class 6 is impaired by the Plan.  The holders of Intercompany Claims against and among the Curative Debtors are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

(b)                       Distributions.  On the Effective Date, all Intercompany Claims shall be extinguished or cancelled by setoff, contribution or other method determined by the Debtors.

4.7                               CURATIVE DEBTORS CLASS 7 – EQUITY INTERESTS

(a)                        Impairment and Voting. Class 7 is impaired by the Plan. The holders of Equity Interests in the Curative Debtors are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

(b)                       Distributions. The holders of Equity Interests in the Curative Debtors shall not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in the Curative Debtors shall be extinguished.

ARTICLE V
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS OF APEX

5.1                               APEX CLASS 8 – APEX OTHER PRIORITY CLAIMS

(a)                        Impairment and Voting. Class 8 is unimpaired by the Plan. Each holder of an Allowed Apex Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims. Unless the holder of an Allowed Apex Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, on the Effective Date, each holder of an Allowed Apex Other Priority Claim shall have its Claim Reinstated.

5.2                               APEX CLASS 9 – SECURED BANK CLAIMS.

(a)                        Impairment and Voting. Class 9 is unimpaired by the Plan. Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions. In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim shall receive Cash in an amount equal to such Allowed Secured Bank Claim from the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

(c)                        Single Distribution. The holders of Allowed Secured Bank Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

5.3                               APEX CLASS 10 – APEX OTHER SECURED CLAIMS

(a)                        Impairment and Voting. Class 10 is unimpaired by the Plan. Each holder of an Allowed Apex Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims. Unless the holder of an Allowed Apex Other Secured Claim agrees to a different treatment, on the Effective Date, each holder of an Allowed Apex Other Secured Claim shall have its Claim Reinstated.

5.4                               APEX CLASS 11 – APEX GENERAL UNSECURED CLAIMS

(a)                        Impairment and Voting. Class 11 is impaired by the Plan. Each holder of an Allowed Apex General Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)                       Distributions.  Each holder of an Allowed Apex General Unsecured Claim shall receive (i) an Apex Unsecured Note on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an Apex General Unsecured Claim, the Apex Discounted Cash Payment on the later of (1) 30 days after the respective Apex General Unsecured Claim is Allowed, or (2) the Effective Date.

5.5                               APEX CLASS 12 – SENIOR NOTE GUARANTEE CLAIMS

(a)                        Impairment and Voting. Class 12 is impaired by the Plan. Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan.

(b)                       Allowance and Distributions.  The Senior Note Claims shall be Allowed in an amount of not less than $201,407,000.  The holders of Allowed Senior Note Claims shall receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) shall be paid from each such holder’s Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

(c)                        New CURE Stock Election.  Any holder of an Allowed Senior Note Claim  (together with its each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (i) New CURE Stock and (ii) Cash Consideration, in lieu of the Cash recovery set forth in Section 5.5(b) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder shall not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder shall be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

(d)                       Single Distribution.  The holders of Allowed Senior Note Guarantee Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

5.6                               APEX CLASS 13 – INTERCOMPANY CLAIMS

(a)                        Impairment and Voting. Class 13 is impaired by the Plan.  The holders of Intercompany Claims against Apex are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

(b)                       Distributions.  On the Effective Date, all Intercompany Claims shall be extinguished or cancelled through setoff, contribution or other method determined by the Debtors.

5.7                               APEX CLASS 14 – EQUITY INTERESTS

(a)                        Impairment and Voting. Class 14 is impaired by the Plan. The holder of the Equity Interests in Apex is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions. The holder of the Equity Interests in Apex shall not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests in Apex shall be extinguished.

ARTICLE VI
PROVISIONS FOR TREATMENT OF CLAIMS
AND EQUITY INTERESTS OF EBIOCARE

6.1                               EBIOCARE CLASS 15 – EBIOCARE OTHER PRIORITY CLAIMS

(a)                        Impairment and Voting.  Class 15 is unimpaired by the Plan.  Each holder of an Allowed eBioCare Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims.  Unless the holder of an Allowed eBioCare Other Priority Claim has been paid prior to the Effective Date or agrees to a different treatment, on the Effective Date, each holder of an Allowed eBioCare Other Priority Claim shall have its Claim Reinstated.

6.2                               EBIOCARE CLASS 16 SECURED BANK CLAIMS.

(a)                        Impairment and Voting.  Class 16 is unimpaired by the Plan.  Each holder of an Allowed Secured Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions.  In complete satisfaction of the Secured Bank Claims, each holder of an Allowed Secured Bank Claim shall receive Cash in an amount equal to such Allowed Secured Bank Claim from the DIP Financing within 3 Business Days after the Bankruptcy Court enters the Interim DIP Order or as soon as is reasonably practicable thereafter.

(c)                        Single Distribution.  The holders of Allowed Secured Bank Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.2, 5.2 and 6.2 of the Plan.

6.3                               EBIOCARE CLASS 17 – EBIOCARE OTHER SECURED CLAIMS

(a)                        Impairment and Voting.  Class 17 is unimpaired by the Plan.  Each holder of an Allowed eBioCare Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions/Reinstatement of Claims.  Unless the holder of an Allowed eBioCare Other Secured Claim agrees to a different treatment, on the Effective Date, each holder of an Allowed Apex Other Secured Claim shall have its Claim Reinstated.

6.4                               EBIOCARE CLASS 18 EBIOCARE GENERAL UNSECURED CLAIMS

(a)                        Impairment and Voting.  Class 18 is impaired by the Plan.  Each holder of an Allowed eBioCare General Unsecured Claim is entitled to vote to accept or reject the Plan.

(b)                       Distributions.  Each holder of an Allowed eBioCare General Unsecured Claim shall receive (i) an eBioCare Unsecured Note on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date, or (ii) if specifically designated by a holder of an eBioCare General Unsecured Claim, the eBioCare Discounted Cash Payment on the later of (1) 30 days after the respective eBioCare General Unsecured Claim is Allowed, or (2) the Effective Date.

6.5                               EBIOCARE CLASS 19 SENIOR NOTE GUARANTEE CLAIMS

(a)                        Impairment and Voting.  Class 19 is impaired by the Plan.  Each holder of a Senior Note Guarantee Claim is entitled to vote to accept or reject the Plan.

(b)                       Allowance and Distributions.  The Senior Note Claims shall be Allowed in an amount of not less than $201,407,000.  The holders of Allowed Senior Note Claims shall receive Cash on the Effective Date, or as soon as reasonably practicable thereafter, in an amount equal to the product of the Senior Noteholder Recovery multiplied by each respective Senior Note Claim.  The Cash to be distributed to holders of Allowed Senior Note Claims in accordance with Sections 4.5(b), 5.5(b) and 6.5(b) shall be paid from each such holder’s Pro Rata Share of Cash Consideration and the Rights Offering Proceeds and/or the proceeds from the Exit Financing and/or the New Debt.

(c)                        New CURE Stock Election.  Any holder of an Allowed Senior Note Claim (together with each of its Affiliates) in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date, that is an Accredited Investor or Qualified Institutional Buyer and complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim may elect to receive its Pro Rata Share of (i) New CURE Stock and (ii) Cash Consideration, in lieu of the Cash recovery set forth in Section 6.5(b) above; provided, however, the value of the New CURE Stock and Cash Consideration, as of the Effective Date, distributed to any Electing Senior Noteholder shall not exceed the product of the Senior Noteholder Recovery multiplied by such holder’s respective Allowed Senior Note Claim.  Once an election is made under Sections 4.5(c), 5.5(c) and 6.5(c) of the Plan, an Electing Senior Noteholder shall be precluded from selling or transferring any Senior Notes to any person or entity that is not an Electing Senior Noteholder.

(d)                       Single Distribution.  The holders of Allowed Senior Note Guarantee Claims shall receive only one aggregate recovery from all of the Debtors on account of their Claims in Sections 4.5, 5.5 and 6.5 of the Plan.

6.6                               EBIOCARE CLASS 20 – INTERCOMPANY CLAIMS

(a)                        Impairment and Voting.  Class 20 is impaired by the Plan.  The holders of Intercompany Claims against eBioCare are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

(b)                       Distribution.  On the Effective Date, all Intercompany Claims shall be extinguished or cancelled by setoff, contribution or other method determined by the Debtors.

6.7                               EBIOCARE CLASS 21 – EQUITY INTERESTS

(a)                        Impairment and Voting.  Class 21 is impaired by the Plan.  The holder of the Equity Interests in eBioCare is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

(b)                       Distributions.  The holder of the Equity Interests in eBioCare shall not receive any distributions on account of such Equity Interests.  On the Effective Date, all eBioCare Equity Interests shall be extinguished.

ARTICLE VII
RIGHTS OFFERING

7.1                               The Rights

Curative has issued non-transferable, non-certificated subscription rights to the Rights Holders entitling such holders to purchase from Curative, on the Effective Date and incident to and as part of the transactions that comprise this Plan, shares of New CURE Stock at an aggregate purchase price not to exceed $17,601,739 ($448.22 for each $1,000 in principal amount of Senior Notes held).  Notwithstanding the foregoing, the subscription rights shall be transferable from a Rights Holder to any other Rights Holder.  The terms and conditions of the Rights Offering shall be governed by the Subscription Agreements, a form of which shall be attached to the Disclosure Statement as Exhibit H.

No fractional shares of New CURE Stock, or Cash in lieu thereof, shall be issued or paid.  The number of shares of New CURE Stock available for purchase by a Rights Holder shall be rounded as follows:  (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New CURE Stock to be distributed to Rights Holders shall be adjusted as necessary to account for the rounding provided in this Section 7.1.

7.2                               Rights Offering Proceeds

The Rights Offering Proceeds shall be used to fund all or a portion of the Cash distribution to the Non-Electing Senior Noteholders.  The Rights Offering Proceeds also may be used to fund the Cash distributions to the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims, if applicable.  In addition, at Curative’s sole discretion, the Rights Offering Proceeds may be used to provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.

ARTICLE VIII
PROVISIONS REGARDING VOTING AND
DISTRIBUTIONS UNDER THE PLAN AND TREATMENT,
OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS

8.1                               Voting of Claims

Each holder of an Allowed Claim in an impaired Class of Claims entitled to vote on the Plan pursuant to Articles IV through VI of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in the Bankruptcy Code, Bankruptcy Rules, and any order or orders of the Bankruptcy Court.

8.2                               Subtraction and Addition of Classes

(a)                        Deletion of Classes. Any Class of Claims that does not contain an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 as of the date of the commencement of the Confirmation Hearing shall be deemed deleted from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

(b)                       Addition of Classes. If Classes 3, 10 and/or 17 would contain two or more Secured Claims collateralized by different properties or interests in property or collateralized by Liens against the same property or interest in property having different priority, such Claims shall be deemed automatically divided into separate subclasses of such Classes.

(c)                        Unsolicited Claims. If any creditor of the Debtors whose Claim would be classified in Classes 4, 11 or 18 was not solicited to vote to accept or reject the Plan prior to the Petition Date files a proof of Claim against any of the Debtors, such creditor shall be deemed to have voted to reject the Plan unless such creditor agrees to be bound by the terms and conditions of the Plan and agrees to be deemed to have voted to accept the Plan.

8.3                               Nonconsensual Confirmation

If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtors shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code. With respect to impaired Classes of Claims that are deemed to reject the Plan, the Debtors shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.

8.4                               Alternative Treatment

Notwithstanding any provision herein to the contrary any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any other distribution or treatment to which it, the Debtors and the Ad Hoc Committee may agree to in writing; provided, however, that such other distribution or treatment shall not provide a return having a present value in excess of the present value of the distribution or treatment that otherwise would be given to such holder pursuant to this Plan.

8.5                               Severability of Plan

The Plan is, severally, a chapter 11 plan for the Curative Debtors, Apex and eBioCare. If the Plan is not confirmed for all Debtors, then, at the Debtors’ option, the Plan may be confirmed for any Debtor as to whom the Plan satisfies the requirements for confirmation contained in section 1129 of the Bankruptcy Code.

8.6                               Method of Distributions Under the Plan

(a)                        Disbursing Agent. All distributions under the Plan shall be made by the Disbursing Agent.

(b)                       Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions to holders of Allowed Claims under the Plan shall be made by the Disbursing Agent at the address of such holder as listed on the Debtors’ books and records as of the Distribution Record Date, unless the Debtors or, on and after the Effective Date, the Reorganized Debtors, have been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Debtors’ books and records.

(c)                        Distributions of Cash. All payments of Cash made by the Reorganized Debtors pursuant to the Plan shall, at their option, be made by check drawn on a domestic bank or wire transfer.

(d)                       Setoffs and Recoupment. Other than in respect of any Allowed Senior Note Claim, the Debtors may, but shall not be required to, set off against or recoup from any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any Claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim or right it may have against such claimant.  Notwithstanding the foregoing, the Debtors or the Reorganized Debtors, as the case may be, shall be deemed to waive and shall have no right of setoff or recoupment against any Senior Note Claims or against any amounts at any time due or outstanding  to the holders of Senior Notes under the Indenture; provided, however, the Debtors shall maintain all of their rights and remedies, including, without limitation, rights of setoff and recoupment arising under, in connection with or related to the Subscription Agreements.

(e)                        Timing of Distributions. Any payment or distribution required to be made under the Plan on the Effective Date shall be made on the Effective Date or as soon thereafter as is reasonably practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

(f)                          Hart-Scott-Rodino Compliance. Any shares of New CURE Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

(g)                       Minimum Distributions. No payment of Cash less than ten dollars shall be made by the Reorganized Debtors to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors on or before the sixtieth day after the Effective Date.

(h)                       Fractional Shares. No fractional shares of New CURE Stock, or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New CURE Stock that is not a whole number, the actual distribution of shares of New CURE Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New CURE Stock to be distributed to holders of Allowed Claims shall be adjusted as necessary to account for the rounding provided in this Section 8.6(i).

(i)                           Unclaimed Distributions. All distributions under the Plan unclaimed for a period of one year after the time set for distribution under this Plan shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in the applicable Reorganized Debtor and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

(j)                           Distributions to Holders as of the Distribution Record Date.  As at the close of business on the Distribution Record Date, the security holders lists maintained by the Indenture Trustee, and by DTC as a nominee holder of the Senior Notes, shall be closed, and there shall be no further changes in the record holders of the Senior Notes.  The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes under the Plan only with those record holders listed on the security holders lists as of the close of business on the Distribution Record Date.

(k)                        Allocation of Plan Distributions Between Principal and Interest. Any distribution received by a holder of an Allowed Claim shall, for federal income tax purposes, be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) to the extent thereof, and thereafter to the remaining portion of such Claim, if any.

(l)                           Waiver of Enforcement of Subordination.  All Claims against and Equity Interests in the Debtors and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims against and Equity Interests in the Debtors, based upon any claimed subordination rights (if any), shall be deemed satisfied by the distributions under the Plan to holders of Claims and Equity Interests having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date.  Distributions to the various Classes of Claims under the Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have, receive and retain the benefit of the distributions in the manner set forth in the Plan.

8.7                               Disputed Claims

(a)                        Distributions Upon Allowance of Disputed Claims. No distributions shall be made on account of a Disputed Claim, or undisputed portion thereof, unless and until such Disputed Claim becomes an Allowed Claim by a Final Order. The holder of a Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date shall receive the distribution that would have been made to such holder under the Plan if the Disputed Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon, within sixty (60) days after such Disputed Claim becomes an Allowed Claim, unless otherwise provided for herein or by the Bankruptcy Court.

(b)                       Tort Claims. All Tort Claims are Disputed Claims. Any Tort Claim as to which a proof of Claim was timely filed in the Chapter 11 Cases or which was listed on the Schedules or the Creditors List as contingent, unliquidated and/or disputed shall be determined and liquidated in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction. Any Tort Claim determined and liquidated (i) pursuant to a judgment obtained in accordance with this Section 8.7 and applicable nonbankruptcy law that has become a Final Order, (ii) in any alternative dispute resolution or similar proceeding as same may be approved by order of a court of competent jurisdiction, or (iii) pursuant to a compromise, settlement or other resolution in accordance with Section 8.8 and/or Article XIV, shall be deemed an Allowed Curative General Unsecured Claim, Allowed Apex General Unsecured Claim or Allowed eBioCare General Unsecured Claim, as applicable, in such liquidated amount and satisfied in accordance with the Plan; provided, however, that the Allowed amount of any Tort Claim that also is an Insured Claim shall be limited as provided in Section 8.9 hereof. Nothing contained in this Section 8.7 shall impair the Debtors’ right to seek estimation of any and all Tort Claims in a court or courts of competent jurisdiction or constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

8.8                               Objections to and Resolution of Claims

Except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Reorganized Debtors, in consultation with the Ad Hoc Committee, shall, on and after the Effective Date, have the right to make and file objections to Claims. Any objections to a proof of Claim shall be served and filed on or before the latest of (a) one hundred and twenty (120) days after the Effective Date, (b) forty-five (45) days after the proof of Claim is filed with the Bankruptcy Court, and (c) such date as may be fixed by the Bankruptcy Court. On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Claims and compromise, settle or otherwise resolve Disputed Claims without approval of the Bankruptcy Court.

8.9                               Distributions Relating to Allowed Insured Claims

Distributions under the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified; provided, however, that in no event shall the Allowed amount of an Insured Claim exceed the maximum amount that the Debtors are required to pay in respect of such Insured Claim pursuant to any pertinent insurance policies and applicable law. Nothing contained in this Section 8.9 shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any entity may hold against any other entity, including, without limitation, insurers under any insurance policies.

8.10                        Section 510(b) Claims

All Claims related to the purchase or sale of a security that come within the scope of section 510(b) of the Bankruptcy Code shall be treated in accordance therewith.

ARTICLE IX
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1                               Assumption or Rejection of Executory Contracts and Unexpired Leases

(a)                        Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between a Debtor and any person shall be deemed assumed by such Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Effective Date or (iii) that is set forth in Schedule 9.1 attached hereto; provided, however, that the Debtors reserve the right, on or prior to the Effective Date, to amend Schedule 9.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed by the applicable Debtor or rejected, as the case may be. The Debtors shall provide notice of any amendments to Schedule 9.1 to the parties to the executory contracts and unexpired leases affected thereby and to counsel to the Ad Hoc Committee. The listing of a document on Schedule 9.1 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that any Debtor has any liability thereunder.

(b)                       Real Property.  Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

(c)                        Insurance Policies. All of the Debtors’ insurance policies including, without limitation, insurance policies for the Debtors’ directors and officers, and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Notwithstanding the foregoing, distributions under the Plan to any holder of an Insured Claim shall be in accordance with the treatment provided under Articles IV-VI and Section 8.9 the Plan. Nothing contained in this Section 9.1 shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ policies of insurance.

(d)                       Employment Agreements.  All employment agreements between the Debtors and their employees shall be assumed; provided, however, each employment agreement shall be amended to: (i) ensure that each employment agreement is in compliance with section 409(A) of the Internal Revenue Code of 1986, (ii) provide that no employee shall be entitled to severance solely for a change of control resulting from these Chapter 11 Cases; (iii) provide other customary provisions, including non-compete, termination and severance provisions; and (iv) ensure each employment agreement is consistent with the New Management Incentive Plan.  In addition, the employment agreement for the Chief Executive Officer of Curative shall be assumed as amended in accordance with the terms set forth on Exhibit A attached hereto and in the form included in the Plan Supplement. The employment agreement of the Chief Financial Officer shall be rejected and Curative and the Chief Financial Officer shall enter into a separation agreement on the terms set forth in Exhibit A attached hereto.  The separation agreement shall be in the form set forth in the Plan Supplement.

(e)                        Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption and assignment of the executory contracts and unexpired leases assumed and assigned pursuant to Section 9.1 hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtors may assume, assume and assign, or reject the unexpired leases specified in Section 9.1 hereof through the date of entry of an order approving the assumption, assumption and assignment, or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.1 hereof.

(f)                          Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, each Reorganized Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by such Reorganized Debtor pursuant to Section 9.1 hereof, in accordance with section 365(b)(l) of the Bankruptcy Code. All disputed defaults required to be cured shall be cured either within thirty (30) days after the entry of a Final Order determining the amount, if any, of a Reorganized Debtor’s liability with respect thereto, or as may otherwise be agreed to by the parties.

(g)                       Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section 9.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease is mailed to the contract party, (ii) notice of entry of the Confirmation Order is mailed to the contract party and (iii) notice of an amendment to Schedule 9.1 affecting such executory contract or unexpired lease is mailed to the contract party. All such Claims not filed within such time shall be forever barred from assertion against the Debtors, their estates, the Reorganized Debtors, and their property.

(h)                       DOJ Settlement Agreement.  The Debtors’ payment obligations under the DOJ Settlement Agreement have been satisfied prior to the Petition Date in accordance with the terms of the DOJ Settlement Agreement. The Debtors shall assume the DOJ Settlement Agreement and the terms of the DOJ Settlement Agreement and the remaining obligations of the parties to the DOJ Settlement Agreement shall be unimpaired and remain in full force and effect.

9.2                               Compensation and Benefit Programs

All tax-qualified defined contribution plans, health care plans, performance-based incentive plans, bonus programs, retention plans, workers’ compensation programs and life, disability, directors’ and officers’ indemnification included in by-laws and/or certificates of incorporation, and insurance plans shall be assumed by the Debtors on the Effective Date unless otherwise modified by the New Management Incentive Plan.

9.3                               Retiree Benefits

The Debtors do not maintain any retiree benefit plans, funds or programs, as defined in section 1114 of the Bankruptcy Code, for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise).  Accordingly, no such payments shall be required to be made.

ARTICLE X
IMPLEMENTATION OF THE PLAN

10.1                        Continued Corporate Existence

On the Effective Date, the Equity Interests of each Reorganized Debtor other than Curative, shall be issued to Reorganized Curative to recreate the corporate structure of the Debtors as in effect on the Petition Date.  The Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities in accordance with the applicable law in the applicable jurisdiction in which they are incorporated under their respective certificates of incorporation and by-laws in effect before the Effective Date except as their certificates of incorporation and by-laws may be amended pursuant to this Plan.  Reorganized Curative shall be incorporated in Delaware.  On the Effective Date, without any further corporate action, the Reorganized Debtors’ Certificates of Incorporation and the Reorganized Debtors’ By-laws shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.  Any such amendments shall be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee.  The certificate of incorporation and by-laws of Reorganized Curative shall be substantially in the form set forth in the Plan Supplement.

10.2                        Restructuring Transactions

On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors shall enter into the restructuring transactions contemplated herein, and, after consultation with the Ad Hoc Committee, shall take any actions as may be necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors.  The restructuring transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate.  The actions to effect the restructuring transactions may include:  (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the restructuring transactions.  The chairman of the board of directors, the president and the chief executive officer of each Debtor shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan.  The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

10.3                        Cancellation of Securities

As of the Effective Date, the Certificates evidencing the Extinguished Securities shall evidence solely the right to receive from the Debtors the distribution of the consideration, if any, set forth in Articles IV-VI.  On the Effective Date, except as otherwise provided for herein, (i) the Extinguished Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other person and (ii) the obligations of the Debtors under the Extinguished Securities and under the Debtors’ certificates of incorporation, certificates of formation, partnership agreements, any agreements, indentures, or certificates of designations governing the Extinguished Securities shall be terminated and discharged; provided, however, that termination and discharge of the Debtors’ obligations under the Debtors’ certificates of incorporation, certificates of formation and partnership agreements shall not include a termination or discharge of the Debtors’ obligations to indemnify, defend or insure any of the Debtors’ current and former directors and officers; provided, further that the Indenture shall continue in effect solely for the purposes of permitting the Indenture Trustee to maintain any rights it may have for fees, costs, expenses and indemnification for litigation or threatened litigation in connection with the Chapter 11 Cases, the Plan or the treatment of the Senior Notes under the Plan, under the Indenture. Additionally, the cancellation of the Indenture shall not impair the rights and duties under the Indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby.

Any actions taken by an indenture trustee, agent or servicer that are not for the purposes authorized hereunder shall not be binding upon the Debtors.  The Reorganized Debtors may, with or without cause, terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer.

10.4                        Surrender of Securities or Instruments

On or before the date on which it receives a distribution of property under the Plan, or as soon as reasonably practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Disbursing Agent and such Certificate shall be cancelled.  No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent.  Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent prior to the second anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Certificate, shall not participate in any distribution under the Plan and (i) all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors and (ii) all New Securities in respect of such forfeited distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.  Notwithstanding anything in this Section 10.4 to the contrary, the provisions of this Section 10.4 shall not apply to securities held in “book-entry” form, including the Senior Notes.

10.5                        Directors and Executive Officers

On the Effective Date, the term of each member of the current Board of Directors of Curative shall automatically expire.  The initial Board of Directors of Reorganized Curative on and after the Effective Date shall consist of seven members.  The initial members of Reorganized Curative’s Board of Directors shall consist of Reorganized Curative’s chief executive officer and six members to be selected by the Ad Hoc Committee (provided that any member of the Ad Hoc Committee that holds at least $50 million in principal amount of Senior Notes may designate two members and any member of the Ad Hoc Committee that holds at least $30 million but less than $50 million in principal amount of Senior Notes may designate one member.

The Stockholders Agreement shall provide that each stockholder who is a party to the Stockholders Agreement shall vote in favor of:  (a) two candidates for election to Reorganized Curative’s Board of Directors who are nominated by any stockholder that is a party to the Stockholders Agreement and holds at least 33.3% of New CURE Stock (excluding the New Restricted Stock or New CURE Stock issued upon an exercise of the New Options), and (b) one candidate for election to Reorganized Curative’s Board of Directors who is nominated by any stock-holder that is a party to the Stockholders Agreement and holds at least 16.67%, but less than 33.3%, of New CURE Stock (excluding the New Restricted Stock or New CURE Stock issued upon an exercise of the New Options).  The Stockholders Agreement also shall provide that each stockholder who is a party to the Stockholders Agreement shall (a) vote in favor of the removal of any director at the request of the party who nominated such director as provided in the preceding sentence and (b) not vote to remove any director without cause if such director was nominated and elected in accordance with the preceding sentence and if the party who nominated such director opposes such director’s removal.

The Debtors shall identify the individuals proposed to serve as directors of Reorganized Curative in the Plan Supplement.  The Board of Directors of Reorganized Curative shall have the responsibility for the management, control, and operation of Reorganized Curative on and after the Effective Date.  The members of the management team shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date, unless otherwise provided in the Plan Supplement.  The Board of Directors and the officers for each of the Debtors other than Curative shall be set forth in the Plan Supplement.

10.6                        DIP Financing

On or before the Petition Date, the Debtors, as borrowers or guarantors, after consultation with the Ad Hoc Committee, shall enter into the DIP Financing.  The proceeds of the DIP Financing shall be used to repay in full all unpaid obligations arising under the Existing Credit Facility.  The terms of the DIP Financing shall be included in the Disclosure Statement or the Plan Supplement.

10.7                        New Securities

(a)                               New CURE Stock.  As of the Effective Date, the holders of Allowed Senior Note Claims and the Rights Holders shall own 100% of the 17,520,807 shares of New CURE Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New CURE Stock (i) as New Restricted Stock and upon the exercise of the New Options under the New Management Incentive Plan and (ii) in connection with the McConnell Investment.

(b)                              Stockholders Agreement.  As of the Effective Date, each person or entity that receives New CURE Stock (including New Restricted Stock or New CURE Stock upon the exercise of the New Options) shall execute a joinder to the Stockholders Agreement as a condition to receiving their recovery or their purchased shares.  The Stockholders Agreement shall provide that no stockholder who is party to the Stockholders Agreement may sell any of its shares to a nonparty (a “Nonparty Buyer”) if, as a result of such sale, the Nonparty Buyer would own a majority of the number of shares of New CURE Stock then outstanding unless the Nonparty Buyer agrees to purchase all shares of New CURE Stock held by any party to the Stockholders Agreement who wishes to sell its shares, at the highest price paid by the Nonparty Buyer for any shares of Curative common stock acquired during the preceding 18 months.  In addition, the Stockholders Agreement shall provide that Reorganized Curative shall make available to its stockholders certain information, including but not limited to audited annual financial statements, unaudited quarterly financial statements and current disclosure regarding material events.  Reorganized Curative shall make this information available by posting it on a secure website to which stockholders shall have access upon execution of a customary form of confidentiality agreement.

(c)                               Registration Rights Agreement. As of the Effective Date, Reorganized Curative, the holders of the New Restricted Stock and New Options, and any holder of Senior Notes who acquires at least 5% of the number of shares of New CURE Stock issued on the Effective Date shall execute a joinder to the Registration Rights Agreement as a condition to receiving their recovery or their purchased shares. The Registration Rights Agreement shall provide that: (a) those stockholders who are parties to the Registration Rights Agreement and beneficially own at least a majority of the outstanding shares of New CURE Stock shall have the right to require Reorganized Curative to register an initial public offering that includes shares to be sold by such stockholders after the second anniversary of the Effective Date, (b) those stockholders who are parties to the Registration Rights Agreement and beneficially own at least 25% of the outstanding shares of New CURE Stock shall have the right to require Reorganized Curative to register an initial public offering that includes shares to be sold by such stockholders on or after the date that is 42 months following the Effective Date, (c) following Reorganized Curative’s initial registered public offering, any stockholder or group of stockholders that are parties to the Registration Rights Agreement and beneficially own at least 10% of the outstanding shares of New CURE

Stock shall have a total of three demand registration rights until the seventh anniversary of the Effective Date, provided that each demand registration covers the sale of at least $25 million of New CURE Stock held by stockholders who are parties to the Registration Rights Agreement and (d) following Curative’s initial registered public offering, each stockholder who is party to the Registration Rights Agreement shall have unlimited “piggy-back” registration rights until the seventh anniversary of the Effective Date.  The Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.

(d)                              New Management Incentive Plan. As of the Effective Date, the grant by Reorganized Curative of the New CURE Stock as New Restricted Stock and New Options under the New Management Incentive Plan as described on Exhibit A attached hereto shall be authorized.

(e)                               Distribution.  The issuance, grant, and reservation of the New Securities authorized in this Article X shall not require any further act or action by any stockholder or creditor of the Debtors, under any applicable law, regulation, order or rule.  All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

(f)                                 Securities Issuance in Accordance with Section 1145.  The Confirmation Order shall provide that the issuance of New CURE Stock on account of Claims and in accordance with the New Management Incentive Plan shall be exempt from the registration requirements of the Securities Act to the extent provided by section 1145 of the Bankruptcy Code.  Certificates evidencing shares of the New CURE Stock that are received by holders of ten percent (10%) or more of the outstanding New CURE Stock calculated on a fully diluted basis or by holders that are otherwise “underwriters” within the meaning of section 1145(b) of the Bankruptcy Code with respect to the securities shall bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE  ORIGINALLY ISSUED ON [                    ], 2006 PURSUANT TO THE PREPACKAGED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CURATIVE HEALTH SERVICES, INC. (THE “COMPANY”) AND CERTAIN OF ITS SUBSIDIARIES, DATED AS OF [                    ], 2006 AND CONFIRMED BY THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ON [                    ], 2006.  THESE SECURITIES WERE ISSUED PURSUANT TO AN

EXEMPTION FROM THE REGISTRATION REQUIREMENT OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE, 11 U.S.C. § 1145, AND HAVE NOT BEEN REGISTERED UNDER THE ACT, AND TO THE EXTENT THAT THE HOLDER OF THESE SECURITIES IS AN “UNDERWRITER” AS DEFINED IN SECTION 1145(b)(1) OF THE BANKRUPTCY CODE, THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

Any holder that would receive legended securities as provided above may instead receive certificates evidencing New CURE Stock, as applicable, without such legend if, prior to the Effective Date, such entity delivers to Reorganized Curative (i) an opinion of counsel reasonably satisfactory to Reorganized Curative and the Board of Directors of Reorganized Curative to the effect that the shares of New CURE Stock to be received by such entity should not be subject to the restrictions applicable to “underwriters” under section 1145(b) of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that it is not an “underwriter” within the meaning of section 1145(b) of the Bankruptcy Code.  Any holder receiving securities so legended may subsequently deliver the opinion and certification referred to in (i) and (ii) above and Reorganized Curative shall remove such legend from all such certificates held by such holder.

(g)                              Securities Issuance in Accordance with Section 4(2) of the Securities Act.  The Confirmation Order shall provide that the issuance of New CURE Stock in connection with the Rights Offering and the Subscription Agreements shall be exempt from the registration requirements of the Securities Act in accordance with section 4(2) of the Securities Act.  The New CURE Stock issued in connection with the Rights Offering shall bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED

EXCEPT PURSUANT TO A REGISTRATION STATEMENT DECLARED EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

10.8                        Exit Financing

On the Effective Date, the Debtors, as borrowers or guarantors, after consultation with the Ad Hoc Committee, shall enter into the Exit Financing.  The Exit Financing shall provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.  In addition, the proceeds of the Exit Financing shall be used to repay in full all amounts outstanding under the DIP Financing and may be used to fund other indebtedness of the Reorganized Debtors including the Cash Consideration to Electing Senior Noteholders and the Cash distributions to Non-Electing Senior Noteholders and the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims, if applicable.  The terms of the Exit Financing shall be set forth in the Plan Supplement.

10.9                        New Debt

On the Effective Date, the Debtors, as borrowers or guarantors, shall obtain the New Debt, after consultation with the Ad Hoc Committee, if the New Debt is not part of the Exit Financing.  The proceeds of the New Debt shall be used to provide the Cash Consideration to the holders of Senior Note Claims and, if applicable, the Cash distributions to Non-Electing Senior Noteholders and the holders of Allowed Curative General Unsecured Claims, Allowed Apex General Unsecured Claims and Allowed eBioCare General Unsecured Claims.  The proceeds of the New Debt also may be used to provide liquidity for working capital and other general corporate purposes of the Reorganized Debtors following the conclusion of the Chapter 11 Cases.

10.10                 New Management Incentive Plan

In connection with this Plan, the Reorganized Debtors shall adopt the New Management Incentive Plan that is intended to provide incentives to certain key employees to continue their efforts to foster and promote the long-term growth and performance of the Reorganized Debtors.  The employees subject to the New Management Incentive Plan shall receive the New Restricted Stock and New Options in accordance with the terms of the New Management Incentive Plan set forth at Exhibit A attached hereto.

10.11                 Revesting of Assets

The property of each Debtor’s estate shall revest in the applicable Reorganized Debtor on the Effective Date.  Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.  As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, Equity Interests, charges and Liens except as specifically provided or contemplated herein, in connection with the Exit Financing or the New Debt, or in the Confirmation Order.  Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.

10.12                 Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided herein or in the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any person or entity without further approval of the Bankruptcy Court.  The Reorganized Debtors or their successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

ARTICLE XI
EFFECT OF CONFIRMATION OF PLAN

11.1                        Term of Bankruptcy Injunction or Stays

Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

11.2                        Binding Effect

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

11.3                        Discharge of Debtors

All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Equity Interests in the Debtors of any nature whatsoever or against any of the Debtors’ assets or properties. Except as otherwise provided herein, pursuant to section 1141(d)(l) of the Bankruptcy Code, upon the Effective Date, all Claims against and Equity Interests in any of the Debtors shall be discharged and released. Except as otherwise provided herein, on the Effective Date, as to every discharged debt, Claim, or Equity Interest, all persons, entities, and governmental units (including, without limitation, any creditor or holder of a Claim or Equity Interest) shall be precluded from asserting against the Debtors or the Reorganized Debtors, or against the Debtors’ or the Reorganized Debtors’ assets or properties, all such debts, Claims, or Equity Interests and any other or further Claim based upon any document, instrument, or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Effective Date.  In accordance with section 524 of the Bankruptcy Code, the discharge described in this Section 11.3 and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset or recover the Claims and Equity Interests discharged hereunder.

11.4                        Injunction

Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in any or all of the Debtors, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are retained pursuant to the Plan. Such injunction shall extend to successors of the Debtors, including, without limitation, the Reorganized Debtors and their respective properties and interests in property.

ARTICLE XII
EFFECTIVENESS OF THE PLAN

12.1                        Conditions Precedent to Effectiveness

The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 12.3 of the Plan:

(a)                        Confirmation Order. The Confirmation Order, in form and substance acceptable to the Debtors and the Ad Hoc Committee, shall have been entered by the judge presiding over the Chapter 11 Cases and shall be a Final Order and there shall not be a stay or injunction in effect with respect thereto, or with respect to consummation of the Plan;

(b)                       Exit Financing and New Debt.  The closing of the Exit Financing and the New Debt shall have occurred;

(c)                        Rights Offering.  The Debtors shall have received the Rights Offering Proceeds from the Subscription Parties;

(d)                       Regulatory Approvals. All authorizations, consents, and regulatory approvals required (if any) in connection with the effectiveness of the Plan shall have been obtained;

(e)                        Implementation. All actions, documents and agreements necessary to implement the Plan, including, without limitation, all actions, documents and agreements necessary to implement the restructuring transactions set forth in the Plan, shall have been effected or executed.

The resolution of the Apex Note Claims, the Apex Litigation Claims, the Curative Litigation Claims, the eBioCare Litigation Claims, the Apex Rejection Claims, the Curative Rejection Claims and eBioCare Rejection Claims shall not be a condition to the Effective Date.

12.2                        Effect of Failure of Conditions

If one or more of the conditions specified in Section 12.1 of the Plan have not occurred and have not been waived pursuant to Section 12.3 of the Plan on or before July 31, 2006, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

12.3                        Waiver of Conditions

Each of the conditions to effectiveness of the Plan set forth in Section 12.1 of the Plan as well as the provisions set forth in Section 12.2 of the Plan may be waived, in whole or in part, by a writing signed by an authorized representative of the Debtors with the consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld).

ARTICLE XIII
RETENTION OF JURISDICTION

The Bankruptcy Court shall retain subject matter jurisdiction and retain exclusive subject matter jurisdiction where it exists prior to the Effective Date of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)                        to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance and amount of cure costs and Claims resulting therefrom;

(b)                       to hear and determine any and all adversary proceedings, applications and contested matters;

(c)                        to hear and determine any objection to Claims;

(d)                       to hear and determine disputes arising in connection with the Pharmacy Claims, the Apex Note Claims, the Apex Rejection Claims, the Curative Rejection Claims and the eBioCare Rejection Claims;

(e)                        to hear and determine disputes arising under, in connection with or related to the Subscription Agreements;

(f)                          to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(g)                       to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h)                       to consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)                           to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

(j)                           to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including, without limitation, any and all disputes arising in connection with the interpretation, implementation or enforcement of the discharge provisions contained in Article XV of the Plan;

(k)                        to recover all assets of the Debtors and property of the Debtors’ estates, wherever located;

(l)                           to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(m)                     to hear any other matter not inconsistent with the Bankruptcy Code; and

(n)                       to enter a final decree closing the Chapter 11 Cases.

ARTICLE XIV
COMPROMISES AND SETTLEMENTS

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors, in consultation with the Ad Hoc Committee, may compromise and settle various Claims against them and/or claims they may have against other persons.  Each of the Debtors expressly reserves the right, in consultation with the Ad Hoc Committee, and with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing, to compromise and settle Claims against it and claims that it may have against other persons up to and including the Effective Date.  After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.

ARTICLE XV
MISCELLANEOUS PROVISIONS

15.1                        Effectuating Documents and Further Transactions

Each of the Debtors and Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

15.2                        Corporate Action

On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the issuance of the New CURE Stock, the Exit Financing, the New Promissory Notes, the New Debt, the New Management Incentive Plan, the Reorganized Debtors’ Certificates of Incorporation,

the Reorganized Debtors’ By-laws, the corporate mergers or dissolutions effectuated pursuant to the Plan, and the election or appointment, as the case may be, of directors and officers of the Debtors pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors and the Reorganized Debtors are (or will be) incorporated or established as limited liability companies or partnerships, without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Debtors. On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors shall, if required, file the Reorganized Debtors’ Certificates of Incorporation with the Secretary of State of the state in which each such entity is (or will be) incorporated, in accordance with the applicable general corporation law of each such state.

15.3                        Exemption from Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments of real or personal property executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including, without limitation, the transfers effectuated under the Plan pursuant to the restructuring transactions set forth in Section 10.2 of the Plan, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code and the assumption, assignment and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.  In addition, each of the relevant state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

15.4                        Exculpation

None of (a) the Debtors or the Reorganized Debtors, (b) the holders of the Senior Notes, (c) the Indenture Trustee, (d) UBS, (e) the Subscription Parties and/or (f) any of their respective members, officers, directors, employees, advisors, professionals, attorneys or agents or any of their successors and assigns shall have or incur any liability to any holder of a Claim or Equity Interest, or other party in interest, or any of their respective members, officers, directors, employees, advisors, professionals, attorneys or agents or any of their successors and assigns, for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, including without limitation, the negotiation and solicitation of the Plan and the negotiation and execution of the Subscription Agreements, except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Reorganized Debtors and each of their respective members, officers, directors, employees, advisors, professionals, attorneys or agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

15.5                        Releases

As part of this Plan, the releases set forth below shall be granted pursuant to this Plan and the Confirmation Order:

(a)                        Debtors’ Releases.

ON THE EFFECTIVE DATE, THE DEBTORS SHALL RELEASE AND BE PERMANENTLY ENJOINED FROM ANY PROSECUTION OR ATTEMPTED PROSECUTION OF ANY AND ALL CAUSES OF ACTION WHICH IT HAS OR MAY HAVE AGAINST ANY PRESENT OR FORMER DIRECTOR, OFFICER, OR EMPLOYEE OF THE DEBTORS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT OPERATE AS A WAIVER OF OR RELEASE FROM ANY CAUSES OF ACTION ARISING OUT OF (I) ANY EXPRESS CONTRACTUAL OBLIGATION OWING BY ANY SUCH DIRECTOR, OFFICER, OR EMPLOYEE OF THE DEBTORS OR (II) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH DIRECTOR, OFFICER, OR EMPLOYEE IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF THE CHAPTER 11 CASES, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN, OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN.

ON THE EFFECTIVE DATE, THE DEBTORS SHALL RELEASE AND BE PERMANENTLY ENJOINED FROM ANY PROSECUTION OR ATTEMPTED PROSECUTION OF ANY AND ALL CLAIMS AND CAUSES OF ACTION, INCLUDING ANY CLAIMS OR CAUSES OF ACTION UNDER CHAPTER 5 OF THE BANKRUPTCY CODE, WHICH THEY HAVE OR MAY HAVE AGAINST ANY MEMBER OF THE AD HOC COMMITTEE IN ITS CAPACITY AS SUCH, THE SUBSCRIPTION PARTIES IN THEIR CAPACITY AS SUCH, THE EXISTING LENDERS IN THEIR CAPACITY AS SUCH, AND THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, AND THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS,

AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES AND THEIR RESPECTIVE PROPERTY IN CONNECTION WITH (I) ACTIONS TAKEN AS OR IN ITS CAPACITY OF BEING A MEMBER OF THE AD HOC COMMITTEE, A SUBSCRIPTION PARTY OR AN EXISTING LENDER AND (II) THE CHAPTER 11 CASES.

ON THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN THE CONFIRMATION ORDER, THE DEBTORS, THE REORGANIZED DEBTORS, EACH MEMBER OF THE AD HOC COMMITTEE IN ITS CAPACITY AS SUCH, EACH SUBSCRIPTION PARTY IN ITS CAPACITY AS SUCH, EACH EXISTING LENDER IN ITS CAPACITY AS SUCH AND THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, AND EACH OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, EMPLOYEES, PARTNERS, AFFILIATES AND REPRESENTATIVES AND THEIR RESPECTIVE PROPERTY SHALL BE RELEASED FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, AND LIABILITIES WHICH THE DEBTORS, OR THE REORGANIZED DEBTORS, MAY BE ENTITLED TO ASSERT, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR THEREAFTER ARISING, BASED IN WHOLE OR IN PART UPON ANY, ACT OR OMISSION, TRANSACTION, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE, IN ANY WAY RELATING TO THE CHAPTER 11 CASES OR THE PLAN INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, SOLICITATION, CONFIRMATION AND CONSUMMATION OF THE PLAN AND THE NEGOTIATION AND EXECUTION OF THE SUBSCRIPTION AGREEMENTS; PROVIDED, HOWEVER, THAT NOTHING SHALL RELEASE ANY PERSON FROM ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, OR LIABILITIES BASED UPON ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE CHAPTER 11 CASES, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE CONSUMMATION OF THE PLAN, THE ADMINISTRATION OF THE PLAN, OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN ARISING OUT OF SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)                       Other Releases.

EACH HOLDER OF A CLAIM RELATED TO THE DEBTORS (WHETHER OR NOT ALLOWED) AGAINST, OR EQUITY INTEREST IN, THE DEBTORS, AND EACH PERSON OR ENTITY PARTICIPATING IN EXCHANGES AND DISTRIBUTIONS UNDER OR PURSUANT TO THE PLAN, FOR ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, TRANSFEREES, CURRENT AND FORMER OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, IN EACH CASE IN THEIR CAPACITY AS SUCH, SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL CLAIMS AND CAUSES OF ACTION AGAINST (A) THE DEBTORS OR THE REORGANIZED DEBTORS, (B) THE MEMBERS OF THE AD HOC COMMITTEE IN THEIR CAPACITY AS SUCH, (C) THE SUBSCRIPTION PARTIES IN THEIR CAPACITY AS SUCH, (D) THE INDENTURE TRUSTEE IN ITS CAPACITY AS SUCH, (E) THE EXISTING LENDERS IN THEIR CAPACITY AS SUCH AND (F) ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, ADVISORS, PROFESSIONALS OR AGENTS ARISING PRIOR TO THE EFFECTIVE DATE.

ON THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE DISTRIBUTIONS TO BE DELIVERED IN CONNECTION WITH THE PLAN, ALL HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS SHALL BE PERMANENTLY ENJOINED FROM BRINGING ANY ACTION AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, FINANCIAL ADVISORS, ATTORNEYS, OTHER PROFESSIONALS, EMPLOYEES, PARTNERS, MEMBERS, SUBSIDIARIES, MANAGERS, AFFILIATES AND REPRESENTATIVES SERVING IN SUCH CAPACITY AS OF THE CONFIRMATION DATE, AND THEIR RESPECTIVE PROPERTY, IN RESPECT OF ANY CLAIMS, OBLIGATIONS, RIGHTS, CAUSES OF ACTION, DEMANDS, SUITS, PROCEEDINGS, AND LIABILITIES RELATED IN ANY WAY TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE NEGOTIATION, SOLICITATION, CONFIRMATION AND CONSUMMATION OF THE PLAN AND THE NEGOTIATION AND EXECUTION OF THE SUBSCRIPTION AGREEMENTS; PROVIDED, HOWEVER, NOTHING IN THIS SECTION 15.5(b) SHALL BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, CRIMINAL CONDUCT, UNAUTHORIZED USE OF

CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL ULTRA VIRES ACTS.

(c)                        Knowledge of Claims.

EACH PARTY TO WHICH THIS SECTION 15.5 APPLIES SHALL BE DEEMED TO HAVE GRANTED THE RELEASES SET FORTH IN THIS SECTION 15.5 NOTWITHSTANDING THAT IT MAY HEREAFTER DISCOVER FACTS IN ADDITION TO, OR DIFFERENT FROM, THOSE WHICH IT NOW KNOWS OR BELIEVES TO BE TRUE, AND WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS, AND SUCH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE UNDER ANY STATUTE OR COMMON LAW PRINCIPLE, INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH WOULD LIMIT THE EFFECT OF SUCH RELEASES TO THOSE CLAIMS OR CAUSES OF ACTION ACTUALLY KNOWN OR SUSPECTED TO EXIST AT THE TIME OF EXECUTION OF THE RELEASE.  SECTION 1542 OF THE CALIFORNIA CIVIL CODE GENERALLY PROVIDES AS FOLLOWS:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

15.6                        Termination of Committees

The appointment of any Creditors’ Committee or other statutory committee, if any, shall terminate on the Effective Date, except that any such committee may appear at the hearing to consider applications for final allowances of compensation and reimbursement of expenses and prosecute any objections to such applications, if appropriate.

15.7                        Post-Effective Date Fees and Expenses

From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan (including the reasonable fees and expenses of (i) Bingham McCutchen LLP as counsel to the Ad Hoc Committee in accordance with its engagement letter, (ii) Houlihan Lokey Howard & Zukin Capital as financial advisors to the Ad Hoc Committee in accordance with its engagement letter and (iii) the Indenture Trustee).

15.8                        Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

15.9                        Payment of Indenture Trustee Fees

The fair and reasonable expenses of the Indenture Trustee and its professionals under the Indenture shall be paid by the Debtors pursuant to the Confirmation Order on the Effective Date in full and in Cash in a manner consistent with the provisions of the Indenture without the need for the Indenture Trustee to file an application for allowance.  Upon payment of the fees and expenses of the Indenture Trustee and its professionals, the Indenture Trustee shall be deemed to have released its Liens securing payment of its fees and expenses for all fees and expenses payable through the Effective Date.

15.10                 Amendment or Modification of the Plan

Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  Any such alteration, amendment or modification, whether prior to or after the Confirmation Date, shall be in form and substance reasonably satisfactory to the Ad Hoc Committee.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

15.11                 Severability

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, after consultation with the Ad Hoc Committee, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

15.12                 Revocation or Withdrawal of the Plan

The Debtors reserve the right, after consultation with the Ad Hoc Committee, to revoke or withdraw the Plan prior to the Effective Date. If the Debtors revoke or withdraw the Plan prior to the Effective Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

15.13                 Notices

To be effective, all notices, requests and demands to or upon the Debtors or, on and after the Effective Date, the Reorganized Debtors, shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Curative Health Services, Inc.
Executive Tower
61 Spit Brook Road
Nashua, New Hampshire 03060
Attn:	Paul F. McConnell
Kimberlee Seah, Esq.
Telephone:	(603) 821-8001
Telecopier:	(603) 888-3653

Linklaters
1345 Avenue of the Americas
New York, New York 10105
Attn:	Martin N. Flics
Brian E. Greer
Telephone:	(212) 903-9000
Telecopier:	(212) 903-9100

15.14                 Governing Law

Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

15.15      Withholding and Reporting Requirements

In connection with the consummation of the Plan, the Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

15.16      Plan Supplement

The form of the Reorganized Debtors’ Certificates of Incorporation, the Reorganized Debtors’ By-laws, the Registration Rights Agreement, the Stockholders Agreement, the employment agreement of the Chief Executive Officer and the separation agreement of the current Chief Financial Officer shall be contained in the Plan Supplement.  The Plan Supplement also shall contain the terms of the New CURE Stock, the Exit Financing and the New Debt, and the names of the officers and directors of each of the Reorganized Debtors.  All documents included in the Plan Supplement shall be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee and shall be filed with the SEC in a Form 8-K at least five (5) Business Days before the Voting Deadline; provided, however, that the names of the officers and directors of each of the Reorganized Debtors, the terms of the Exit Financing and the terms of the New Debt shall be filed with the Clerk of the Bankruptcy Court at least ten (10) days prior to the Confirmation Hearing; provided further, that the Ad Hoc Committee and the Debtors may mutually agree to extend the time to file any documents contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section 15.13 of the Plan or may view it online at http://www.kccllc.net/curative.  The Debtors reserve their rights to amend the Plan Supplement from time to time and to file any such amendments with the Bankruptcy Court.

15.17      Headings

Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

15.18      Exhibits/Schedules

All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

15.19      Filing of Additional Documents

On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

15.20      Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors, the members of the Ad Hoc Committee and the Subscription Parties shall be deemed to have solicited acceptances hereof, and shall be deemed to have negotiated and executed the Subscription Agreements, in good faith and in compliance with the applicable provisions of securities laws and the Bankruptcy Code. As of the Confirmation Date, the Debtors, the members of the Ad Hoc Committee, and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of securities laws and the Bankruptcy Code in the offer and issuance of the New Securities hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections hereof or the offer and issuance of New Securities hereunder.

[Remainder of Page Intentionally Left Blank]

Dated:	Nashua, New Hampshire
February 6, 2006

Respectfully submitted,

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

EBIOCARE.COM, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

APEX THERAPEUTIC CARE, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	Chief Executive Officer

HEMOPHILIA ACCESS, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CHS SERVICES, INC.

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	President

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

OPTIMAL CARE PLUS, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

INFINITY INFUSION, LLC
By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion, LLC and
President of Curative Health Services Co.

INFINITY INFUSION II, LLC
By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion II, LLC and
President of Curative Health Services Co.

INFINITY INFUSION CARE, LTD.
By: Infinity Infusion II, LLC, its Sole General Partner
By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	Secretary of Infinity Infusion Care, Ltd. and
President of Curative Health Services Co.

MEDCARE, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President

CURATIVE HEALTH SERVICES CO.,

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	President and Chief Executive Officer

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Paul F. McConnell
	Name:	Paul F. McConnell
	Title:	President and Chief Executive Officer

CURATIVE HEALTH SERVICES III CO.

By:	/s/ John C. Prior
	Name:	John C. Prior
	Title:	President and Secretary

EXHIBIT A

TERMS OF THE NEW MANAGEMENT INCENTIVE PLAN

NEW MANAGEMENT INCENTIVE PLAN TERM SHEET(1)

•                  There shall be no cash key employee retention program payments made to any employees of Curative during the chapter 11 cases.

•                  All employment agreements shall be assumed in connection with a plan of reorganization provided, however, all employment agreements shall be amended: (i) to ensure compliance with section 409A of the Internal Revenue Code of 1986, (ii) to ensure they are consistent with the New Management Incentive Plan, (iii) to provide that no employee shall be entitled to any severance solely for a change of control resulting from the Restructuring, and (iv) to provide other customary provisions, including non-compete, termination and severance provisions; provided, further, that the employment agreement of the Chief Executive Officer shall be assumed as amended to provide for his agreement to accept one half ($750,000) of his cash Stay Bonus (as defined in the employment agreement) upon the Effective Date and reinvest a maximum of $375,000 of the after tax payment in New Cure Stock with a market value of $375,000, with the amount of New Cure Stock issued determined at plan value ($155mm).  Further, for the avoidance of doubt, the remaining portion of Chief Executive Officer’s Stay Bonus ($750,000) shall be paid in cash no later than April 23, 2007, unless payable earlier under the terms of the Employment Agreement, including the following: (i) a termination by Chief Executive Officer for Good Reason following a Change of Control (the restructuring shall not constitute a Change of Control); or (ii) a termination by the Company of Chief Executive Officer without Cause.  The employment agreement of the Chief Financial Officer shall be rejected and Curative shall enter into a separation agreement with the Chief Financial Officer that provides (x) that the Chief Financial Officer shall continue with Curative through April 30, 2006, (y) for the payment of severance of one year’s Base Salary and other termination benefits and (z) the elimination of the stay bonus.

•                  Curative’s existing employee bonus programs shall remain in full force and effect and the existing board of directors may establish bonus awards under such bonus programs until the Effective Date.  After the Effective Date, Reorganized Curative’s new board of directors may establish bonus awards under such bonus programs.

•                  The following allocation of New CURE Stock shall be distributed at the discretion of Reorganized Curative’s board of directors to 25 employees as identified below.(2)

•  2.5% Restricted Stock – time vesting only.

(1)                                  Capitalized terms used but not defined herein shall have the meaning given to them in the applicable employment agreements.

(2)                                  The New CURE Stock allocated to management shall be structured in a manner that minimizes any adverse tax treatment to Curative and to management which may include a vesting buyback provision.

•                              9.5% Options — Strike price equal to plan value( $155mm) – Reorganized Curative’s new board of directors shall approve a vesting schedule in consultation with the Chief Executive Officer who will work with a nationally recognized healthcare employee compensation expert to develop a recommendation based on an analysis of management incentive programs for healthy or restructured healthcare companies or other restructured companies, if deemed comparable and appropriate by the healthcare employee compensation expert.(1)

•                  In the event of a change in control (the Restructuring shall not constitute such change of control), all New Restricted Stock and New Options issued under the New Management Incentive Plan shall automatically vest if not already vested.

•                  In the event of a sale of any business unit, the New Restricted Stock issued under the New Management Incentive Plan shall automatically vest, if not already vested, for the purposes of any distribution of proceeds from the sale.

•                  In the event of a sale of any business unit which results in the sale proceeds being distributed to stockholders, the strike price of the New Options issued under the New Management Incentive Plan shall be automatically adjusted to reflect the impact of the sale.  The mechanism for such adjustment shall be determined in consultation with the nationally recognized healthcare employee consultation expert.

•                  In the event of a sale of any business unit, the proceeds from such sale shall first be used to pay down the Funded Debt Obligations.

•                  In the event that Curative’s Chief Executive Officer and new board of directors cannot agree to a vesting schedule for the New Options within 30 from the Effective Date, the employment contracts for those employees entitled to the New Options shall be amended to permit any such employee to resign from Curative and receive severance, but not New Options, and only to the extent of severance, if any, due to any such employee with respect to a termination without cause.  For the avoidance of doubt, no employee shall be entitled to any severance for a change of control solely resulting from the Restructuring.

•                  The new board of directors of Reorganized Curative shall develop and implement an incentive compensation program appropriate for all other employees of Reorganized Curative.

(1)                                  The nationally recognized healthcare employee compensation expert shall be retained by Curative, in consultation with the Ad Hoc Committee.

Executive Management Team (7)

President and Chief Executive Officer

Chief Operating Officer

Chief Financial Officer

Sr. Vice President Operations

Sr. Vice President Sales & Marketing

Sr. Vice President Finance

Sr. Vice President Operations WC

Senior Management Team (18)

Vice President Human Resources

Vice President Sr. Corporate Counsel

Vice President Corporate Compliance

Vice President Information Technology

Vice President Billing & Reimbursement

Vice President Clinical Services

Vice President Operations

Vice President, NE

Vice President, West

Vice President, Atlantic

Vice President, South

Vice President, Midwest

Regional Director, Wound Care

Regional Director, Wound Care

Regional Director, Wound Care

Regional Vice President, Wound Care

Director of Business Development

Director of Business Development

SCHEDULE 9.1
LIST OF UNEXPIRED LEASES AND EXECUTORY
CONTRACTS TO BE REJECTED

The inclusion of any agreement on this Schedule 9.1 shall not constitute, or be deemed, an admission by the Debtors that such agreement is an executory contract or unexpired lease within the meaning of section 365 of the Bankruptcy Code or a waiver of the Debtors’ rights to assert that any agreement set forth herein has been terminated or that any agreement is a financing as opposed to an executory contract.

CURATIVE DEBTORS

LEASES

Lease Agreement between Critical Care Systems, Inc. and Southern Commercial Properties, Inc., dated November 24, 2004, regarding rental of that certain property located at 113 South Ryan Street, Lake Charles, LA 70601.

Lease Agreement between Curative Health Services of New York, Inc. and 125 Bethpage Associates, L.P., dated October 4, 2004, regarding rental of that certain property located at 125 East Bethpage Road, Plainview, NY 11803.

Lease Agreement between Home Care of New York, Inc. and Samantha, LLC, dated April 11, 2002, regarding rental of that certain property located at 144 Freeman’s Bridge Road, Glenville, NY 13202, as the same was assigned by Home Care of New York, Inc. to Curative Health Services of New York, Inc. (formerly known as OptCare, Inc.).

Lease Agreement between Medcare, Inc. (an Alabama Corporation) and Bearden Development Company, Inc., dated September 30, 2003, regarding rental of that certain property located at 107 David Green Road, Suites A & B, Birmingham, AL 35244, as the same was assigned by Medcare, Inc. (an Alabama Corporation) to Medcare, Inc. (a Delaware Corporation).

Lease Agreement between Curative Health Services of New York, Inc. and Singer Properties, dated September 15, 2003, regarding rental of that certain property located at 2345 Route 52, Suite 210, Hopewell Junction, New York 12533.

Lease Agreement between Curative Health Services, Inc. and 6 WPI Woodside Road LP, dated June 18, 2002, regarding rental of that certain property located at 2105 Woodside Road, Second Floor, Woodside, CA 94062.

Lease Agreement between Curative Health Services of New York, Inc. and Ellinwood Court Realty, dated September 30, 2003, regarding rental of that certain property located at 3 Ellinwood Court, New Hartford, NY 13413.

Lease Agreement between Optimal Care Plus, Inc. and OCP Properties, Inc., dated February 26, 2003, as amended, regarding rental of that certain property located at 12761 Darby Brooke Court, First Floor, Woodbridge, VA 22195, as the same was assigned by OCP Properties, Inc. to Caroline Sophia Nickens III.

SUBLEASES

Sublease Agreement between Curative Health Services, Inc. and Innospine, Inc., dated September 1, 2005, regarding rental of that certain property located at 2105 Woodside Road, Second Floor, Woodside, CA 94062.

CONTRACTS

Employment Agreement, dated as of September 24, 1999, between Curative Health Services, Inc. and Thomas Axmacher as such agreement may have been amended and any side letters related thereto.

Lease Agreement, dated as of November 10, 2003, between Curative Health Services, Co. and CIT Technology Financial Services, Inc., regarding rental of that certain office equipment located at 31332 Via Colinas, Suite No. 106, Westlake Village, CA 91362.

Master Equipment Lease, dated as of November 19, 2001, between Curative Health Services, Inc. and TCM Business Systems, regarding rental of that certain office equipment located at 801 W. Maple, 2nd Floor, Farmington, NM 87401.

Lease Agreement, dated as of December 18, 2002, between Curative Health Services, Inc. and De Lage Landen Financial Services, regarding rental of that certain office equipment located at 150 Motor Parkway, 4th Floor, Hauppauge, NY 11788.

Lease Agreement, dated as of October 8, 2003, between Curative Health Services, Inc. and Wells Fargo Financial Leasing, Inc., regarding rental of that certain office equipment located at 150 Motor Parkway, 4th Floor, Hauppauge, NY 11788.

Lease Agreement, dated as of November 3, 2003, between Curative Health Services, Inc. and Wells Fargo Financial Leasing, Inc, regarding rental of that certain office equipment located at 144 Freeman’s Bridge Road, Glenville, NY 13202.

Lease Agreement, dated as of May 10, 2000, between Curative Health Services, Co. and De Lage Landen Financial Services, regarding rental of that certain office equipment located at 150 Motor Parkway, 4th Floor, Hauppauge, NY 11788.

Lease Agreement, dated as of December 8, 2004, between Curative Health Services, Inc. and De Lage Landen Financial Services, regarding rental of that certain office equipment located at 150 Motor Parkway, 4th Floor, Hauppauge, NY 11788.

Lease Agreement, dated as of November 5, 2003, between Curative Health Services, Inc. and Wells Fargo Financial Leasing, Inc., regarding rental of that certain office equipment located at 141 S. Peterboro St., Canastota, NY 13032.

Telecommunications Service Agreement, dated as June 9, 2003, between Curative Health Services, Inc. and NYNEX Long Distance Company d/b/a Verizon Enterprise Solutions, regarding purchase of certain telecommunications services identified therein.

APEX

LEASES

Lease Agreement between Webster Tie Corp. and Allan V. Rose d/b/a AVR Realty Company, dated March 3, 1967, as amended, regarding rental of that certain property located at Hillcrest Plaza, 299 North Main Street, Route 45, Spring Valley, NY 10977, as the same was assigned by Webster Tie Corp. to Prescription City, Inc. and further assigned to Apex Therapeutic Care, Inc.

Lease Agreement between Apex Therapeutic Care, Inc. and West Lake Village Industrial Park, dated June 30, 1999, as amended, regarding rental of that certain property located at 31332 Via Colinas, Units 105, 106, 107 and 108, Westlake Village, CA 91362.

Lease Agreement between Apex Therapeutic Care, Inc. and Rincon Holdings LLC, dated September 9, 2003, regarding rental of that certain property located at 355 E. Rincon Street, First Floor, Corona, California 92879.

SUBLEASES

Sublease Agreement between Apex Therapeutic Care, Inc. and Mobile Quest Entertainment, Inc., dated June 1, 2004, regarding rental of that certain property located at Hillcrest Plaza, 299 North Main Street, Route 45, Spring Valley, NY 10977.

EBIOCARE

LEASES

Lease Agreement between EbioCare.com, Inc. and J.D. Molex, LLC, dated June 6, 2002, regarding rental of that certain property located at 1121 Industrial Road, San Carlos, CA 94070.

SUBLEASES

Sublease Agreement between EbioCare.com, Inc. and Roy and Carol Nordman, dated March 3, 2005, regarding rental of that certain property located at 1121 Industrial Road, San Carlos, CA 94070.

CONTRACTS

Lease Agreement, dated as of July 3, 2002, between EbioCare.com, Inc. and Xerox Corporation, regarding rental of that certain office equipment located at 31332 Via Colinas, Suite No. 106, Westlake Village, CA 91362.

EXHIBIT B

DEFINITIONS USED IN THE DISCLOSURE STATEMENT FOR THE PREPACKAGED JOINT PLAN
OF REORGANIZATION OF CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

As used herein, the following terms have the respective meanings and are subject to the rules of construction specified below:

1.                            “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the Securities Act.

2.                            “Ad Hoc Committee” means the holders of Senior Notes, or their successors, that are parties to the Plan Support Agreement, including AIG Global Investment Corp., Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd.

3.                            “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of any Debtor under sections 503(b) and 507(a)(l) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of any Debtor, any actual and necessary costs and expenses of operating the business of any Debtor, any indebtedness or obligations incurred or assumed by any Debtor in Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of any Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

4.                            “Affiliates” means, for the purposes of Sections 4.5, 5.5 and 6.5 of the Plan and the definition of “Electing Senior Noteholder,” an “Affiliate” as defined in Rule 405 promulgated under the Securities Act.

5.                            “Allowed” means, with reference to any Claim, (a) any Claim against any Debtor listed by any Debtor in its Schedules or the Creditors List as liquidated in amount and not Disputed or contingent and for which no contrary proof of Claim has been filed, (b) any Claim allowed hereunder, (c) any Claim not Disputed, (d) any Claim compromised, settled or otherwise resolved pursuant to the authority granted to the Debtors or the Reorganized Debtors pursuant to a Final Order of the Bankruptcy Court or (e) any Claim which, if Disputed, has been Allowed by a Final Order; provided, however, that any Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court will not be considered “Allowed Claims” hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” will not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

6.                            “AMT” means the alternative minimum tax under the IRC.

7.                            “AMTI” means alternative minimum taxable income under the IRC.

8.                            “Apex” means Apex Therapeutic Care, Inc.

9.                            “Apex Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective Apex Unsecured Note.

10.                     “Apex General Unsecured Claims” means all Claims against Apex that are not Administrative Expense Claims, Priority Tax Claims, Apex Other Priority Claims, Secured Bank Claims, Apex Other Secured Claims and Senior Note Guarantee Claims, but will include, without limitation, the Apex Litigation Claims and the Apex Rejection Claims.

11.                     “Apex Litigation Claims” means Claims related to all pending and threatened litigation against Apex including, without limitation, the Pharmacy Claims.

12.                     “Apex Note Claims” means the Claims against Curative arising under the Amended and Restated Promissory Note, dated May 30, 2002, issued by Curative pursuant to the Apex Stock Purchase Agreement.

13.                     “Apex Other Priority Claims” means any Claim against Apex, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

14.                     “Apex Other Secured Claims” means any Secured Claim against Apex other than the Secured Bank Claims.

15.                     “Apex Projections” means the financial projections for Apex attached hereto as Exhibit E-2.

16.                     “Apex Pro Rata Fraction” means a fraction in which the numerator will be the amount of each respective Allowed Apex General Unsecured Claim and the denominator will be the sum of all Allowed Apex General Unsecured Claims and Allowed Senior Note Guarantee Claims.

17.                     “Apex Rejection Claims” means Claims against Apex related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

18.                     “Apex Stock Purchase Agreement” means the Stock Purchase Agreement, dated January 27, 2002, by and among Curative, Jim Williams, the Tamiyasu Trust No. 1, the Kelly and Valorie Smith Family Trust No. 1, the Fred and Lisa Copeland Family Trust dated August 4, 1999, the Robert and Sandra Brooks Family Trust dated April 10, 1987 and the Stockholder Representative (as defined in the Stock Purchase Agreement).

19.                     “Apex Unsecured Note” means an unsecured non-transferable promissory note issued by Reorganized Apex with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest will not begin to accrue until each respective note is issued and any such accrued interest will not be paid until the maturity date of the note. The face amount of each note will be the product of the Apex Pro Rata Fraction multiplied by the Apex Value.  A form of the Apex Unsecured Note is attached hereto as Exhibit I-2.

20.                     “Apex Value” means $12.7 million or such value otherwise established by the Bankruptcy Court.

21.                     “ASP Claims” means any claims of American Surgical Pharmacy, Inc. against Apex and/or eBioCare.

22.                     “Ballot” means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which such holder indicates its acceptance or rejection of the Plan.

23.                     “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

24.                     “Bankruptcy Court” means the United States District Court having subject matter jurisdiction over the Chapter 11 Cases and, to the extent of any reference under section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court under section 151 of title 28 of the United States Code.

25.                     “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and all Local Rules of the Bankruptcy Court, applicable to the Chapter 11 Cases.

26.                     “Bingham McCutchen” means Bingham McCutchen LLP, legal advisors to the Ad Hoc Committee.

27.                     “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

28.                     “Cash” means the lawful currency of the United States of America.

29.                     “Cash Consideration” means Cash in the amount of $27.75 million which will be paid from the proceeds of the New Debt, the Exit Financing and/or the Rights Offering Proceeds and will be distributed on a Pro Rata Share basis among the holders of the Senior Note Claims.

30.                     “Causes of Action” means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring on or prior to the Effective Date.

31.                     “CCS” means Critical Care Systems, Inc.

32.                     “Certificate” means any certificate, instrument, or other document evidencing an Extinguished Security.

33.                     “CHS Co.” means Curative Health Services Co.

34.                     “CHS III” means Curative Health Services III Co.

35.                     “CHS New York” means Curative Health Services of New York, Inc.

36.                     “CHS Services” means CHS Services, Inc.

37.                     “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code, In re Curative Health Services, Inc., et al., Chapter 11 Case Nos. 06-[      ] through 06-[      ], Jointly Administered, to be filed by the Debtors in the Bankruptcy Court.

38.                     “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

39.                     “Class” means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

40.                     “COD” means cancellation of debt, as used in Section IX.B.1 of this Disclosure Statement.

41.                     “Collateral” means any property or interest in property of the estates of the Debtors subject to a Lien to secure the payment or performance of a Claim, which Lien is not timely avoided or otherwise invalid under the Bankruptcy Code or applicable state law.

42.                     “Company” means the Debtors.

43.                     “Conditional Forbearance Fees” means the fees and expenses that the Existing Lenders have agreed to conditionally waive pursuant to paragraphs 1(c) and 3(c) of the GECC Forbearance Agreement.

44.                     “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

45.                     “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

46.                     “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan which shall be in form, scope and substance reasonably satisfactory to the Debtors and the Ad Hoc Committee.

47.                     “Creditors’ Committee” means the statutory creditors’ committee appointed in the Chapter 11 Cases, if any, pursuant to section 1102 of the Bankruptcy Code.

48.                     “Creditors List” means the list of the Debtors’ largest unsecured creditors as of the Petition Date.

49.                     “Curative” means Curative Health Services, Inc.

50.                     “Curative Debtors” means Curative, Curative Pharmacy, CHS Services, Hemophilia Access, Infinity Infusion, Infinity Infusion II, Infinity Infusion Care, CHS New York, Optimal Care, MedCare, CCS, CHS Co. and CHS III.

51.                     “Curative Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective Curative Unsecured Note.

52.                     “Curative General Unsecured Claims” means all Claims against the Curative Debtors that are not Administrative Expense Claims, Priority Tax Claims, Curative Other Priority Claims, Secured Bank Claims, Curative Other Secured Claims and Senior Note Claims, but will include, without limitation, the Curative Litigation Claims, the Apex Note Claims and the Curative Rejection Claims.

53.                     “Curative Litigation Claims” means Claims relating to pending or threatened litigation against the Curative Debtors.

54.                     “Curative Other Priority Claim” means any Claim against the Curative Debtors, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

55.                     “Curative Other Secured Claim” means any Secured Claim against the Curative Debtors other than the Secured Bank Claims.

56.                     “Curative Pharmacy” means Curative Pharmacy Services, Inc.

57.                     “Curative Pro Rata Fraction” means a fraction in which the numerator will be the amount of each respective Allowed Curative General Unsecured Claim and the denominator will be the sum of all Allowed Curative General Unsecured Claims and Allowed Senior Note Claims.

58.                     “Curative Rejection Claims” means Claims against the Curative Debtors related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

59.                     “Curative Unsecured Note” means an unsecured non-transferable promissory note issued by Reorganized Curative with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest will not begin to accrue until each respective note is issued, and any such accrued interest will not be paid until the maturity date of the note.  The face amount of each note will be the product of the Curative Pro Rata Fraction multiplied by the Curative Value.  A form of the Curative Unsecured Note is attached hereto as Exhibit I-1.

60.                     “Curative Value” means $153.161 million or such value otherwise established by the Bankruptcy Court.

61.                     “Debtors” means Apex, eBioCare and the Curative Debtors.

62.                     “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101(1), 1107(a) and 1108 of the Bankruptcy Code.

63.                     “DHS” means the Department of Health Services of the State of California.

64.                     “DHS Audit” means the audit conducted by the Department of Health Services of the State of California of Siskin’s San Carlos Pharmacy, Inc., Park Compounding Pharmacy, Inc. and American Surgical Pharmacy, Inc. related to (i) the pharmacies’ medical billing for clotting factor supplied to the pharmacies by Apex and eBioCare, and (ii) the pharmacies’ medical billing for the anti-inhibitor product “FEIBA” supplied to the pharmacies by Apex and eBioCare.

65.                     “DIP Claims” means the secured Administrative Expense Claims related to the DIP Financing.

66.                     “DIP Financing” means a debtor-in-possession credit facility to be entered into by the Debtors as either borrowers or guarantors and the DIP Lenders, as approved by the Bankruptcy Court.

67.                     “DIP Lenders” means those entities identified as “Lenders” in the DIP Financing and their respective successors and assigns.

68.                     “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, and approved by the Bankruptcy Court.

69.                     “Disclosure Statement” means this Disclosure Statement, as amended, supplemented or modified from time to time describing the Plan, including all exhibits and schedules hereto, as prepared and distributed in accordance with section 1125 of the Bankruptcy Code, Bankruptcy Rule 3018, section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, and/or other applicable law.

70.                     “Disputed” means, with respect to a Claim, (a) any such Claim proof of which was timely and properly filed and (i) which has been or hereafter is listed on the Schedules or the Creditors List as unliquidated, disputed, or contingent, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, or (ii) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (b) as to which a proof of Claim was required to be filed by order of the Bankruptcy Court but as to which a proof of Claim was not timely or properly filed. Prior to (x) the time that an objection has been filed and (y) the expiration of the time within which to object to such Claim set forth herein or otherwise established by order of the Bankruptcy Court, for purposes of the Plan, (A) a Claim will be considered a Disputed Claim if the amount of the Claim specified in the proof of Claim exceeds the amount of the Claim listed by the Debtors on the Schedules or the Creditors List as other than disputed, contingent or unliquidated, or (B) in the event that a Claim is not listed on the Schedules or the Creditors List, the entire amount of such Claim will be considered a Disputed Claim.

71.                     “Distribution Record Date” means the day that is five (5) Business Days after the Confirmation Date.

72.                     “DOJ Settlement Agreement” means the Stipulation and Order of Settlement and Dismissal as to Curative Health Services, Inc. in the action styled United States of America ex rel. Francisco Lanni and Joseph “Mickey” Parslow vs. Curative Health Services, Inc. et al., Case No. 98 Civ. 2501 (RCC), filed in the United States District Court for the Southern District of New York.

73.                     “DTC” means The Depository Trust Company.

74.                     “eBioCare” means eBioCare.com, Inc.

75.                     “eBioCare Discounted Cash Payment” means a Cash payment equal to fifty percent (50%) of the face amount of each respective eBioCare Unsecured Note.

76.                     “eBioCare General Unsecured Claims” means all Claims against eBioCare that are not Administrative Expense Claims, Priority Tax Claims, eBioCare Other Priority Claims, Secured Bank Claims, eBioCare Other Secured Claims and Senior Note Guarantee Claims, but will include, without limitation, the eBioCare Litigation Claims and the eBioCare Rejection Claims.

77.                     “eBioCare Litigation Claims” means Claims relating to pending or threatened litigation against eBioCare, including, without limitation, certain of the Pharmacy Claims.

78.                     “eBioCare Other Priority Claims” means any Claim against eBioCare, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

79.                     “eBioCare Other Secured Claims” means any Secured Claim against eBioCare other than the Secured Bank Claims.

80.                     “eBioCare Projections” means the financial projections for eBioCare attached hereto as Exhibit E-3.

81.                     “eBioCare Pro Rata Fraction” means a fraction in which the numerator will be the amount of each respective Allowed eBioCare General Unsecured Claim and the denominator will be the sum of all Allowed eBioCare General Unsecured Claims and Allowed Senior Note Guarantee Claims.

82.                     “eBioCare Rejection Claims” means Claims against eBioCare related to the rejection of executory contracts or unexpired leases as set forth on Schedule 9.1 to the Plan or as otherwise provided in Section 9.1 of the Plan.

83.                     “eBioCare Unsecured Note” means an unsecured, non-transferable promissory note issued by Reorganized eBioCare with a term of seven (7) years and which provides for a fixed rate of interest accreting quarterly such that the present value of the note as of the date of issuance equals the face amount of the note, or such other terms mutually agreed to by the Ad Hoc Committee and the Debtors or established by the Bankruptcy Court; provided, however, that interest will not accrue until each respective note is issued, and any such accrued interest will not be paid until the maturity date of the note.  The face amount of each note will be the product of the eBioCare Pro Rata Fraction multiplied by the eBioCare Value.  A form of the eBioCare Unsecured Note is attached hereto as Exhibit I-3.

84.                     “eBioCare Value” means $11.9 million or such value otherwise established by the Bankruptcy Court.

85.                     “Effective Date” means the later of (i) the first Business Day after the tenth (10th) day following the entry of the Confirmation Order or (ii) the first Business Day on which the conditions specified in Section 12.1 of the Plan have been satisfied or waived.

86.                     “Electing Senior Noteholder” means any holder (together with each of its  Affiliates) of a Senior Note Claim in an aggregate principal amount equal to or greater than $1,000,000 as of the Voting Record Date that (i) is an Accredited Investor or Qualified Institutional Buyer, (ii) elects to receive its Pro Rata Share of New CURE Stock and Cash Consideration under the Plan, and (iii) complies in all material respects with the Ballot (and accompanying instructions) submitted in respect of such Senior Note Claim.

87.                     “Eligible Claims” means each Impaired Class of Claims that is entitled to vote on the Plan, and will not include any Claims or Interests other than Claims in Class 4, Class 5, Class 11, Class 12, Class 18 and Class 19.

88.                     “Equity Interest” means any share of common stock or other instrument evidencing an ownership interest in any Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to subscribe for or otherwise acquire any such interest.

89.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

90.                     “Existing Credit Facility” means the secured Amended and Restated Credit Agreement dated as of April 23, 2004, by and among the Debtors, and GECC Capital Markets Group, Inc., as Lead Arranger, General Electric Capital Corporation, as Agent, and the Existing Lenders, as amended or modified by the Amendments, dated May 3, 2004, June 30, 2004, October 20, 2004 and December 31, 2004, the Waiver Agreements, dated August 8, 2005, October 14, 2005, November 7, 2005 and the Forbearance Agreement, dated December 1, 2005 and as may be amended or modified from time to time.

91.                     “Existing Lenders” means the “Lenders” signatory to the Existing Credit Facility.

92.                     “Exit Financing” means a credit facility to be entered into by the Reorganized Debtors as either borrowers or guarantors and those entities identified as “Lenders” therein (as amended, modified or supplemented) as more fully set forth in the Plan Supplement and approved by the Bankruptcy Court.

93.                     “Extinguished Securities” means all Equity Interests and the Senior Notes.

94.                     “Final DIP Order” means the Final Order approving the DIP Financing, and as described in Section VII.C.3 of this Disclosure Statement.

95.                     “Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari or mandamus, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or mandamus, or other proceedings for reargument or rehearing will then be pending or as to which any right to appeal, petition for certiorari, reargument, or rehearing will have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors, or, (b) if an appeal, writ of certiorari or mandamus, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction will have been determined by the highest court to which such order was appealed, or petition for certiorari or mandamus, or reargument or rehearing will have been denied and the time to take any further appeal, petition for certiorari or mandamus or motion for reargument or rehearing will have expired; provided, however, that the possibility that a motion allowed to be timely made more than ten (10) days after entry of the order subject to review under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order will not cause such order not to be a Final Order.

96.                     “Financial Projections” or “Projections” means the financial projections for the Reorganized Debtors, attached hereto as Exhibit E-1.

97.                     “Funded Debt Cap” means $77.75 million, the  maximum amount of Funded Debt Obligations as set forth in the term sheet attached as Exhibit A to the Plan Support Agreement.

98.                     “Funded Debt Obligation” means the total amount of the Exit Financing funded and outstanding as of the Effective Date, the New Promissory Notes, if applicable, and other funded debt mutually agreed to by the Ad Hoc Committee and Curative.

99.                     “GECC” means General Electric Capital Corporation, as Agent under the Existing Credit Facility.

100.              “GECC Forbearance Agreement” means the Forbearance Agreement, dated December 1, 2005, between the Company and GECC, pursuant to which GECC, subject to certain conditions, agreed not to take any action to enforce its rights and remedies under the Existing Credit Facility, as amended or modified by the Amendment, dated December 23, 2005, and as may be further amended or modified from time to time.  A copy of the GECC Forbearance Agreement, as amended, is attached hereto as Exhibit C.

101.              “Hemophilia Access” means Hemophilia Access, Inc.

102.              “Houlihan Lokey” means Houlihan Lokey Howard & Zukin Capital, Inc., financial advisors to the Ad Hoc Committee.

103.              “Indenture” means the Indenture for the Senior Notes, dated as of April 23, 2004, among Curative, the Guarantors as defined therein, and the Indenture Trustee.

104.              “Indenture Trustee” means Wells Fargo Bank, N.A., as Trustee under the Indenture.

105.              “Infinity Infusion” means Infinity Infusion LLC.

106.              “Infinity Infusion II” means Infinity Infusion II, LLC.

107.              “Infinity Infusion Care” means Infinity Infusion Care, Ltd.

108.              “Insured Claim” means any Claim arising from an incident or occurrence that is covered under the Debtors’ insurance policies.

109.              “Intercompany Claim” means any Claim held by any Debtor against any other Debtor.

110.              “Interim DIP Order” means the Interim Order approving the DIP Financing.

111.              “IRS” means the Internal Revenue Service.

112.              “KCC” means Kurtzman Carson Consultants LLC, the Voting Agent for the Plan.

113.              “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

114.              “Linklaters” means the law firm of Linklaters, in its capacity as counsel to the Debtors.

115.              “Maximum Commitment Amount” means $45 million, the maximum availability under the DIP Financing.

116.              “McConnell Employment Agreement” means the employment agreement, dated as of April 23, 2004, between Curative and Paul F. McConnell.

117.              “McConnell Investment” means the investment in New CURE Stock to be made by Paul F. McConnell on the Effective Date as described in Exhibit A to the Plan.

118.              “MedCare” means MedCare, Inc.

119.              “Medi-Cal” shall have the meaning ascribed to such term in Section IV.B.1 of this Disclosure Statement.

120.              “New CURE Stock” means the new common stock of Reorganized Curative to be distributed in accordance with Section 10.7 of the Plan.

121.              “New Debt” means new second Lien indebtedness or indebtedness that is part of the Exit Financing on the terms and subject to the conditions described in the Plan Supplement.

122.              “New Management Incentive Plan” means the New Management Incentive Plan to be adopted by the Reorganized Debtors on the Effective Date pursuant to the Plan as described in Exhibit A to the Plan.

123.              “New Options” means the options to be issued by Reorganized Curative to purchase 9.5% of the number of new shares of New CURE Stock (other than New Restricted Stock) issued and outstanding as of the Effective Date on a fully diluted basis pursuant to the New Management Incentive Plan.

124.              “New Promissory Notes” means the Curative Unsecured Note, the Apex Unsecured Note and the eBioCare Unsecured Note, if applicable.

125.              “New Restricted Stock” means 2.5% of the number of shares of New CURE Stock issued and outstanding as of the Effective Date on a fully diluted basis to be issued by Reorganized Curative pursuant to the New Management Incentive Plan.

126.              “New Securities” means, collectively, the New CURE Stock (including the New Restricted Stock) and/or the New Options, as applicable.

127.              “Nominee” means a nominee who is the record holder of Senior Notes held in “street name” by the beneficial owner.

128.              “Non-Electing Senior Noteholder” means any holder of an Allowed Senior Note Claim that is not an Electing Senior Noteholder.

129.              “OID” means original issue discount, as used in Section IX.C.3 of this Disclosure Statement.

130.              “Old Common Stock” means the outstanding shares of common stock, par value $0.01 per share, of Curative.

131.              “Optimal Care” means Optimal Care Plus, Inc.

132.              “Petition Date” means the date on which the Debtors commence the Chapter 11 Cases.

133.              “Pharmacies” means, collectively, Siskin’s San Carlos Pharmacy, Inc., Park Compounding Pharmacy, Inc., and American Surgical Pharmacy, Inc.

134.              “Pharmacy Claims” means the indemnification claims, if any, of Siskin’s San Carlos Pharmacy, Inc., Park Compounding Pharmacy, Inc., and American Surgical Pharmacy, Inc. against Apex and/or eBioCare related to, arising out of or in connection with the DHS Audit.

135.              “Plan” means the Prepackaged Joint Plan of Reorganization of Curative Health Care Services, Inc. and its Subsidiaries, dated as of the date of this Disclosure Statement and including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof.

136.              “Plan Supplement” means the forms of documents specified in Section 15.16 of the Plan, each of which will be in form, scope and substance reasonably satisfactory to the Ad Hoc Committee.

137.              “Plan Support Agreement” means the Plan Support Agreement, dated December 2, 2005, between the members of the Ad Hoc Committee and the Debtors, as amended or modified by the Amendments, dated December 14, 2005 and February 3, 2006, and as may be further amended or modified from time to time.  A copy of the Plan Support Agreement, as amended, is attached hereto as Exhibit D.

138.              “Priority Tax Claim” means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

139.              “Professional Compensation and Reimbursement Claims” means any right to compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4)or 503(b)(5) of the Bankruptcy Code.

140.              “Pro Rata Share” means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in the respective Class (or Classes, if applicable) to the amount of all Allowed Claims in such Class (or Classes, if applicable).

141.              “Qualified Institutional Buyer” means a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act.

142.              “Registration Rights Agreement” means the Registration Rights Agreement to be entered into in accordance with Section 10.7(b) of the Plan.

143.              “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim, provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, will not be required to be reinstated in order to accomplish Reinstatement.

144.              “Reorganized Curative” means Curative and any successor thereto by merger, consolidation or otherwise on and after the Effective Date.

145.              “Reorganized Debtors” means each of the Debtors and any successor thereto by merger, consolidation or otherwise on and after the Effective Date.

146.              “Reorganized Debtors’ By-laws” means the amended and restated By-laws, and as applicable, limited liability company agreements or partnership agreements of each of the Reorganized Debtors, which will be substantially in the forms contained in the Plan Supplement.

147.              “Reorganized Debtors’ Certificates of Incorporation” means the restated Certificates of Incorporation and, as applicable, the Certificates of Formation of each of the Reorganized Debtors which will be substantially in the forms contained in the Plan Supplement.

148.              “Requisite Acceptances” means, with respect to each Class of Eligible Claims, acceptance of the Plan by at least two-thirds in amount and more than one-half in number of the Allowed Claims in the Class actually voting have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code.

149.              “Restructuring” means the restructuring of the Company as contemplated by the Plan and this Disclosure Statement.

150.              “Rights” means the rights to purchase New CURE Stock in connection with the Rights Offering as described in Article VII of the Plan and in the Subscription Agreements

151.              “Rights Holders” means the Subscription Parties.

152.              “Rights Offering” means the offering of Rights to the Rights Holders to purchase shares of New CURE Stock as described in Article VII of the Plan and pursuant to the Subscription Agreements.

153.              “Rights Offering Proceeds” means the proceeds from the Rights Offering.

154.              “Schedules” means the schedules of assets and liabilities and the statement of financial affairs which may be filed by each of the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

155.              “Section 382” means section 382 of the Tax Code.

156.              “Secured Bank Claims” means the Secured Bank Direct Claims and Secured Bank Guarantee Claim.

157.              “Secured Bank Direct Claims” means the Secured Claims relating to the Existing Credit Facility against the Debtors who are borrowers under the Existing Credit Facility.

158.              “Secured Bank Guarantee Claim” means the Secured Claim that arises by reason of CHS III’s guarantee of the Existing Credit Facility.

159.              “Secured Claim” means any Claim that is secured by a Lien against Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, if such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

160.              “Securities Act” means the Securities Act of 1933, as amended.

161.              “Senior Notes” means the 10 ¾% senior unsecured notes due 2011 of Curative in the aggregate principal amount of $185 million issued under the Indenture.

162.              “Senior Note Claims” means the Senior Note Direct Claims and Senior Note Guarantee Claims.

163.              “Senior Note Direct Claim” means a Claim against Curative arising under the Senior Notes, including Claims for unpaid principal, accrued interest as of the Petition Date and other fees arising under the Senior Notes.

164.              “Senior Note Guarantee Claim” means a Claim against a guarantor of the Senior Notes, including Claims for unpaid principal, accrued interest as of the Petition Date and other fees arising under the Senior Notes.

165.              “Senior Noteholders” means the beneficial holders of the Senior Notes.

166.              “Senior Noteholder Recovery” means 54.9% or such other percentage established by the Bankruptcy Court.

167.              “Stockholders Agreement” means the Stockholders Agreement to be entered into in accordance with Section 10.7 of the Plan.

168.              “Solicitation” means the Debtors’ solicitation of acceptances of the Plan pursuant to this Disclosure Statement and the Solicitation Package.

169.              “Solicitation Package” means the materials described in Section III.B of this Disclosure Statement.

170.              “Subsidiaries” shall have the meaning ascribed to such term in Section I of this Disclosure Statement.

171.              “Subscription Agreements” means the Election and Subscription Agreements by and among the Debtors and Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd., respectively.  A form of the Subscription Agreements is attached hereto as Exhibit H.

172.              “Subscription Parties” means each of the subscribing parties to the Subscription Agreements.

173.              “Tax Code” means the Internal Revenue Code of 1986, as amended.

174.              “Tort Claim” means any Claim related to personal injury or property damage, or other similar Claims, or Claims sounding in tort against any of the Debtors.

175.              “UBS” means UBS Securities LLC.

176.              “Voting Agent” means KCC, in its capacity as voting agent for the Plan.

177.              “Voting Deadline” means March 13, 2006, at 5:00 p.m. New York City Time.

178.              “Voting Record Date” means February 8, 2006.

179.              “Interpretation; Application of Definitions and Rules of Construction”. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan and Disclosure Statement are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan or Disclosure Statement, as applicable.  If any description of a security or policy of any of the Debtors in the Plan or Disclosure Statement is inconsistent with the documents governing such security or policy, the governing documents are controlling.  The rules of construction contained in section 102 of the Bankruptcy Code apply to the construction of the Plan and this Disclosure Statement.  A term used in the Plan or Disclosure Statement that is not defined therein or herein, as applicable, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code.  The headings in the Plan and

Disclosure Statement are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan or Disclosure Statement, as applicable.

EXHIBIT C

GECC FORBEARANCE AGREEMENT

EXECUTION COPY

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”), dated as of December 1, 2005, is entered into among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“eBioCare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”),  INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”) (Holdings, eBioCare, Hemophilia Access, Apex, CHS, CHSNY, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CHSC and CCS are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CURATIVE HEALTH SERVICES III CO. (“Guarantor”), a Minnesota corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as Agent and Lender.

RECITALS:

WHEREAS, the Borrowers and GE Capital are parties to that certain Amended and Restated Credit Agreement, dated April 23, 2004, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement and Collateral Documents dated as of May 3, 2004, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2004, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 20, 2004 and (iv) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2004 (as so amended, the “Credit Agreement”; capitalized terms used but not defined in this Agreement have the meanings given in the Credit Agreement), whereby the Lenders have made available a revolving credit facility and other financial accommodations to the Borrowers, subject to the terms and conditions contained in the Credit Agreement;

WHEREAS, the Borrowers, Guarantor and GE Capital entered into that certain Waiver Agreement dated as of November 7, 2005, respecting the existence of certain Events of Default under the Credit Agreement (the “Waiver Agreement”);

WHEREAS, the Borrowers and the Guarantor hereby acknowledge and confirm that Events of Default have occurred and are continuing under Section 8.1 of the Credit Agreement including but not limited to those occurring as a result of the expiration of the temporary waiver, the expiration of the Waiver Period and the continued existence of the November Note Interest Payment Default (as such terms are defined in the Waiver Agreement (referred to as the

“Existing Defaults”).  The Borrowers and Guarantor further waive notice of default respecting the Existing Defaults and acknowledge and confirm that none of such Existing Defaults have been waived by Lenders or cured by the Borrowers and that the foregoing identification of specific Events of Default does not imply that other Events of Default do not exist on the date hereof.

WHEREAS, the Borrowers and Guarantor further acknowledge and agree that by reason of the occurrence of the Existing Defaults, the Lenders are not required to make any further loans or advances to the Borrowers, and the Agent and the Lenders have the right at any time to exercise their rights and remedies under the Credit Agreement and related Loan Documents.

WHEREAS, the Borrowers and the Guarantor have requested, notwithstanding that the Existing Defaults referred to above exist under the Credit Agreement and the November Waiver Agreement and have not been waived or cured, that the Agent and the Lenders forbear from exercising remedies on account of the Existing Defaults until the sooner to occur of March 30, 2006 or the occurrence of a Terminating Event, as such term is defined in Section 2 herein.

WHEREAS, the Guarantor acknowledges and agrees that the Guaranty Agreement is and remains in full force and effect on the date hereof as to all obligations of the Borrowers to the Lenders outstanding on the date hereof and/or accruing and incurred hereafter and the Guarantor hereby acknowledges and confirms that its Guaranty is deemed part of the Loan Documents in respect of the Credit Agreement referenced in this Agreement.

WHEREAS, the Borrowers have requested that Lenders waive the Waiver Fee as defined in Section 5.1.(b)(ii) of the Waiver Agreement dated August 8, 2005 (the “August Waiver”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.                                       Forbearance Period.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms (i) the occurrence and continuance of each of the Existing Defaults, and (ii) that the Existing Defaults are material in nature.

(b)                                 Subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions precedent described in Section 6 herein, each of the Lenders agrees that during the period from the time that all conditions precedent described in Section 6 herein are satisfied through the earlier of (i) 2:00 p.m. (Eastern Time) on April 28, 2006, or (ii) the occurrence of a Terminating Event (the “Forbearance Period”), it will forbear from exercising remedies under the Credit Agreement and the Loan Documents in respect of the Existing Defaults, other than: (i) the right upon the occurrence of a Terminating Event to collect interest at the Default Rate and (ii) the rights and remedies described herein, which rights and remedies the Borrowers acknowledges and confirms that the Lenders are entitled to exercise pursuant to the terms of this Agreement.

(c)                                  During the Forbearance Period, interest due under the Credit Agreement will: (i) accrue at the Default Rate, and (ii) be paid at the rate provided for in the Credit Agreement as if an Event of Default had not occurred.  The difference between the interest accrued and the interest paid shall hereafter be referred to as the “PIK Spread”.  The PIK Spread shall become due and payable at the expiration or termination of the Forbearance Period.  GE Capital hereby agrees to waive the PIK Spread provided that:  (I) a Terminating Event does not occur hereunder, (II) the Debtor accepts GE Capital’s proposal for the DIP Credit Facility as provided in Section 7(c)(iii) hereof,  and (III) GE Capital provides the Replacement Facility (as defined in the Waiver Agreement).  The term Replacement Facility as used in the Waiver Agreement shall mean an exit credit facility to enable Borrowers to emerge from Chapter 11 and replace or refinance the Credit Agreement (and such DIP facility provided by GE Capital in the Chapter 11 case).

2.                                       Terminating Events.  The obligation of the Lenders to forbear from exercising remedies shall terminate upon the occurrence of any one or more of the following events (each, a “Terminating Event”):

(a)                                  The Borrowers and/or Guarantor, or any of them, shall fail to execute and deliver to the Agent any documents or instruments reasonably determined by the Agent to be reasonably necessary or desirable to perfect or to continue or confirm the perfection of the liens and/or the security interests of the Agent in any Collateral within two Business Days after any such documents or instruments are presented to the Borrowers and/or Guarantor; and/or

(b)                                 Any Event of Default (other than the Existing Defaults) occurs; provided, however, that no Event of Default shall be deemed to occur by reason of the filing by the Borrowers of a voluntary proceeding under Chapter 11; and/or

(c)                                  The Borrowers and/or the Guarantor, or any of them, shall have failed to comply with any of the provisions of this Agreement, including without limitation, the provisions of Sections 3 and 8; and/or

(d)                                 Failure of the Borrowers to comply with the deadlines set forth in Section 7(c) hereof after five (5) business days written notice to the Borrowers and such default having not been cured within such five (5) days; provided, however, if the default arises under Section 7(c) (i) (ii) (iii) or (iv), then the Forbearance Period may not expire sooner than January 7, 2006; and/or

(e)                                  The filing of a case under Chapter 11 in which debtor-in-possession financing is provided by any person or entity other than GE Capital or a syndicate of lenders arranged and agented by GE Capital.

Upon the occurrence of a Terminating Event, without further notice to the Borrowers or Guarantor or any other action on the part of Lenders, (i) all Obligations owing to Lenders,

together with interest thereon at the Default Rate shall be immediately due and payable without presentment, demand, protest or other notice of any kind, (ii) Lenders shall not be obligated to make any further advances or to permit the further use by the Borrowers of the Collateral and (iii) Lenders may exercise any and all rights and remedies under the Credit Agreement, the Loan Documents and applicable law.

3.                                       Other Agreements.  Each of the parties hereby agree that:

(a)                                  The Borrowers shall deliver to the Agent on the first Business Day following the fifteenth (15th) day of each month, a certificate reflecting the calculation of the Borrowers’ Borrowing Base, which shall be calculated with respect to Eligible Receivables, as of the fifteenth (15th) day of such month, and which shall be calculated with respect to Eligible Inventory, as of the fifteenth (15th) day of such month, and to be in such form satisfactory to the Agent (the “Interim Borrowing Base Certificate”).  The Interim Borrowing Base Certificate shall be in addition to, and not in lieu of, the monthly Borrowing Base Certificate required to be delivered to the Agent by the Borrowers pursuant to Section 5.2(a) of the Credit Agreement.

(b)                                 Commencing on the Effective Date (as defined below) and throughout the Forbearance Period, all Advances shall bear interest as provided in Section 1(c) hereof on the principal amounts due as set forth in Section 3(c).

(c)                                  As of November 29, 2005, the outstanding principal balance due under the Credit Agreement is $27,736,367.92,  the pre-payment penalty is $1,200,000 (the “Pre-Payment Fee”) and accrued and unpaid interest is $181,063.12 all of which, but for this Forbearance Agreement, are now due and payable.  Lenders shall waive the Pre-Payment Fee on the same terms and conditions that it has agreed to waive the PIK Spread as provided in Section 1(c).

(d)                                 Commencing on the Effective Date and continuing throughout the Forbearance Period, the Borrowers shall comply with the financial covenants set forth in the Credit Agreement as may be modified by the Waiver Agreement, August Waiver and such other agreements entered into between Borrowers and Lenders, provided, however, that Lenders hereby waive the Waiver Fee due under, and defined in, Section 5.1(b)(ii) of the August Waiver.

(e)                                  The Borrowers will deliver to the Agent, on or before December 8, 2005, cash flow projections in connection with the contemplated Chapter 11 case of the Borrowers which will reflect, among other things, compliance with cash reserve needs to satisfy reclamation and unsecured creditor claims pursuant to Bankruptcy Code Sections 546(c) and 503(b)(9).

4.                                       Advances.  During the Forbearance Period, each of the parties hereby agree that provided that no Default or Event of Default (other than the Existing Defaults) shall have occurred and be continuing the Agent and the Lenders shall continue to make Revolving Advances to the Borrowers as provided by Section 2.1 of the Credit Agreement.

5.                                       Blocked Accounts; Depository Accounts.

(a)                                  In accordance with the terms of the Credit Agreement, certain Blocked Accounts and/or Depository Accounts have been established by the Borrowers in which the proceeds of the Collateral are deposited by the Borrowers and each of its Subsidiaries.  Each

Blocked Account and/or Depository Account shall be and remain under the sole dominion and control of the Agent.

(b)                                 The Borrowers and Guarantor acknowledge and agree that they have no right of withdrawal from the Blocked Accounts and/or the Depository Accounts except for uses permitted by this Agreement and the Credit Agreement, and that the funds on deposit in such accounts shall continue to be collateral security for the Obligations.

6.                                       Conditions Precedent.  This Agreement and the agreements of the Lenders described herein will not be effective unless and until each of the following has occurred or been satisfied, or waived in writing by the Agent and the Lenders, by (i) the close of business on December 2, 2005 or (ii) such later time as the Agent and the Lenders may agree in their sole discretion (the “Effective Date”):

(a)                                  The Borrowers and Guarantor will have executed and delivered this Agreement; and

(b)                                 The Agent shall have received, in immediately available funds, an amount equal to all Documentation Fees (as defined below) arising in connection with the negotiation and execution of this Agreement plus the Agent Fee (as defined below).

7.                                       Representations and Warranties.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms that (i) all of the Recitals set forth above are true and correct; (ii) the Agent has informed the Borrowers and the Borrowers agree that as of the close of business on November 29, 2005, there remain outstanding Letters of Credit issued by Lender for Borrowers’ account in the face amount of $225,000, and in addition, the Borrowers are liable to the Lenders under the Credit Agreement and the Loan Documents in an aggregate principal amount of $27,511,367.92 in Revolving Advances, plus accrued but unpaid interest thereon, plus the costs and expenses of the Agent and the Lenders incurred in connection with the Obligations and reimbursable under the Credit Agreement, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Agent and Lenders (or any of them) in the negotiation, preparation or enforcement of this Agreement, and any documents, agreements or instruments referred to herein, plus the Pre-Payment Fee, all without offsets, counterclaims or defenses of any kind or nature whatsoever; (iii) the acknowledgment of the Existing Defaults does not imply that other Events of Default do not exist as of the date hereof; (iv) the Credit Agreement and the Loan Documents are in full force and effect as to the Borrowers and the Guarantor and are enforceable against Borrowers and Guarantor in accordance with their respective terms; (v) all intercompany accounts receivable and intercompany accounts payable among Borrowers and the Guarantor are the result of arm’s length transactions entered into in good faith in the ordinary course of business; (vi) the Borrowers and Guarantor do not have any claims, defenses, causes of action, counterclaims or offsets against the Agent or any Lender or their respective officers, employees, agents, directors, subsidiaries, affiliates or attorneys of any kind or nature whatsoever; and (vii) as of the date hereof, all liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the Loan Documents, are first priority liens, security interests, assignments and pledges subject only to

Permitted Encumbrances, continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations described in the respective instruments in which such interests were granted;

(b)                                 The Borrowers and Guarantor hereby further represent and warrant that:

(i)                                     After giving effect to this Agreement, and except for those matters constituting Existing Defaults, all of the representations and warranties of the Borrowers and the Guarantor in the Credit Agreement and the Loan Documents (except those made as of and which were intended to be limited to a specific earlier date) are true and complete in all material respects on the date hereof with the same force and effect as if made on such date;

(ii)                                  Except for the Existing Defaults, no Event of Default under the Credit Agreement or any Loan Document, and no event which, with the expiration of a grace period or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing;

(iii)                               After giving effect to this Agreement, no representation or warranty by the Borrowers or Guarantor contained in this Agreement or any document, agreement or instrument to be executed or delivered herewith contains any untrue statements of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

(iv)                              The execution, delivery and performance of this Agreement, and any document, agreement or instrument to be executed or delivered herewith, by the Borrowers and Guarantor (to the extent they are parties to such document, agreement or instrument) will not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which the Borrowers or Guarantor (to the extent they are parties to such document, agreement or instrument) are subject or by which they or any of their respective property is bound;

(v)                                 This Agreement and the documents, agreements and instruments to be executed or delivered herewith constitute the legal, valid and binding obligations of the Borrowers and Guarantor (to the extent they are parties to such document, agreement or instrument), are enforceable against Borrowers and Guarantor (to the extent they are parties thereto) in accordance with their terms and have been duly authorized, executed and delivered by the Borrowers and Guarantor;

(vi)                              No consents or approvals are required in connection with the execution, delivery and performance by the Borrowers and Guarantor of this Agreement or any documents, agreements or instruments to be executed or delivered herewith that have not been previously obtained; and

(vii)                           Each of the Borrowers and the Guarantor has the corporate power, legal capacity, and authority to execute, deliver and carry out the terms and provisions of this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(c)                                  The Borrowers intend to file a so-called pre-packaged Chapter 11 case and, in connection therewith, the Borrowers shall:

(i)                                     Circulate to Lenders for review, a proposed agreement between the Borrowers and the holders of the Senior Unsecured High Yield Notes resolving all defaults thereunder on or before December 21, 2005;

(ii)                                  Circulate a plan and disclosure statement to GE Capital for approval and comment on or before December 26, 2005;

(iii)                               On or before December 26, 2005, the Borrowers shall have either (i) accepted GE Capital’s proposal to provide a DIP credit facility (the”DIP Credit Facility”), or (ii) delivered to Agent a written commitment from a reputable lender to provide a DIP credit facility that provides for payment in full of the Obligations not later than the date such DIP credit facility is approved by final order of the Bankruptcy Court.

(iv)                              Distribute solicitations to the plan and disclosure statement on or before January 2, 2005;

(v)                                 File Chapter 11 on or before February 1, 2006; and

(vi)                              Confirm a Chapter 11 case on or before March 30, 2006.

(d)                                 The Borrowers and Guarantor hereby expressly acknowledge and confirm that the foregoing representations and warranties are being specifically relied upon by the Lenders as a material inducement to the Lenders to enter into this Agreement and to forbear from exercising the Lenders’ rights and remedies under the Credit Agreement and the Loan Documents, other than their right upon the occurrence of a Terminating Event to charge interest at the Default Rate and the rights and remedies described herein.  The foregoing representations and warranties shall survive the execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

8.                                       Fees; Expenses; Costs.  The Borrowers shall pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, heretofore or hereafter incurred, which are related to or in connection with this Agreement, the Credit Agreement, and any documents, agreements or instruments executed in connection herewith or therewith including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by the Agent or any of the Lenders (the “Documentation Fees”).  In addition, the Borrowers shall pay to the Agent a forbearance fee in an amount equal to $300,000 (the “Agent Fee”).  Nothing in this Agreement shall be intended or construed to hold the Agent or the Lenders liable or responsible for any expense, liability or obligation of any kind or nature whatsoever incurred by the Borrowers or any Guarantor (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, any crisis manager’s fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Borrowers or any Guarantor).  Additionally, the Agent may reserve from the amounts otherwise available to the Borrowers as a Revolving Credit Advance such amounts necessary to pay the Documentation Fees and Agent Fee.

9.                                       Disgorgement.  If any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by such Lender, and the Borrowers and Guarantor shall be liable to, and shall indemnify, defend (engaging counsel acceptable to such Lender) and hold such Lender harmless for, the amount of such payment or interest surrendered or disgorged.  The provisions of this Section 9 shall survive execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

10.                                 No Defenses; Reliance.

(a)                                  Each of the Borrowers and the Guarantor hereby acknowledges and confirms that there are no existing defenses, claims, counterclaims or rights of recoupment or set-off against the Agent or any Lender in connection with the Obligations owed to the Agent or the Lenders under the Credit Agreement or any Loan Document or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the Loan Documents or this Agreement.

(b)                                 Each of the Borrowers and the Guarantor further acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Agreement, the Agent and the Lenders do not have, nor shall have, an obligation other than as specifically and expressly set forth in this Agreement to:  (i) amend the Credit Agreement or any Loan Document or otherwise further restructure the Obligations; (ii) make any further loans, advances or extension of credit to or for the benefit of the Borrowers or any Guarantor, (iii) extend the Forbearance Period; (iv) refrain from terminating the Forbearance Period upon the occurrence of any Terminating Event or (v) enter into any other instruments, agreements or documents regarding any of the same with the Borrowers or any Guarantor, and that neither the Lenders nor any of their respective representatives have made any agreements with, or commitments or representations or warranties to, the Borrowers or any Guarantor (either in writing or orally), other than as expressly stated in this Agreement.

(c)                                  Each of the Borrowers and the Guarantor understands and further agrees that the Lenders are relying on all terms, covenants, conditions, warranties and representations set forth in this Agreement, including, without limitation, the Lenders’ right to terminate the Forbearance Period at any time upon the occurrence of a Terminating Event, as a material inducement to the Lenders to enter into this Agreement.

11.                                 Cumulative Remedies; Non-Waiver.

(a)                                  Except as otherwise specifically provided in this Agreement, the rights, powers, authorities, remedies, interests and benefits conferred upon the Agent and the Lenders by and as provided in this Agreement are intended to supplement, and be in addition to (and shall not in any way otherwise replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Credit Agreement and the Loan Documents.

(b)                                 Except as otherwise specifically provided in this Agreement, the Agent and the Lenders’ execution of or performance under this Agreement does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action that the Agent or any Lender has or may have under or with respect to the Credit Agreement, the Loan Documents, or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof.  Except as otherwise specifically provided in this Agreement, the Agent and the Lenders hereby expressly reserve all rights to take any and all actions, and exercise any and all remedies, authorized under the Credit Agreement, any Loan Document or at law or in equity as a result of or with respect to the occurrence and continuance of any Events of Default that have or may have heretofore occurred thereunder and any Events of Default that may hereafter occur or exist thereunder.  Nothing contained herein, and no action taken by the Agent or any Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any Events of Default.

(c)                                  No delay on the part of the Agent or any Lender in the exercise of any power, right or remedy under this Agreement, the Credit Agreement or any Loan Document at any time shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy.

12.                                 Release.  In consideration of the accommodations being made available by the Lenders to or for the benefit of the Borrowers or Guarantor under this Agreement, including, without limitation, the Lenders’ agreement to forbear, the Borrowers and Guarantor, for themselves and their respective agents, employees, representatives, subsidiaries, affiliates, shareholders, officers, successors and assigns, do hereby remise, release and forever discharge the Agent and the Lenders and their respective shareholders, subsidiaries, affiliates, directors, servants, agents, employees, representatives, officers, attorneys and their respective heirs, personal representatives, successors and assigns of and from any and all claims, counterclaims, demands, actions and causes of action of any nature whatsoever, whether at law or in equity, including, without limitation, any of the foregoing arising out of or relating to the Credit Agreement and the Loan Documents, any acts or omissions of any releasee in connection therewith, the transactions described in this Agreement or any proposed financing arrangements to or for the benefit of the Borrowers or any Guarantor, or any entities owned by or under the control of the Borrowers or any Guarantor, which any of them, now has or hereafter can or may have for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof; provided, however, that nothing contained in this Section 12 shall relieve the Lenders of their obligations under this Agreement.

13.                                 Waivers.  In consideration of the accommodations being made available by the Lenders to or for the benefit of the Borrowers and Guarantor under this Agreement, including, without limitation, the forbearance on the part of the Lenders:

(a)                                  The Borrowers and Guarantor hereby waive the benefit of any theory or statute requiring the marshaling of assets or other similar legal doctrine and agree that upon a Terminating Event the Agent and the Lenders may exercise their rights against the Collateral and apply the proceeds thereof to any of the Obligations, as aforesaid.

(b)                                 The Borrowers and Guarantor hereby agree that, to the extent the Borrowers and Guarantor would otherwise have a right of notification of sale under Section 9-611 of the Uniform Commercial Code as enacted in any applicable state, ten days’ prior written notice of any sale of the Collateral shall be sufficient to satisfy any such notice requirement under Section 9-611 of the Uniform Commercial Code.

14.                                 Relationship.  The Borrowers and Guarantor agree that the relationship between the Agent, the Lenders, the Borrowers and Guarantor is that of creditor and debtor and not that of partners or joint venturers.  This Agreement does not constitute a partnership agreement, or any other association between the Agent, the Lenders, the Borrowers and Guarantor.  The Borrowers and Guarantor acknowledge that the Agent and the Lenders have acted at all times only as creditors to the Borrowers and Guarantor within the normal and usual scope of the activities normally undertaken by a creditor and in no event has the Agent or any Lender attempted to exercise any control over the Borrowers or Guarantor or their respective businesses or affairs.  The Borrowers or Guarantor further acknowledge that the Agent and the Lenders have not taken or failed to take any action under or in connection with their rights under the Credit Agreement and the Loan Documents that in any way or to any extent have interfered with or adversely affect the Borrowers’ and/or Guarantor’s ownership of the Collateral.

15.                                 Notices.  All notices, requests or other communications required or desired to be given hereunder shall be sent by registered or certified mail, return receipt requested, postage prepaid, to the addressee at the address listed in the Credit Agreement or at such other address as any party may designate in writing, or any such notice, request or other communication may be sent by any other means, but no such notice, request or other communication shall be deemed delivered until it is actually received by the intended recipient.

16.                                 No Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and the Agent and the Lenders and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

17.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, it being the parties’ intention that each and every provision of this Agreement be enforced to the fullest extent permitted by applicable law.

18.                                 Further Assurances. At the Agent’s reasonable request, the Borrowers and Guarantor shall promptly execute any other document to evidence or further the intent of the parties as set forth herein.

19.                                 Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.  Delivery of an executed counterpart of the signature page by telecopier shall be as effective as delivery of an original manually executed counterpart.

20.                                 Descriptive Headings; Construction.  The headings in this Agreement are intended for convenient references only and shall not in any way limit, amplify or be used in interpreting the terms of this Agreement.  The masculine, feminine or neuter gender in the singular or plural shall be deemed to include the others wherever the context of this Agreement so requires.  This Agreement shall not be construed against any party hereto as the drafters of this Agreement.

21.                                 Governing Law.  The parties acknowledge and agree that this Agreement shall be governed by, and construed in accordance with the laws of the State of New York .

22.                                 Time of Essence.  Time is of the essence with respect to this Agreement.

23.                                 Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the Agent, the Lenders, the Borrowers and Guarantor and their respective successors and assigns, except that the Borrowers or Guarantor may not assign their rights under this Agreement, the Credit Agreement or any Loan Documents without the prior written consent of the Agent.

24.                                 Waiver of Jury Trial.  THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR RELATING TO OR ARISING FROM THE RELATIONSHIP WHICH IS THE SUBJECT OF THE CREDIT AGREEMENT, THE OTHER DOCUMENTS, OR THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

25.                                 Lenders’ Actions.  The authority herein conferred upon the Agent and the Lenders and any action taken by the Agent or any Lender hereunder or under the Credit Agreement and any Loan Document or any document, agreement or instrument referred to herein will be taken by the Agent and the Lender for the protection of the Agent and the Lenders only, and the Agent and the Lenders do not assume and shall not be deemed to have assumed any responsibility to the Borrowers or Guarantor or to any other persons with respect to any such action authorized or taken by the Agent or any Lender.  Except for the specific rights and obligations of the Agent and the Lenders set forth in this Agreement, no other party hereto shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by the Agent or any Lender or their respective consultants, agents, employees or representatives.

26.                                 Amendments. This Agreement may be amended only by a written agreement signed by the parties.

27.                                 Voluntary Agreement.  The Borrowers and Guarantor represent and warrant to the Agent and the Lenders that the Borrowers and Guarantor are represented by legal counsel of their choice, that they have consulted with such counsel regarding this Agreement, that they are fully aware of the terms and provisions contained herein and of their effect and that they have voluntarily and without coercion or duress of any kind entered into this Agreement.

28.                                 Indemnification.  From and after the date hereof, the Borrowers and Guarantor, severally and collectively, shall indemnify, defend and hold harmless the Agent and each Lender and its respective shareholders, subsidiaries, affiliates, directors, servants, agents, employees, representatives, officers, attorneys and their respective heirs, personal representatives, successors and assigns (severally and collectively, the “Indemnified Parties”) against and from any and all liability for, and against and from all losses or damages Indemnified Parties may suffer as a result of, any claim, demand, cost, expense, or judgment of any type, kind, character or nature (including reasonable attorneys’ fees and court costs), which Indemnified Parties shall incur or suffer as a result of (a) any act or omission of the Borrowers or Guarantor or any of their agents or representatives in connection with the Credit Agreement, the related Loan Documents, the transactions described in this Agreement and/or any of the instruments, agreements and documents referred to in this Agreement, (b) the breach or inaccuracy of any of the representations or warranties of the Borrowers or Guarantor, or (c) the breach of any of the respective covenants set forth herein of the Borrowers or Guarantor.  This indemnification shall survive execution, delivery and subsequent termination of this Agreement.

29.                                 Integration.  This Agreement and the instruments, agreements and documents referred to in this Agreement shall be deemed incorporated into and made a part of the Credit Agreement and the Loan Documents.  All such instruments, agreements and documents, and this Agreement, shall be construed as integrated and complementary of each other, and, except as otherwise specifically provided in this Agreement, as augmenting and not restricting the Agent and the Lenders’ rights, remedies, benefits and security.  If after applying the foregoing an inconsistency still exists, the provisions of this Agreement shall constitute an amendment to the Credit Agreement and shall control.

30.                                 Other Terms.  Subject to the provisions of this Agreement, all other terms of the Credit Agreement, including without limitation, the representations, warranties and covenants contained therein, in the Loan Documents and in the waiver agreements dated August 8, 2005, October 14, 2005 and November 7, 2005, are not modified by this Agreement or any of the documents, agreements or instruments referred to herein and shall remain in full force and effect between the parties

Nothing in this Agreement or any related documents shall constitute a waiver of any existing or future Event of Default or, to the extent not expressly provided herein, any rights and/or remedies of the Agent and the Lenders.  Nothing in this Agreement shall affect or impair the effectiveness of any of the Guaranty of the Guarantor with respect either to existing or future indebtedness of the Borrowers to the Agent and the Lenders.  The Guarantor, in consideration of the Agent and the Lenders entering into this Agreement hereby irrevocably and specifically waives and releases any and all defenses and/or grounds of avoidance such Guarantor has or may believe it has to any or all of its obligations under any of the Guaranty referred to herein, including, without limitation, any defense or ground of avoidance based on lack of perfection of any security interest of the Agent or any Lender in any Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be acknowledged, executed and delivered by their duly authorized officers as of the date first above written.

LENDER AND AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Richard T. Arrowsmith
Name:	Richard T. Arrowsmith
Title: Its Duly Authorized Signatory

[BORROWERS’ SIGNATURES CONTINUE ON NEXT PAGE]

BORROWERS:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

EBIOCARE.COM, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

HEMOPHILIA ACCESS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

APEX THERAPEUTIC CARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

CHS SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

OPTIMAL CARE PLUS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

MEDCARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

GUARANTOR:

CURATIVE HEALTH SERVICES III CO.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:

FIRST AMENDMENT FORBEARANCE AGREEMENT

THIS FIRST AMENDMENT TO THE FORBEARANCE AGREEMENT (this “Amendment”), dated as of December 23, 2005, is entered into among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“eBioCare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”),  INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”) (Holdings, eBioCare, Hemophilia Access, Apex, CHS, CHSNY, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CHSC and CCS are sometimes collectively referred to herein as the “Borrowers”nd individually as a “Borrower”), CURATIVE HEALTH SERVICES III CO. (“Guarantor”) Minnesota corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as Agent and Lender.

RECITALS:

A. Pursuant to that certain Forbearance Agreement dated December 1, 2005 by and between Borrowers and GE Capital (the “Forbearance Agreement”), GE Capital agreed to forbear on certain of its rights and obligations under an Amended and Restated Credit Agreement, dated April 23, 2004, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement and Collateral Documents dated as of May 3, 2004, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2004, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 20, 2004 and (iv) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2004 (as so amended, the “Credit Agreement”);

B. The parties hereto have agreed to amend certain terms of the Forbearance Agreement upon the terms and conditions and other requirements set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GE Capital, the Borrowers and Guarantor agree as follows:

1. Definitions:  Unless otherwise defined herein, all capitalized terms herein shall have the meanings assigned to such terms in the Forbearance Agreement.

2. Confirmation of Representation and Warranties:  The Borrowers and Guarantor hereby confirm that all of the representations and warranties set forth in the Forbearance Agreement are true and correct with respect to such Borrower.

3. Enforceability: This Amendment constitutes the legal, valid and binding obligation of the Borrowers and Guarantor, and is enforceable against Borrowers and Guarantor according to its terms.

4. Effective Date: This Amendment shall be effective upon (a) execution and delivery to GE Capital of this Amendment by Borrowers and Guarantor, and (b) review and approval by GE Capital of an updated Borrowing Base certificate (in the form as approved by GE Capital in its sole discretion), and (c) payment of the Extension Fee (hereafter defined).

5. Costs: Borrowers shall be responsible for the payment on demand all reasonable out-of-pocket costs and expenses of GE Capital heretofore or hereafter incurred, which are related to or in connection with this Amendment and any documents, agreements or instruments executed in connection herewith or therewith including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by GE Capital (the “Documentation Fees”).  In addition, the Borrowers shall pay to GE Capital an extension fee in an amount equal to $75,000 (the “Extension Fee”).  Nothing in this Agreement shall be intended or construed to hold the Agent or the Lenders liable or responsible for any expense, liability or obligation of any kind or nature whatsoever incurred by the Borrowers or any Guarantor (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, any crisis manager’s fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Borrowers or any Guarantor).  Additionally, GE Capital may reserve from the amounts otherwise available to the Borrowers as a Revolving Credit Advance such amounts necessary to pay the Documentation Fees and Extension Fee.

6.  Amendments to the Forbearance Agreement: Effective as of the date of this Amendment, the following provisions of the Forbearance Agreement are amended:

(a)                                  The date April 28, 2006 in Section 1(b) of the Forbearance Agreement is extended to June 10, 2006;

(b)                                 GE Capital acknowledges that the Borrowers have complied with their obligations under Section 7(c)(i), (ii) and (iii) of the Forbearance Agreement;

(c)                                  Sections 7(c) (iv-vi) are deleted and replaced with the following.

(iv)  Distribute solicitations to the plan and disclosure statement on or before January 31, 2006;
(v) File Chapter 11 on or before March 15, 2006; and
(vi) Confirm a Chapter 11 case on or before June 1, 2006.

7.  Reference to the Effect on the Forbearance Agreement:

(a) Upon the effectiveness of this Amendment, each reference in the Forbearance Agreement to “this Agreement,” “ hereunder, “ “hereof,” “herein” or words of similar import shall mean and be a reference to the Forbearance Agreement as amended by this Amendment.

(b). Except as specifically amended above, the Forbearance Agreement, and all other documents related to the Credit Agreement, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of GE Capital, nor constitute a waiver of any provision of the Forbearance Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Credit Agreement and/or the Forbearance Agreement.  GE Capital reserves all of its rights under the Credit Agreement and the Forbearance Agreement.

8.  Governing Law:  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

9.  Headings: Section headings in this Amendment are included for convenience purposes only and shall not constitute a part of this Amendment for any other purpose.

10.  Counterparts: This Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute on and the same instrument. This Amendment may be executed by facsimile.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be acknowledged, executed and delivered by their duly authorized officers as of the date first above written.

LENDER AND AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Richard T. Arrowsmith
Name:	Richard T. Arrowsmith
Title: Its Duly Authorized Signatory

[BORROWERS’ SIGNATURES CONTINUE ON NEXT PAGE]

BORROWERS:

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	December 27, 2005

EBIOCARE.COM, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

HEMOPHILIA ACCESS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

APEX THERAPEUTIC CARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	December 27, 2005

CHS SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

OPTIMAL CARE PLUS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	December 27, 2005

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	December 27, 2005

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	December 27, 2005

MEDCARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	December 27, 2005

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	CFO and Treasurer
Date:	December 27, 2005

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	CFO and Treasurer
Date:	December 27, 2005

GUARANTOR:

CURATIVE HEALTH SERVICES III CO.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	CFO and Treasurer
Date:	December 27, 2005

SECOND AMENDMENT FORBEARANCE AGREEMENT

THIS SECOND AMENDMENT TO THE FORBEARANCE AGREEMENT (this “Second Amendment”), dated as of January 30, 2006, is entered into among CURATIVE HEALTH SERVICES, INC., a Minnesota corporation formerly known as Curative Holding Co. (“Holdings”), EBIOCARE.COM, INC., a Delaware corporation (“eBioCare”), HEMOPHILIA ACCESS, INC., a Tennessee corporation (“Hemophilia Access”), APEX THERAPEUTIC CARE, INC., a California corporation (“Apex”), CHS SERVICES, INC., a Delaware corporation (“CHS”), CURATIVE HEALTH SERVICES OF NEW YORK, INC., a New York corporation (“CHSNY”), OPTIMAL CARE PLUS, INC., a Delaware corporation (“Optimal Care”),  INFINITY INFUSION, LLC, a Delaware limited liability company (“Infinity”), INFINITY INFUSION II, LLC, a Delaware limited liability company (“Infinity II”), INFINITY INFUSION CARE, LTD., a Texas limited partnership (“Infinity Infusion”), MEDCARE, INC., a Delaware corporation (“Medcare”), CURATIVE PHARMACY SERVICES, INC., a Delaware corporation (“CPS”), CURATIVE HEALTH SERVICES CO., a Minnesota corporation formerly known as Curative Health Services, Inc. (“CHSC”), CRITICAL CARE SYSTEMS, INC., a Delaware corporation (“CCS”) (Holdings, eBioCare, Hemophilia Access, Apex, CHS, CHSNY, Optimal Care, Infinity, Infinity II, Infinity Infusion, Medcare, CPS, CHSC and CCS are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CURATIVE HEALTH SERVICES III CO. (“Guarantor”) Minnesota corporation, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), as Agent and Lender.

RECITALS:

A. Pursuant to that certain Forbearance Agreement dated December 1, 2005 by and between Borrowers and GE Capital (the “Forbearance Agreement”), GE Capital agreed to forbear on certain of its rights and obligations under an Amended and Restated Credit Agreement, dated April 23, 2004, as amended by (i) that certain First Amendment to Amended and Restated Credit Agreement and Collateral Documents dated as of May 3, 2004, (ii) that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 30, 2004, (iii) that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 20, 2004 and (iv) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2004 (as so amended, the “Credit Agreement”);

B.  By First Amendment to Forbearance Agreement (the “First Amendment”) dated as of December 23, 2005, the parties amended certain terms of the Forbearance Agreement [As used herein, the term Forbearance Agreement shall include the First Amendment].

C. The parties hereto have agreed to further amend certain terms of the Forbearance Agreement upon the terms and conditions and other requirements set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GE Capital, the Borrowers and Guarantor agree as follows:

1. Definitions:  Unless otherwise defined herein, all capitalized terms herein shall have the meanings assigned to such terms in the Forbearance Agreement.

2. Confirmation of Representation and Warranties:  The Borrowers and Guarantor hereby confirm that all of the representations and warranties set forth in the Forbearance Agreement are true and correct with respect to such Borrower.

3. Enforceability: This Second Amendment constitutes the legal, valid and binding obligation of the Borrowers and Guarantor, and is enforceable against Borrowers and Guarantor according to its terms.

4. Effective Date: This Second Amendment shall be effective upon execution and delivery to GE Capital of this Second Amendment by Borrowers and Guarantor.

5. Costs: Borrowers shall be responsible for the payment on demand of all reasonable out-of-pocket costs and expenses of GE Capital heretofore or hereafter incurred, which are related to or in connection with this Second Amendment and any documents, agreements or instruments executed in connection herewith or therewith including, without limitation, the reasonable fees and expenses of the consultants, attorneys or other professionals retained by GE Capital (the “Documentation Fees”).  Nothing in this Second Amendment shall be intended or construed to hold the Agent or the Lenders liable or responsible for any expense, liability or obligation of any kind or nature whatsoever incurred by the Borrowers or any Guarantor (including, without limitation, attorneys’ fees and expenses, other professionals’ fees and expenses, any crisis manager’s fees and expenses, wages, salaries, payroll taxes, withholdings, benefits or other amounts payable by or on behalf of the Borrowers or any Guarantor).  Additionally, GE Capital may reserve from the amounts otherwise available to the Borrowers as a Revolving Credit Advance such amounts necessary to pay the Documentation Fees.

6.  Amendments to the Forbearance Agreement: Effective as of the date of this Second Amendment, the following provision of the Forbearance Agreement is amended:

(a)                                  Sections 7(c) (iv) is deleted and replaced with the following:

(iv)  Distribute solicitations to the plan and disclosure statement on or before February 3, 2006;

7.  Reference to the Effect on the Forbearance Agreement:

(a) Upon the effectiveness of this Second Amendment, each reference in the Forbearance Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Forbearance Agreement as amended by this Second Amendment.

(b) Except as specifically amended above, the Forbearance Agreement, and all other documents related to the Credit Agreement, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided in this Second Amendment, operate as a waiver of any right, power or remedy of GE Capital, nor constitute a waiver of any provision of the Forbearance Agreement, or any other documents, instruments and agreements executed or delivered in connection with the Credit Agreement and/or the Forbearance Agreement.  GE Capital reserves all of its rights under the Credit Agreement and the Forbearance Agreement.

8.  Governing Law:  This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

9.  Headings: Section headings in this Second Amendment are included for convenience purposes only and shall not constitute a part of this Second Amendment for any other purpose.

10.  Counterparts: This Second Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute on and the same instrument. This Second Amendment may be executed by facsimile.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be acknowledged, executed and delivered by their duly authorized officers as of the date first above written.

LENDER AND AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Parminder Atwal
Name:	Parminder Atwal
Title: Its Duly Authorized Signatory

[BORROWERS’ SIGNATURES CONTINUE ON NEXT PAGE]

BORROWERS:

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

EBIOCARE.COM, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

HEMOPHILIA ACCESS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

APEX THERAPEUTIC CARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

CHS SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

OPTIMAL CARE PLUS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

MEDCARE, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Treasurer
Date:	January 30, 2006

CURATIVE HEALTH SERVICES CO.,

a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	CFO and Treasurer
Date:	January 30, 2006

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

GUARANTOR:

CURATIVE HEALTH SERVICES III CO.

By:	/s/ Thomas Axmacher
Name:	Thomas Axmacher
Title:	Chief Financial Officer
Date:	January 30, 2006

EXHIBIT D

PLAN SUPPORT AGREEMENT

EXECUTION COPY

PRIVILEGED AND CONFIDENTIAL

PROVIDED AS PART OF SETTLEMENT DISCUSSIONS

SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE

AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS

PLAN SUPPORT AGREEMENT REGARDING

CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

THIS PLAN SUPPORT AGREEMENT (as the same may be amended, modified, or supplemented from time to time, this “Agreement”), is entered into as of December 2, 2005, by and among (a) Curative Health Services, Inc., and its subsidiaries (1) (collectively, the “Company” or “Curative”); and (b) the holders (or investment managers or advisers for the beneficial owners) identified on Schedule 1 (the “Supporting Noteholders”) of the Curative Health Services, Inc. $185 million 10 3/4 % Senior Notes Due 2011 (the “Senior Notes”) (Curative together with the Supporting Noteholders, the “Parties” and each individually, a “Party”).

RECITALS

WHEREAS, Curative has determined in the exercise of its fiduciary duty that it is necessary, appropriate and timely to undertake a restructuring of its debt and equity interests and, to that end, is contemplating a restructuring of its financial obligations (the “Financial Restructuring”) through the prosecution of jointly administered chapter 11 cases (collectively, the “Chapter 11 Cases”)  under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”) which shall be filed in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, the Supporting Noteholders hold in the aggregate, not less than 78% of the outstanding principal amount of the Senior Notes;

WHEREAS, certain of the Supporting Noteholders are members of an ad hoc group of certain holders of the Senior Notes (the “Ad Hoc Committee”) that has engaged in good faith negotiations with Curative with the objective of reaching an agreement regarding the principal terms of the Financial Restructuring and has reached agreement in principle on the terms and conditions set forth in the Chapter 11 Plan Term Sheet (the “Term Sheet”), a copy of which is attached hereto as Exhibit A;

WHEREAS, in order to implement the Financial Restructuring, Curative intends to (i) prepare a disclosure statement that is consistent in all respects with the Term Sheet and otherwise in form and substance reasonably satisfactory to the holders of a majority in amount of

(1) The subsidiaries which are parties to this Agreement are:  Apex Therapeutic Care, Inc., eBioCare.com, Inc., CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., and Curative Pharmacy Services, Inc.

the Senior Notes (the “Disclosure Statement”), (ii) prepare a plan of reorganization that is consistent in all respects with the Term Sheet and otherwise in form and substance reasonably satisfactory to the holders of a majority in amount of the Senior Notes held by the Supporting Noteholders (the “Plan”), (iii) solicit the requisite votes in favor of the Plan, (iv) commence the Chapter 11 Cases before the Bankruptcy Court, (v) on the date of commencement of the Chapter 11 Cases, submit the Plan and Disclosure Statement for approval of the Bankruptcy Court, and (vi) use reasonable best efforts to have the Disclosure Statement approved and the Plan confirmed by the Bankruptcy Court, in each case, as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure;

WHEREAS, each Supporting Noteholder holds or is the legal or beneficial holder of, or the investment manager with discretionary authority with respect to, the aggregate principal amount of Senior Notes set forth below each such Supporting Noteholder’s signature attached hereto and, in order to facilitate the implementation of the Financial Restructuring, each of the Supporting Noteholders is prepared to support, to the extent legally possible, on the terms and subject to the conditions of this Agreement and applicable law, if and when solicited to do so in accordance with applicable law, to vote (or, in the case of managed or advised accounts, instruct its custodial agents to vote) to accept the Plan in the Chapter 11 Cases; and

WHEREAS, Curative desires to obtain the commitment of the Supporting Noteholders to support and vote for the Plan, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto hereby agrees as follows:

1.             Support of Financial Restructuring.  Subject to Section 11, as long as this Agreement has not been terminated pursuant to Section 7 hereof, each Supporting Noteholder severally agrees with each other Supporting Noteholder and with the Company that, if the Company proposes the Plan, such Supporting Noteholder (i) will, subject to receipt of a Disclosure Statement prepared pursuant to and satisfying the requirements of the Bankruptcy Code applicable to disclosure statements that contains information concerning the Company and such Plan that is in all material respects consistent with the information provided to the Supporting Noteholders by the Company or filed with the Securities Exchange Commission (collectively, “Information”) and contains no information that is materially inconsistent with the Information, and further subject to its vote on the Plan being solicited in accordance with the Bankruptcy Code (the “Solicitation Standards”), vote all of its claims against the Company, whether now owned or hereafter acquired, to the extent lawfully allowed to vote, to accept such Plan and otherwise support and take all reasonable actions to facilitate, the proposal, solicitation, confirmation, and consummation of such Plan; (ii) will not object to confirmation of, or vote to reject, the Plan or otherwise commence any proceeding to oppose or alter the Plan, the Disclosure Statement in respect of the Plan, the solicitation of its acceptance of the Plan in accordance with the Solicitation Standards or any other reorganization documents containing terms and conditions consistent in all respects with the Term Sheet and this Agreement; (iii) will vote against any restructuring workout or plan of reorganization relating to Curative other than the Plan; and (iv) will not directly or indirectly seek, solicit, support, encourage, vote for, consent to, or participate in the negotiation or formulation of (x) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, or restructuring for the Company other than the Plan, (y) any disposition outside of the Plan of all or any substantial portion of the assets of the Company, or (z) any other action that is inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of, the Plan.

2.             Forbearance.  As long as this Agreement has not been terminated pursuant to Section 7 hereof, each of the Supporting Noteholders agrees to forbear from (a) exercising remedies with respect to any of Curative’s Defaults and Event of Defaults arising, or which may arise, under the Indenture for the Senior Notes (the “Indenture”), and will not instruct the Indenture Trustee to take any enforcement or other actions against Curative with respect to the Indenture, and will take all commercially reasonable actions to oppose and object to, and will not support, any person in taking any action to exercise remedies under or with respect to the Indenture, and (b) filing, or joining, seeking, soliciting, supporting, encouraging or assisting a third party to file, an involuntary bankruptcy petition against Curative.

3.             Proposal of Plan.  The Company (a) represents to each Supporting Noteholder individually that it is their present intention to promptly and diligently (i) initiate the Chapter 11 Cases upon fulfillment of the conditions precedent to the Company’s obligations under this Agreement; (ii) prepare and deliver the Plan, the Disclosure Statement in respect of the Plan, and other necessary or appropriate reorganization documents containing terms and conditions consistent with the Term Sheet; (iii) solicit acceptances of the Plan by means of the Disclosure Statement in accordance with the Solicitation Standards; and (iv) achieve the confirmation and consummation of such Plan; and (b) agree, as long as this Agreement has not been terminated pursuant to Section 7 hereof, to use their reasonable best efforts, subject to their fiduciary duty to equityholders and creditors, to promptly and diligently carry out, and oppose any efforts to prevent, the actions described in section (a) of this sentence.

4.             No Solicitation.  Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to be or constitute, and nothing in this Agreement shall be deemed to be or constitute, a solicitation of any vote or any agreement to vote for any plan of reorganization.

5.             Restrictions on Transfer.  As long as this Agreement has not been terminated pursuant to Section 7 hereof and the confirmation and effective date of the Plan have not occurred, no Supporting Noteholder may, directly or indirectly, sell, assign, transfer, hypothecate, grant any option or right to acquire, or otherwise dispose of (each, a “Transfer”) all or any portion of any claim against or equity interest in the Company or any interest therein, unless the purchaser, assignee, or transferee (the “Transferee”) agrees in writing in the form attached hereto as Exhibit B (such writing a “Transferee Acknowledgement”) at the time of such Transfer to be bound by all of the terms of this Agreement in its entirety, without revisions, as a Party hereto, including without limitation Section 1 hereof.  Upon execution of the Transferee Acknowledgement, the Transferee shall be deemed to be a Supporting Noteholder.  Any Transfer not effected in accordance with the foregoing shall be deemed void ab initio.  In the event of a Transfer, the transferor shall, within three business days after such Transfer, provide notice of such transfer to Curative Health Services, Inc., together with a copy of the Transferee Acknowledgement and, if the transferor has transferred all of its claims subject to this

Agreement, then such transferor shall automatically be released from any further obligations hereunder.

6.             Further Acquisition of Senior Notes and Claims.  This Agreement shall in no way be construed to preclude any Supporting Noteholder from acquiring additional Senior Notes.  However, any such Senior Notes so acquired shall automatically be deemed to be subject to all of the terms of this Agreement.

7.             Termination.  Upon the occurrence of any of the following events or conditions:

(i)            the final terms of the Plan have not been agreed to by the Parties by December 14, 2005;

(ii)           the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 21, 2005 (the “Solicitation Date”);

(iii)          the Company fails to file the Plan with the Bankruptcy Court by January 31, 2006;

(iv)          an order confirming the Plan shall not have been entered by the Bankruptcy Court on or before April 30, 2006;

(v)           the Company shall file with the Bankruptcy Court a plan of reorganization on terms and conditions different from, or a disclosure statement not consistent with, the Term Sheet or otherwise in form and substance not reasonably satisfactory to the Supporting Noteholders;

(vi)          once filed, and prior to the confirmation of the Plan, any or all of the Chapter 11 Cases shall have been converted to a case or cases under chapter 7, to one or more liquidating chapter 11 cases, or dismissed;

(vii)         the Bankruptcy Court terminates the Company’s exclusive period to file the Plan or such exclusive period lapses;

(viii)        an examiner is appointed pursuant to section 1104(c)(1) of the Bankruptcy Code with expanded powers to run the business of the Company, or an examiner or the Bankruptcy Court makes a finding of fraud, dishonesty, or misconduct by any officer or director of Curative, or a trustee under chapter 7 or chapter 11 of the Bankruptcy Code is appointed for the Company in any of the Chapter 11 Cases;

(ix)           there shall have occurred any material breach of this Agreement by the Company or any representation or warranty made by the Company in this Agreement shall be incorrect in any material respect;

(x)            since the date of the filing of the Company’s most recent Form 10-Q, there has been a change in the assets, liabilities, sales, income, business, or prospects of

Curative or in its relationships with suppliers, customers, or other persons with which it does business, that have been, either in any case or in the aggregate, in the reasonable opinion of a majority in amount of the Supporting Noteholders, materially adverse;

(xi)           any court shall enter a final nonappealable judgment or order declaring this Agreement to be unenforceable;

(xii)          the Company shall withdraw the Plan or publicly announce its intention not to support the Plan;

then:

all obligations of the Parties under this Agreement shall automatically terminate and be of no further force or effect; provided, however, that no party shall have the right to so terminate this Agreement upon the occurrence of any of the events and conditions described above unless such Party has given written notice thereof to each of the other Parties hereto specifically identifying the basis upon which such Party is exercising its right to terminate, and the event or condition giving rise to such right is not cured within five (5) business days of such written notice; and, provided, further, that such event or condition shall be deemed cured if the applicable requirement contained in such clause is satisfied within such five (5) business day period regardless of any date specified in such claims.  For the avoidance of doubt, (A) only a majority in amount of the Supporting Noteholders shall have the right to terminate this Agreement under clauses (i), (ii), (iii), (iv) or (x) referenced above, and (B) each Supporting Noteholder shall have the right to terminate this Agreement, but such termination shall apply only to such Supporting Noteholder, under clauses (v) and (ix) referenced above.  During the period following the commencement of the Chapter 11 Cases, but prior to the scheduling by the Bankruptcy Court of the confirmation hearing, enforcement of this Agreement as to the Company shall be limited by applicable bankruptcy law.  Termination in accordance with this paragraph shall not affect any Party’s remedies as a result of any breach by any other Party.  Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall terminate on May 31, 2006.

8.             Conditions to Effectiveness of this Agreement.  This Agreement shall not become effective until such time as each of the following conditions have been satisfied:

(a)           The receipt by Curative of the authorized signatures to this Agreement by at least two Supporting Noteholders holding, in the aggregate, not less than 78% of the outstanding principal amount of the Senior Notes; and

(b)           Execution of this Agreement by the Company.

9.             Public Disclosures.  Prior to the issuance of any public disclosures regarding the Financial Restructuring, Curative shall consult with the Ad Hoc Committee, or if no such Ad Hoc Committee then exists, the Supporting Noteholders (or so many of the Supporting Noteholders that are willing to receive restricted information at such time), as to the form and substance of such public disclosures, provided that at all times the Company shall be solely responsible for each public disclosure made by it.  Without limiting the generality of the foregoing, unless required by lawful subpoena issued by a court of competent jurisdiction,

Curative shall not, and shall cause each of its direct and indirect subsidiaries not to, disclose (i) any Supporting Noteholder’s identity or (ii) the amount of such Supporting Noteholder’s holdings of Senior Notes, without the prior written consent of such Supporting Noteholder in each case; and, if such announcement or disclosure is so required, Curative shall afford the Supporting Noteholders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the applicable announcement or disclosure.

10.           Fiduciary Duties.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall require Curative or any directors or officers of Curative (in such person’s capacity as a director or officer of Curative) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law.  Nothing herein will limit or affect, or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this Section 10.

11.           Impact of Appointment to Creditors’ Committee.  Curative agrees to use its reasonable best efforts, if requested by any Supporting Noteholder, to support such Supporting Noteholder’s appointment to any official unsecured creditors’ committee (“Creditors’ Committee”) formed pursuant to 11 U.S.C. § 1102 in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Supporting Noteholder is appointed to and serves on the Creditors’ Committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit any actions taken in furtherance of such Supporting Noteholder’s fiduciary duties to any person arising from its service on such Creditors’ Committee, and any such exercise (in the sole discretion of such Supporting Noteholder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

12.           Notices.  All notices, requests, elections, and demands under or in connection with this Agreement shall be in writing and shall be delivered by hand, sent by recognized overnight courier, or sent by facsimile or similar electronic means to the Party as set forth under its signature hereto, or to such other address or facsimile number as such Party shall provide to all other Parties hereto in writing, and shall be deemed sent or given hereunder, in the case of personal delivery or delivery by recognized overnight courier, on the date of actual delivery, and in the case of transmission by facsimile or similar electronic means, on the date of actual transmission.

13.           Entire Agreement; Modification; Waiver.  This Agreement and the Plan (the provisions of which are incorporated herein) constitute the entire agreement among the Parties as to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties, whether oral, written, or implied, as to the subject matter hereof.  Notwithstanding anything to the contrary herein, no supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all Parties.  No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

14.           No Third-Party Beneficiaries.  Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

15.           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, each Party hereto and their respective legal representatives, successors, and assigns.

16.           Further Documents.  Each Party hereto agrees to execute any and all documents, and to do and perform any and all acts and things, reasonably necessary or proper to effectuate or further evidence the terms and provisions of this Agreement and agrees to negotiate in good faith the definitive documents relating to this Agreement and the Plan, provided that this shall not require Supporting Noteholders to incur any costs, fees or expenses unless paid (or reimbursed) by the Company.

17.           Representations and Warranties:

(a)           Representations and Warranties of the Supporting Noteholders.  Each Supporting Noteholder hereto severally and not jointly, as to itself only, represents and warrants to each of the Parties hereto that, as of the date of this Agreement, it is the legal or beneficial holder of, or the investment manager with discretionary authority with respect to, the principal amount of Senior Notes set forth below its name on the signature page hereto.

(b)           Representations and Warranties of Curative.  Each of the Curative entities represents and warrants to each of the Supporting Noteholders that the following statements are true, correct, and complete as of the date hereof:

(i)            Curative has due authority to enter into, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement; and

(ii)           There are no actions, suits, claims, proceedings or, to its knowledge, investigations pending or, to its knowledge, threatened against any of the Curative entities or any of its current or former directors or officers that would give rise to a claim for indemnification against any of the Curative entities by any of such directors or officers under applicable law or the certificate of incorporation and/or by-laws of any of the Curative entities, except as set forth on Schedule 17(b)(ii); and

(iii)          The information provided by Curative to the Supporting Noteholders in connection with the Financial Restructuring did not, when provided, contain any untrue statement of a material fact nor did it fail to state any fact necessary in order to make such information not materially misleading.

(c)           Representations and Warranties of Curative and the Supporting Noteholders.  Each of the Parties hereto, severally and not jointly, and as to itself only, represents and warrants to the other Parties that the following statements, as applicable to it, are true, correct and complete as of the date hereof:

(i)            The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or similar action on its part, subject, in the case of performance by the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of the Plan, and that the person executing this Agreement on behalf of such Party has been duly-authorized to execute this Agreement on behalf of and bind such Party;

(ii)           This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, subject in the case of the Company, to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of the Plan;

(iii)          Subject in the case of the Company to required Bankruptcy Court approvals related to the solicitation, confirmation, and consummation of a Plan, the execution, delivery and performance by it of this Agreement do not and shall not (a) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or by-laws, (b) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation or bylaws, or (c) require the consent of any third party which has not been obtained; and

(iv)          It has entered into this Agreement after receiving the advice of counsel regarding the matters contemplated hereby.

(d)           Except as expressly set forth in this Agreement, none of the Parties hereto makes any representation or warranty, written or oral, express or implied.

18.           Severability.  If any portion of this Agreement shall be held to be invalid or unenforceable, then that portion shall be deemed modified (only to the extent necessary and in a manner consistent with the remainder of this Agreement) so as to be valid and enforceable, or if such modification is not reasonably feasible, shall be deemed to have been severed out of this Agreement, and the Parties acknowledge that the balance of this Agreement shall in any event be valid and enforceable unless the effect shall be to materially alter the terms and conditions of this Agreement.

19.           Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

20.           Specific Performance.  This Agreement, including without limitation the Parties’ agreement herein to support the Plan and to facilitate its confirmation, is intended as a binding commitment enforceable in accordance with its terms.  It is understood and agreed by each of the Parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

21.           Interpretation.  This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner,

and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

22.           Consideration.  It is hereby acknowledged by the Parties that no payment or additional consideration shall be due or paid to the Supporting Noteholders for their agreement to vote in accordance with and otherwise comply with the terms and conditions of this Agreement other than the obligations of the other Parties hereunder.

23.           Rule of Interpretation.  Notwithstanding anything contained herein to the contrary, it is the intent of the Parties that all references to votes or voting in this Agreement be interpreted to include (i) votes or voting on a plan of reorganization under the Bankruptcy Code and (ii) all means of expressing agreement with, or rejection of, as the case may be, a restructuring or reorganization transaction that is not implemented under the Bankruptcy Code.

24.           Counterparts; Fax Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

25.           Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

26.           Jurisdiction.  By its execution and delivery of this Agreement, each of the Parties hereto irrevocably and unconditionally agrees that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement (including specific performance) of any judgment rendered in any such action, suit or proceeding, shall be brought in the Bankruptcy Court or prior to the commencement of the Chapter 11 Cases, in the federal district court or appropriate state court located within the State of New York.  By its execution and delivery of this Agreement, each of the Parties hereto irrevocably accepts and submits itself to the jurisdiction of the Bankruptcy Court and the federal and state courts located within the State of New York for such purposes and agrees that any such legal action, suit, or proceeding shall constitute a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

27.           Expenses.

(a) In any action or proceeding brought by a Party hereto against any other Party hereto to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or where any provision hereof is validly asserted as a defense, each party shall bear its own attorneys’ fees and costs.

(b) The Company shall pay or procure the payment of, before the commencement of the Chapter 11 Cases, all prepetition fees and expenses of the Ad Hoc Committee and the Indenture Trustee for the Senior Notes (the “Indenture Trustee”) and of their respective legal and financial advisors relating to the Financial Restructuring, outstanding at the time of such commencement and to undertake in the Plan to pay, or procure the payment of, upon the consummation of the Plan all postpetition fees and expenses of the Ad Hoc Committee and the Indenture Trustee and of their respective legal and financial advisors relating to the Chapter 11 Cases.  For the avoidance of doubt, nothing in this Section 27(b) shall require the Company to pay the fees and expenses of more than one financial advisor and one legal advisor to the Ad Hoc Committee.

28.           Effectiveness of the Agreement.  This Agreement shall be effective on the date it has been signed by each of the Supporting Noteholders and each of the Curative entities.  With respect to any Party who becomes a Party hereto after the date hereof, including Transferees pursuant to Section 5 hereof, this Agreement shall be effective as of the date such signatory executes and delivers this Agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

[Remainder of page intentionally blank; signature pages follow]

D-11

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as
Curative Holding Co.

By:
Name:
Title:
Date:

EBIOCARE.COM, INC.

By:
Name:
Title:
Date:

HEMOPHILIA ACCESS, INC.

By:
Name:
Title:
Date:

APEX THERAPEUTIC CARE, INC.

By:
Name:
Title:
Date:

CHS SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES OF NEW
YORK, INC.

By:
Name:
Title:
Date:

OPTIMAL CARE PLUS, INC.

By:
Name:
Title:
Date:

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole
Member

By:
Name:
Title:
Date:

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole
Member

By:
Name:
Title:
Date:

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General
Partner

By: Curative Health Services Co., the Sole
Member of Infinity Infusion II, LLC

By:
Name:
Title:
Date:

MEDCARE, INC.

By:
Name:
Title:
Date:

CURATIVE PHARMACY SERVICES, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as
Curative Health Services, Inc.

By:
Name:
Title:
Date:

CRITICAL CARE SYSTEMS, INC.

By:
Name:
Title:
Date:

CURATIVE HEALTH SERVICES III CO.

By:
Name:
Title:
Date:

EXHIBIT A

Term Sheet

December 2, 2005

CURATIVE HEALTH SERVICES, INC.

TERMS OF RESTRUCTURING

This term sheet sets forth a brief summary of the principal terms of a proposed restructuring (the “Restructuring”) of the $185 million of 103/4% Senior Notes due 2011 (the “Senior Notes”) issued by Curative Health Services, Inc. (“CURE”). Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Indenture dated as of April 23, 2004, among CURE, the Guarantors (as defined therein), and Wells Fargo Bank, N.A. as Trustee.  As used herein, CURE, the Guarantors, and any remaining subsidiaries of CURE are referred to as “Curative.”  This term sheet does not represent a commitment, obligation or understanding on the part of Curative, the holders of the Senior Notes (the “Senior Noteholders”), or the Trustee to, as applicable, (a) amend, waive or otherwise modify (including without limitation by way of restructuring, refinancing, termination, cancellation or exchange) any agreement, including without limitation the Senior Notes, or any term or provision thereof or of any agreement, instrument or document related thereto, (b) forbear from exercising remedies with respect thereto, (c) agree with, admit or concede the validity or enforceability of any claim by the Senior Noteholders or (d) take action, or refrain from taking action, with respect to the foregoing.  No party shall be so obligated unless and until all internal credit, board and other necessary approvals, as applicable, are sought and obtained, all definitive documentation is negotiated and executed and all conditions precedent are satisfied or waived.

The terms discussed herein are an integrated offer, are not divisible except as described herein, and are subject to the terms and conditions hereof.  This term sheet is provided in confidence and may be distributed only with the express written consent of CURE and counsel to the Ad Hoc Committee of Senior Noteholders (the “Ad Hoc Committee”).  This term sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation governing such matters, which remain subject to discussion and negotiation to the extent not inconsistent with the specific matters set forth herein.  This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions, and is intended to be entitled to the protections of Rule 408 of the Federal Rules of Evidence and any other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OF CURATIVE OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN OF REORGANIZATION.  SUCH OFFER OR SOLICITATION SHALL ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

I.	Companies Affected:	The Restructuring shall, at a minimum, impact CURE and the Guarantors.

II.	GECC Credit Facility:

Except as otherwise provided herein, all of the respective obligations of Curative pursuant to the GECC Credit Facility shall be refinanced, unimpaired and/or reinstated in full. Depending on the form of the Restructuring, certain consents, waivers, amendments or modifications may be required from a requisite number of lenders under the GECC Credit Facility.

III.	Department of Justice Obligations:

The approximately $375,000 which remains outstanding to the Department of Justice in connection with Curative’s settlement of all federal investigations and legal proceedings related to certain whistleblower lawsuits shall be unimpaired/unaffected by the Restructuring.

IV.	Apex Convertible Note:

CURE and the Ad Hoc Committee shall evaluate whether the $1.54 million convertible Note (the “Apex Convertible Note”) issued in connection with Curative’s purchase of Apex Therapeutic Care, Inc. (“Apex”) may be subordinated under the Bankruptcy Code and shall treat such claim as subordinated if such treatment is consistent with applicable bankruptcy law. If CURE and the Ad Hoc Committee mutually determine that such treatment is not consistent with applicable bankruptcy law, or mutually agree otherwise, then the Apex Convertible Note shall be treated as a disputed general unsecured claim and shall receive the same form of consideration as received by the Senior Noteholders in the full amount of the claim related to the Apex Convertible Note allowed by the bankruptcy court; provided, however, that the ultimate resolution of the claim related to the Apex Convertible Note by the bankruptcy court shall not be a condition to the occurrence of the effective date of any relevant plan of reorganization (the “Effective Date”) and such consideration shall be reserved pending the resolution of such claim.

V.	Retail Pharmacies’ Indemnification Claims Related to the DHS Audit:

Any allowed indemnification claims of the retail pharmacies against Apex and/or eBioCare.com (“eBioCare”) resulting from the final DHS audit and allowed by the bankruptcy court (each a “DHS Claim” and collectively the “DHS Claims”) shall be treated as general unsecured claims solely against Apex and eBioCare, as applicable, and shall receive: (a) if the pharmacies vote as a class to accept the plan, either (i) a note (each a “DHS Note” and collectively the “DHS Notes”) payable over time with a principal amount equal to each respective allowed claim as a percentage of the amount of all allowed unsecured claims against Apex and/or eBioCare, as applicable, multiplied by the value of Apex and/or eBioCare, as applicable (the “DHS Percentage Recovery”). The DHS Notes shall each have a term of 7 years and shall accrue (but not pay) interest at the rate of interest such that the present value of the DHS Note equals the face amount of the DHS Note, or such other terms as the Ad Hoc Committee and Curative mutually agree or otherwise established by the bankruptcy court; provided, however, that the DHS Notes shall not be issued to each retail pharmacy until their respective claims are allowed by the bankruptcy court, and interest shall not begin to accrue until each respective DHS Note is issued; or (ii) if specifically designated by a holder, a cash payment payable on the later of (A) 30 days after the DHS Claims are allowed by the bankruptcy court, or (B) the Effective Date, equal to 50% of the face amount of the DHS Note; (b) if the pharmacies vote to reject the plan, the same form of consideration as the Senior Noteholders described in Section XI (the “Senior Noteholder Recovery”) in an amount equal to the respective DHS Note; or (c) such other consideration agreed to by CURE and the Ad Hoc Committee or as otherwise approved by the bankruptcy court. The ultimate resolution of the DHS Claims and the final terms of any DHS Note provided to each of the retail pharmacies as consideration for their claims shall not be a condition to the Effective Date and such consideration (whether DHS Notes, cash or New CURE Stock (as defined below)) shall be reserved pending the resolution of such claims.

VI.	Litigation Claims:

All litigation claims (excluding the DHS Claims) allowed by the bankruptcy court (the “Apex  Litigation Claims”) against Apex and eBioCare shall receive the same treatment as the DHS Claims as described in Section V above.

Litigation claims against Curative (excluding Apex and eBioCare) allowed by the bankruptcy court (the “Curative Litigation Claims”) shall receive (a) if the Curative Litigation Claims vote as a class to accept the plan: (i) a note payable over time with a principal amount equal to the respective allowed claim as a percentage of the amount of all allowed unsecured claims against Curative on a consolidated basis (excluding Apex and eBioCare) multiplied by the value of Curative on a consolidated basis (excluding Apex and eBioCare) (each a “Curative Litigation Note” and collectively the “Curative Litigation Notes”). The Curative Litigation Notes shall each have a term of 7 years and shall accrue (but not pay) interest at the rate of interest such that the present value of the Curative Litigation Note equals the face amount of the Curative Litigation Note, or such other terms as the Ad Hoc Committee or Curative mutually agree or otherwise established by the bankruptcy court; provided, however, that the Curative Litigation Notes shall not be issued until the respective claims are allowed by the bankruptcy court, and interest shall not begin to accrue until each respective Curative Litigation Note is issued; or (ii) if specifically designated by a holder, a cash payment payable on the later of (A) 30 days after the Curative Litigation Claims are allowed by the Bankruptcy Court, or (B) on the Effective Date, equal to 50% of the face amount of the Curative Litigation Note; (b) if the Curative Litigation Claims vote as a class to reject the plan, the Senior Noteholder Recovery; or (c) such other consideration agreed to by CURE and the Ad Hoc Committee or as otherwise approved by the bankruptcy court.

VII.	New Second-Lien Notes or Increased Credit Facility:

Curative shall incur an additional $27.75mm of indebtedness (the “New Debt”), structured at the Ad Hoc Committee’s option, in the form of second-lien notes or as part of a larger senior credit facility; provided, however, that the total Funded Debt Obligations of Curative upon the Effective Date shall not exceed $77.75mm.

The closing of the New Debt, and the payment of the Cash Consideration (as defined below) to the Senior Noteholders, shall occur on or before the Effective Date.

“Funded Debt Obligations” shall include the total amount of the exit facility funded and outstanding as of the Effective Date, the New Debt, any allocated debt on account of the DHS Notes, Apex Litigation Claims, Curative Litigation Claims, Apex Unsecured Claims and Curative Unsecured Claims, if applicable, and any other funded debt mutually agreed to by the Ad Hoc Committee and Curative; provided, further, that the available and funded amount of the exit facility shall be mutually agreed to by the Ad Hoc Committee and Curative.

VIII.	Trade Credit and Other General Unsecured Claims:(1)

All general unsecured claims allowed by the bankruptcy court against Curative (other than the claims of contract counter-parties, and excluding general unsecured claims against Apex and eBioCare and excluding the Curative Litigation Claims and Apex Litigation Claims) (the “Curative Unsecured Claims”) shall receive: (a) if the Curative Unsecured Claims vote as a class to accept the plan: (i) a note payable over time with a principal amount equal to the respective allowed claim as a percentage of the amount of all allowed unsecured claims against Curative on a consolidated basis (excluding Apex and eBioCare) multiplied by the value of Curative on a consolidated basis (excluding Apex and eBioCare) (each a “Curative Unsecured Note” and collectively the “Curative Unsecured Notes”). The Curative Unsecured Notes shall each have a term of 7 years and shall accrue (but not pay) interest at the rate of interest such that the present value of the Curative Unsecured Note equals the face amount of the Curative Unsecured Note, or such other terms as the Ad Hoc Committee or Curative mutually agree or otherwise established by the bankruptcy court; provided, however, that the Curative Unsecured Notes shall not be issued until the respective claims are allowed by the bankruptcy court, and interest shall not begin to accrue until each respective Curative Unsecured Note is issued; or (ii) if specifically designated by a holder, a cash payment payable on the later of (A) 30 days after the general unsecured claims are allowed by the Bankruptcy Court, or (B) the Effective Date, equal to 50% of the face amount of the Curative Unsecured Note; (b) if the Curative Unsecured Claims vote as a class to reject the plan, the Senior Noteholder Recovery; or (c) such other consideration agreed to by CURE and the Ad Hoc Committee or as otherwise approved by the bankruptcy court.

All general unsecured claims of contract counter-parties against Curative (including Apex and eBioCare), other than non-residential real property leases which may be rejected by Curative, shall be unimpaired, assumed and paid in cash in the ordinary course of business; provided, however, to the extent the contracts between Apex and/or eBioCare and the retail pharmacies are executory such contracts shall be rejected.

If there are any allowed general unsecured claims against Apex and eBioCare (the “Apex Unsecured Claims”), such Apex Unsecured Claims shall receive the same treatment as the DHS Claims as described in Section V above.

IX.	Federal, State and Local Tax Claims:	The claims of Federal, State and Local taxing authorities against Curative and its subsidiaries shall be paid in full in cash when due or as permitted by section 1129(a)(9) of the Bankruptcy Code.

X.	Other Priority Claims:

Other priority claims against Curative and its subsidiaries shall be paid in full in cash upon consummation of the Restructuring, or upon such other terms as CURE and the beneficiary of such payment may agree; provided, however, that claims entitled to administrative expense status in accordance with section 503(b)(9) of the Bankruptcy Code shall be paid in full in cash when due and in the ordinary course of business.

XI.	Senior Note Claims:

The Senior Noteholders shall not receive the interest payment due on November 1, 2005 under the Senior Notes.

On the Effective Date, all of the Senior Notes shall be cancelled and in exchange therefor, each Senior Noteholder (together with, if applicable, the holders of the Apex Convertible Note, the DHS Claims (at the DHS Percentage Recovery or as otherwise agreed), the Apex Litigation Claims (at the DHS Percentage Recovery), the Curative Litigation Claims, the Curative Unsecured Claims and the Apex Unsecured Claims (at the DHS Percentage Recovery)) shall receive (a) a pro-rata portion of newly authorized and issued CURE common stock (the “New CURE Stock”) representing 100% of the common stock ownership of CURE as of the Effective Date and (b) a pro-rata portion of the net proceeds of the New Debt (the “Cash Consideration”).

The allowance by the bankruptcy court of any claim

(1)               It is anticipated that there will be no general unsecured claims against Curative as of the petition date other than claims of (a) contract counter-parties, (b) the holders of the Apex Note, DHS Claims, Apex Litigation Claims and Curative Litigation Claims, (c) the Senior Noteholders and (d) claims entitled to administrative expense status under section 503(b)(9) of the Bankruptcy Code.

listed above prior to the Effective Date shall not be a condition to the Effective Date, and any consideration due such claim shall be reserved pending such final resolution by the bankruptcy court.

All such New CURE Stock allocations are subject to dilution from the exercise of options on the re-capitalized equity to be reserved for distribution pursuant to the CURE LTIP (as defined below). CURE shall take all reasonably necessary actions to de-register the New CURE Stock under the Securities Exchange Act of 1934. On the Effective Date, CURE shall enter into a Registration Rights Agreement in form, scope and substance reasonably satisfactory to the Ad Hoc Committee providing the Senior Noteholders with customary demand, piggy-back registration rights, and tag along and drag along rights with respect to the New CURE Stock.

Curative and the Ad Hoc Committee agree to make reasonable accommodations with respect to the Senior Noteholders if it would be reasonably likely that Curative would be required to register the New CURE Stock under the Securities and Exchange Act of 1934, as amended.

CURE shall provide certain information (via website posting), including but not limited to, audited annual financial statements, unaudited quarterly financial statements and disclosures regarding material events.

XII.	Section 510(b) Claims:	All securities litigation claims and other claims that come within the scope of section 510(b) of the Bankruptcy Code shall be treated in accordance therewith.

XIII.	Management Incentive:	On the Effective Date, a new long-term stock incentive program (the “CURE LTIP”) shall be approved and implemented. The terms of the CURE LTIP are attached hereto as Exhibit A.

XIV.	Corporate Governance:

As of the Effective Date, CURE shall have a five person Board of Directors consisting of CURE’s current chief executive officer, and four nominees of the Senior Noteholders selected by a majority in amount of the Senior Noteholders who are members of the Ad Hoc Committee; provided, however, that the four nominees shall be selected by such Senior Noteholders no later than the earlier of (a) ten days prior to the confirmation hearing on the Plan and (b) February 28, 2006.

On the Effective Date, CURE shall reincorporate as a Delaware corporation and adopt revised Bylaws and Certificate of Incorporation which shall be in form, scope and substance satisfactory to the Ad Hoc Committee.

XV.	Releases:

The plan of reorganization shall include a full discharge and release of liability in favor of (a) CURE and each of its subsidiaries, (b) the Senior Noteholders, and (c) each of their respective principals, employees, agents, officers, directors, and professionals from: (i) any and all claims and causes of action arising prior to the Effective Date and (ii) any and all claims arising from the actions taken or not taken in good faith in connection with the Restructuring.

XVI.	Conditions:		The Restructuring proposal set forth herein shall be subject to, among other things:

		i.	the receipt of all required legal and regulatory approvals;

		ii.	the approval of the Board of Directors of CURE and the Guarantors;

		iii.	the negotiation and execution of definitive documentation reasonably acceptable to the signatories of the supporting agreements for the Restructuring.

XVII.	Plan Support Agreement:

Upon agreement between Curative and the Senior Noteholders regarding the terms of the Restructuring, Curative and the holders of at least 78% of the Senior Notes shall enter into one or more formal agreements (the “Plan Support Agreements”). The signatories to the Plan Support Agreements would, among other things, support the Restructuring, and (a) extend the time for the Company to disclose Company Confidential Information until the date of the execution of the Plan Support Agreements; (b) subject to receipt of an approved disclosure statement satisfying the requirements of the Bankruptcy Code applicable to disclosure statements and United States securities laws, as applicable, that contains information concerning Curative and a plan that conforms with the terms of the Restructuring (the “Plan”), vote all of its claims against CURE and the Guarantors to accept such Plan and otherwise support, and take all reasonable actions to facilitate, the proposal, solicitation, confirmation, and consummation of such Plan; (c) not object to confirmation of, or vote to reject, the Plan or otherwise commence any proceeding to oppose or alter the Plan, the disclosure statement in respect of the Plan, the solicitation of its acceptance of the Plan or any other reorganization documents containing terms and conditions consistent in all material respects with the term sheet; (d) vote against any restructuring, workout or plan of reorganization relating to Curative other than the Plan; and (e) not directly or indirectly seek, solicit, support, encourage, vote for, consent to, or participate in the negotiation or formulation of (x) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, or restructuring for any part of Curative other than the Plan, (y) any disposition outside of the Plan of all or any substantial portion of the assets of Curative or any of its subsidiaries, or (z) any other action that is inconsistent with, or that would delay or obstruct the proposal solicitation, confirmation, or consummation of, the Plan. The signatories to the Plan Support Agreement would, among other things, support the Plan and the Restructuring and in the event that any signatory sells, assigns or otherwise conveys its claims (a “Sale Transaction”), it would condition said Sale Transaction upon the transferee’s assumption of the Plan Support Agreement.

XVIII.	Plan Support Agreement:

It shall be a condition precedent to Curative taking action to implement the Restructuring that the holders of at least 78% of the Senior Notes have each executed and delivered to Curative Plan Support Agreements.

XIX.	Implementation:

The Restructuring shall be effectuated through a mutually acceptable pre-packaged or pre-arranged Chapter 11 plan of reorganization of Curative, the Guarantors and, only to the extent necessary, any of Curative’s remaining domestic subsidiaries. The definitive documentation shall be in form and substance reasonably satisfactory to Curative and the Ad Hoc Committee and may not contain terms which vary materially from the terms described herein.

XX.	Fees and Expenses:

In addition to paying the expenses of its own legal and financial advisors, Curative shall continue to pay the fees and expenses of Bingham McCutchen LLP and Houlihan Lokey Howard & Zukin through the Effective Date, in accordance with the terms of the existing fee agreements. CURE also agrees to pay the fees and expenses of local counsel (if required) to the Ad Hoc Committee through the Effective Date.

XXI.	Warrants:

Subject to applicable state and federal laws and regulations, the holders of existing CURE common stock shall be entitled to receive a pro rata share of warrants in an aggregate amount of 2.5% of New CURE Stock with a strike price set at a price where the recovery to the Senior Noteholders is equal to $185 mm plus accrued interest through the petition date. Notwithstanding the foregoing, warrants shall only be issued if such issuance would not reasonably be likely to require Curative to register such warrants or New CURE Stock under the Securities Exchange Act of 1934, as amended.

XXII.	Indemnification/D&O Insurance:

All indemnification obligations, D&O insurance policies and other protections in favor of Curative’s officers and directors shall be assumed and remain in full force and effect both during and after any chapter 11 cases.

EXHIBIT A

CURE LTIP

•                  There shall be no cash key employee retention program payments made to any employees of Curative during the chapter 11 cases.

•                  All employment agreements shall be assumed in connection with a plan of reorganization provided, however, all employment agreements shall be amended: (i) to ensure compliance with section 409A of the Internal Revenue Code of 1986, (ii) to ensure they are consistent with the CURE LTIP, (iii) to provide that no employee shall be entitled to any severance solely for a change of control resulting from the Restructuring, and (iv) to provide other customary provisions, including non-compete, termination and severance provisions; provided, further, that the employment agreement of the CEO shall be assumed as amended to provide for his agreement to accept one half ($750,000) of his cash Stay Bonus upon the Effective Date and reinvest $375,000 of the after tax payment in New CURE Stock with a market value of $375,000, with the amount of New CURE Stock issued determined at plan value. Further, for the avoidance of doubt, the remaining portion of CEO’s Stay Bonus ($750,000) shall be paid in cash no later than April 23, 2007, unless payable earlier under the terms of the Employment Agreement, including the following: (i) a termination by CEO for Good Reason following a Change of Control (the restructuring shall not constitute a Change of Control); or (ii) a termination by the Company of CEO without Cause; provided, further, that the employment agreement of the CFO shall be assumed as amended to provide (x) that the CFO shall continue with Curative through April 30, 2006, (y) for the payment of severance of one year’s Base Salary and (z) the elimination of the stay bonus.

•                  Curative’s existing employee bonus programs shall remain in full force and effect and the existing board of directors may establish bonus awards under such bonus programs until the Effective Date.  After the Effective Date, Curative’s new board of directors may establish bonus awards under such bonus programs.

•                  The following allocation of New CURE Stock shall be distributed at the discretion of Curative’s new board of directors to 25 employees to be identified consistent with Exhibit B attached hereto.(2)

•                  2.5% Restricted Stock – time vesting only.

•                  9.5% Options — Strike price equal to FMV (plan value) – Curative’s new board of directors shall approve a vesting schedule in consultation with the CEO who will work with a nationally recognized healthcare employee compensation expert to develop a recommendation based on an analysis of management incentive

(2)               The New CURE Stock allocated to management shall be structured in a manner that minimizes any adverse tax treatment to Curative and to management which may include a vesting buyback provision.

programs for healthy or restructured healthcare companies and other restructured companies, if deemed comparable and appropriate by the healthcare employee compensation expert.(3)

•                  In the event of a change in control (the Restructuring shall not constitute such change of control), all Restricted Stock and Options issued under the LTIP shall automatically vest if not already vested.

•                  In the event of a sale of any business unit, the Restricted Stock issued under the LTIP shall automatically vest, if not already vested, for the purposes of any distribution of proceeds from the sale.

•                  In the event of a sale of any business unit which results in the sale proceeds being distributed to shareholders, the strike price of the Options issued under the LTIP shall be automatically adjusted to reflect the impact of the sale.  The mechanism for such adjustment shall be determined in consultation with the nationally recognized healthcare employee consultation expert.

•                  In the event of a sale of any business unit, the proceeds from such sale shall first be used to pay down the Funded Debt Obligations.

•                  In the event that Curative’s Chief Executive Officer and new board of directors cannot agree to a vesting schedule for the 9.5% Options within 30 from the Effective Date, the employment contracts for those employees entitled to the 9.5% Options shall be amended to permit any such employee to resign from Curative and receive severance, but not Options, and only to the extent of severance, if any, due to any such employee with respect to a termination without cause.  For the avoidance of doubt, no employee shall be entitled to any severance for a change of control solely resulting from the Restructuring.

•                  The new board of directors of Curative shall develop and implement an incentive compensation program appropriate for all other employees of Curative.

(3)               The nationally recognized healthcare employee compensation expert shall be retained by Curative, in consultation with the Ad Hoc Committee, within 30 days from the date hereof.

EXHIBIT B

Executive Management Team (7)

President and Chief Executive Officer

Chief Operating Officer

Chief Financial Officer

Sr. Vice President Operations

Sr. Vice President Sales & Marketing

Sr. Vice President Finance

Sr. Vice President Operations WC

Senior Management Team (18)

Vice President Human Resources

Vice President Sr. Corporate Counsel

Vice President Corporate Compliance

Vice President Information Technology

Vice President Billing & Reimbursement

Vice President Clinical Services

Vice President Operations

Area Vice President — the purpose of this position is to direct sales and operations of multiple Critical Care Systems branches within an assigned region in order to maximize revenues and profitability in accordance with corporate goals and philosophies.

Vice President, NE

Vice President, West

Vice President, Atlantic

Vice President, South

Vice President, Midwest

Regional Director, Wound Care — is responsible for the direct operations management of both existing Wound Care Centers/Wound Management Programs in the area assigned and those in implementation.  This position is responsible for the achievement of the financial objectives (full P&L responsibility), quality healing outcome results of their respective area, and ensures that departmental efficiency goals are achieved.

Regional Director, Wound Care

Regional Director, Wound Care

Regional Director, Wound Care

Regional Vice President, Wound Care

Director of Business Development, Wound Care  — is responsible for the development of assigned new Curative service models and achievement of assigned development revenue as defined by the goals of the territory and the region.  Works in a team approach towards achievement of territory and region goals adhering to the Curative mission statement and the Company’s strategic and operating principles.

Director of Business Development

Director of Business Development

EXHIBIT B

Transferee Acknowledgment

EXHIBIT B

[TO BE INSERTED INTO LETTERHEAD OF TRANSFEROR]

                                          , 2005

                                           (the “Transferee”)

Re: Transferee Acknowledgment

Ladies and Gentlemen:

This letter (this “Letter”) is in reference to paragraph 5 of that certain Plan Support Agreement (the “PSA”) entered into as of December       , 2005, among Curative Health Services, Inc. and its subsidiaries (collectively, the “Company” or “Curative”) and the Supporting Noteholders.  All capitalized terms used but not defined herein have the meanings given to them in the PSA.

Paragraph 5 of the PSA provides, in relevant part, as follows:

As long as this Agreement has not been terminated pursuant to Section 7 hereof and the confirmation and effective date of the Plan have not occurred, no Supporting Noteholder may, directly or indirectly sell, assign, transfer, hypothecate, grant any option or right to acquire, or otherwise dispose of (each, a “Transfer”) all or any portion of any claim against or equity interest in the Company or any interest therein, unless the purchaser, assignee, or transferee (the “Transferee”) agrees in writing in the form attached hereto as Exhibit B (such writing a “Transferee Acknowledgment”) at the time of such Transfer to be bound by all of the terms of this Agreement in its entirety, without revisions, as a Party hereto, including without limitation Section 1 hereof.  Upon execution of the Transferee Acknowledgment, the Transferee shall be deemed to be a Supporting Noteholder.  Any Transfer not effected in accordance with the foregoing shall be deemed void ab initio.  In the event of a Transfer, the transferor shall, within three business days after such Transfer, provide notice of such transfer to Curative Health Services, Inc., together with a copy of the Transferee Acknowledgment and, if the transferor has transferred all of its claims subject to this Agreement, then such transferor shall automatically be released from any further obligations hereunder.

As of                                , 2005, we, the undersigned have agreed to Transfer the following principal amount of Senior Notes to the countersigning party, as Transferee:

Issuance	Issue Amount	Maturity	Principal Amount Transferred
10.75% Senior Notes	$185 million	2011	$	_______________

By your countersignature in the space provided below, you, as Transferee, represent and warrant that you have received the PSA (attached as Exhibit A) and the Term Sheet (attached hereto as Exhibit B).

Please indicate your agreement to be bound by (a) the PSA as a Supporting Noteholder and (b) the terms and conditions of this Letter, in each case in their entirety without revisions (including with respect to any and all claims or interests you already may hold against or in Curative prior to the Transfer of the interests described above), by countersigning below and returning a copy of this Letter to the Transferor.  This Letter may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Letter. Delivery of an executed signature page of this Letter by facsimile shall be effective as delivery of a manually executed signature page of this Letter.  Upon receipt of your countersignature to this Letter, which is a precondition to any Transfer of the interests described above, this Letter shall be provided to Curative Health Services, Inc. pursuant to paragraph 5 of the PSA.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

ACCEPTED AND AGREED

[INSERT NAME OF TRANSFEREE]

Exhibit A

Plan Support Agreement

Exhibit B

Term Sheet

PRIVILEGED AND CONFIDENTIAL

PROVIDED AS PART OF SETTLEMENT DISCUSSIONS

SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE

AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS

FIRST AMENDMENT TO PLAN SUPPORT AGREEMENT REGARDING

CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

THIS FIRST AMENDMENT TO PLAN SUPPORT AGREEMENT (this “Amendment”), is entered into as of December 14, 2005, by and among (a) Curative Health Services, Inc., and its subsidiaries(2) (collectively, the “Company” or “Curative”); and (b) Bingham McCutchen LLP on behalf of the holders (or investment managers or advisers for the beneficial owners) identified on Schedule 1 (the “Supporting Noteholders”) of the Curative Health Services, Inc. $185 million 10 3/4% Senior Notes Due 2011 (the “Senior Notes”) who are Parties to that Plan Support Agreement, dated as of December 2, 2005 (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Agreement contains a provision stating that all obligations under the Agreement shall automatically terminate if the final terms of the Plan have not been agreed to by the Parties by December 14, 2005, and a provision stating that all obligations under the Agreement shall automatically terminate if the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 21, 2005.

WHEREAS, Curative and the Supporting Noteholders wish to extend the date by which the final terms of the Plan must be agreed as set forth herein and wish to extend the date by which the prepetition solicitation must commence as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto hereby agrees as follows:

29. Amendments.  The Agreement is hereby amended as follows:

(a) Section 7(i) of the Agreement is hereby amended by replacing the phrase “the final terms of the Plan have not been agreed to by the Parties by December 14, 2005” with the phrase “the final terms of the Plan have not been agreed to by the Parties by December 21, 2005.”

(2) The subsidiaries which are parties to this Agreement are:  Apex Therapeutic Care, Inc., eBioCare.com, Inc., CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., and Curative Pharmacy Services, Inc.

(b) Section 7(ii) of the Agreement is hereby amended by replacing the phrase “the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 21, 2005 (the “Solicitation Date”)” with the phrase “the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 23, 2005 (the “Solicitation Date”).”

30.           No Further Effect.  Nothing in this Amendment shall be deemed to amend, modify, supplement, waive, discharge or terminate or otherwise alter the Agreement or any term or condition thereof or any Exhibit or Schedule thereto, or any remedy available thereunder, in any manner other than as expressly stated in Section 1 hereof.

31.           Counterparts; Fax Signatures.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

32.           Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

5.   Authorization.  Bingham McCutchen LLP, as counsel to the Supporting Noteholders identified on Schedule 1 hereto, has been duly authorized by each of the Supporting Noteholders to enter into this Amendment on its behalf.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed and delivered by its duly authorized officers as of the date first written above.

[Remainder of page intentionally blank; signature pages follow]

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	C.E.O. and President
Date:	December 14, 2005

EBIOCARE.COM, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	C.E.O. and President
Date:	December 14, 2005

HEMOPHILIA ACCESS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

APEX THERAPEUTIC CARE, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	C.E.O.
Date:	December 14, 2005

CHS SERVICES, INC.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President
Date:	December 14, 2005

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

OPTIMAL CARE PLUS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion LLC and
President of Curative Health Services Co.
Date:	December 14, 2005

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion II, LLC and
President of Curative Health Services Co.
Date:	December 14, 2005

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion Care, Ltd. and
President of Curative Health Services Co.
Date:	December 14, 2005

MEDCARE, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President and Secretary
Date:	December 14, 2005

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	December 14, 2005

CURATIVE HEALTH SERVICES III CO.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President and Secretary
Date:	December 14, 2005

BINGHAM MCCUTCHEN LLP (on behalf of the parties identified on Schedule 1 hereto)

By:	/s/ Anthony J. Smits
Name:	Anthony J. Smits
Title:	Partner of the firm
Date:	10/14/05

PRIVILEGED AND CONFIDENTIAL

PROVIDED AS PART OF SETTLEMENT DISCUSSIONS

SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE

AND ALL BANKRUPTCY AND STATE LAW EQUIVALENTS

SECOND AMENDMENT TO PLAN SUPPORT AGREEMENT REGARDING

CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

THIS SECOND AMENDMENT TO PLAN SUPPORT AGREEMENT (this “Amendment”), is entered into as of February 3, 2006, by and among (a) Curative Health Services, Inc., and its subsidiaries(3) (collectively, the “Company” or “Curative”); and (b) the holders (or investment managers or advisers for the beneficial owners) identified on Schedule 1 (the “Supporting Noteholders”) of the Curative Health Services, Inc. $185 million 10 3/4% Senior Notes Due 2011 (the “Senior Notes”) who are Parties (or their successors) to that Plan Support Agreement, dated as of December 2, 2005 (as amended, the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, the Agreement was amended on December 14, 2005.

WHEREAS, the Agreement contains a provision stating that all obligations under the Agreement shall automatically terminate if the final terms of the Plan have not been agreed to by the Parties by December 21, 2005.

WHEREAS, the Agreement contains a provision stating that all obligations under the Agreement shall automatically terminate if the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 23, 2005.

WHEREAS, the Agreement contains a provision stating that all obligations under the Agreement shall automatically terminate if the Company fails to file the Plan with the Bankruptcy Court by January 31, 2006.

WHEREAS, the Agreement contains a provision stating that all obligations under the Agreement shall automatically terminate if an order confirming the Plan shall not have been entered by the Bankruptcy Court on or before April 30, 2006.

WHEREAS, the Agreement contains a provision stating that the Agreement shall terminate on May 31, 2006.

(3) The subsidiaries which are parties to this Agreement are:  Apex Therapeutic Care, Inc., eBioCare.com, Inc., CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., and Curative Pharmacy Services, Inc.

WHEREAS, Curative and the Supporting Noteholders wish to (a) extend the date by which the final terms of the Plan must be agreed, (b) extend the date by which the prepetition solicitation must commence, (c)  extend the date by which the Company must file the Plan, (d) extend the date by which an order confirming the Plan must be entered by the Bankruptcy Court, and (e) extend the date the Agreement terminates, all as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto hereby agrees as follows:

33. Amendments.  The Agreement is hereby amended as follows:

(a) Section 7(i) of the Agreement is hereby amended by replacing the phrase “the final terms of the Plan have not been agreed to by the Parties by December 21, 2005” with the phrase “the final terms of the Plan have not been agreed to by the Parties by February 6, 2006.”

(b) Section 7(ii) of the Agreement is hereby amended by replacing the phrase “the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before December 23, 2005 (the “Solicitation Date”)” with the phrase “the prepetition solicitation pursuant to the Disclosure Statement and Plan has not commenced on or before February 6, 2006 (the “Solicitation Date”).”

(c) Section 7(iii) of the Agreement is hereby amended by replacing the phrase “the Company fails to file the Plan with the Bankruptcy Court by January 31, 2006” with the phrase “the Company fails to file the Plan with the Bankruptcy Court by March 15, 2006.”

(d) Section 7(iii) of the Agreement is hereby amended by replacing the phrase “an order confirming the Plan shall not have been entered by the Bankruptcy Court on or before April 30, 2005” with the phrase “an order confirming the Plan shall not have been entered by the Bankruptcy Court on or before June 30, 2005.”

(e) The last sentence of Section 7 of the Agreement is hereby amended by replacing such sentence in its entirety with the following sentence: “Notwithstanding anything to the contrary set forth in this Agreement, this Agreement shall terminate on July 31, 2006.”

34. No Further Effect.  Nothing in this Amendment shall be deemed to amend, modify, supplement, waive, discharge or terminate or otherwise alter the Agreement or any term or condition thereof or any Exhibit or Schedule thereto, or any remedy available thereunder, in any manner other than as expressly stated in Section 1 hereof.

35. Counterparts; Fax Signatures.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart.

36. Governing Law.  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed and delivered by its duly authorized officers as of the date first written above.

[Remainder of page intentionally blank; signature pages follow]

CURATIVE HEALTH SERVICES, INC.,
a Minnesota corporation formerly known as Curative Holding Co.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President and Chief Executive Officer
Date:	February 3, 2006

EBIOCARE.COM, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President and Chief Executive Officer
Date:	February 3, 2006

HEMOPHILIA ACCESS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	February 3, 2006

APEX THERAPEUTIC CARE, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	Chief Executive Officer
Date:	February 3, 2006

CHS SERVICES, INC.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President
Date:	February 3, 2006

CURATIVE HEALTH SERVICES OF NEW YORK, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	February 3, 2006

OPTIMAL CARE PLUS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	February 3, 2006

INFINITY INFUSION, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion LLC and
President of Curative Health Services Co.
Date:	February 3, 2006

INFINITY INFUSION II, LLC

By: Curative Health Services Co., its Sole Member

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion II, LLC and
President of Curative Health Services Co.
Date:	February 3, 2006

INFINITY INFUSION CARE, LTD.

By: Infinity Infusion II, LLC, its Sole General Partner

By: Curative Health Services Co., the Sole Member of Infinity Infusion II, LLC

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	Secretary of Infinity Infusion Care, Ltd. and
President of Curative Health Services Co.
Date:	February 3, 2006

MEDCARE, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	February 3, 2006

CURATIVE PHARMACY SERVICES, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President
Date:	February 3, 2006

CURATIVE HEALTH SERVICES CO.,
a Minnesota corporation formerly known as Curative Health Services, Inc.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President and Chief Executive Officer
Date:	February 3, 2006

CRITICAL CARE SYSTEMS, INC.

By:	/s/ Paul F. McConnell
Name:	Paul F. McConnell
Title:	President and Chief Executive Officer
Date:	February 3, 2006

CURATIVE HEALTH SERVICES III CO.

By:	/s/ John C. Prior
Name:	John C. Prior
Title:	President and Secretary
Date:	February 3, 2006

SCHEDULE 1

Supporting Noteholders

1.   AIG Global Investment Corp., as advisor and sub-advisor for certain funds and accounts.

2.   Barclays Bank PLC.

3.   BlackRock Financial Management, Inc., as Investment Advisor/Sub-Advisor to various accounts.

4.   Merrill Lynch, Pierce, Fenner & Smith Incorporated (but only in its capacity as the holder of Senior Notes for the account of the Merrill Lynch Principal Credit Group; this Agreement shall not bind or otherwise apply to Merrill Lynch, Pierce, Fenner & Smith Incorporated in any other capacity or with respect to any other Senior Notes that may be held by it)

5.   RCG Carpathia Master Fund, Ltd.

AIG Global Investment Corp., (as advisor and sub-advisor for certain funds and accounts)

By:
Name:
Title:
Date:

Barclays Bank PLC

By:
Name:
Title:
Date:

BlackRock Financial Management, Inc. (as Investment Advisor/Sub-Advisor to various accounts)

By:
Name:
Title:
Date:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated (but only in its capacity as the
holder of Senior Notes for the account of the
Merrill Lynch Principal Credit Group; this
Agreement shall not bind or otherwise apply to
Merrill Lynch, Pierce, Fenner & Smith
Incorporated in any other capacity or with
respect to any other Senior Notes that may be
held by it)

By:
Name:
Title:
Date:

RCG Carpathia Master Fund, Ltd.

By:
Name:
Title:
Date:

EXHIBIT E-1

FINANCIAL PROJECTIONS FOR THE REORGANIZED DEBTORS
(including all subsidiaries on a consolidated basis)

E-1-1

PRINCIPAL ASSUMPTIONS FOR THE PROJECTIONS

The Projections assume the Plan will be confirmed and consummated in accordance with its terms and that there will be no material changes that will have an unexpected impact on the Company’s operations.  The Projections assume an Effective Date of March 31, 2006 for the purpose of this analysis.  Expenses incurred as a result of the Chapter 11 Cases are assumed to be paid through the pendency of the case or upon the Effective Date.

It is important to understand that the Projections and estimates of values described below may differ, and those differences may be material, from actual performance and are highly dependent on significant assumptions concerning the future operations of these businesses. These assumptions are subject to certain risk factors as detailed in Section XII of the Disclosure Statement.  These assumptions include growth of certain lines of business, labor costs and other operating costs, inflation, market considerations and the level of investment required for capital expenditures and working capital.  Furthermore, the Projections assume that the reorganized Company will continue to operate the business of the Company as presently constituted in accordance with the Company’s current business plan; however, to the extent that Reorganized Curative determines to discontinue operations in one or more areas of the Company’s current businesses, or to dispose of assets or operations, actual results of future operations could be materially different from the Projections.

The estimates of value included in the Projections are not intended to reflect the values that may be attainable in public or private markets.  They are not intended to be appraisals or reflect the value that may be realized if assets are sold.

The Company is expected to adopt “fresh-start” reporting in accordance with generally accepted accounting principles (“GAAP”).  Fresh-start reporting requires that the reorganization value of Reorganized Curative be allocated to its assets and liabilities consistent with SFAS No. 141, “Business Combinations” (SFAS No. 141).  The total enterprise value used in preparing the projected Consolidated Balance Sheet of Reorganized Curative was assumed to be $155.0 million, the stockholders’ equity account of Reorganized Curative was assumed to be $85.7 million.

Goodwill was estimated in these projections by subtracting the estimated net book value of Reorganized Curative’s assets from the sum of the liabilities and stockholders’ equity account net of certain transaction adjustments.  Based on the assumed enterprise value of $155.0 million, goodwill after the reorganization was assumed to be $61.6 million.  Goodwill is not amortized under GAAP and, accordingly, no goodwill amortization is reflected in the Projections.

A fair market value analysis of the assets and liabilities of Reorganized Curative, as required for purposes of fresh-start accounting, has not been completed. The allocation of the reorganization value to individual assets and liabilities is therefore subject to change and could result in material differences to the allocated values estimated (including goodwill) in these Projections.  Additionally, the fair market value analysis being completed by the Company will include a review of the goodwill balance assumed in these projections to determine if any portion of this balance should be allocated to an identifiable intangible asset.  Under GAAP, certain identified intangible assets are subject to periodic amortization over the estimated life of the intangible asset.  No analysis of the existence of any identified intangible asset and the impact of such analysis on the accompanying financial projections has been performed in the accompanying projections.  Depreciation and amortization estimates assume that depreciation and amortization attributed to property and equipment is $4.1 million per year with the balance being attributed to intangibles subject to amortization.

E-1-2

Revenue

Revenue growth assumptions have been developed for the major lines of business of Reorganized Curative.  Fiscal year 2006 reflects Curative’s business plan, which was developed through a detailed budgeting approach, taking into account individual business strategies and historical trends, as adjusted for current performance.

Revenues in subsequent years of the Projections are expected to increase due to general economic growth trends, same store sales growth and maturation of expansion branches.

Expenses

Overall operating expenses are expected to remain approximately in line during the projected periods as measured by percent of revenues (excluding depreciation and amortization).

Net Operating Loss Carryforwards (“NOLs”) and Taxes

The Company is evaluating the amount of NOLs, if any, that will be available post-emergence from chapter 11.  The Company currently estimates that all current NOLs will be utilized prior to emergence.  The Company is assumed to pay income taxes at a rate of 40%.  Cash payments for income taxes are projected to be $3.3 million, $3.9 million and $5.6 million for the years 2006 – 2008, respectively.  The actual tax situation may differ from these estimates.

Balance Sheet Assumptions

Accounts receivable days sales outstanding are projected to be approximately 60 days for Wound Care and 100 days for Specialty Infusion.  Inventory days outstanding (based on Specialty Infusion cost of goods sold) are projected to be at approximately 19 days at year-end throughout the projection period.  Accounts payable days outstanding are projected to be approximately 25 days at year-end throughout the projection period.  Goodwill was adjusted to the amount of $61.6 million based on assumed fresh start accounting assumptions.

Capital Expenditures

The Projections assume that the Company’s maintenance capital expenditures are $2.3 million in 2006 and $2.5 million thereafter.

Litigation

The Company has not included any recoveries in favor of the Company from pending litigation as such recoveries, if any, cannot be determined at this time.

E-1-3

Curative Health Services, Inc. and all subsidiaries on a consolidated basis

	Projected
	FYE 12/31	3mo ended	9mo ended	FYE 12/31
($ in thousands)	2005	3/31/06	12/31/06	2007	2008
Income Statement
Revenues
Wound Care	$29,002	$7,562	$25,262	$36,762	$41,173
Specialty Infusion	274,517	55,394	174,492	250,575	275,633
Total Revenue	$303,520	$62,956	$199,753	$287,337	$316,806
Cost of Sales
Wound Care	13,101	3,492	11,596	16,899	18,926
Specialty Infusion	238,718	47,607	147,587	212,761	234,037
Total Cost of Sales	251,819	51,099	159,182	229,660	252,964
Gross Margin	$51,701	$11,856	$40,571	$57,677	$63,843
S,G&A
Wound Care	3,579	1,016	3,131	4,562	5,018
Specialty Infusion	22,107	5,035	15,368	21,220	22,493
Corporate	17,331	3,942	11,941	16,518	17,179
Charges (1)	81,841	—	—	—	—
Total S,G&A (includes D&A)	$124,857	$9,993	$30,441	$42,300	$44,690
Income/(Loss) from Operations	(73,156)	1,863	10,130	15,378	19,153

Interest Expense	24,364	1,536	3,715	5,531	5,119
Other income (expense)	648	—	—	—	—
Income/(Loss) before Taxes	$(96,872)	$328	$6,416	$9,847	$14,034
Income Tax (benefit)	(2,215)	131	2,566	3,939	5,613
Net Income (loss)	$(94,657)	$197	$3,849	$5,908	$8,420

Reconciliation to EBITDA
Net Income (loss)	(94,657)	197	3,849	5,908	8,420
Income Tax (benefit)	(2,215)	131	2,566	3,939	5,613
Interest Expense	24,364	1,536	3,715	5,531	5,119
Other (income) expense	(648)	—	—	—	—
Depreciation & Amortization	7,474	1,699	4,873	7,098	7,666
EBITDA	$(65,682)	$3,562	$15,004	$22,476	$26,819
Charges (2)	81,841	—	—	—	—
Adjusted EBITDA	$16,159	$3,562	$15,004	$22,476	$26,819

Notes:

(1)                                  Interest Expense may change as a result of the interest on the Senior Notes ceasing to accrue after the Petition Date

(2)                                  Includes goodwill and intangible asset charge of $78,684 as disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2005

E-1-4

	Opening	Projected
($ in thousands)	3/31/06	12/31/06	12/31/07	12/31/08

Balance Sheet
Assets

Cash and cash equivalents	—	$500	$500	$500
Accounts Receivable, net	66,590	69,328	75,731	83,427
Inventories	10,002	10,302	11,229	12,352
Other current assets	4,837	4,837	4,837	4,837
Total current assets	$81,429	$84,967	$92,297	$101,116

Property and equipment, net	11,108	9,766	8,141	6,516
Goodwill	61,564	61,564	61,564	61,564
Intangibles subject to amortization, net	19,024	17,244	14,271	10,730
Intangibles not subject to amortization (trade names)	1,615	1,615	1,615	1,615
Other assets	9,280	9,280	9,280	9,280
Total Assets	$184,020	$184,435	$187,168	$190,820

Liabilities and Stockholders' Equity
Accounts payable	16,738	17,795	18,627	20,387
Accrued expenses and other current liabilities	12,199	12,199	12,199	12,199
Total Current Liabilities	$28,937	$29,994	$30,826	$32,586

Exit Financing	35,000	30,192	25,726	18,695
New Debt	30,000	30,000	30,000	30,000
Unsecured Notes (1)	4,337	4,654	5,112	5,615
Total Debt	$69,337	$64,846	$60,838	$54,310

Other long-term liabilities	83	83	83	83
Total long-term liabilities	69,420	64,929	60,921	54,393

Total stockholders' equity	85,663	89,512	95,420	103,840

Total liabilities and stockholders' equity	$184,020	$184,435	$187,168	$190,820

Note:

(1)                                  Includes the Curative Unsecured Notes, Apex Unsecured Notes and eBioCare Unsecured Notes.This amount includes an assumption that the Pharmacy Claims will be Allowed in full and resolved as set forth in the Plan.

E-1-5

	Projected
	9mo ended	FYE 12/31
($ in thousands)	12/31/06	12/31/07	12/31/08

Cash Flow Summary

Operating Activities:
Net Income (loss)	$3,849	$5,908	$8,420
Adjustments to reconcile net loss to net cash
Used in operating activities:
Depreciation & Amortization - P,P&E	3,094	4,125	4,125
Depreciation & Amortization - Other	1,780	2,973	3,541
PIK interest expense	316	458	503

Changes in operating assets and liabilities:
Accounts Receivable	2,738	6,404	7,696
Inventories	300	927	1,123
Other current assets	—	—	—
Accounts payable	(1,057)	(832)	(1,760)
Accrued expenses and other current liabilities	—	—	—
Net Cash Used in Operating Activities	$7,059	$6,966	$9,531

Investing Activities
Capital Expenditures	(1,751)	(2,500)	(2,500)
Net cash provided by (used in) investing activities)	$(1,751)	$(2,500)	$(2,500)

Financing Activities
Repayments of long-term borrowings	—	—	—
Repayments of credit facilities	(4,808)	(4,466)	(7,031)
Net cash (used in) provided by financing activities	$(4,808)	$(4,466)	$(7,031)

Net (decrease) increase in cash and cash equivalents	500	—	—
Cash and cash equivalents at beginning of period	—	500	500
Cash and cash equivalents at end of period	$500	$500	$500

E-1-6

EXHIBIT E-2

FINANCIAL PROJECTIONS – APEX

E-2-1

Apex Therapeutic Care, Inc. - Method 1

	3mo ended	9mo ended	FYE 12/31
($ in thousands)	3/31/06	12/31/06	2007	2008

Income Statement

Revenues
Total Revenue	$7,265	$22,886	$31,659	$33,241
Cost of Sales
Total Cost of Sales	6,552	20,640	28,280	29,411
Gross Margin	$713	$2,246	$3,379	$3,830
S,G&A
Apex	702	2,212	3,030	3,151
Total S,G&A (includes D&A)	$702	$2,212	$3,030	$3,151
Income/(Loss) from Operations	11	34	348	679

Interest Expense	—	—	—	—
Other income (expense)	—	—	—	—
Income/(Loss) before Taxes	$11	$34	$348	$679
Income Tax (benefit)	4	14	139	272
Net Income (loss)	$7	$21	$209	$407

Reconciliation to EBITDA
Net Income (loss)	7	21	209	407
Income Tax (benefit)	4	14	139	272
Interest Expense	—	—	—	—
Other (income) expense	—	—	—	—
Depreciation & Amortization	64	191	254	269
EBITDA	$74	$225	$603	$948

E-2-2

Apex Therapeutic Care, Inc. - Method 2

	3mo ended	9mo ended	FYE 12/31
($ in thousands)	3/31/06	12/31/06	2007	2008

Income Statement

Revenues
Total Revenue	$8,775	$27,640	$38,236	$40,148
Cost of Sales
Total Cost of Sales	6,527	20,562	28,443	29,865
Gross Margin	$2,247	$7,079	$9,793	$10,283
S,G&A
Branch Expenses	792	2,494	3,417	3,552
Sales Expenses	511	1,610	2,206	2,295
Corporate	873	2,752	3,770	3,921
Depreciation & Amortization	57	178	244	254
Total S,G&A (includes D&A)	$2,233	$7,034	$9,637	$10,022

Income/(Loss) from Operations	14	45	156	261

Interest Expense	—	—	—	—
Other income (expense)	—	—	—	—
Income/(Loss) before Taxes	$14	$45	$156	$261
Income Tax (benefit)	6	18	62	104
Net Income (loss)	$9	$27	$94	$157

Reconciliation to EBITDA
Net Income (loss)	9	27	94	157
Income Tax (benefit)	6	18	62	104
Interest Expense	—	—	—	—
Other (income) expense	—	—	—	—
Depreciation & Amortization	57	178	244	254
EBITDA	$71	$223	$400	$515
Charges		—	—	—
Adjusted EBITDA	$71	$223	$400	$515

E-2-3

EXHIBIT E-3

FINANCIAL PROJECTIONS – EBIOCARE

E-3-1

eBioCare.com - Method 2

	3mo ended	9mo ended	FYE 12/31
($ in thousands)	3/31/06	12/31/06	2007	2008

Income Statement

Revenues
Total Revenue	$8,433	$26,563	$36,746	$38,583
Cost of Sales
Total Cost of Sales	6,371	20,070	27,763	29,151
Gross Margin	$2,061	$6,494	$8,983	$9,432
S,G&A
Branch Expenses	448	1,412	1,935	2,012
Sales Expenses	470	1,482	2,029	2,111
Corporate	800	2,521	3,453	3,591
Depreciation & Amortization	9	30	41	43
Total S,G&A (includes D&A)	$1,728	$5,444	$7,458	$7,757

Income/(Loss) from Operations	333	1,050	1,525	1,675

Interest Expense	—	—	—	—
Other income (expense)	—	—	—	—
Income/(Loss) before Taxes	$333	$1,050	$1,525	$1,675
Income Tax (benefit)	133	420	610	670
Net Income (loss)	$200	$630	$915	$1,005

Reconciliation to EBITDA
Net Income (loss)	200	630	915	1,005
Income Tax (benefit)	133	420	610	670
Interest Expense	—	—	—	—
Other (income) expense	—	—	—	—
Depreciation & Amortization	9	30	41	43
EBITDA	$343	$1,079	$1,566	$1,718

E-3-2

EXHIBIT F-1

LIQUIDATION ANALYSIS FOR THE CURATIVE DEBTORS

F-1-1

NOTES TO LIQUIDATION ANALYSIS FOR THE CURATIVE DEBTORS

1.                            General

The Debtors believe that the Plan meets the “best interest of creditors” test as set forth in section 1129(a)(7) of the Bankruptcy Code. There are impaired Classes, certain of which are contemplated to receive recoveries under the Plan. The Debtors believe that the members of each impaired Class will receive at least as much as they would if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  The Debtors believe the Curative Debtors’ liquidation analysis (the “Curative Debtors’ Liquidation Analysis”) and the conclusions set forth herein are fair and accurate, and represent management’s best judgment with regard to the results of a chapter 7 liquidation of the Curative Debtors.

The Curative Debtors’ Liquidation Analysis reflects the estimated cash proceeds, net of liquidation related costs that would be realized if the Curative Debtors were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the Curative Debtors’ Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management of the Curative Debtors, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Curative Debtors and management, and are also based upon assumptions with respect to certain liquidation decisions which could be subject to change.

The Curative Debtors’ Liquidation Analysis was prepared by management of the Curative Debtors.  The Curative Debtors’ Liquidation Analysis is based on the Curative Debtors’ balance sheet as of October 31, 2005.

It is assumed that the liquidation of the Curative Debtors would commence under the direction of a court–appointed trustee and would continue for a period of nine months, during which time all of the Curative Debtors’ major assets would either be sold or conveyed to the respective Lien holders, and the cash proceeds, net of liquidation–related costs, would then be distributed to creditors. In addition, it is assumed that estate assets are, or are made, available to pay costs associated with a liquidation. The liquidation period would allow for the collection of receivables, the sale or return of inventory, the orderly sale of fixed assets, and the orderly wind–down of daily operations. Liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through this orderly disposition.

The Curative Debtors’ Liquidation Analysis assumes the orderly liquidation and wind down of all of the Curative Debtors’ assets.

The Curative Debtors’ Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129.  If a chapter 7 liquidation were pursued for the Curative Debtors, the amount of liquidation value available to unsecured creditors would be reduced (a) by the costs of the liquidation including fees and expenses of the trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the trustee to assist with the liquidation, asset disposition expenses and the carve–out for unpaid professional fees and disbursements from the chapter 7 liquidation (the “Carve–Out”), (b) by the claims of secured creditors to the extent of the value of their collateral except as described herein, and, (c) by the priority and administrative costs and expenses of the chapter 7 estates, including unpaid operating expenses incurred during the chapter 7 liquidation and any accrued and unpaid professional fees in excess of the Carve–Out allowed in the chapter 7 cases.

The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. These priority payments would be made in full before any distribution of proceeds to pay Curative

F-1-2

General Unsecured Claims. The liquidation would likely prompt certain other events to occur including the rejection of remaining executory contracts and unexpired leases. No attempt has been made to estimate additional Curative General Unsecured Claims that may result from such events under a chapter 7 liquidation scenario.

The Curative Debtors’ Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. Estimates for various Classes of Claims are based solely upon the Curative Debtors’ continuing review of the Claims expected to be filed in the chapter 7 liquidation and the Curative Debtors’ books and records. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in this liquidation analysis. In preparing the Curative Debtors’ Liquidation Analysis, the Curative Debtors have projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan.

The Curative Debtors’ Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances, or other causes of action and does not include the estimated costs of pursuing those actions.

UNDERLYING THE CURATIVE DEBTORS’ LIQUIDATION ANALYSIS ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE CURATIVE DEBTORS AND THEIR MANAGEMENT, AND UPON ASSUMPTIONS WITH RESPECT TO LIQUIDATION DECISIONS THAT COULD BE SUBJECT TO CHANGE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE CURATIVE DEBTORS’ LIQUIDATION ANALYSIS WOULD BE REALIZED IN THE EVENT OF SUCH LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

2.                            Cash

Cash includes both cash and cash equivalents. To the extent they exist, cash equivalents comprise all highly liquid debt instruments with a maturity of three months or less at the date of purchase.

3.                            Net Accounts Receivable

Net Accounts Receivable primarily consists of various customer and trade receivables. Specialty Infusion’s receivables consist of amounts due from various payors, including government programs such as Medicare and Medicaid, insurance companies, retail pharmacies and self-pay patient accounts. Wound Care Management’s receivables are from hospital partners under contractual management service agreements.  Estimated proceeds realized from accounts receivable under a liquidation are based upon management’s assessment of the Curative Debtors’ ability to collect those receivables taking into consideration the composition of accounts receivable and the impacts that any supply interruption to customers as a result of a chapter 7 would likely have on the recovery of those receivables. Based on management’s estimates, the blended recovery for accounts receivable is projected to be 60% to 70%.  Management estimates that the collection of accounts receivable would take approximately 9 months.

4.                            Other Receivables, non Accounts Receivable

Other Receivables consists of tax refunds and other miscellaneous receivables.  Based on management’s estimates, the recovery for other receivables is projected to be 60% to 70%.

F-1-3

5.                            Inventories

Inventories consist primarily of intravenous and injectable biopharmaceutical and compounded pharmaceutical products held for use in the ordinary course of business. Estimated proceeds from the sale of inventory on hand as of the liquidation date are based upon management’s best estimate of the net value realized from the sale of such inventory.  Based on management’s estimates, the blended recovery for inventories is projected to be 50% to 60%.  Management estimates that the liquidation of inventories would take approximately 6 months.

6.                            Prepaid Expenses

Prepaid Expenses consist primarily of service contracts and prepaid insurance.  Based on management’s estimates, the blended recovery for Prepaid Expenses is projected to be 40% to 50%.

7.                            Deposits

Deposits consist primarily of deposits with vendors, suppliers, landlords and utilities which are required in the ordinary course of business.  Based on management’s estimates, the blended recovery for Deposits is projected to be 40% to 50%.

8.                            Other Current Assets

Other Current Assets primarily consist of miscellaneous other assets. Management has reviewed the individual components of this category and has estimated that Other Current Assets have no liquidation recovery value.

9.                            Net Fixed Assets

Net Fixed Assets consist of machinery and equipment, office, furniture and fixtures, leasehold improvements, and maintenance supplies.  The liquidation recovery on machinery and equipment was based on an orderly liquidation valuation, reflecting management’s best estimate.  Based on management’s estimates, the blended recovery for Net Fixed Assets is projected to be 10% to 40%.

10.                     Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired in past transactions, and is estimated to have no liquidation recovery value.

11.                     Tradenames

Tradenames consist of trademarks used in the business and are estimated to have no liquidation recovery value.

12.                     Net Intangibles

Net Intangibles consist of separately identifiable intangibles, such as pharmacy and customer relationships and covenants not to compete and are estimated to have no liquidation recovery value.

13.                     Other Assets

Other Assets primarily consist of unamortized bond and financing fees and are estimated to have no liquidation recovery value.  In addition, the Company has not included any recoveries in favor of the Company from pending litigation as such recoveries, if any, cannot be determined at this time.

F-1-4

14.                     Wind Down Costs

Wind Down Costs consist of salaries, estimated severance, overhead and other related costs to be incurred during the chapter 7 liquidation period. Management assumes that the liquidation would occur over a 9–month period and that such expenses, costs and overhead would likely decrease over time.  Management estimates that the sale of inventory would require 3 people over a period of 6 months at an estimated cost of approximately $0.3 million and the sale of accounts receivable would require 25 people over a period of 9 months at an estimated cost of approximately $2.06 million.

15.                     Other Professional Fees

During the liquidation period, it will be necessary for the Curative Debtors’ estates to engage the services of various professionals to assist in the estate’s liquidation including, but not necessarily limited to, counsel, accountants, financial advisors, investment bankers and brokers. Other Professional Fees also includes the Carve–Out. Other Professional Fees are estimated at $0.9 million, which equates to approximately $0.1 million per month.

16.                     Chapter 7 Trustee Fees

Compensation for the chapter 7 trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, management has assumed trustee fees of 3.0% of the proceeds recovered from non–cash assets in the liquidation.

17.                     Secured Claims

For purposes of the Curative Debtors’ Liquidation Analysis, management has assumed that Secured Claims will consist of the estimated Existing Credit Facility and drawn letters of credit. The Existing Credit Facility is assumed to have an estimated balance of $35 million as of the Petition Date.  It is assumed that 100% of the $3.2 million in letters of credit outstanding are drawn.  These Claims, solely for purposes of this liquidation analysis, are assumed paid on a pro rata basis from the net liquidation proceeds.  Total Estimated Secured Claims are approximately $38 million. The projected hypothetical recovery for the estimated Secured Claims is 100%.

18.                     Curative General Unsecured Claims

It should be noted that the Curative Debtors’ Liquidation Analysis does not attempt to estimate potential additional Curative General Unsecured Claims that would likely arise as a result of the rejection of remaining executory contracts and leases, and the failure of the Curative Debtors to perform under existing contracts with its customers. Such additional claims would likely result from a cessation of operations as contemplated herein and would likely be substantial in amount.  The Curative Rejection Claims include known rejection damages and sublessee’s security deposits as of the Petition Date less security deposits held by landlords but do not include any potential mitigation to these claims.  Total Curative General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after the payment of all other Claims. Curative General Unsecured Claims are estimated to be $205 million. The projected Hypothetical Recovery for the estimated Curative General Unsecured Claims is approximately 2.8%.

F-1-5

Curative Debtors' Liquidation Analysis

		Projected								Midpoint
		BV as of								Estimated
		10/31/2005	Estimated			Estimated				Liquidation
(US$mm)		(unaudited)	Recovery Rate			Liquidation Value				Value
Statement of assets
Cash	2	$0.959	100.0%	-	100.0%	$0.959	-		$0.959	$0.959
Accounts receivable, net	3	57.087	60.0%	-	70.0%	34.252	-		39.961	37.107
Other receivables - non AR	4	2.188	60.0%	-	70.0%	1.313	-		1.532	1.422
Inventory	5	9.065	50.0%	-	60.0%	4.532	-		5.439	4.986
Prepaids	6	2.249	40.0%	-	50.0%	0.900	-		1.125	1.012
Deposits	7	0.692	40.0%	-	50.0%	0.277	-		0.346	0.311
Other current assets	8	0.003	0.0%	-	0.0%	0.000	-		0.000	0.000
Fixed assets, net	9	11.300	10.0%	-	40.0%	1.130	-		4.520	2.825
Goodwill	10	28.645	0.0%	-	0.0%	0.000	-		0.000	0.000
Tradenames	11	1.271	0.0%	-	0.0%	0.000	-		0.000	0.000
Intangibles, net	12	18.733	0.0%	-	0.0%	0.000	-		0.000	0.000
Other assets	13	10.652	0.0%	-	0.0%	0.000	-		0.000	0.000
Total assets		$142.845				$43.363			$53.881	$48.622

Net estimated proceeds available for distribution										$48.622
Less costs associated with liquidation:
Wind down costs	14					(2.360)		-	(2.360)	(2.360)
Other professional fees	15					(0.900)		-	(0.900)	(0.900)
Chapter 7 Trustee fees	16					(1.272)		-	(1.588)	(1.430)

Net estimated proceeds available for creditor distribution										$43.932

Less Secured Claims:	17
Existing Credit Facility (1)										(35.000)
Drawn Letters of Credit										(3.150)

Hypothetical Recovery%										100.0%

Net estimated proceeds available after secured claims										$5.782

Less Curative Unsecured Claims	18
Senior Note Claims										(185.000)
Accrued Interest on Senior Note Claims [2]										(16.407)
Curative Rejection Claims										(0.577)
Other Curative General Unsecured Claims										(3.310)

Hypothetical Recovery%										2.8%

Note:

1 Or DIP facility if applicable

2 Assumes Petition Date of February 28, 2006

F-1-6

EXHIBIT F-2

LIQUIDATION ANALYSIS - APEX

F-2-1

NOTES TO APEX LIQUIDATION ANALYSIS

The Company also has considered a liquidation analysis for Apex on a stand alone basis (the “Apex Liquidation Analysis”).  The assumptions to calculate an approximate value for net proceeds available for distribution for the subsidiaries are substantially the same as those used for the Curative Debtors’ Liquidation Analysis as outlined above.

1.                            General

The Debtors believe that the Plan meets the “best interest of creditors” test as set forth in section 1129(a)(7) of the Bankruptcy Code. There are impaired Classes, certain of which are contemplated to receive recoveries under the Plan. The Debtors believe that the members of each impaired Class will receive at least as much as they would if Apex was liquidated under chapter 7 of the Bankruptcy Code.  The Debtors believe the Apex Liquidation Analysis and the conclusions set forth herein are fair and accurate, and represent management’s best judgment with regard to the results of a chapter 7 liquidation of Apex.

The Apex Liquidation Analysis reflects the estimated cash proceeds, net of liquidation related costs that would be realized if Apex were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the Apex Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management of Apex, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of Apex and management, and are also based upon assumptions with respect to certain liquidation decisions which could be subject to change.

The Apex Liquidation Analysis was prepared by management of Apex.  The Apex Liquidation Analysis is based on the Apex balance sheet as of October 31, 2005.

It is assumed that the liquidation of Apex would commence under the direction of a court–appointed trustee and would continue for a period of nine months, during which time all of Apex’s major assets would either be sold or conveyed to the respective Lien holders, and the cash proceeds, net of liquidation–related costs, would then be distributed to creditors. In addition, it is assumed that estate assets are, or are made, available to pay costs associated with a liquidation. The liquidation period would allow for the collection of receivables, the sale or return of inventory, the orderly sale of fixed assets, and the orderly wind–down of daily operations. Liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through this orderly disposition.

The Apex Liquidation Analysis assumes the orderly liquidation and wind down of all Apex’s assets.

The Apex Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129. If a chapter 7 liquidation were pursued for Apex, the amount of liquidation value available to unsecured creditors would be reduced (a) by the costs of the liquidation including fees and expenses of the trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the trustee to assist with the liquidation, asset disposition expenses and the carve–out for unpaid professional fees and disbursements from the chapter 7 liquidation (the “Apex Carve–Out”), (b) by the claims of secured creditors to the extent of the value of their collateral except as described herein, and, (c) by the priority and administrative costs and expenses of the chapter 7 estates, including unpaid operating expenses incurred during the chapter 7 liquidation and any accrued and unpaid professional fees in excess of the Apex Carve–Out allowed in the chapter 7 cases.

The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. These priority payments would be made in full before any distribution of proceeds to pay Apex General

F-2-2

Unsecured Claims or to make distributions in respect of Equity Interests in Apex. The liquidation would likely prompt certain other events to occur including the rejection of remaining executory contracts and unexpired leases. No attempt has been made to estimate additional Apex General Unsecured Claims that may result from such events under a chapter 7 liquidation scenario.

The Apex Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. Estimates for various Classes of Claims are based solely upon the Debtors’ continuing review of the Claims expected to be filed in the Chapter 11 Cases and the Debtors’ books and records. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in this liquidation analysis. In preparing the Apex Liquidation Analysis, the Debtors have projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan.

The Apex Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances, or other causes of action and does not include the estimated costs of pursuing those actions.

UNDERLYING THE APEX LIQUIDATION ANALYSIS ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS AND ITS MANAGEMENT, AND UPON ASSUMPTIONS WITH RESPECT TO LIQUIDATION DECISIONS THAT COULD BE SUBJECT TO CHANGE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE APEX LIQUIDATION ANALYSIS WOULD BE REALIZED IN THE EVENT OF SUCH LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

2.                            Cash

Cash includes both cash and cash equivalents. To the extent they exist, cash equivalents comprise all highly liquid debt instruments with a maturity of three months or less at the date of purchase.

3.                            Net Accounts Receivable

Net Accounts Receivable primarily consists of various customer and trade receivables.  Estimated proceeds realized from accounts receivable under a liquidation are based upon management’s assessment of Apex’s ability to collect those receivables taking into consideration the composition of accounts receivable and the impacts that any supply interruption to customers as a result of a chapter 7 would likely have on the recovery of those receivables. Based on management’s estimates, the blended recovery for accounts receivable is projected to be 60% to 70%.  Management estimates that the collection of accounts receivable would take approximately 9 months.

4.                            Other Receivables, non Accounts Receivable

Other Receivables consists of tax refunds and other miscellaneous receivables.  Based on management’s estimates, the recovery for other receivables is projected to be 60% to 70%.

5.                            Inventories

Inventories consist primarily of intravenous and injectable biopharmaceutical and compounded pharmaceutical products held for use in the ordinary course of business. Estimated proceeds from the sale of inventory on hand as of the liquidation date are based upon management’s best estimate of the net value realized from the sale of such

F-2-3

inventory.  Based on management’s estimates, the blended recovery for inventories is projected to be 50% to 60%.  Management estimates that the liquidation of inventories would take approximately 6 months.

6.         Prepaid Expenses

Prepaid Expenses consist primarily of service contracts and prepaid insurance.  Based on management’s estimates, the blended recovery for Prepaid Expenses is projected to be 40% to 50%.

7.         Deposits

Deposits consist primarily of deposits with vendors, suppliers, landlords and utilities which are required in the ordinary course of business. Based on management’s estimates, the blended recovery for Deposits is projected to be 40% to 50%.

8.         Other Current Assets

Other Current Assets primarily consist of miscellaneous other assets. Management has reviewed the individual components of this category and has estimated that Other Current Assets have no liquidation recovery value.

9.         Net Fixed Assets

Net Fixed Assets consist of machinery and equipment, office, furniture and fixtures, leasehold improvements, and maintenance supplies.  The liquidation recovery on these assets was based on an orderly liquidation valuation, reflecting management’s best estimate.  Based on management’s estimates, the blended recovery for Net Fixed Assets is projected to be 10% to 40%.

10.       Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired in past transactions, and is estimated to have no liquidation recovery value.

11.       Tradenames

Tradenames consist of trademarks used in the business and are estimated to have no liquidation recovery value.

12.       Net Intangibles

Net Intangibles consist of separately identifiable intangibles, such as pharmacy and customer relationships and covenants not to compete and are estimated to have no liquidation recovery value.

13.       Other Assets

Other Assets primarily consist of unamortized bond and financing fees and are estimated to have no liquidation recovery value.  In addition, the Company has not included any recoveries in favor of the Company from pending litigation as such recoveries, if any, cannot be determined at this time.

14.       Wind Down Costs

Wind Down Costs consist of salaries, estimated severance, overhead and other related costs to be incurred during the chapter 7 liquidation period. Management assumes that the liquidation would occur over a 9–month period and that

F-2-4

such expenses, costs and overhead would likely decrease over time.  Management estimates that wind down costs for Apex would be approximately $0.4 million.

15.       Other Professional Fees

During the liquidation period, it will be necessary for Apex’s estate to engage the services of various professionals to assist in the estate’s liquidation including, but not necessarily limited to, counsel, accountants, financial advisors, investment bankers and brokers. Other Professional Fees also includes the Apex Carve–Out. Other Professional Fees are estimated at $0.2 million.

16.       Chapter 7 Trustee Fees

Compensation for the chapter 7 trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, management has assumed trustee fees of 3.0% of the proceeds recovered from non–cash assets in the liquidation.

17.       Apex Secured Claims

To calculate claims against proceeds available for distribution, three allocation methods were used.  Each method assumes a different allocation of the Existing Credit Facility and related drawn letters of credit:  (1) 100% of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against Apex, (2) none of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against Apex and (3) a pro—rata portion (calculated as the proportion of the estimated liquidation value of Apex to the total estimated liquidation value of the Curative Debtors plus the estimated liquidation value of Apex plus the estimated liquidation value of eBioCare) of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against Apex.

18.       Apex General Unsecured Claims

It should be noted that the Apex Liquidation Analysis does not attempt to estimate potential additional Apex General Unsecured Claims that would likely arise as a result of the rejection of remaining executory contracts and leases, and the failure of Apex to perform under existing contracts with its customers. Such additional claims would likely result from a cessation of operations as contemplated herein and would likely be substantial in amount.  The Apex Rejection Claims include known rejection damages and sublessee’s security deposits as of the Petition Date less security deposits held by landlords but do not include any potential mitigation to these claims.  Total Apex General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after the payment of all other Claims.  Apex General Unsecured Claims are estimated to be $241 million, including approximately $39 million related to the Pharmacy Claims.

F-2-5

Apex Liquidation Analysis - 100% credit facility allocation

		Projected							Midpoint
		BV as of							Estimated
		10/31/2005	Estimated			Estimated			Liquidation
(US$mm)		(unaudited)	Recovery Rate			Liquidation Value			Value
Statement of assets
Cash	2	$0.420	100.0%	-	100.0%	$0.420	-	$0.420	$0.420
Accounts receivable, net	3	16.479	60.0%	-	70.0%	9.887	-	11.535	10.711
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	4.258	50.0%	-	60.0%	2.129	-	2.555	2.342
Prepaids	6	0.003	40.0%	-	50.0%	0.001	-	0.001	0.001
Deposits	7	0.059	40.0%	-	50.0%	0.023	-	0.029	0.026
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.601	10.0%	-	40.0%	0.060	-	0.240	0.150
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.269	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.067	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$22.154				$12.520		$14.781	$13.651

Net estimated proceeds available for distribution									$13.651
Less costs associated with liquidation:
Wind down costs	14					(0.400)	-	(0.400)	(0.400)
Other professional fees	15					(0.200)	-	(0.200)	(0.200)
Chapter 7 Trustee fees	16					(0.363)	-	(0.431)	(0.397)

Net estimated proceeds available for creditor distribution									$12.654

Less secured claims:	17
Existing Credit Facility (1)									(35.000)
Drawn Letters of Credit									(3.150)

Hypothetical Recovery%									33.2%

Net estimated proceeds available after secured claims									$0.000

Less Apex Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
Apex Rejection Claims									(0.331)
Apex Litigation Claims									(39.300)

Hypothetical Recovery%									0.0%

Note:

(1) Or DIP facility if applicable

(2) Assumes Petition Date of February 28, 2006

F-2-6

Apex Liquidation Analysis - no credit facility allocation

									Midpoint
		Projected							Estimated
		BV as of	Estimated			Estimated			Liquidation
(US$mm)		10/31/2005	Recovery Rate			Liquidation Value			Value
		(unaudited)
Statement of assets

Cash	2	$0.420	100.0%	-	100.0%	$0.420	-	$0.420	$0.420
Accounts receivable, net	3	16.479	60.0%	-	70.0%	9.887	-	11.535	10.711
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	4.258	50.0%	-	60.0%	2.129	-	2.555	2.342
Prepaids	6	0.003	40.0%	-	50.0%	0.001	-	0.001	0.001
Deposits	7	0.059	40.0%	-	50.0%	0.023	-	0.029	0.026
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.601	10.0%	-	40.0%	0.060	-	0.240	0.150
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.269	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.067	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$22.154				$12.520		$14.781	$13.651

Net estimated proceeds available for distribution									$13.651
Less costs associated with liquidation:
Wind down costs	14					(0.400)	-	(0.400)	(0.400)
Other professional fees	15					(0.200)	-	(0.200)	(0.200)
Chapter 7 Trustee fees	16					(0.363)	-	(0.431)	(0.397)

Net estimated proceeds available for creditor distribution									$12.654

Less Apex General Unsecured Claims	17
Existing Credit Facility (1)									0.000
Drawn Letters of Credit									0.000

Hypothetical Recovery%									na

Net estimated proceeds available after secured claims									$12.654

Less Apex Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
Apex Rejection Claims									(0.331)
Apex Litigation Claims									(39.300)

Hypothetical Recovery%									5.2%

Note:

1  Or DIP facility if applicable

2  Assumes Petition Date of February 28, 2006

F-2-7

Apex Liquidation Analysis - pro rata credit facility allocation

									Midpoint
		Projected							Estimated
		BV as of	Estimated			Estimated			Liquidation
(US$mm)		10/31/2005	Recovery Rate			Liquidation Value			Value
		(unaudited)
Statement of assets
Cash	2	$0.420	100.0%	-	100.0%	$0.420	-	$0.420	$0.420
Accounts receivable, net	3	16.479	60.0%	-	70.0%	9.887	-	11.535	10.711
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	4.258	50.0%	-	60.0%	2.129	-	2.555	2.342
Prepaids	6	0.003	40.0%	-	50.0%	0.001	-	0.001	0.001
Deposits	7	0.059	40.0%	-	50.0%	0.023	-	0.029	0.026
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.601	10.0%	-	40.0%	0.060	-	0.240	0.150
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.269	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.067	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$22.154				$12.520		$14.781	$13.651

Net estimated proceeds available for distribution									$13.651
Less costs associated with liquidation:
Wind down costs	14					(0.400)	-	(0.400)	(0.400)
Other professional fees	15					(0.200)	-	(0.200)	(0.200)
Chapter 7 Trustee fees	16					(0.363)	-	(0.431)	(0.397)

Net estimated proceeds available for creditor distribution									$12.654

Less secured claims:	17
Existing Credit Facility (1)									(7.664)
Drawn Letters of Credit									(0.690)

Hypothetical Recovery%									100.0%

Net estimated proceeds available after secured claims									$4.300

Less Apex Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
Apex Rejection Claims									(0.331)
Apex Litigation Claims									(39.300)
									1.8%
Hypothetical Recovery%

Note:

(1) Or DIP facility if applicable

(2) Assumes Petition Date of February 28, 2006

F-2-8

EXHIBIT F-3

LIQUIDATION ANALYSIS - EBIOCARE

F-3-1

NOTES TO EBIOCARE LIQUIDATION ANALYSIS

The Company also has considered a liquidation analysis for eBioCare on a stand alone basis (the “eBioCare Liquidation Analysis”).  The assumptions to calculate an approximate value for net proceeds available for distribution for the subsidiaries are substantially the same as those used for the Curative Debtors’ Liquidation Analysis as outlined above.

1.         General

The Debtors believe that the Plan meets the “best interest of creditors” test as set forth in section 1129(a)(7) of the Bankruptcy Code. There are impaired Classes, certain of which are contemplated to receive recoveries under the Plan. The Debtors believe that the members of each impaired Class will receive at least as much as they would if eBioCare was liquidated under chapter 7 of the Bankruptcy Code. Notwithstanding, the Debtors believe eBioCare Liquidation Analysis and the conclusions set forth herein are fair and accurate, and represent management’s best judgment with regard to the results of a chapter 7 liquidation of eBioCare.

The eBioCare Liquidation Analysis reflects the estimated cash proceeds, net of liquidation related costs that would be realized if eBioCare were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the eBioCare Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management of the eBioCare, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and management, and are also based upon assumptions with respect to certain liquidation decisions which could be subject to change.

The eBioCare Liquidation Analysis was prepared by management of eBioCare.  The eBioCare Liquidation Analysis is based on eBioCare balance sheet as of October 31, 2005.

It is assumed that the liquidation of eBioCare would commence under the direction of a court–appointed trustee and would continue for a period of nine months, during which time all of eBioCare’s major assets would either be sold or conveyed to the respective Lien holders, and the cash proceeds, net of liquidation–related costs, would then be distributed to creditors. In addition, it is assumed that estate assets are, or are made, available to pay costs associated with a liquidation. The liquidation period would allow for the collection of receivables, the sale or return of inventory, the orderly sale of fixed assets, and the orderly wind–down of daily operations. Liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through this orderly disposition.

The eBioCare Liquidation Analysis assumes the orderly liquidation and wind down of all of eBioCare’s assets.

The eBioCare Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129. If a chapter 7 liquidation were pursued for eBioCare, the amount of liquidation value available to unsecured creditors would be reduced (a) by the costs of the liquidation including fees and expenses of the trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the trustee to assist with the liquidation, asset disposition expenses and the carve–out for unpaid professional fees and disbursements from the chapter 7 liquidation (the “eBioCare Carve–Out”), (b) by the claims of secured creditors to the extent of the value of their collateral except as described herein, and, (c) by the priority and administrative costs and expenses of the chapter 7 estates, including unpaid operating expenses incurred during the chapter 7 liquidation and any accrued and unpaid professional fees in excess of the eBioCare Carve–Out allowed in the chapter 7 cases.

F-3-2

The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. These priority payments would be made in full before any distribution of proceeds to pay eBioCare General Unsecured Claims or to make distributions in respect of Equity Interests in eBioCare. The liquidation would likely prompt certain other events to occur including the rejection of remaining executory contracts and unexpired leases. No attempt has been made to estimate additional eBioCare General Unsecured Claims that may result from such events under a chapter 7 liquidation scenario.

The eBioCare Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. Estimates for various Classes of Claims are based solely upon the Debtors’ continuing review of the Claims expected to be filed in the Chapter 11 Cases and the Debtors’ books and records. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in this liquidation analysis. In preparing the eBioCare Liquidation Analysis, the Debtors have projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan.

The eBioCare Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances, or other causes of action and does not include the estimated costs of pursuing those actions.

UNDERLYING THE EBIOCARE LIQUIDATION ANALYSIS ARE A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS AND ITS MANAGEMENT, AND UPON ASSUMPTIONS WITH RESPECT TO LIQUIDATION DECISIONS THAT COULD BE SUBJECT TO CHANGE. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE EBIOCARE LIQUIDATION ANALYSIS WOULD BE REALIZED IN THE EVENT OF SUCH LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

2.         Cash

Cash includes both cash and cash equivalents. To the extent they exist, cash equivalents comprise all highly liquid debt instruments with a maturity of three months or less at the date of purchase.

3.         Net Accounts Receivable

Net Accounts Receivable primarily consists of various customer and trade receivables.  Estimated proceeds realized from accounts receivable under a liquidation are based upon management’s assessment of eBioCare’s ability to collect those receivables taking into consideration the composition of accounts receivable and the impacts that any supply interruption to customers as a result of a chapter 7 would likely have on the recovery of those receivables. Based on management’s estimates, the blended recovery for accounts receivable is projected to be 60% to 70%.  Management estimates that the collection of accounts receivable would take approximately 9 months.

4.         Other Receivables, non Accounts Receivable

Other Receivables consists of tax refunds and other miscellaneous receivables.  Based on management’s estimates, the recovery for other receivables is projected to be 60% to 70%.

F-3-3

5.         Inventories

Inventories consist primarily of intravenous and injectable biopharmaceutical and compounded pharmaceutical products held for use in the ordinary course of business. Estimated proceeds from the sale of inventory on hand as of the liquidation date are based upon management’s best estimate of the net value realized from the sale of such inventory Based on management’s estimates, the blended recovery for inventories is projected to be 50% to 60%.  Management estimates that the liquidation of inventories would take approximately 6 months.

6.         Prepaid Expenses

Prepaid Expenses consist primarily of service contracts and prepaid insurance.  Based on management’s estimates, the blended recovery for Prepaid Expenses is projected to be 40% to 50%.

7.         Deposits

Deposits consist primarily of deposits with vendors, suppliers, landlords and utilities which are required in the ordinary course of business. Based on management’s estimates, the blended recovery for Deposits is projected to be 40% to 50%.

8.         Other Current Assets

Other Current Assets primarily consist of miscellaneous other assets. Management has reviewed the individual components of this category and has estimated that Other Current Assets have no liquidation recovery value.

9.         Net Fixed Assets

Net Fixed Assets consist of machinery and equipment, office, furniture and fixtures, leasehold improvements, and maintenance supplies.  The liquidation recovery on these assets was based on an orderly liquidation valuation, reflecting management’s best estimate.  Based on management’s estimates, the blended recovery for Net Fixed Assets is projected to be 10% to 40%.

10.       Goodwill

Goodwill represents the excess of purchase price over the fair value of net assets acquired in past transactions, and is estimated to have no liquidation recovery value.

11.       Tradenames

Tradenames consist of trademarks used in the business and are estimated to have no liquidation recovery value.

12.       Net Intangibles

Net Intangibles consist of separately identifiable intangibles, such as pharmacy and customer relationships and covenants not to compete and are estimated to have no liquidation recovery value.

13.       Other Assets

Other Assets primarily consist of unamortized bond and financing fees and are estimated to have no liquidation recovery value.  In addition, the Company has not included any recoveries in favor of the Company from pending litigation as such recoveries, if any, cannot be determined at this time.

F-3-4

14.       Wind Down Costs

Management estimates that there would be de minimis wind down costs associated with eBioCare.

15.       Other Professional Fees

During the liquidation period, it will be necessary for eBioCare’s estate to engage the services of various professionals to assist in the estate’s liquidation including, but not necessarily limited to, counsel, accountants, financial advisors, investment bankers and brokers. Other Professional Fees also includes the eBioCare Carve–Out. Other Professional Fees are estimated at $0.025 million.

16.       Chapter 7 Trustee Fees

Compensation for the chapter 7 trustee will be limited to fee guidelines in section 326 of the Bankruptcy Code. For purposes of this analysis, management has assumed trustee fees of 3.0% of the proceeds recovered from non–cash assets in the liquidation.

17.       eBioCare Secured Claims

To calculate claims against proceeds available for distribution, three allocation methods were used.  Each method assumes a different allocation of the Existing Credit Facility and related drawn letters of credit:  (1) 100% of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against eBioCare, (2) none of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against eBioCare and (3) a pro—rata portion (calculated as the proportion of the estimated liquidation value of eBioCare to the percent of the total estimated liquidation value of the Curative Debtors plus the estimated liquidation value of Apex plus the estimated liquidation value of eBioCare) of the Existing Credit Facility and drawn letters of credit are assumed to be secured claims against eBioCare.

18.       eBioCare General Unsecured Claims

It should be noted that the eBioCare Liquidation Analysis does not attempt to estimate potential additional eBioCare General Unsecured Claims that would likely arise as a result of the rejection of remaining executory contracts and leases, and the failure of eBioCare to perform under existing contracts with its customers. Such additional claims would likely result from a cessation of operations as contemplated herein and would likely be substantial in amount.  The eBioCare Rejection Claims include known rejection damages and sublessee’s security deposits as of the Petition Date less security deposits held by landlords but do not include any potential mitigation to these claims.  Total eBioCare General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after the payment of all other Claims. eBioCare General Unsecured Claims are estimated to be $203 million, including approximately $1 million related to certain of the Pharmacy Claims.

F-3-5

eBioCare Liquidation Analysis - 100% credit facility allocation

									Midpoint
		Projected							Estimated
		BV as of	Estimated			Estimated			Liquidation
(US$mm)		10/31/2005	Recovery Rate			Liquidation Value			Value
		(unaudited)
Statement of assets
Cash	2	$0.059	100.0%	-	100.0%	$0.059	-	$0.059	$0.059
Accounts receivable, net	3	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	0.000	50.0%	-	60.0%	0.000	-	0.000	0.000
Prepaids	6	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Deposits	7	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.033	10.0%	-	40.0%	0.003	-	0.013	0.008
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.026	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.034	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$0.152				$0.062		$0.072	$0.067

Net estimated proceeds available for distribution									$0.067
Less costs associated with liquidation:
Wind down costs	14					0.000	-	0.000	0.000
Other professional fees	15					(0.025)	-	(0.025)	(0.025)
Chapter 7 Trustee fees	16					(0.000)	-	(0.000)	(0.000)

Net estimated proceeds available after superpriority administrative claims									$0.042

Less secured claims:	17
Existing Credit Facility (1)									(35.000)
Drawn Letters of Credit									(3.150)

Hypothetical Recovery %									0.1%

Net estimated proceeds available after secured claims									$0.000

Less eBioCare Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
eBioCare Rejection Claims									(0.251)
eBioCare Litigation Claims									(1.103)

Hypothetical Recovery %									0.0%

Note:

(1) Or DIP facility if applicable

(2) Assumes Petition Date of February 28, 2006

F-3-6

eBioCare Liquidation Analysis - no credit facility allocation

									Midpoint
		Projected							Estimated
		BV as of	Estimated			Estimated			Liquidation
(US$mm)		10/31/2005	Recovery Rate			Liquidation Value			Value
		(unaudited)
Statement of assets
Cash	2	$0.059	100.0%	-	100.0%	$0.059	-	$0.059	$0.059
Accounts receivable, net	3	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	0.000	50.0%	-	60.0%	0.000	-	0.000	0.000
Prepaids	6	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Deposits	7	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.033	10.0%	-	40.0%	0.003	-	0.013	0.008
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.026	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.034	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$0.152				$0.062		$0.072	$0.067

Net estimated proceeds available for distribution									$0.067
Less costs associated with liquidation:
Wind down costs	14					0.000	-	0.000	0.000
Other professional fees	15					(0.025)	-	(0.025)	(0.025)
Chapter 7 Trustee fees	16					(0.000)	-	(0.000)	(0.000)

Net estimated proceeds available after superpriority administrative claims									$0.042

Less secured claims:	17
Existing Credit Facility (1)									0.000
Drawn Letters of Credit									0.000

Hypothetical Recovery %									na

Net estimated proceeds available after secured claims									$0.042

Less eBioCare Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
eBioCare Rejection Claims									(0.251)
eBioCare Litigation Claims									(1.103)

Hypothetical Recovery %									0.0%

Note:

(1) Or DIP facility if applicable

(2) Assumes Petition Date of February 28, 2006

F-3-7

eBioCare Liquidation Analysis - pro rata credit facility allocation

									Midpoint
		Projected							Estimated
		BV as of	Estimated			Estimated			Liquidation
(US$mm)		10/31/2005	Recovery Rate			Liquidation Value			Value
		(unaudited)
Statement of assets
Cash	2	$0.059	100.0%	-	100.0%	$0.059	-	$0.059	$0.059
Accounts receivable, net	3	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Other receivables - non AR	4	0.000	60.0%	-	70.0%	0.000	-	0.000	0.000
Inventory	5	0.000	50.0%	-	60.0%	0.000	-	0.000	0.000
Prepaids	6	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Deposits	7	0.000	40.0%	-	50.0%	0.000	-	0.000	0.000
Other current assets	8	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Fixed assets, net	9	0.033	10.0%	-	40.0%	0.003	-	0.013	0.008
Goodwill	10	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Tradenames	11	0.026	0.0%	-	0.0%	0.000	-	0.000	0.000
Intangibles, net	12	0.034	0.0%	-	0.0%	0.000	-	0.000	0.000
Other assets	13	0.000	0.0%	-	0.0%	0.000	-	0.000	0.000
Total assets		$0.152				$0.062		$0.072	$0.067

Net estimated proceeds available for distribution									$0.067
Less costs associated with liquidation:
Wind down costs	14					0.000	-	0.000	0.000
Other professional fees	15					(0.025)	-	(0.025)	(0.025)
Chapter 7 Trustee fees	16					(0.000)	-	(0.000)	(0.000)

Net estimated proceeds available after superpriority administrative claims									$0.042

Less secured claims:	17
Existing Credit Facility (1)									(0.038)
Drawn Letters of Credit									(0.003)

Hypothetical Recovery %									100.0%

Net estimated proceeds available after secured claims									$0.0001

Less eBioCare Unsecured Claims	18
Senior Note Claims									(185.000)
Accrued Interest on Senior Note Claims (2)									(16.407)
eBioCare Rejection Claims									(0.251)
eBioCare Litigation Claims									(1.103)

Hypothetical Recovery %									0.0%

Note:

(1) Or DIP facility if applicable

(2) Assumes Petition Date of February 28, 2006

F-3-8

EXHIBIT G

RECOVERY ANALYSIS

Curative Health Services, Inc.

Recovery Analysis

(US$mm)

Plan Value

Plan Value	$155.000
Less:
Exit Financing (1)	$35.000
New Debt	30.000
Apex Unsecured Note (2)	2.080
eBioCare Unsecured Note (2)	0.079
Curative Unsecured Note (2)	2.178
Implied Equity Value	$85.663

	At Emergence	%	New Options	%
New CURE Stock
Senior Noteholders	17.521	96.8%	17.521	87.6%
McConnell Stock	0.079	0.4%	0.079	0.4%
Restricted Stock	0.500	2.8%	0.500	2.5%
New Options	—	—%	1.900	9.5%
Total New CURE Stock Outstanding	18.100		20.000

Implied Share Price	$4.73

Senior Noteholder Recovery
Cash Consideration	27.750
New CURE Stock	82.921
Total Consideration to Senior Noteholders	$110.671

Noteholder Claims
Senior Note Claims	185.000
Accrued Interest on Senior Note Claims (3)	16.4072
Total Senior Noteholder Claims	$201.407

Senior Noteholder Recovery (principal + accrued)	54.9%
Senior Noteholder Recovery (principal only)	59.8%

New CURE Stock price for 100% Recovery to Senior Noteholders (principal + accrued)			$9.91
New CURE Stock price for 100% Recovery to Senior Noteholders (principal only)			$8.98

Notes:

(1)   Does not include undrawn letters of credit

(2)   Assumes Classes 4, 11, and 18 vote to accept the Plan and no holder of an Allowed Claim in such classes elects to receive the Curative Discounted Cash Payment, Apex Discounted Cash Payment, or eBioCare Discounted Cash Payment, as applicable

(3)   Assumes Petition Date of February 28, 2006

Curative Health Services, Inc.

Recovery Analysis - Calculations for Unsecured Notes

(US$mm)

Curative Claim Calculation
Curative Debtors Valuation	$155.000
less: Apex Valuation (low end)	1.797
less: eBioCare Valuation (low end)	0.042
Curative Debtors Valuation	$153.161
less: DIP Facility (1)	38.150
Value Available to Curative Unsecured Claims	$115.011

Curative Unsecured Claims
Senior Note Claims	185.000
Accrued Interest on Senior Note Claims (2)	16.407
Apex Note	1.540
Curative Rejection Claims (3)	0.577
Curative Litigation Claims	1.770
Total Curative Unsecured Claims	$205.294
Total Curative General Unsecured Claims	3.887

Implied Recovery	56.0%
Curative Unsecured Note	$2.178

Apex Claim Calculation
Apex Valuation (high end)	12.654
Apex Unsecured Claims
Senior Note Guarantee Claims	185.000
Accrued Interest on Senior Note Guarantee Claims (2)	16.407
Apex Rejection Claims (3)	0.331
Apex Litigation Claims	39.300
Total Claims Against Apex	$241.038
Total Apex General Unsecured Claims	39.631

Implied Recovery	5.2%
Apex Unsecured Note	$2.080

eBioCare Claim Calculation
eBioCare Valuation (high end)	$11.872
eBioCare Unsecured Claims
Senior Note Guarantee Claims	185.000
Accrued Interest on Senior Note Guarantee Claims (2)	16.407
eBioCare Rejection Claims (3)	0.251
eBioCare Litigation Claims	1.103
Total Claims Against eBioCare	$202.761
Total eBioCare General Unsecured Claims	1.354

Implied Recovery	5.9%
eBioCare Unsecured Note	$0.079

Note:

(1)   Includes approximately $3.15 million in undrawn letters of credit

(2)   Assumes Petition Date of February 28, 2006

(3)   Rejection claims include rejection damages and sublessee’s security deposits as of the Petition Date less security deposits held by landlords and have not factored in any mitigation

EXHIBIT H

FORM OF ELECTION AND SUBSCRIPTION AGREEMENT

ELECTION AND SUBSCRIPTION AGREEMENT

This Election and Subscription Agreement (this “Agreement”), dated as of February 3, 2006, is entered into by and among Curative Health Services, Inc., (“Curative”) and [              ] (the “Purchaser,” and together with Curative, the “Parties”).

PRELIMINARY STATEMENTS

A.           Curative and its subsidiaries CHS Services, Inc., Hemophilia Access, Inc., Infinity Infusion, LLC, Infinity Infusion II, LLC, Infinity Infusion Care, Ltd., Curative Health Services of New York, Inc., Optimal Care Plus, Inc., MedCare, Inc., Critical Care Systems, Inc., Curative Health Services Co., Curative Health Services III Co., Curative Pharmacy Services, Inc., eBioCare.com, Inc. and Apex Therapeutic Care, Inc., (together, the “Companies”) propose to consummate a plan of reorganization attached to and described in a disclosure statement dated on or about February 6, 2006 (such plan of reorganization as it may be amended in accordance with the terms thereof being hereinafter referred to as the “Plan” and such disclosure statement being hereinafter referred to as the “Disclosure Statement”) in bankruptcy cases (the “Chapter 11 Cases”) to be filed under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

B.           In order to facilitate confirmation of the Plan, the Companies, the Purchaser and certain significant holders of claims against the Companies have entered into that certain Plan Support Agreement, dated as of December 2, 2005 (as amended on December 14, 2005 and February 3, 2006) (the “Plan Support Agreement”), pursuant to which the parties thereto have agreed to support the Plan on the terms and conditions set forth in the Term Sheet attached as Exhibit A thereto (as such may be amended or modified by or in accordance with the Plan, the “Restructuring Terms”) and to implement the transactions contemplated thereby, subject to certain conditions and requirements set forth in the Plan Support Agreement.

C.           Under the terms of the Plan, and upon its effective date, existing equity in Curative and interests therein will be cancelled and Reorganized Curative (Curative as it exists subsequent to the effectiveness of the Plan) will issue shares of common stock (the “New CURE Stock”), having the rights set forth in the Restructuring Terms in accordance with the Plan.

D.           Under the terms of the Plan, Curative will pay cash (the “Cash Consideration”) in the amount of $[•] per dollar of Allowed Senior Note Claims (as defined in the Plan) held by holders of the Senior Notes (as defined in the Plan); provided however that affiliated holders of Senior Notes having a face amount equal to or greater than $1,000,000 may elect to receive New CURE Stock in lieu of receiving a portion of the Cash Consideration under the Plan (such holders, the “Eligible Holders”).  Certain Eligible Holders (including the Purchaser) (the “Subscription Holders”), pursuant to Election and Subscription Agreements (the “Subscription Agreements”), have agreed (i) to exercise to the fullest extent possible their option to elect New CURE Stock under the Plan, and (ii) to purchase such additional shares of New CURE Stock as necessary or required, pursuant to the terms of the Subscription Agreements.  The cash proceeds to Curative from the sales of New CURE Stock made pursuant to the Subscription Agreements shall be used, together with the other financing sources identified in the Disclosure Statement, to fund the cash distributions to be made pursuant to the Plan to Non—Electing Senior Noteholders (as defined in the Plan).

E.            Following delivery of the Purchaser’s Ballot and Election Form (as defined herein) the Purchaser will agree to be bound by the restrictions on the transfer of its Senior Notes Claims contained herein.

F.            The Purchaser holds, in the aggregate, $[•] in principal amount of Senior Notes (representing [•]% of the aggregate amount of Senior Notes outstanding).

G.           The Purchaser desires to (i) elect to receive its pro rata share of New CURE Stock (the “Election Shares”) in respect of its aggregate Allowed Senior Note Claims, (ii) purchase [•] shares of New CURE Stock (the “Subscribed Shares”) at a purchase price of $[•] per share, which price will not be greater than the price paid by all other Subscription Holders for shares of New CURE Stock (the “Purchase Price”) and (iii) purchase at the Purchase Price, upon written notice from Curative, up to [•] (the “Oversubscribed Shares,” and together with the Subscribed Shares, the “Purchaser Shares”) all as more particularly set forth herein.

STATEMENT OF AGREEMENT

In consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1              Election; Stockholders Agreement

1.1           The Purchaser hereby agrees and commits, subject to the conditions set forth in the Plan Support Agreement, to (i) exercise its rights to elect to receive the Election Shares and the Cash Consideration (as defined in the Plan) as contemplated by the Plan in satisfaction of its Allowed Senior Note Claim to the fullest extent possible under the Plan and (ii) deliver and not revoke its ballot regarding its Allowed Senior Note Claim (the “Ballot and Election Form”) within the time and in manner required in the Plan.

1.2           Following the Purchaser’s delivery of its Ballot and Election Form, the Purchaser agrees that it shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any Senior Note Claims or any beneficial interest therein (including any Senior Note Claims acquired after the date hereof) directly or indirectly, to any person (a “Transfer”), provided that, the Purchaser may Transfer its Senior Note Claim to a person (a “Permitted Transferee”) who (i) is party to an Election and Subscription Agreement with the Company, (ii) has otherwise elected to receive New CURE Stock pursuant to a validly executed and delivered Ballot and Election Form or (iii) is an “accredited investor” (as defined in Rule 501(a) promulgated under the Securities Act of 1933), purchases at least $1,000,000 in principal amount of Senior Note Claims from the Purchaser, executes a Transferee Acknowledgement in the Form attached as Exhibit B as the Plan Support Agreement and a Transfer Notice in the form attached hereto in Exhibit A, including the acknowledgment of the Permitted Transferee that  (A) such transferred Senior Note Claims represent only the right to receive New CURE Stock and cash pursuant to the Plan (as if the Permitted Transferee had elected such treatment in respect of such Senior Note Claims to the fullest extent possible pursuant to the Plan), (B) it waives any and all rights, and agrees not to claim any right, to receive any other treatment in respect of such Senior Note Claims than that described in (A) above,  and (C) that the Permitted Transferee agrees to be bound by the restrictions on Transfer included in this subsection 1.2; provided that, in the case of (iii) above, if such Permitted Transferee ceases to be bound by the Plan Support Agreement (in accordance with its terms), the Permitted Transferee will no longer be bound by clauses (A), (B) and (C) above.  Any attempted Transfer in violation of this subsection 1.2 shall be null and void ab initio.

1.3           The Purchaser hereby agrees and commits to execute a joinder to the Stockholders Agreement (as defined in the Plan) as a condition to its receipt of New CURE Stock pursuant to the Plan.

2              Basic Subscription

The Purchaser agrees to purchase the number of Subscribed Shares set forth opposite its name on the signature pages hereto on the terms and conditions set forth herein for a purchase price per share equal to the Purchase Price.

3              Oversubscription

3.1           The Purchaser acknowledges that this Election and Commitment Agreement is one of several Agreements the proceeds from which will be used by Curative to make certain cash payments pursuant to the Plan.  The Purchaser agrees that, if Curative provides Purchaser written notice within 5 business days following the Voting Deadline (as defined in the Plan), the Purchaser shall purchase, at the Purchase Price, up to [•] shares of New CURE Stock (the “Oversubscribed Shares”).  For the avoidance of doubt, the Purchaser shall not be obligated to purchase any shares of New CURE Stock that any other Subscription Holder agreed to purchase under another Election and Subscription Agreement but failed to purchase in breach of such other Subscription Holder’s obligations under such Election and Subscription Agreement.

3.2           Curative agrees that the number of Oversubscribed Shares, if any, included in a notice given to the Purchaser pursuant to Section 3.1 above, will be pro rata with the number of oversubscribed shares of New CURE Stock, if any, purchased by other Subscription Holders pursuant to other Subscription Agreements.

4              Closing of the Purchaser Share Purchase

4.1           The delivery of and payment for the Purchaser Shares (the “Closing”) shall take place at the offices of Linklaters, 1345 Avenue of the Americas, New York, New York, 10105, on the date and at the time established for the consummation of the Plan (the “Closing Date”).

4.2           Upon the Closing:

4.2.1        Curative shall deliver stock certificates to the Purchaser representing the Purchaser Shares, in the denominations and registered in the names of the Purchaser or such other affiliates of the Purchaser as are designated in writing by the Purchaser not later than five business days prior to the Closing Date; and

4.2.2        the Purchaser shall deliver the purchase price payable in respect of the Purchaser Shares to Curative by wire transfer of immediately available funds to an account designated by Curative not later than five business days prior to the Closing Date.

5              Satisfaction of the Subscription

The Purchaser may, in its sole discretion, satisfy the Subscription directly and/or indirectly through one or more of its respective affiliates, separate accounts within its control, or investment funds under its or its respective affiliates’ management; provided, however, any such non-Purchaser entities shall be required to make the representations and warranties set forth in Section 6.2 hereof (solely with respect to their satisfaction of the Subscription) to Curative in writing and in form and substance reasonably satisfactory to Curative.

6              Representations and Warranties

6.1           Curative represents and warrants to the Purchaser as follows:

6.1.1        Each of the Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Companies is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Companies. The Companies have all requisite corporate power and authority to own, operate, and lease their properties and carry on their respective businesses as currently conducted.

6.1.2        All of the outstanding shares of capital stock or equity interests of each of Curative’s subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares and equity interests are owned by Curative or another wholly owned subsidiary of Curative.

6.1.3        The Companies have the requisite corporate power and authority to execute and deliver, and to perform their respective obligations under, this Agreement. This Agreement, the Plan, and the consummation and performance by the Companies of the transactions contemplated by this Agreement and the Plan have been duly authorized by all requisite corporate action. Curative has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of Curative, enforceable against it in accordance with its terms, subject to the effectiveness of the Plan and except to the extent that the enforceability of this Agreement may otherwise be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

6.1.4        Upon the effective date of the Plan (the “Effective Date”), the authorized capital stock of Curative will conform to the authorized capital stock set forth in the Disclosure Statement. Upon delivery of the Purchaser Shares and payment therefor as contemplated hereunder, such Purchaser Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights (other than those arising under the definitive documents relating to the Plan Support Agreement and the Plan (the “Definitive Documents”)).

6.1.5        Except for the capital stock of Curative or options to purchase Common Stock to be issued under the Plan and set forth in the Restructuring Terms, after giving effect to the transactions contemplated by the Plan there will be no outstanding or authorized options, warrants, rights, calls, convertible instruments, phantom stock, stock appreciation or similar rights or other agreements or subscriptions or preemptive rights to which any of the Companies is a party or which is binding upon any of the Companies providing for the issuance, disposition or acquisition of any of its capital stock or any other debt or equity security, or voting rights, rights of first refusal, subscription, stock restriction or similar rights (other than those arising under the Definitive Documents).

6.1.6        The execution, delivery and performance of this Agreement and the Definitive Documents by Curative, and the consummation by Curative of the transactions contemplated hereby and thereby have been or will be as of the Effective Date, duly and validly authorized by all necessary corporate action on the part of each of the Companies and all required approvals of the bankruptcy court having jurisdiction over the Chapter 11 Cases (the “Bankruptcy Court”).

6.1.7        Except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”), the execution and delivery of this Agreement by Curative does not, and upon the effectiveness of the Plan, the consummation by the Companies of the transactions contemplated hereby will not: (A) conflict with or violate the Certificate of Incorporation, bylaws or other organizational documents of any of the Companies; (B) conflict with or violate any law, order or agreement applicable to the Companies or by which any property or asset of the Companies is bound or affected; or (C) result in any breach of any contract, agreement, or instrument to which any of the Companies is a party or by which any of the Companies or any property or asset of the Companies is bound or affected, except, in the case of clauses (B) and (C), for any such conflicts or, breaches that are not, individually or in the aggregate, material to the Companies taken as a whole.

6.1.8        Except as set forth in the Disclosure Schedule, the Companies are not in conflict with, or in default or violation of, any law, order, judgment or agreement applicable to the Companies or by which any property or asset of the Companies is bound or affected, except for such other conflicts, defaults, or violations that are not, individually or in the aggregate, material to the Companies taken as a whole.

6.1.9        No representation or warranty of Curative contained in this Agreement, and no statement relating to the Companies contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of any of the Companies pursuant to this Agreement, the Plan Support Agreement, the Restructuring Terms or the Plan contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

6.1.10      Except as set forth in the Disclosure Schedule, as of their respective dates, all Company Reports (as defined below) did not, and any Company Reports filed with the Securities and Exchange Commission (the “SEC”) subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which it was made, not misleading.  “Company Reports” shall mean (A) Curative’s annual report on Form 10-K for the year ended December 31, 2004, (B) Curative’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2005, (C) Curative’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2005, (D) Curative’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 and (E) any current report on Form 8-K, quarterly report on Form 10-Q or annual report on Form 10-K filed by Curative with the SEC subsequent to the filing date of the report described in clause (D) above.

6.1.11      Except as set forth in the Disclosure Schedule, there is no litigation, proceeding or governmental investigation (collectively, “Litigation”) to which any of the Companies is a party pending, or to the knowledge of any of such Companies, threatened against any Company or any properties or rights of any such Company, which could, individually or in the aggregate (or when aggregated with Litigation of all the Companies), reasonably be expected to have a materially adverse effect on such Company’s ability to consummate the transactions contemplated by this Agreement or the Plan.

6.1.12      Except as disclosed, reflected or reserved against in the Company Reports filed as at the date hereof or disclosed with reasonable specificity in any section of the Plan or Disclosure Schedule, there are no liabilities of any of the Companies, other than liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005 or which in the aggregate are not material to the business or condition of the Companies.

6.1.13      Except as set forth in the Disclosure Schedule and the Company Reports filed as at the date hereof, since September 30, 2005, there has been no material adverse change in the business, assets, financial condition or results of operation of the Companies, taken as a whole.

6.2           The Purchaser represents and warrants to Curative as follows:

6.2.1        the Purchaser is duly organized, validly existing, and in good standing under the laws of its jurisdiction or state of organization.

6.2.2        the Purchaser has all requisite power and authority to execute and deliver this Agreement, and all requisite power, authority and financial ability to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Purchaser. The Purchaser has duly executed and delivered this Agreement. This Agreement is valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, public policy and general equitable principles.

6.2.3        The execution and delivery of this Agreement by the Purchaser does not, and the consummation by the Purchaser of the transactions contemplated hereby will not, (A) conflict with or violate the applicable organizational documents of the Purchaser; (B) conflict with or violate any law, order or agreement applicable to the Purchaser; or (C) result in a breach of any contract, agreement or instrument by which the Purchaser is bound, except in the case of clauses (B) and (C) for any such conflicts, violations or breaches that are not, individually or in the aggregate, material to the Purchaser.

6.2.4        The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended.

6.2.5        The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the New CURE Stock, including investments in securities issued by Curative and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the New CURE Stock.

6.2.6        The Purchaser is acquiring the New CURE Stock in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such New CURE Stock or any arrangement or understanding with any other persons regarding the distribution of such New CURE Stock.

6.2.7        The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New CURE Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws.

6.2.8        The Purchaser understands that the New CURE Stock are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Curative is relying, in part, upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the New CURE Stock.

6.2.9        The Purchaser understands that, until such time as a registration statement has been declared effective or the New CURE Stock may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the New CURE Stock will bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT DECLARED EFFECTIVE UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

6.2.10      The Purchaser hereby acknowledges that the sale by Curative to the Purchaser of the Purchaser Shares pursuant to this Agreement is not registered under the Securities Act and agrees that, except as set forth in the Registration Rights Agreement (as defined in the Plan), Curative is under no obligation to register a resale of the Purchaser Shares by the Purchaser.

6.2.11      As at the date hereof, the Purchaser does not own more than five percent (5%) of the outstanding common stock of Curative.

7              Pre—Closing Covenant; Exculpation; Fiduciary Duty

7.1           Prior to the Closing, Curative shall not make any material change in its business or capital structure other than as described in the Plan or as incidental to the Chapter 11 Cases (including as may be approved under section 363 or 365 of the Bankruptcy Code).

7.2           Curative agrees that it will use its reasonable best efforts to include the Purchaser in the relevant release, and exculpation of liability provisions set forth in the Plan.

7.3           The Parties acknowledge that nothing in this Agreement (including this Section 7) shall require the Companies or any directors or officers of the Companies (in such person’s capacity as a director or officer of Curative) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law.  Nothing herein will limit or affect or give rise to any liability, to the extent required for the discharge of the fiduciary obligations described in this subsection 7.3.

8              Certain Notices; Certain Information

8.1           Curative hereby covenants that it will promptly deliver to the Purchaser, and the Purchaser hereby covenants that it will promptly deliver to it, written notice of any matter, event or development that would (A) render any representation or warranty made by them herein inaccurate or incomplete in any respect or (B) constitute or result in a breach by them of, or a failure by them to comply with, any covenant herein.

8.2           Curative shall furnish the Purchaser with such information regarding themselves and their subsidiaries as the Purchaser may reasonably request.

9              Conditions to Closing

9.1           The obligation of the Purchaser to purchase the Purchaser Shares shall be subject to the following conditions:

9.1.1        the Purchaser’s obligations under the Plan Support Agreement shall not have been terminated in accordance with its terms and shall remain in full force and effect as of the Closing Date;

9.1.2        the Plan, in a form consistent in all material respects with the Restructuring Terms or in such other form as may be reasonably satisfactory to the Purchaser, shall have been confirmed by the Bankruptcy Court;

9.1.3        the order of the Bankruptcy Court confirming the Plan (the “Confirmation Order”) shall have been entered by the Bankruptcy Court, shall be in form and substance reasonably satisfactory to the Purchaser and shall be a final order and there shall be no stay or injunction pending with respect thereto;

9.1.4        the Plan shall be consummated on terms consistent in all material respects with the Plan Support Agreement and the Restructuring Terms or in such other form as may be reasonably satisfactory to the Purchaser;

9.1.5        the representations and warranties of the Companies contained herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Companies shall have performed or complied with, in all material respects, their covenants required to be performed or complied with under this Agreement and the Plan Support Agreement; and

9.1.6        if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early.

9.2           The obligation of Curative to issue and sell the Purchaser Shares shall be subject to the following conditions:

9.2.1        the Plan shall have been confirmed by the Bankruptcy Court;

9.2.2        the Confirmation Order shall have been entered by the Bankruptcy Court, and shall be a final order and there shall be no stay or injunction pending with respect thereto;

9.2.3        the representations and warranties of the Purchaser contained herein that are qualified as to materiality shall be true and correct in all respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date, and the representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the date hereof and the Closing Date, with the same force and effect as though made on and as of such date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date, and the Purchaser shall have performed or complied with, in all material respects, its covenants required to be performed or complied with under this Agreement and the Plan Support Agreement;

9.2.4        at Closing, each Purchaser shall be a holder of Senior Notes and shall exchange such notes for the consideration provided in accordance with the Plan; and

9.2.5        if applicable, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated early.

10           Termination by Purchaser

10.1         The Purchaser shall be entitled to terminate its obligations under this Agreement by giving written notice thereof to Curative and its legal counsel in the event that (i) Curative materially breaches this Agreement or the Plan Support Agreement, (ii) satisfaction of the conditions set forth in Section 9.1 becomes impossible, or (iii) the Plan shall not have become effective prior to the last date provided therefor in the Plan Support Agreement, and such date shall not have been extended in accordance with the Plan Support Agreement or otherwise in a writing signed by the Purchaser.

10.2         Each of the events set forth in subsection 10.1 above may be waived by the written agreement of the Purchaser, in its sole and absolute discretion.

10.3         If any event specified in subsection 10.1 above occurs and written notice is provided as specified therein, this Agreement shall terminate and, except for the rights of the Parties under Section 22 hereof which shall survive such termination, no Party shall have any continuing liability or obligation under this Agreement to pay any other Party; provided, however, the Parties shall have the rights and remedies specified under Section 17 hereof, and no such termination shall relieve any Party from liability for breach or non-performance of their respective obligations hereunder prior to the date of such termination.

11           Inclusion in Disclosure Statement; Disclaimer

The Parties acknowledge and Curative agrees that a form of this Agreement, including the Disclosure Schedule (with the name and holdings information of the Purchasers redacted), will be included in the Disclosure Statement or as part of the Plan Supplement that will be distributed to creditors of and interest holders in the Companies in the manner required by the Bankruptcy Code and will be filed by Curative as an exhibit to a Form 8-K on the date on which the Disclosure Statement is made available to creditors of the Companies.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE DEEMED TO BE A TENDER OFFER FOR ANY SECURITIES, A SOLICITATION OF PROXIES OR A SOLICITATION OF OFFER TO SELL OR EXCHANGE SECURITIES TO ANY PERSON OTHER THAN THE PURCHASER.

12           Amendments

This Agreement may not be modified, amended or supplemented except in a writing signed by each of the Parties.

13           GOVERNING LAW; JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT OR PROCEEDING, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING. NOTWITHSTANDING THE FOREGOING CONSENT TO JURISDICTION, UPON THE COMMENCEMENT OF THE CHAPTER 11 CASES, EACH OF THE PARTIES AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

14           Specific Performance

It is understood and agreed by Curative and the Purchaser that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

15           Headings

The headings of the Sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

16           Successors and Assigns

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof.

17           Indemnification; Limitation on Liability

17.1                          Subject to Section 17.3 hereof, Curative agrees to indemnify and hold harmless the Purchaser against all damages, losses, liabilities, claims, costs and expenses (including reasonable attorneys’ fees and disbursements and including in respect of any claim brought by a third party or governmental agency) arising out of or based upon a breach by Curative of any of its representations or warranties contained herein or a failure by Curative to fulfill any of its covenants or other obligations contained herein (other than, in all cases, as may be caused by or attributable to the gross negligence or willful misconduct of the Purchaser).

17.2                          Subject to Section 17.3 hereof and in addition to (but not duplication of) the indemnification provided in Section 17.1, Curative agrees to reimburse the Purchaser for its reasonable out of pocket expenses (including the Purchaser’s allocable portion of the reasonable fees and disbursements of the Subscription Holders’ Counsel) which it may incur by reason of or arising out of the defense of any claim brought by a third party or governmental agency arising out of the Purchaser’s execution, delivery or performance of this Agreement (other than, in all cases, as may be caused by or attributable to the gross negligence or willful misconduct of the Purchaser).  As used in this Section 17.2, “Subscription Holders’ Counsel” shall mean one firm of attorneys selected to represent all Subscription Holders in connection with any claim that is subject to reimbursement pursuant to this Section 17.2 or other Election and Subscription Agreements.

17.3                          THE PURCHASER ACKNOWLEDGES AND AGREES THAT CURATIVE’S AGGREGATE LIABILITY TO THE PURCHASER RELATING TO OR ARISING OUT OF THIS AGREEMENT, PURSUANT TO THIS SECTION 17 OR OTHERWISE, SHALL IN NO EVENT EXCEED THE AGGREGATE PURCHASE PRICE AGREED TO BE PAID BY PURCHASER FOR THE PURCHASER SHARES HEREUNDER PROVIDED THAT THIS LIMITATION SHALL NOT APPLY TO ANY LIABILITY THAT MAY BE CAUSED BY OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE WILLFUL MISCONDUCT OF CURATIVE.

18           No Third-Party Beneficiaries

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

19           Prior Negotiations; Entire Agreement

This Agreement constitutes the entire agreement of the Parties and supersedes all prior negotiations with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements heretofore executed among the Parties and the Plan Support Agreement shall continue in full force and effect in accordance with their respective terms.

20           Counterparts; Facsimile Signatures

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronically transmitted signature page were an original thereof.

21           Notices

All notices and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Parties, and deemed given when delivered by hand or by facsimile or by other electronic transmission during standard business hours (from 8:00 a.m. to 6:00 p.m.) at the place of receipt at the addresses and facsimile numbers set forth below, with a copy to each person identified thereon.

If to Curative:

Curative Health Services, Inc.
Executive Tower
61 Spit Brook Road
Nashua, New Hampshire 03060
Attn: Paul F. McConnell
Kimberlee Seah, Esq.
Telephone: (603) 821-8001
Fax: (603) 888-3653

With a copy to:

Linklaters
1345 Avenue of the Americas
New York, New York 10105
Attn: Martin N. Flics
Brian E. Greer
Telephone: (212) 903-9000
Fax: (212) 903-9100

If to the Purchaser:

[                                ]

Phone:

Fax:

Attention:

With a copy to:

[                                ]

Phone:

Fax:

Attention:

22           Survival

Notwithstanding the termination of this Agreement pursuant to Section 10, the agreements and obligations of the Parties in Sections 13, 16, 17, 18, 19 and 22 shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

*****

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused this Election and Subscription Agreement to be executed as of the date first written above.

CURATIVE HEALTH SERVICES, INC.

By:
Name:
Title:

[PURCHASER]

By:
Name:
Title:

Face Amount of Senior Notes held: $

Basic Subscription Price:

EXHIBIT A

[TO BE INSERTED INTO LETTERHEAD OF TRANSFEROR]

                                                 , 2006

                                                   (the “Transferee”)

Re: Transfer Notice

Ladies and Gentlemen:

This notice (this “Notice”) is in reference to Section 1.2 of that certain Election and Subscription Agreement (the “Subscription Agreement”) entered into as of February 3, 2005, among Curative Health Services, Inc. (the “Company” or “Curative”) and [                        ] (the “Transferee”).  All capitalized terms used but not defined herein have the meanings given to them in the Subscription Agreement.

As of                                , 2006, we, the undersigned have agreed to Transfer the following principal amount of Senior Notes to the countersigning party, as Transferee:

Issuance	Issue Amount	Maturity	Principal Amount Transferred
10.75% Senior Notes	$185 million	2011	$

By your countersignature in the space provided below, you, as Transferee, represent and warrant that you have received the Subscription Agreement (attached as Annex A).

The Transferee represents and warrants that it is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended.

The Transferee further represents and warrants that:

1.              The Transferee is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of New CURE Stock, including investments in securities issued by Curative and comparable entities, and the undersigned has received, reviewed and considered all information it deems relevant in making an informed decision to purchase New CURE Stock;

2.              The Transferee’s receipt of New CURE Stock in respect of such Senior Note Claims will be in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such New CURE Stock or any arrangement or understanding with any other persons regarding the distribution of such New CURE Stock;

3.              The Transferee will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the New CURE Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws;

4.              The Transferee understands that the New CURE Stock will be distributed to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Curative is relying, in part, upon the truth and accuracy of, and the undersigned’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein to determine the availability of such exemptions and the eligibility of such holder to receive New CURE Stock;

5.              The Transferee hereby acknowledges that the transfer of the New CURE Stock in satisfaction of its Senior Note Claim to the undersigned will not be registered under the Securities Act and agrees that, except as may be set forth in the Registration Rights Agreement (as described more fully in Section 10.7(c) of the Plan), Curative is under no obligation to register any resale of the New CURE Stock by the undersigned.

The Transferee acknowledges that (A) such transferred Senior Note Claims represent only the right to receive New CURE Stock and cash pursuant to the Plan (as if the Transferee had elected such treatment in respect of such Senior Note Claims to the fullest extent possible pursuant to the Plan), (B) it waives any and all rights, and agrees not to claim any right, to receive any other treatment in respect of such Senior Note Claims other than that described in (A) above, and (C) that the Transferee agrees to be bound by the restrictions on Transfer included in subsection 1.2 of the Subscription Agreement; provided that, if the Transferee ceases to be bound by the Plan Support Agreement (in accordance with its terms), the Transferee will no longer be bound by clauses (A), (B) and (C) above.

This Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Notice.

Delivery of an executed signature page of this Notice by facsimile shall be effective as delivery of a manually executed signature page of this Notice.  Upon receipt of your countersignature to this Notice, which is a precondition to any Transfer of the Senior Note Claims described above, this Notice shall be provided to Curative Health Services, Inc.

Upon execution of the Notice, the Transferee will provide notice to The Altman Group, Inc., the Senior Notes Balloting Agent (“Altman”) by fax at (212) 681-1383 Attn: Herb Slatin and to provide notice to Curative by fax at [           ].

The Transferee agrees to provide any information related to the Senior Notes as may be requested by Altman, Curative or the bankruptcy court.

The Transferee acknowledges and agrees that Curative shall be entitled to rely on the representations and warranties contained herein as if Curative were party hereto.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

Account Number	Name of Holder

[INSERT NAME OF TRANSFEREE]

ANNEX A

FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT I-1

FORM OF CURATIVE GENERAL UNSECURED NOTE

PROMISSORY NOTE

Promissee: [CLAIM HOLDER]	[DATE]

Principal Amount:

For value received, CURATIVE HEALTH SERVICES, INC., a Delaware corporation (“Promissor”), hereby promises to pay to [CLAIM HOLDER] (“Promissee”) on the date seven years from the date hereof (the “Maturity Date”) the principal amount of [$         ]  or, if less, the aggregate principal amount then outstanding, and to pay accrued and unpaid interest on the unpaid principal amount hereof from time to time on the Maturity Date at the interest rate provided for below.

Promissor agrees to pay interest on the principal amount hereof outstanding from time to time at a rate per annum (calculated on the basis of a 365-day year) equal to [INTEREST RATE] from the date of this Note until payment in full hereof.  Interest on the principal amount outstanding shall be computed quarterly.  Unpaid interest shall be added to the principal amount on the date of accrual.

Promissor may prepay the outstanding principal amount of this Note, in whole or in part, without penalty or premium at any time in its sole discretion.  This Note shall be binding on Promissor and its successors.  Neither Promissor nor Promissee may assign any of its rights or obligations hereunder.  No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Promissee and Promissor.

PROMISSOR AND PROMISSEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE, PROMISSOR WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

This Note shall be construed in accordance with and be governed by the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

The remainder of this page has been left intentionally blank.

Curative Health Services, Inc.

By:
Name:
Title:
Address:

Acknowledged and Agreed by Promissee:
[CLAIM HOLDER]

By:
Name:
Title:

By:
Name:
Title:
Address:

EXHIBIT I-2

FORM OF APEX GENERAL UNSECURED NOTE

I-2-1

PROMISSORY NOTE

Promissee: [CLAIM HOLDER]	[DATE]

Principal Amount:

For value received, APEX THERAPEUTIC CARE, INC., a California corporation (“Promissor”), hereby promises to pay to [CLAIM HOLDER] (“Promissee”) on the date seven years from the date hereof (the “Maturity Date”) the principal amount of [$         ]  or, if less, the aggregate principal amount then outstanding, and to pay accrued and unpaid interest on the unpaid principal amount hereof from time to time on the Maturity Date at the interest rate provided for below.

Promissor agrees to pay interest on the principal amount hereof outstanding from time to time at a rate per annum (calculated on the basis of a 365-day year) equal to [INTEREST RATE] from the date of this Note until payment in full hereof.  Interest on the principal amount outstanding shall be computed quarterly.  Unpaid interest shall be added to the principal amount on the date of accrual.

Promissor may prepay the outstanding principal amount of this Note, in whole or in part, without penalty or premium at any time in its sole discretion.  This Note shall be binding on Promissor and its successors.  Neither Promissor nor Promissee may assign any of its rights or obligations hereunder.  No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Promissee and Promissor.

PROMISSOR AND PROMISSEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE, PROMISSOR WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

This Note shall be construed in accordance with and be governed by the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

The remainder of this page has been left intentionally blank.

I-2-2

Apex Therapeutic Care, Inc.

By:
Name:
Title:
Address:

Acknowledged and Agreed by Promissee:

[CLAIM HOLDER]

By:
Name:
Title:

By:
Name:
Title:
Address:

I-2-3

EXHIBIT I-3

FORM OF EBIOCARE GENERAL UNSECURED NOTE

I-3-1

PROMISSORY NOTE

Promissee: [CLAIM HOLDER]	[DATE]

Principal Amount:

For value received, EBIOCARE.COM, INC., a Delaware corporation (“Promissor”), hereby promises to pay to [CLAIM HOLDER] (“Promissee”) on the date seven years from the date hereof (the “Maturity Date”) the principal amount of [$         ]  or, if less, the aggregate principal amount then outstanding, and to pay accrued and unpaid interest on the unpaid principal amount hereof from time to time on the Maturity Date at the interest rate provided for below.

Promissor agrees to pay interest on the principal amount hereof outstanding from time to time at a rate per annum (calculated on the basis of a 365-day year) equal to [INTEREST RATE] from the date of this Note until payment in full hereof.  Interest on the principal amount outstanding shall be computed quarterly.  Unpaid interest shall be added to the principal amount on the date of accrual.

Promissor may prepay the outstanding principal amount of this Note, in whole or in part, without penalty or premium at any time in its sole discretion.  This Note shall be binding on Promissor and its successors.  Neither Promissor nor Promissee may assign any of its rights or obligations hereunder.  No amendment, modification or waiver of any provision of this Note shall be effective unless it is in writing and signed by Promissee and Promissor.

PROMISSOR AND PROMISSEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS NOTE, PROMISSOR WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS NOTE.

This Note shall be construed in accordance with and be governed by the laws of the State of New York, including without limitation, Section 5-1401 of the New York General Obligations Law.

The remainder of this page has been left intentionally blank.

I-3-2

eBioCare.com, Inc.

By:
Name:
Title:
Address:

Acknowledged and Agreed by Promissee:

[CLAIM HOLDER]

By:
Name:
Title:

By:
Name:
Title:
Address:

I-3-3

CURATIVE HEALTH SERVICES, INC. AND ITS SUBSIDIARIES

Prepetition Solicitation of Votes
With Respect to the Prepackaged Joint Plan of Reorganization

If you are a holder of an Eligible Claim other than a Senior Note Claim and have any questions, please contact:

Curative Ballot Processing
c/o Kurtzman Carson Consultants LLC
12910 Culver Boulevard, Suite I
Los Angeles, California 90066
Telephone:  (866) 381—9100

If you are a holder of a Senior Note Claim and have any questions, please contact:

Attn: Curative Ballot Processing
c/o The Altman Group, Inc.
60 East 42nd Street
New York, New York 10165
Telephone:  (212) 681-9600